As filed with the Securities and Exchange Commission on September 18, 2014

Registration No. 333-190698

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-11
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

405 Park Avenue
New York, New York 10022
(212) 415-6500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas S. Schorsch
Chairman
405 Park Avenue
New York, New York
(212) 415-6500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a Copy to:

Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.
PROSKAUER ROSE LLP
Eleven Times Square
New York, New York 10036-8299
Tel: (212) 969-3000
Fax: (212) 969-2900

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

This Post-Effective Amendment No. 2 consists of the following:

•	Supplement No. 7, dated September 18, 2014, included herewith, which will be delivered as an unattached document along with the Registrant’s Prospectus referred to below;
•	Registrant’s Prospectus, dated January 7, 2014, previously filed pursuant to Rule 424(b)(3);
•	Part II to this Post-Effective Amendment No. 2, included herewith; and
•	Signatures, included herewith.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
SUPPLEMENT NO. 7, DATED SEPTEMBER 18, 2014,
TO THE PROSPECTUS, DATED JANUARY 7, 2014

This prospectus supplement, or this Supplement No. 7, is part of the prospectus of American Realty Capital Hospitality Trust, Inc., or the Company, dated January 7, 2014, or the Prospectus, as supplemented by Supplement No. 1, dated March 5, 2014, or Supplement No. 1, Supplement No. 2, dated June 19, 2014, or Supplement No. 2, Supplement No. 3, dated June 25, 2014, or Supplement No. 3, Supplement No. 4, dated August 1, 2014, or Supplement No. 4, Supplement No. 5, dated September 4, 2014, or Supplement No. 5 and Supplement No. 6, dated September 12, 2014, or Supplement No. 6. This Supplement No. 7 supersedes and replaces certain information contained in the Prospectus, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5 and Supplement No. 6 and should be read in conjunction with the Prospectus. This Supplement No. 7 will be delivered with the Prospectus. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 7 are to:

•	disclose operating information including the status of the offering, management updates, the shares currently available for sale and the declaration of distributions;
•	add disclosure relating to a change in our independent registered public accounting firm;
•	update disclosure relating to investor suitability standards;
•	update disclosure relating to risk factors;
•	update disclosure relating to the macroeconomic environment and the industry overview;
•	update disclosure relating to management and our Board of Directors in light of recent changes;
•	update disclosure relating to the management of our dealer manager;
•	update disclosure relating to our incentive fees payable to our property manager;
•	update disclosure relating to conflicts of interest;
•	update policies relating to money market investments;
•	update disclosure relating to our real estate investments;
•	update disclosure relating to our financial obligations;
•	update our prior performance information;
•	update disclosure relating to experts;
•	incorporate certain information by reference;
•	update our Privacy Policy Notice;
•	replace Appendix A — Prior Performance Tables;
•	replace Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement; and
•	attach an unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 and an unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 as Annex A.

This prospectus supplement contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect our expectations regarding future events. Except for historical information, the matters discussed in this prospectus supplement are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from our projections. Factors that may contribute to these differences include, but are not limited to, the following: whether and when the

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transaction contemplated by the Agreement (defined below) will be consummated; unexpected costs or unexpected liabilities that may arise from the transaction described in the Agreement, whether or not consummated; market and other expectations, objectives, intentions and other statements that are not historical facts; the inability to retain key personnel; the effects of economic conditions and disruptions in financial markets upon business and leisure travel and the hotel markets in which we invest; our liquidity and refinancing demands; our ability to obtain, refinance or extend maturing debt; our ability to maintain compliance with covenants contained in our debt facilities; increases in interest rates and operating costs, including insurance premiums and real property taxes; changes in real estate and zoning laws or regulations; and future regulatory or legislative actions that could adversely affect us.

Additional risks are discussed below and in our filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be attained. The forward-looking statements are made as of the date of this prospectus supplement and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

“Hampton Inn,” “Hampton Hotels,” “Homewood Suites,” “Embassy Suites” and “Hilton Garden Inn” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references below to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hilton’s relationship with the Company or its affiliates, or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by the Company and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hilton of any franchise or other rights to the Company or its affiliates shall not be construed as any expression of approval or disapproval. Hilton has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Courtyard by Marriott,” “Fairfield Inn,” “Fairfield Inn & Suites,” “TownePlace Suites,” “Marriott,” “SpringHill Suites” and “Residence Inn” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references below to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Marriott’s relationship with the Company and its affiliates or otherwise. Marriott is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by the Company and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Marriott of any franchise or other rights to the Company shall not be construed as any expression of approval or disapproval. Marriott has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

“Hyatt,” “Hyatt House” and “Hyatt Place” are each a registered trademark of Hyatt Hotels Corporation or one of its affiliates. All references below to “Hyatt” mean Hyatt Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hyatt is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Hyatt’s relationship with the Company or its affiliates, or otherwise. Hyatt is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by the Company and receives no proceeds from the offering. Hyatt has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Hyatt of any franchise or other rights to the Company or its affiliates shall not be construed as any expression of approval or disapproval. Hyatt has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

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“Holiday Inn” and “Holiday Inn Express” are each a registered trademark of Intercontinental Hotels Group or one of its affiliates. All references below to “Intercontinental” mean Intercontinental Hotels Group and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Intercontinental is not responsible for the content of this prospectus supplement, whether relating to hotel information, operating information, financial information, Intercontinental’s relationship with the Company or its affiliates, or otherwise. Intercontinental is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the offering by the Company and receives no proceeds from the offering. Intercontinental has not expressed any approval or disapproval regarding this prospectus supplement or the offering related to this prospectus supplement, and the grant by Intercontinental of any franchise or other rights to the Company or its affiliates shall not be construed as any expression of approval or disapproval. Hyatt has not assumed, and shall not have, any liability in connection with this prospectus supplement or the offering related to this prospectus supplement.

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	Supplement No. 2 Page No.	Prospectus Page No.
OPERATING INFORMATION
Status of the Offering	S-1	N/A
Management and Accounting Firm Updates	S-1	N/A
Shares Currently Available for Sale	S-1	N/A
Distributions	S-1	N/A
PROSPECTUS UPDATES
Cover Page	S-2	Cover Page
Investor Suitability Standards	S-2	ii
Prospectus Summary	S-3	3, 4
Risk Factors	S-4	58
Macroeconomic Environment	S-9	83 – 86
Industry Overview	S-13	86 – 91
Management	S-22	94, 95, 96, 102, 104, 113
Management Compensation	S-26	20, 121
Money Market Investments	S-28	150 – 151
Description of Real Estate Investments	S-29	171
Prior Performance Summary	S-36	175 – 186
Experts	S-47	251
Incorporation by Reference	S-47	N/A
Privacy Policy Notice	S-48	G-3
Appendix A — Prior Performance Tables	A-1	A-1
Appendix C-1 — Subscription Agreement	C-1	C-1
Appendix C-2 — Multi-Offering Subscription Agreement	C-2	C-2
Unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 and unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013	Annex A	N/A

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OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 80.0 million shares of common stock on January 7, 2014 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On February 3, 2014, we satisfied the general escrow conditions of our initial public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to AR Capital, LLC, the parent of our sponsor, in the amount of $0.5 million at a purchase price of $22.50 per share. On June 30, 2014, we received and accepted aggregate subscriptions in excess of $20.0 million in shares of common stock and broke escrow in Ohio and Washington. On September 12, 2014, we received and accepted aggregate subscriptions in excess of $100.0 million in shares of common stock and broke escrow in Pennsylvania. Accordingly, we are now accepting subscriptions from residents of all states.

We will offer shares of our common stock until January 7, 2016, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 80.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

Management and Accounting Firm Updates

Effective February 3, 2014, pursuant to the approval of our audit committee, we dismissed Grant Thornton LLP, or Grant Thornton, and engaged KPMG LLP as our independent registered public accounting firm effective as of that same date. Grant Thornton’s reports on our financial statements as of August 7, 2013 and our financial statements of our predecessor portfolio did not contain any adverse opinions or disclaimers of opinions and were not qualified or modified as to uncertainty, audit scope or accounting principles. Our dismissal of Grant Thornton was not the result of any disagreements with Grant Thornton.

On May 23, 2014, Amy B. Boyle resigned from her roles as chief financial officer, treasurer and secretary of the Company, effective as of that same date. Ms. Boyle did not resign pursuant to any disagreement with the Company. Simultaneously with Ms. Boyle’s resignation, the Company’s board of directors appointed Nicholas Radesca to serve as the Company’s interim chief financial officer, treasurer and secretary. There are no related party transactions involving Mr. Radesca that are reportable under Item 404(a) of Regulation S-K. For a description of Nicholas Radesca’s experience, see his biography set forth in the second paragraph under “Prospectus Updates — Management” below.

Shares Currently Available for Sale

As of August 29, 2014, there are 3 million shares of our common stock outstanding. As of August 29, 2014, there are approximately 77 million shares of our common stock available for sale, excluding shares available under our DRIP.

Distributions

On February 3, 2014, our board of directors authorized, and we declared, a distribution rate, which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00465753425 per day, based on a per share price of $25.00. The distributions began accruing on April 1, 2014. The distributions will be payable on the first business day following each month-end to stockholders of record at the close of business each day during the prior month.

There can be no assurance that any such distributions will be paid to stockholders.

The amount of distributions payable to our stockholders is determined by our board of directors and is dependent on a number of factors, including funds available for distribution; our financial condition; capital expenditure requirements, as applicable; requirements of Maryland law; and annual distribution requirements needed to qualify and maintain our status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time.

Our organizational documents permit us to pay distributions from unlimited amounts of any source, and we may use sources other than operating cash flows to fund distributions, including proceeds from this offering, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment.

PROSPECTUS UPDATES

Cover Page

The sixth paragraph on the cover page of the Prospectus is hereby deleted in its entirety.

Investor Suitability Standards

The section “Investor Suitability Standards — Massachusetts, Ohio, Oregon and New Mexico” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Massachusetts

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A Massachusetts investor’s aggregate investment in our common stock and in other illiquid direct participation programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets, exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

New Mexico and Ohio

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor’s aggregate investment in us, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.

Oregon

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth.”

The bullet point under the section “Investor Suitability Standards — New Jersey” on page ii of the Prospectus is hereby replaced in its entirety with the following disclosure.

“An investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth. Note that New Jersey investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs or our Automatic Purchase Plan.”

The last paragraph of the section “Investor Suitability Standards” on page iii of the Prospectus is hereby replaced in its entirety with the following disclosure.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C-1. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (iii) the investment program is otherwise suitable for the participant. Alternatively, except for investors in Alabama, Arkansas, Kentucky, Maryland, Massachusetts, Nebraska, North Carolina or Tennessee, the requisite criteria may be met using the multi-offering subscription agreement in the form attached hereto as Appendix C-2, which may be used to purchase shares in this offering as well as shares of other products distributed by our dealer manager; provided, that an investor has received the relevant prospectus(es) and meets the requisite criteria and suitability standards for any such other product(s). Executed subscription agreements will be maintained in our records for six years.

Prospectus Summary

The first parenthetical in the bullet point titled “Exit Strategy” under the question “What are your investment objectives?” beginning on page 2 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

The second paragraph of the question “Who is your advisor and what will its responsibilities be?” on page 3 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our advisor is responsible for making decisions regarding the selection and the negotiation of real estate investments. Our advisor recommends all investments and dispositions to our board of directors. Other major decisions to be approved by our advisor, subject to the direction of our board of directors, include decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination of this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions, and certain significant press releases. Messrs. Kahane, Jonathan P. Mehlman and Nicholas Radesca, who are executive officers of our company, act as executive officers of our advisor. Mr. Mehlman has 22 years of experience in the hospitality industry. Bruce D. Wardinski, a co-chief executive officer of our advisor, has over 26 years of experience in the hospitality industry.”

The second paragraph of the question “What is the experience of your advisor?” on page 4 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Mr. Wardinski has over 26 years of experience in the hospitality sector. Mr. Mehlman, our advisor’s executive vice president and chief investment officer, has 22 years of experience in the hospitality sector, and Mr. Kahane, our advisor’s co-chief executive officer and president, has 16 years of experience in the hospitality sector, while Mr. Radesca, our advisor’s interim chief financial officer, treasurer and secretary, has more than 20 years of experience in financial reporting and accounting.”

The first parenthetical in the second paragraph of the question “What are your exit strategies?” on page 12 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

Note 6 to the chart under the question “What conflicts does your sponsor face?” on page 13 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager is owned by an entity which is under common control with the parent of our sponsor.”

The second sentence of the second paragraph under the question “Who is the transfer agent?” on page 29 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our transfer agent is owned by an entity which is under common control with AR Capital, LLC, the parent of our sponsor.”

Risk Factors

The first sentence of the risk factor titled “Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative” on page 32 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We have retained our dealer manager, which is owned by an entity under common control with the parent of our sponsor, to conduct this offering.”

The first sentence of the risk factor titled “The loss of or the inability to obtain key real estate professionals at our advisor, our sub-property manager or our dealer manager could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment” on page 35 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our success depends to a significant degree upon the contributions of Messrs. Wardinski, Mehlman and Kahane at our advisor and Edward M. Weil, Jr and Louisa H. Quarto at our dealer manager, as well as Mr. Carroll at our sub-property manager.”

The second sentence of the risk factor titled “Because other real estate programs sponsored directly or indirectly by the parent of our sponsor and offered through our dealer manager may conduct offerings concurrently with our offering, our sponsor and our dealer manager face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor” on page 39 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager, which is owned by an entity under common control with the parent of our sponsor, is the dealer manager or is named in the registration statement as the dealer manager in a number of ongoing public offerings by non-traded REITs, including some offerings sponsored directly or indirectly by the parent of our sponsor.”

The risk factor titled “Because our dealer manager is owned by an entity under common ownership with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder” on page 47 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Because our dealer manager is owned by an entity under common control with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager is owned by an entity which is under common control with the parent of our sponsor. Because of such relationship, our dealer manager’s due diligence review and investigation of us and the prospectus cannot be considered to be “independent”. Therefore, you will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.”

The first sentence of the risk factor titled “Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares” on page 47 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our advisor, its affiliates and entities under common control with our advisor perform services for us in connection with the sale of shares in this offering, the performance of transfer agency services, the selection and acquisition of our investments, the coordination of financing, the management and leasing of our properties, the administration of our other investments, as well as the performance of other administrative responsibilities for us including accounting services, transaction management services and investor relations.”

The following disclosure is hereby added immediately after the risk factor “Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.” on page 55 of the Prospectus.

“Our earnings and FFO per share may decline as a result of the acquisition of the Portfolio.

Our earnings and FFO per share may decline as a result of, among other things, the acquisition of the Portfolio if we fail to achieve expected benefits and unanticipated costs relating to the transaction.

As a result of the additional indebtedness incurred to consummate the acquisition of the Portfolio, we may experience a potential material adverse effect on our financial condition and results of operations.

The consummation of the acquisition of the Portfolio is not subject to a financing condition. We plan to fund the purchase price through a combination of cash-on-hand, assumption of existing mezzanine and mortgage indebtedness, new mezzanine and mortgage financing, and issuance of preferred equity interests in two newly formed limited liability companies. Our incurrence of new indebtedness could have adverse consequences on our business, such as:

•	requiring us to use a substantial portion of our cash flow from operations to service our indebtedness, which would reduce the available cash flow to fund working capital, capital expenditures, development projects and other general corporate purposes and reduce cash for distributions;
•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;
•	increasing the costs of incurring additional debt;
•	increasing our exposure to floating interest rates;
•	limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;
•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;
•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our existing and future indebtedness;
•	exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results;
•	increasing our vulnerability to a downturn in general economic conditions; and
•	limiting our ability to react to changing market conditions in our industry.

The impact of any of these potential adverse consequences could have a material adverse effect on our results of operations, financial condition and liquidity.

The acquisition of the Portfolio may be delayed or we may fail to consummate the acquisition of the Portfolio, which could have a material adverse impact on our financial condition and results of operations.

The acquisition of the Portfolio is subject to a number of conditions which, if not satisfied or waived, would adversely impact our ability to complete the transaction, and unexpected delays in the consummation of the transaction could impact our ability to timely achieve benefits associated with the transaction.

The acquisition of the Portfolio is subject to certain closing conditions, including, among other things, entering into replacement franchise agreements for each Hotel and obtaining the consent of certain ground lessors for certain Hotels. There can be no assurance that any condition to the closing of the transaction will be satisfied or waived, if permitted, or that any event, development or change will not occur prior to the consummation of the acquisition of the Portfolio that would prevent us from completing the transaction, including, without limitation, litigation affecting the Portfolio. Therefore, there can be no assurance with respect to the timing of the closing of the transaction or whether the transaction will be completed on the currently contemplated terms, other terms or at all.

In addition, we anticipate funding approximately $271 million of the purchase price of the Portfolio with proceeds received in connection with this Offering. There can be no assurance that the proceeds received in connection with this Offering will be sufficient to fund such portion of the purchase price. If the proceeds received are not sufficient, we may need to seek alternative financing to cover a portion of the purchase price. There can be no assurance that we would be able to obtain such alternative financing on reasonable terms or at all and, as a result, may not be able to consummate the acquisition of the Portfolio.

If the transaction is not completed for any reason, we may be subject to several risks, including, but not limited to, the following:

•	the requirement that, under certain circumstances, including if the Seller terminates the Agreement because we have breached the Agreement, we may be required to forfeit the $50 million deposit we made;
•	the incurrence of substantial legal, accounting, financial advisory and costs relating to the transaction that are payable whether or not the transaction is completed;
•	the focus of our management being directed toward the transaction and integration planning instead of other opportunities that could have been beneficial to us; and

If the transaction is not completed, these risks may materially adversely affect our business, financial condition, operating results, cash flows, including our ability to service debt and to make distributions to our stockholders.

If we are unable to successfully integrate the operations of the Portfolio, our business and financial results may be negatively affected.

The acquisition of the Portfolio poses risks associated with acquisition activities. Such risks include, without limitation, the following:

•	the inability to successfully integrate the operations, maintain consistent standards, controls, policies and procedures, or realize the anticipated benefits of the acquisition of the Portfolio within the anticipated timeframe or at all;
•	acquired properties may fail to perform as expected;
•	certain acquired properties are located in a new market where we face risks associated with an incomplete knowledge or understanding of the local market, a limited number of established business relationships in the area and a relative unfamiliarity with local governmental and permitting procedures;
•	diversion of our management’s attention away from other business concerns; and
•	the acquired properties may subject us to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities (i.e. if a liability were asserted against us based upon ownership of those properties, we might have to pay substantial sums to settle it, which could adversely affect our cash flow).

We cannot assure you that we will be able to complete the integration of the Portfolio without encountering difficulties or that any such difficulties will not have a material adverse effect on us. Failure to realize the intended benefits of the Portfolio Acquisition could have a material adverse effect on our financial condition and results of operations.

Our franchisors may require us to make capital expenditures pursuant to property improvement plans, or PIPs, and the failure to make the expenditures required under the PIPs or to comply with brand standards could cause the franchisors or hotel brands to terminate the franchise or management agreements.

Our franchisors may require that we make renovations to certain of our hotels in connection with revisions to our franchise or management agreements. In addition, upon regular inspection of our hotels, our franchisors and hotel brands may determine that additional renovations are required to bring the physical condition of our hotels into compliance with the specifications and standards each franchisor or hotel brand has developed. In connection with the acquisitions of hotels, franchisors and hotel brands may also require PIPs, which set forth their renovation requirements. If we do not satisfy the PIP renovation requirements, the franchisor or hotel brand may have the right to terminate the applicable agreement. In addition, if we default on a franchise agreement as a result of our failure to comply with the PIP requirements, in general, we will be required to pay the franchisor liquidated damages.

Funds spent to maintain licensed brand standards or the loss of a brand license would adversely affect our financial condition and results of operations.

Our hotels operate under licensed brands, either through management or franchise agreements with hotel brand companies that permit us to do so, and we anticipate that the hotels we acquire in the future also will operate under licensed brands. We are therefore subject to the risks inherent in concentrating our hotels in several licensed brands (including Hilton Worldwide, Marriott International, Hyatt Hotels Corporation, Starwood Hotels and Resorts and Intercontinental Hotels Group). These risks include reductions in business following negative publicity related to one of our licensed brands or arising from or after a dispute with a hotel brand company.

The maintenance of the brand licenses for our hotels is subject to the hotel brand companies’ operating standards and other terms and conditions. Hotel brand companies periodically inspect our hotels to ensure that we and our lessees and third-party management companies follow their standards. Failure by us, our TRS or a third-party management company to maintain these standards or other terms and conditions could result in a brand license being terminated. If a brand license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the hotel brand company for a termination payment, which will vary by hotel brand company and by hotel. As a condition of our continued holding of a brand license, a hotel brand company could also possibly require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Nonetheless, we may risk losing a brand license if we do not make hotel brand company-required capital expenditures.

If a hotel brand company terminates the brand license, we may try either to obtain a suitable replacement brand or to operate the hotel without a brand license. The loss of a brand license could materially and adversely affect the operations or the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the hotel brand company. A loss of a brand license for one or more hotels could materially and adversely affect the revenues and earnings generated by our lodging sector.

Conditions of franchise agreements could adversely affect us.

Assuming the successful acquisition of the Portfolio, our lodging properties will be operated pursuant to agreements with nationally recognized franchisors, including Hilton Worldwide, Marriott International, Hyatt Hotels Corporation and Intercontinental Hotels Group. These agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a franchised hotel in order to maintain uniformity within the particular franchisor’s system. These standards are subject to change, in some cases at the discretion of the franchisor, and may restrict our ability to make improvements or modifications to a hotel without the consent of the franchisor. Conversely, these standards may require us to make certain improvements or modifications to a hotel, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment.

These agreements also permit the franchisor to terminate the agreement in certain cases, such as a failure to pay royalties and fees or to perform covenants contained in the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel. If a franchise license terminates due to our failure to comply with the terms and conditions of the agreement, we may be liable to the franchisor for a termination payment. These payments vary. Also, these franchise agreements do not renew automatically. If we were to lose a franchise agreement, there is no assurance that we would be able to enter into an agreement with a different franchisor.

Due to restrictions in our hotel management agreements, franchise agreements, mortgage agreements and ground leases, we may not be able to sell our hotels at the highest possible price or at all.

Our current property management agreements are long-term and contain certain restrictions on selling our hotels, which may affect the value of our hotels. The property management agreements that we have entered into, and those we expect to enter into in the future, contain provisions restricting our ability to dispose of our hotels which, in turn, may have an adverse affect on the value of our hotels. Our hotel management agreements generally prohibit the sale of a hotel to:

•	certain competitors of the manager;
•	purchasers who are insufficiently capitalized; or
•	purchasers who might jeopardize certain liquor or gaming licenses.

In addition, our current hotel management agreements contain initial terms ranging from six to forty years and certain agreements have renewal periods of three to ten years which are exercisable at the option of the owner. Because our hotels would have to be sold subject to the applicable hotel management agreement, the term length of a hotel management agreement may deter some potential purchasers and could adversely impact the price realized from any such sale. To the extent we receive lower sale proceeds, we could experience a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to stockholders.”

The following disclosure is hereby added to the beginning of the section “Risk Factors — Lodging Industry Risks” on page 58 of the Prospectus.

“Our probable lack of diversification in property type and hotel brands increases the risk of investment.

Our primary area of investment is hotels and there is no limit on the number of properties of a particular hotel brand that we may acquire. Assuming that we successfully acquire the Portfolio, the majority of our hotels will be franchised with Hilton Worldwide, Marriott International, Inc., Hyatt Hotels Corporation, Intercontinental Hotels Group or their affiliates. The board reviews our properties and investments in terms of geographic and hotel brand diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, is limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

Adverse trends in the hotel industry may impact our properties.

Our hotels are subject to all the risks and trends common to the hotel industry. Adverse trends in the hotel industry could adversely affect hotel occupancy and the rates that can be charged for hotel rooms. The success of our properties depends largely on the property operators’ ability to adapt to dominant trends in the hotel industry. These trends include greater competitive pressures, increased consolidation, a supply of hotel rooms that exceeds demand due to industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our stockholders.”

Investment Objectives

The first parenthetical in the bullet point titled “Exit Strategy” under the heading “Investment Objectives” on page 82 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

Macroeconomic Environment

The following disclosure replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Macroeconomic Environment” beginning on page 83 of the Prospectus.

“Declining unemployment — Private sector hiring has improved with employment growth for 43 consecutive months and small firms have begun to hire again.

Source: Federal Reserve Bank of St. Louis, as of April 2014

Low interest rates — In June 2013, the U.S. Federal Reserve reaffirmed its outlook on the economy and decided to keep the target range for the Federal Funds Rate at 0 to 0.25% and currently anticipates that exceptionally low levels for the federal funds rate are likely to be warranted at least through mid-2015. The Federal Reserve expects the economy to continue improving through 2015.

Federal Funds Rate

Source: Federal Reserve Bank of St. Louis, as of April 2014

Favorable Interest Rate Outlook: Historical Three-Month LIBOR/U.S. Ten-Year Treasury Yields

LIBOR and Treasury yields are currently very low and are projected to remain well below historical averages over the next several years.

Sources: FactSet and Bloomberg

Strong Growth Fundamentals in the Four Quadrants of Hospitality: GDP, Jobs, Housing and Consumer Confidence:

GDP Growth — The U.S. economy has been growing slowly with healthy growth expected.

Sources: Federal Reserve Bank of St. Louis, Macroeconomic Advisers (June 6, 2014)

Job Growth — Monthly job growth has been positive since the fourth quarter of 2010.

Source: Federal Reserve Bank of St. Louis

Note: Job growth in thousands

Recovering Existing Home Sales — The housing market continues to recover from its trough in 2008.

Sources: Federal Reserve Bank of St. Louis, National Association of Realtors

Note: Existing home sales in thousands

Rising Consumer Confidence:

Source: University of Michigan

Business Improvement — Corporate profit margins are still attractive. However, corporations do not yet have fully-restored confidence in the economy and do not feel they can aggressively invest in projects that will return attractive rates of return for their shareholders. This provides an opportunity for higher productivity and economic advancement moving forward.

Corporate Profits (After-Tax)

Source: Federal Reserve Bank of St. Louis, as of October 2013

Note: After tax profits as a % of U.S. GDP

Scarcity of Debt Capital — The scarcity of debt capital for real estate contributed to the lack of CMBS and CDO financing. We believe that this scarcity has caused the pricing for real estate debt to be at attractive levels.

U.S. CMBS Issuance

Source: Commercial Mortgage Alert’s “Summary of CMBS Issuance.”

Note: Dollars in billions

Limited Capital to Refinance Maturing Loans — Over the next five years, the market’s capacity to provide refinancing capital is likely to be much less than the increasing volume of maturing CRE loans. As illustrated in the chart below, we believe that the large volume of expected loan maturities over the next few years will provide unique investment opportunities for providers of debt capital. According to Trepp, LLC, over $66 billion of commercial real estate debt will mature in 2014, with approximately $387 billion of such debt scheduled to mature between 2014 and 2017.

Source: Trepp, LLC (July 2013)

Note: Dollars in billions”

Industry Overview

The following disclosure replaces in its entirety the disclosure under the section entitled “Business and Market Overview — Industry Overview” beginning on page 86 of the Prospectus.

“Hotel demand drivers are incredibly diverse, which makes overall changes in economic health (i.e., U.S. GDP growth) one of the best metrics for gauging the health of hotel demand.

Real U.S. GDP Growth vs. Hotel Demand

Sources: Federal Reserve Bank of St. Louis, U.S. Department of Commerce, and Smith Travel Research, as of April 2014

RevPAR Growth & U.S. GDP Growth

Growth in RevPAR has historically been closely correlated with growth in U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types, and therefore rental rates on lodging properties can be determined on virtually a daily basis. As a result, lodging industry fundamentals tend to decline and also recover sharply and more quickly than other property types as economies enter, and exit, recessionary periods, respectively.

Sources: PKF Hospitality Research, LLC, Federal Reserve Bank of St. Louis, Macroeconomic Advisers (June 6, 2014)

Historical Occupancy Growth & Rate Growth

After over four years since the end of the economic recession, both occupancy and ADR have recovered close to the level reached in mid-2005, signaling strong hospitality fundamentals. The current cycle is shaping up like prior cycles in that, historically, rate growth has become the dominant contributor to RevPAR growth after 2.0 to 2.5 years from the trough of the cycle.

Source: Smith Travel Research, as April 2014

Lodging Industry in the Midst of Extended Recovery Cycle

Over the past three economic cycles, cumulative GDP growth for the 19 quarters following the trough has ranged from 27% – 40%. At the current cycle’s 19-quarter mark, cumulative GDP stands at 19%, which indicates a slower growing economy but also one with considerable upside going forward.

Source: Bloomberg

ADR Growth > Occupancy Growth

Occupancy at luxury, upper upscale, upscale and upper midscale hotels have surpassed each segment’s 15-year average, as well as the peak annual, occupancy achieved by each segment during the 2006 to 2007 period. Strong demand is expected to help lift ADR levels at hotels in the higher-priced chain scale segments moving forward.

Source: PKF Hospitality Research, LLC, Percent Change Annual 2013

ARC Hospitality Focus Segments: Strong Growth Over Next Four Years

Strong RevPAR outlook and demand growth in upper upscale, upscale and upper midscale hotels (ARC Hospitality focus segments) should support outsized property-level NOI growth for the foreseeable future.

Projected U.S. RevPAR Growth:

Source: PKF Hospitality Research, LLC

ARC Hospitality Focus Segments: Substantial Untapped Future Upside Driven by ADR

Nominal ADR is generally on par with prior peak across all chain scales. In the previous lodging cycle, peak nominal ADR surpassed prior cycle peak by 15% – 25%.

LTM Nominal ADR

	Peak (5/1/01)	Peak (9/1/08)	Difference	Current	Curr. Vs. Peak
Industry	$86	$108	25.7%	$111	2.9%
Upper Upscale	140	161	15.0%	161	(0.0)%
Upscale	100	121	20.5%	120	(0.3)%
Upper Midscale	75	90	18.3%	91	3.4%

Source: Smith Travel Research

Select-Service Acquisition Strategy

Our acquisition strategy is primarily focused in the select-service sub-sector of the hospitality industry. We may also focus on the full-service sub-sector. As evidenced below, there are over 5,600 select-service hotels across the United States, all operating under national brand affiliations. We intend to pursue these types of hotels as primary investment targets for our REIT.

Source: Smith Travel Research, as of April 2014

Supply & Demand Growth

The limited debt availability for new construction, coupled with the recent decline in industry and economic fundamentals are expected to limit new hotel room supply growth over the next several years. Moderate demand growth combined with limited increases in supply provide a positive backdrop for lodging fundamentals.

Source: Smith Travel Research, January 2014

Source: Smith Travel Research, PKF Hospitality Research, LLC

Few Construction Starts = Low Supply Growth

New hotel rooms under construction in the U.S. remain near historical lows, nearly 60% below 2007.

Source: Smith Travel Research

Increasing ADR Metrics

ADR and job growth have proven to be strongly correlated historically, and as such, the continued rebound of the job market is a positive for the U.S. lodging sector.

Source: Federal Reserve Bank of St. Louis, Smith Travel Research

Expanding RevPAR Metrics — The lodging cycle is experiencing a period of robust growth, as peak to trough cumulative RevPAR growth is expected to be outsized compared to prior cycles.

Sources: Federal Reserve Bank of St. Louis, Smith Travel Research, PKF Hospitality Research, LLC, Macroeconomic Advisers (June 6, 2014)

Potential Value Recovery Opportunities

The hotel sector is in the midst of a recovery from the most recent economic downturn. PKF Consulting USA, LLC, or PKF, has indicated that the NCREIF NPI Hotel Appreciation Sub-Index suggests that hotel values lag behind other major property types such as office, multifamily and retail in the level of recovery. The chart below depicts the value recovery rate across the hospitality industry as compared to other real estate sectors. The data indicates that lodging sector values remain approximately 27.4% below their peak prior to the downturn, while these other sectors have nearly achieved full recovery.

Source: PKF Hospitality Research, LLC

Annual Change in Net Operating Income in Hotel Sector

As illustrated in the following chart, the economic downturn generated the most substantial decline in lodging industry fundamentals over the past 75 years, which suggests significant potential for improvement as the economy continues to rebound. PKF estimated that hotel unit-level net operating incomes increased 12.7% and 10.2% year-over-year, in 2011 and 2012, respectively, and projects increases of 11.6% in 2013 and 17.7% in 2014.

Annual Change in Hotel Unit — Level Net Operating Income (Actual and Forecast)

Source: PKF Hospitality Research, LLC”

Management

The following disclosure replaces in its entirety the table under the section entitled “Management —  General — Executive Officers and Directors” on page 94 of the Prospectus.

“Executive Officers and Directors

We have provided below certain information about our executive officers and directors. The primary function of our executive officer is to oversee the advisor, who will provide certain aspects of the day-to-day services for, and operations of, the Company.

Name	Age	Position(s)
Nicholas S. Schorsch	53	Chairman of the Board of Directors
William M. Kahane	66	Director, Chief Executive Officer and President
Jonathan P. Mehlman	48	Executive Vice President and Chief Investment Officer
Nicholas Radesca	48	Interim Chief Financial Officer, Treasurer and Secretary
Stanley R. Perla	70	Independent Director
Abby M. Wenzel	53	Independent Director
Robert H. Burns	85	Independent Director”

The following disclosure replaces in its entirety Mr. Kahane’s biography on pages 94 – 95 of the Prospectus under the heading “Management — General — Executive Officers and Directors.”

“William M. Kahane was appointed as a director in February 2014 and has served as our company’s chief executive officer and president since August 2013. Mr. Kahane has served as co-chief executive officer of our advisor and chief executive officer of our property manager since August 2013. Mr. Kahane has served as a member of the board of managers of our sub-property manager since August 2013. Mr. Kahane has served as a director of Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, since December 2009. Mr. Kahane has also served as a director of American Realty Capital New York Recovery REIT, Inc., or NYRR, since its formation in October 2009 and also served as president and treasurer of NYRR since its formation in October 2009 until March 2012. He has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer and director of American Realty Capital Trust, Inc., or ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. Mr. Kahane currently serves as a director of American Realty Capital — Retail Centers of America, Inc., or ARC RCA, and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively and also served as an executive officer of ARC RCA and the ARC RCA advisor until March 2012. Mr. Kahane currently serves as a director of American Realty Capital Healthcare Trust, Inc., or ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010 and also served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager until March 2012. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc., or ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as an executive officer and director of American Realty Capital Daily Net Asset Value Trust, Inc., or ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer and director of American Realty Capital Properties, Inc., or ARCP, and the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane was reappointed as a director of ARCP in February 2013. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust II, Inc., or ARC HT II, since March 2013. Mr. Kahane has served as a director of Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, since August 2013. Mr. Kahane also has been the interested director of Business Development Corporation of America, or BDCA, since its formation in May 2010 and, until March 2012, was chief operating officer. Mr. Kahane has served as chief executive officer and director of RCS Capital Corporation, or RCS Capital, since February 2013. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane

worked at Morgan Stanley & Co., specializing in real estate, including the lodging sector, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners, which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Nicholas Schorsch while a trustee at American Financial Realty Trust, or AFRT, (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, or GF Capital, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane was also on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience as a director of RCS Capital, ARCP, ARC RCA, BDCA, NYRR, ARC HT, PE-ARC and PE-ARC II, his prior experience as an executive officer and director of ARC DNAV, ARCT III and ARCT, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate, make him well qualified to serve as a member of our board of directors.”

The following disclosure replaces in its entirety Amy B. Boyle’s biography on pages 95 and 96 of the Prospectus under the heading “Management — General — Executive Officers and Directors.”

“Nicholas Radesca has served as the interim chief financial officer, treasurer and secretary of the Company, our advisor and our property manager since May 2014. Mr. Radesca has served as the chief financial officer and treasurer of American Energy Capital Partners, LP’s general partner since October 2013. Mr. Radesca has served as chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since January 2014. In addition, Mr. Radesca has served as chief financial officer of ARCT V, the ARCT V advisor and the ARCT V property manager since January 2014. Mr. Radesca has served as chief financial officer and treasurer of ARC RFT and the ARC RFT advisor since January 2013. Mr. Radesca has also served as chief financial officer and treasurer of BDCA and the BDCA advisor since February 2013. Mr. Radesca was appointed as secretary of BDCA in June 2013. Mr. Radesca has also served as the interim chief financial officer of ARC Global and ARC RCA, the ARC Global advisor, the ARC Global property manager, the ARC RCA advisor and the ARC RCA property manager since May 2014. Prior to joining American Realty Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar, a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.”

The biography of Ms. Perrotty on page 97 of the Prospectus under the heading “Management — General — Executive Officers and Directors” is hereby deleted in its entirety and replaced with the following disclosure.

“Robert H. Burns was appointed as an independent director of our company in September 2014. Mr. Burns was appointed as an independent director of ARC HT in March 2012. Mr. Burns has served as an independent director of New York REIT, Inc. NYRT since October 2009. Mr. Burns also served as an independent director of ARCT III from January 2011 to March 2012 ARCT V from January 2013 until September 2014. He also served as an independent director of ARCT from January 2008 until January 2013 when ARCT closed its merger with Realty Income Corporation. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992,

Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained international recognition in 1980 with the opening of The Regent Hong Kong, which had many amenities and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, a small, luxury hotel in northern Italy, and working on developing hotel projects in Asia, focusing on Vietnam and China. The Company believes that Mr. Burns’ current experience as a director of ARC HT and NYRT, his prior experience as a director of ARCT, ARCT III and ARCT V and his experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of the board of directors.

Stanley R. Perla was appointed as an independent director of American Realty Capital Trust V, Inc. in April 2013. Mr. Perla has served as a trustee of American Real Estate Income Fund since May 2012. Mr. Perla served as an independent director of ARC DNAV from March 2012 until April 2013. Mr. Perla, a licensed certified public accountant, was with the firm of Ernst & Young LLP for 35 years, from September 1967 to June 2003, the last 25 of which he was a partner. From July 2003 to May 2008, he was the director of Internal Audit for Vornado Realty Trust and from June 2008 to May 2011, he was the managing partner of Cornerstone Accounting Group, a public accounting firm specializing in the real estate industry and a consultant to them from June 2011 to March 2012. Since May 2012, Mr. Perla has provided consulting services to Friedman LLP, a public accounting firm. His area of expertise for the past 40 years has been real estate and he was also responsible for the auditing of public and private companies. Mr. Perla served as Ernst & Young’s national director of real estate accounting, as well as on Ernst & Young’s national accounting and auditing committee. He is an active member of the National Association of Real Estate Investment Trusts and the National Association of Real Estate Companies. In addition, Mr. Perla has been a frequent speaker on real estate accounting issues at numerous real estate conferences. Mr. Perla has served as a member of the board of directors and the chair of the audit committee of Madison Harbor Balanced Strategies, Inc. since January 2004 and GTJ REIT, Inc. since January 2013. Mr. Perla previously served as a director and chair of the audit committee for American Mortgage Acceptance Company from January 2004 to April 2010 and Lexington Realty Trust from August 2003 to November 2006. Mr. Perla earned an M.B.A. in Taxation and a B.B.A. in Accounting from Baruch College. We believe that Mr. Perla’s extensive experience as the director of Internal Audit at Vornado Realty Trust, as a managing partner of Cornerstone Accounting Group, his experience as an independent director of ARCT V and American Real Estate Income Fund and his over 40 years of experience in real estate, make him well qualified to serve as a member of our board of directors.”

The following disclosure replaces in its entirety the table, and the paragraph immediately following such table, under the section entitled “Management — General — The Advisor” on page 102 of the Prospectus.

Name	Age	Position(s)
William M. Kahane	66	Co-Chief Executive Officer and President
Bruce D. Wardinski	53	Co-Chief Executive Officer
Jonathan P. Mehlman	48	Executive Vice President and Chief Investment Officer
Nicholas Radesca	48	Interim Chief Financial Officer, Treasurer and Secretary

The backgrounds of Messrs. Kahane, Mehlman and Radesca are described in the “Management —  General — Executive Officers and Directors” section of this prospectus. The background of Mr. Wardinski is described below.”

The following disclosure hereby replaces in its entirety the second sentence of the first paragraph under the section “Management — General — The Property Manager and The Sub-Property Manager” on page 104 of the Prospectus.

“Mr. Mehlman acts as chief investment officer and executive vice president of our property manager and Mr. Radesca acts as interim chief financial officer and executive vice president of our property manager.”

The 19th and 20th sentences of Edward M. Weil, Jr.’s biography beginning on page 106 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“Mr. Weil served as the chief executive officer of our dealer manager from December 2010 until September 2013 and has served as chairman of our dealer manager since September 2013 and the interim chief executive officer of our dealer manager since May 2014.”

The first sentence of the third paragraph under the heading “Management—General—Dealer Manager” on page 110 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager is a subsidiary of an entity which is under common control with the parent of our sponsor.”

The fourth and fifth paragraphs under the section “The Dealer Manager” beginning on page 110 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	47	Chairman and Interim Chief Executive Officer
Louisa Quarto	46	President
John H. Grady	52	Chief Operating Officer
Joseph D. Neary, Jr.	46	Chief Compliance Officer
Alex MacGillivray	52	Executive Vice President and National Sales Manager
Steve Rokoszewski	37	Executive Vice President

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Grady, Neary, MacGillivray and Rokoszewski are described below.”

The biography of R. Lawrence Roth on page 111 of the Prospectus is hereby deleted.

The first sentence of the paragraph under the heading “Management—General—Transfer Agent” on page 112 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our transfer agent is owned by an entity which is under common control with the parent of our sponsor.”

The reference to “Amy B. Boyle” in the first paragraph under the section “Management — General —  Investment Decisions” on page 113 of the Prospectus is hereby replaced with “Nicholas Radesca.”

The following disclosure hereby replaces in its entirety the second to last sentence of the second paragraph under the section “Management — General — Certain Relationships and Related Transactions” on page 113 of the Prospectus.

“Nicholas Radesca is the interim chief financial officer, treasurer and secretary of our company and our advisor.”

The first sentence of the paragraph under the heading “Management—Certain Relationships and Related Transactions—Additional Fees Incurred to the Dealer Manager and its Affiliates” on page 113 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“We incur fees for the following services provided by our dealer manager, its affiliates and entities under common control with our advisor.”

Management Compensation

The following disclosure is hereby added after the section “Management Compensation — Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager” on pages 20 and 121 of the Prospectus.

“Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Incentive Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager	We also will pay to our sub-property manager or a
	third-party sub-property manager an annual incentive fee equal to 15% of the amount by which the operating profit from the properties managed by our sub-property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment of such properties.	Actual amounts depend on gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.”
For purposes of this prospectus, “total investment” means the sum of (i) the price paid to acquire the property, including closing costs, conversion costs, and transaction costs; (ii) additional invested capital; and (iii) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition.

Conflicts of Interest

The four paragraphs under the heading “Conflicts of Interest—Our Sponsor and its Affiliates” beginning on page 131 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Mr. Schorsch is the executive chairman of the board of directors of ARCP and ARC HT, each a publicly traded REIT listed on The NASDAQ Global Select Market, and the chairman of the board of directors of NYRT, a publicly traded REIT listed on The New York Stock Exchange. Mr. Schorsch also serves as chief executive officer of NYRT. Mr. Schorsch is also a director and/or officer of ARC HT II, ARC DNAV, ARC Global, ARCT V, ARC RCA and ARC NYCR, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Kahane is a director of ARC Retail, ARC HT, ARC HT II, NYRT and NYCR. Mr. Schorsch and Mr. Kahane are also directors of BDCA, which is a public, non-traded business development company, and the general partner of AEP, a non-traded oil and gas limited partnership, each of which is sponsored by the parent of our sponsor, advised by affiliates of our sponsor and an entity for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.

Every transaction that we enter into with our advisor, our property manager, our sub-property manager, our dealer manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by, or disagreement with, an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our property manager, our sub-property manager, our dealer manager or any of their respective affiliates.

The parent of our sponsor has entered into a services agreement with RCS Advisory Services, LLC, or RCS Advisory, pursuant to which RCS Advisory provides us and other programs sponsored directly or indirectly by AR Capital, LLC with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services. As explained in the following paragraph, RCS Advisory is an entity under common control with our sponsor, and therefore the services agreement is a related party transaction which was not negotiated at arms-length. The agreement provides for an initial ten-year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory Services of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the non-compliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

Each of our dealer manager, our transfer agent and RCS Advisory are indirect subsidiaries of RCS Capital Corporation, or RCAP, a publicly traded holding company whose Class A common stock is listed on the New York Stock Exchange under the symbol “RCAP.” Mr. Schorsch, our chairman of our board of directors and Mr. Kahane, our president and chief executive officer, are both directors of RCAP. RCAP Holdings, LLC, or RCAP Holdings, is an entity under common control with the parent of our sponsor, and RCAP Holdings owns the only outstanding share of RCAP’s Class B common stock. Under RCAP’s certificate of incorporation, RCAP Holdings, as the holder of one share of Class B common stock, has one vote more than 50% of the voting rights of RCAP, and thereby controls RCAP and its subsidiaries, which includes our dealer manager, our transfer agent and RCS Advisory. As a result, our dealer manager, our transfer agent and RCS Advisory are under common control with our sponsor. Class B common stock has no economic rights.

These individuals also owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) the timing and terms of the investment in or sale of an asset, (d) development of our properties by affiliates, (e) investments with affiliates of our advisor, (f) compensation to our advisor, and (g) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. If these individuals act or fail to act in a manner that is detrimental to our business or favor one entity over another, they may be subject to liability for breach of fiduciary duty.

Although certain of our executive officers face conflicts of interest as a result of the foregoing, the following factors tend to ameliorate the effect of the resulting potential conflicts of interest. Our fundraising, including finding investors, will be handled principally by our dealer manager, with our executive officers’

participation limited to participation in sales seminars. As described below, our dealer manager, a subsidiary of RCAP, an entity under common control with the parent of our sponsor, has a team of 186 professionals, which it believes is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager. Subject to our advisor’s oversight, the service provider has the primary responsibility for investment activities of the REIT, and some of the other American Realty Capital-sponsored REITs also have sub-advisors or dedicated management teams who have the primary responsibility for investment activities of the REIT, which may mitigate some of these conflicts of interest.

Controlling interests in the dealer manager and the sponsors or co-sponsors of the American Realty Capital-sponsored investment programs are owned by Nicholas S. Schorsch and William M. Kahane. See the organizational chart in this section below. These members share responsibility for overseeing key management functions, including general management, investing, asset management, financial reporting, legal and accounting activities, marketing strategy and investor relations. This “bench” of senior members provides depth of management and is designed with succession planning in mind. Nonetheless, the competing time commitments resulting from managing multiple development stage REITs may impact our investment activities and our executive officers’ ability to oversee these activities.”

The first sentence of the third paragraph under the heading “Conflicts of Interest—Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates” on page 133 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common control with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus.”

The first sentence of the first paragraph under the heading “Conflicts of Interest—Affiliated Dealer Manager” on page 135 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Since our dealer manager is owned by an entity under common control with the parent of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities.”

The seventh sentence of the second paragraph under the heading “Conflicts of Interest—Affiliated Dealer Manager” on page 135 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager and the other subsidiaries of RCAP Holdings, LLC, which is under common control with the parent of our sponsor, have a team of 186 professionals, which it believes is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager.”

Note 6 of the chart under the heading “Conflicts of Interest—Independent Director” on page 141 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Our dealer manager is owned by an entity which is under common control with the parent of our sponsor.”

Investment Objectives and Criteria

The first parenthetical in the bullet point titled “Exit Strategy” under the heading “Investment Objectives and Criteria—Investment Objectives” on page 144 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

The first parenthetical in the first paragraph under the heading “Investment Objectives and Criteria—Exit Strategy—Liquidity Event” on page 147 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

Money Market Investments

The following disclosure hereby replaces the section “Investment Objectives and Criteria — Money Market Investments” on pages 150 – 151 of the Prospectus.

“Investments in Money Market Funds and Liquid Marketable Securities

Pending the purchase of other permitted investments, or to provide a working capital reserve described above, we may temporarily invest up to 5% of the proceeds of the equity capital raise in accounts managed by an affiliate of our advisor, National Fund Advisors, LLC, or NFA, in connection with which NFA may receive customary fees. The independent directors of our board will review the terms and conditions of any engagement of NFA, as well as the parameters of any such working capital reserve.

In addition, we may temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estate-related assets, in assets which will allow us to continue to qualify as a REIT. These investments will be liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Certain Material U.S. Federal Income Tax Considerations — Taxation — REIT Qualification Tests” in this prospectus.”

Description of Real Estate Investments

The following disclosure hereby replaces the section “Description of Potential Real Estate Investments” beginning on page 171 of the Prospectus.

“DESCRIPTION OF REAL ESTATE INVESTMENTS

Acquisitions

We have acquired the following real estate investments through May 30, 2014:

Courtyard — Baltimore, Maryland

On March 21, 2014, we, through wholly owned subsidiaries of our operating partnership, purchased the fee simple interest in The Courtyard Inner Harbor Hotel, or the Courtyard Baltimore, located in the Inner Harbor of Baltimore, Maryland. The Courtyard Baltimore is a select-service hotel that opened in 2000 and contains 205 rooms and approximately 2,700 total square feet of meeting space. The Courtyard Baltimore underwent renovations of approximately $3.0 million in the first quarter of 2013. The hotel’s average occupancy rate, average daily rate, or ADR, RevPAR, rooms available and room revenue for the past five years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR	Rooms Available	Room Revenue (thousands)
Year Ended December 31, 2013	68.5%	$172.58	$118.18	74,825	$8,843
Year Ended December 31, 2012	69.9%	$161.00	$112.47	75,030	$8,439
Year Ended December 31, 2011	72.4%	$153.45	$111.07	74,825	$8,311
Year Ended December 31, 2010	69.1%	$153.57	$106.07	74,825	$7,937
Year Ended December 31, 2009	68.2%	$148.23	$101.12	74,825	$7,566

Courtyard — Providence, Rhode Island

On March 21, 2014, we, through wholly owned subsidiaries of our operating partnership, purchased the fee simple interest in The Courtyard Providence Downtown Hotel, or the Courtyard Providence. The Courtyard Providence is a select-service hotel that opened in 2000 and is located in downtown Providence, Rhode Island, in close proximity to transportation hubs. The Courtyard Providence contains 216 rooms and approximately 3,500 total square feet of meeting space. The property underwent renovations totaling approximately $1.0 million in the first quarter of 2013. The hotel’s average occupancy rate, ADR, RevPAR, rooms available and room revenue for the past five years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR	Rooms Available	Room Revenue (thousands)
Year Ended December 31, 2013	78.8%	$135.80	$106.95	78,840	$8,432
Year Ended December 31, 2012	75.3%	$129.70	$97.68	79,056	$7,723
Year Ended December 31, 2011	71.5%	$126.49	$90.43	78,840	$7,130
Year Ended December 31, 2010	72.7%	$124.62	$90.60	78,840	$7,143
Year Ended December 31, 2009	64.9%	$131.22	$85.19	78,840	$6,716

Homewood Suites — Stratford, Connecticut

On March 21, 2014, we, through wholly owned subsidiaries of our operating partnership, purchased the fee simple interest in The Homewood Suites which is located in Stratford, Connecticut, or the Homewood Suites Stratford. The Homewood Suites Stratford is a select-service hotel that opened in 2002 and is located in close proximity to New Haven, Connecticut. The property contains 135 rooms and approximately 1,100 total square feet of meeting space. The hotel’s average occupancy rate, ADR, RevPAR, rooms available and room revenue for the past five years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR	Rooms Available	Room Revenue (thousands)
Year Ended December 31, 2013	77.1%	$125.29	$96.54	49,275	$4,757
Year Ended December 31, 2012	78.1%	$121.18	$94.67	49,410	$4,678
Year Ended December 31, 2011	79.5%	$121.37	$96.46	49,275	$4,753
Year Ended December 31, 2010	74.6%	$122.94	$91.71	49,275	$4,519
Year Ended December 31, 2009	69.8%	$123.21	$86.01	49,275	$4,238

Georgia Tech Hotel & Conference Center — Atlanta, Georgia

On March 21, 2014, we, through wholly owned subsidiaries of our operating partnership, purchased the operating lease interest in The Georgia Tech Hotel & Conference Center, or the Georgia Tech Hotel, located in midtown Atlanta, Georgia. The Georgia Tech Hotel is a full-service hotel that opened in 2003 and contains 252 rooms and approximately 21,000 total square feet of meeting space. The property underwent renovations totaling approximately $1.2 million in the fourth quarter of 2012. The original lease term for the Georgia Tech Hotel was 30 years, commencing in 2003. The hotel’s average occupancy rate, ADR, RevPAR, rooms available and room revenue for the past five years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR	Rooms Available	Room Revenue (thousands)
Year Ended December 31, 2013	66.8%	$137.70	$91.94	91,980	$8,457
Year Ended December 31, 2012	70.4%	$136.36	$95.96	92,232	$8,851
Year Ended December 31, 2011	69.0%	$131.13	$90.42	91,980	$8,317
Year Ended December 31, 2010	68.3%	$127.39	$87.00	91,980	$8,002
Year Ended December 31, 2009	65.6%	$127.66	$83.74	91,980	$7,702

Hilton Garden Inn — Blacksburg, Virginia

On March 21, 2014, we, through wholly owned subsidiaries of our operating partnership, purchased interests in certain entities that retain a minority joint venture interest in The Hilton Garden Inn, located in Blacksburg, Virginia, or the Hilton Garden Inn Blacksburg. The Hilton Garden Inn Blacksburg is a select-service hotel that contains 137 rooms and approximately 1,280 total square feet of meeting space. The property opened in 2009 and is located in close proximity to the campus of Virginia Tech University. The hotel’s average occupancy rate, ADR, RevPAR, rooms available and room revenue for the past five years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR	Rooms Available	Room Revenue (thousands)
Year Ended December 31, 2013	68.7%	$118.28	$81.30	50,005	$4,065
Year Ended December 31, 2012	65.8%	$115.52	$76.06	50,142	$3,814
Year Ended December 31, 2011	61.2%	$109.90	$67.21	50,005	$3,361
Year Ended December 31, 2010	58.8%	$108.01	$63.48	50,005	$3,175
Year Ended December 31, 2009	37.5%	$119.16	$44.62	19,591	$874

Westin — Virginia Beach, Virginia

On March 21, 2014, we, through wholly owned subsidiaries of our operating partnership, purchased interests in certain entities that retain a minority joint venture interest in The Westin Virginia Beach, located in Virginia Beach, Virginia, or the Westin Virginia Beach. The Westin Virginia Beach is a full-service hotel that opened in 2007 and contains 236 rooms and approximately 9,800 total square feet of meeting space. The hotel’s average occupancy rate, ADR, RevPAR, rooms available and room revenue for the past five years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR	Rooms Available	Room Revenue (thousands)
Year Ended December 31, 2013	69.9%	$130.11	$90.94	86,140	$7,833
Year Ended December 31, 2012	75.8%	$123.29	$93.44	86,376	$8,071
Year Ended December 31, 2011	75.0%	$116.53	$87.41	86,140	$7,529
Year Ended December 31, 2010	70.7%	$112.02	$79.20	86,140	$6,818
Year Ended December 31, 2009	68.5%	$110.82	$76.00	86,140	$6,542

Probable Acquisitions

On May 23, 2014, we, through a wholly owned subsidiary of our operating partnership, entered into a Real Estate Sale Agreement, or the Agreement, with certain entities, collectively the Sellers, affiliated with one or more Whitehall Real Estate Funds, an investment fund controlled by The Goldman Sachs Group, Inc., pursuant to which one or more of our subsidiaries will acquire the fee simple or leasehold interests held by the Sellers in 126 hotels described below (each herein referred to as a Hotel and collectively as the Portfolio).

We currently anticipate closing this transaction in the fourth quarter of 2014. Although we have entered into the Agreement relating to the acquisition of the Portfolio, there is no guarantee that we will be able to consummate the acquisition of the Hotels.

The Hotels are located in 35 states, operate under franchise agreements under the Hilton Worldwide, Marriott International, Hyatt Hotels Corporation and Intercontinental Hotels Group brands and comprise a total of 14,934 rooms. For the year ended December 31, 2013, no individual Hotel accounted for 5.0% or more of the Portfolio’s total net operating income. The Portfolio’s average occupancy rate, ADR, RevPAR, rooms available and room revenue for the past five years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR	Rooms Available	Room Revenue (thousands)
Year Ended December 31, 2013	72.3%	$105.03	$75.91	5,450	$413.7
Year Ended December 31, 2012	70.9%	$102.16	$72.39	5,466	$395.7
Year Ended December 31, 2011	69.4%	$99.00	$68.74	5,451	$374.7
Year Ended December 31, 2010	66.3%	$97.30	$64.54	5,451	$351.9
Year Ended December 31, 2009	63.1%	$99.31	$62.70	5,452	$341.9

The Hotels were selected for potential acquisition because they each meet our investment criteria relating to location, market position and hotel condition. The Hotels are globally branded select-service and full-service hotels, and are located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. The Hotels are located in high barrier-to-entry markets with multiple demand generators and sustainable growth, and they are market share leaders in their respective locations. We believe each Hotel is currently well maintained, with minimum deferred maintenance or renovation required. The purchase price for the Hotels was determined based on a number of factors, including underwriting of historical and projected cash flow from the Hotel, discounted cash flow, internal rate of return and market comparable analyses, analyses of national comparable sales, inspection of each Hotel and its market, reviews of recent appraisal and loan documentation, as well as consultations with market experts such as brokers, appraisers, asset managers and the current property manager.

Real Estate Sale Agreement

The aggregate contract purchase price for the Portfolio is approximately $1.925 billion, exclusive of closing costs and subject to certain adjustments at closing. We anticipate funding approximately $271 million of the purchase price with cash-on-hand, funding approximately $976 million through the assumption of existing mezzanine and mortgage indebtedness, and funding approximately $227 million through additional mortgage and mezzanine financing. There can be no assurance that we will be able to assume such indebtedness, raise sufficient capital, secure alternative financing or secure additional financing on terms that we deem favorable or at all.

We anticipate that the remaining $451 million of the contract purchase price will be satisfied by the issuance of preferred equity interests in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, each of which will be an indirect subsidiary of the Company and an indirect owner of the Portfolio. The holders of the preferred equity interests are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the preferred equity interests will be entitled to receive their original value (as reduced by redemptions) prior to any distributions being made to us or our stockholders. After the earlier to occur of either (i) the date of repayment in full of currently outstanding unsecured obligations of our operating partnership in the original principal amount of approximately $63 million or (ii) the date the gross amount of equity proceeds received by us exceeds $150 million, we will be required to use 35% of any equity offering proceeds to redeem the preferred equity interests at par, up to a maximum of $350 million for any 12-month period. We are also required in certain circumstances to apply debt proceeds to redeem the preferred equity interests at par. As of the end of the third year following the closing of the acquisition, we are required to have redeemed 50% of the preferred equity interests, and as of the end of the fourth year following the closing of the acquisition, we are required to redeem 100% of the preferred equity interests remaining outstanding at such time. In addition, we have the right, at its option, to redeem the preferred equity interests, in whole or in part, at any time at par. The holders of preferred equity interests will have certain customary consent rights over actions by us relating to the Portfolio. If we are unable to satisfy the redemptions requirements, the holders of preferred equity interests will have certain rights, including the ability to assume control of the operations of the Portfolio.

Pursuant to the terms of the Agreement, our obligation to consummate the acquisition of the Portfolio is subject to certain conditions customary to closing. Among other customary conditions, we must enter into replacement franchise agreements for each Hotel and we must obtain the consent of certain ground lessors for certain Hotels. On May 27, 2014, we made a $50 million customary earnest money deposit, which became non-refundable upon the end of the due diligence period on June 9, 2014. This deposit was partially funded through a $45 million loan from one of our affiliates. The loan bears interest at a rate of 6.0% per annum and matures on May 27, 2015, however we have the right to extend the maturity date of the loan to May 27, 2016.

The Sellers have agreed to indemnify us against any losses incurred by us, to the extent that such losses arise out of breaches of their representations and warranties contained in the Agreement, breaches of certain covenants in the Agreement, and for any liabilities to third parties arising out of the use, operation or maintenance of the Hotels prior to the closing of the acquisition and, additionally, for any liabilities to any third parties arising out of the use, operation or maintenance of the Hotels prior to closing. The maximum aggregate liability of the Sellers pursuant to this indemnity is $30,000,000 and will only be paid if such losses exceed $10,000,000. We have agreed to indemnify the Sellers for any losses incurred by them, to the extent such losses arise out of breaches of our representations and warranties or certain covenants in the Agreement or certain other events for which buyers may typically indemnify sellers in connection with the sales of similar hotel properties and, additionally, for any liabilities to any third parties arising out of the use, operation or maintenance of the Hotels subsequent to closing of the acquisition. The Agreement contains customary representations and warranties by the Sellers.

Financial Obligations

MD/RI Loan

On March 21, 2014, we, through indirect wholly owned subsidiaries of our operating partnership, obtained a loan, or the MD/RI Loan, from German American Capital Corporation, or the Lender, in the amount of $45.5 million, secured by mortgages on the Courtyard Baltimore and the Courtyard Providence. The MD/RI Loan provides for monthly interest payments only with all principal outstanding being due on the maturity date, April 6, 2019. The MD/RI Loan bears interest at a stated fixed rate of 4.30% per annum.

The MD/RI Loan may not be prepaid prior to January 6, 2019, other than in respect of certain limited exceptions set forth in the loan agreement. The MD/RI Loan may be prepaid in whole without penalty or fee at any time from and after January 6, 2019. Also, the MD/RI Loan may be defeased in whole or in part from and after the earlier to occur of (i) March 21, 2017 and (ii) the second anniversary following the securitization of the MD/RI Loan upon at least 30 days prior notice to Lender provided that certain customary documentation and other requirements are met. In the event of a default, the lender has the right to exercise its remedies under the MD/RI Loan, including the right to accelerate the payment on any unpaid principal amount of the MD/RI Loan and/or foreclose on the properties.

Our operating partnership (together with AR Capital, LLC and certain individuals) has guaranteed (x) any losses that Lender may incur as a result of the occurrence of certain bad acts of the borrowers, operating lessees and/or our operating partnership, and (y) the payment of the MD/RI Loan upon the occurrence of certain other significant events, including bankruptcy and transfers in violation of the MD/RI Loan documents. Additionally, we (together with AR Capital, LLC and certain individuals) have agreed to indemnify Lender against any environmental liability Lender may incur resulting from environmental issues at the Courtyard Baltimore or the Courtyard Providence.

Fee and Leasehold Assets Note

On March 21, 2014, we, through our operating partnership, executed a promissory note, or the Fee and Leasehold Assets Note, in favor of BCC, the owner of 40% of the membership interests of the Sub-Property Manager, in the amount of approximately $58.1 million. The Fee and Leasehold Assets Note bears interest at a fixed rate of 6.8% per annum, with interest payable monthly in arrears beginning on April 1, 2014; provided that we may defer any interest amounts due on a monthly payment date occurring prior to July 7, 2014, or the Defer Period; provided, further, that we shall pay to BCC all accrued but unpaid interest outstanding on the first monthly payment date to occur after the Defer Period. The entire principal balance, together with all accrued and unpaid interest thereon, if any, is fully due and payable on the earlier of (i) within 10 business days after the date that we raise $150.0 million in our initial public offering and (ii) March 21, 2024. On the First Anniversary, an additional $3.0 million is due on the loan. If the Fee and Leasehold Assets Note has not been repaid prior to the First Anniversary, the Fee and Leasehold Assets Note will be amended and restated such that the principal balance is increased by $3.0 million; and on the Second Anniversary, an additional $0.5 million is due on the loan, if the Fee and Leasehold Assets Note has not been repaid prior to the Second Anniversary, the Fee and Leasehold Assets Note will be amended and restated such that the principal balance is increased by $0.5 million, in each case with interest payable from the date of the respective amendment and restatement of the Fee and Leasehold Assets Note. If the Fee and Leasehold Assets Note is repaid before the First Anniversary, the additional $3.0 million will be due on the First Anniversary and the additional $0.5 million will be due on the Second Anniversary. If the Fee and Leasehold Assets Note is repaid between the First Anniversary and the Second Anniversary, the additional $0.5 million will be due on the Second Anniversary.

JV Note

On March 21, 2014, we, through our operating partnership, executed another promissory note, or the JV Note, in favor of BCC in the amount of $5.0 million. The JV Note bears interest at a fixed rate of 6.8% per annum, with interest payable monthly in arrears beginning on April 1, 2014; provided, that we may defer any interest amounts due during the Defer Period; provided, further, that we shall pay to BCC all accrued but unpaid interest outstanding on the first monthly payment date to occur after the Defer Period. The entire principal balance, together with all accrued and unpaid interest thereon, if any, is fully due and payable on the earlier of (i) within 10 business days after the date that we raise $150.0 million in our initial public offering and (ii) March 21, 2024.

Crestline Note

On March 21, 2014, we, through our operating partnership, executed another promissory note, or the Crestline Note, in favor of the Sub-Property Manager in the amount of approximately $1.78 million. The proceeds of the Crestline Note will be used to make certain improvements and upgrades to certain of our properties. The Crestline Note bears interest at a fixed rate of 4.5% per annum, with interest payable quarterly in arrears. The entire principal balance, together with all accrued and unpaid interest thereon, if any, is fully due and payable on March 21, 2019.”

Portfolio Mortgage Loan

In connection with the proposed acquisition of the Portfolio, we expect to assume from W2007 Equity Inns Realty, LLC and W2007 Equity Inns Realty, L.P., as borrowers, the obligations under a mortgage loan agreement, or the Portfolio Mortgage Loan, with German American Capital Corporation in the amount of $865.0 million, secured by mortgages on the Hotels. The Portfolio Mortgage Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019 and has an interest rate of (i) for a LIBOR loan, LIBOR plus 3.11%, or the LIBOR Rate, and (ii) for a prime rate loan, the sum of the “Prime Rate” published in the Wall Street Journal plus the difference (expressed as a number of basis points) between (A) the sum of the LIBOR Rate, minus (B) the Prime Rate. The Portfolio Mortgage Loan is fully prepayable with certain prepayment penalties prior to May 1, 2015 and prepayable at par after May 1, 2015.

Portfolio Mezzanine Loan

In connection with the proposed acquisition of the Portfolio, we expect to assume from WNT Mezz I, LLC the obligations under a mezzanine loan agreement, or the Portfolio Mezzanine Loan, with German American Capital Corporation in the amount of $111.0 million, secured by a pledge of equity in the owner of the Hotels. The Mezzanine Loan matures on May 1, 2016, subject to three (one-year) extension rights which, if all three are exercised, result in an outside maturity date of May 1, 2019. The Mezzanine Loan has an interest rate of: (i) for a LIBOR loan, LIBOR plus 4.77%, and (ii) for prime rate loans, the sum of the Prime Rate, plus the difference (expressed as a number of basis points) between (A) LIBOR plus 4.77%, minus (B) the Prime Rate. The Mezzanine Loan is fully prepayable with certain prepayment penalties prior to May 1, 2015 and prepayable at par after May 1, 2015.

Amended Notes

On August 25, 2014, we, through our operating partnership, entered into a First Amendment to Promissory Notes, or the Amendment, with BCC to amend certain terms of the Fee and Leasehold Assets Note and the JV Note. Pursuant to the Amendment, our operating partnership and BCC agreed to (1) pool the Fee and Leasehold Assets Note and the JV Note into one combined note, or the Amended Note, with an outstanding principal amount of $63,074,056.52 to be governed by the terms set forth in the Fee and Leasehold Assets Note; (2) amend the maturity date such that the Amended Note will be due and payable, or the New Maturity Date, within ten business days after the date the Company raises $70.0 million in common equity excluding any common equity raised on or prior to the closing of the acquisition of the portfolio of 126 hotels pursuant to the Real Estate Sale Agreement, dated as of May 23, 2014, or the Equity Inns Closing; and (3) change the payment date of the $3,000,000 payment by the operating partnership to BCC originally due on March 21, 2015 and the $500,000 payment by the operating partnership to BCC originally due on March 21,

2016, collectively referred to as the Payments, to the New Maturity Date. Prior to the Amendment, the maturity date of each of the Fee and Leasehold Assets Note and the JV Note was within ten business days after the date the Company raised $150.0 million in common equity without regard for the timing of the Equity Inns Closing. The Company believes the Amendment will provide it with greater flexibility to complete the Equity Inns Closing.

If the Equity Inns Closing does not occur prior to 11:59 PM EDT on March 31, 2015 the Amendment will become null and void, the operating partnership and BCC will once again become bound by the original terms of the Fee and Leasehold Assets Note and the JV Note, as applicable, and the payment dates of the Payments will revert back to March 21, 2015 and March 21, 2016, respectively.

Prior Performance Summary

The following disclosure hereby replaces in its entirety the section “Prior Performance Summary” contained on pages 175 – 186 of the Prospectus.

“PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. While our targeted investment focus will primarily be on freestanding, commercial real estate properties, these prior real estate programs have a targeted investment focus primarily on commercial real estate, specifically net lease properties. In connection with ARCT’s internalization and listing on The NASDAQ Global Select Market in March 2012, Mr. Kahane has resigned from the various officer positions he held with the sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see section entitled “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc.” in this prospectus. We are a company with a limited operating history, which makes our future performance difficult to predict.” The information summarized below is current as of December 31, 2013 (unless specifically stated otherwise) and is set forth in greater detail through the year ended December 31, 2013, in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report. We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2013, affiliates of our advisor have sponsored 15 public programs, all of which had raised funds as of December 31, 2013. From August 2007 (inception of the first public program) to December 31, 2013, our public programs, which include our company, ARCT, ARCT III, ARCT IV, PE-ARC, ARC-HT, ARCT V, NYRT, DNAV, ARCG, ARCP, ARC RCA, RFT, ARC HT II, PE-ARC II and ARC Global had raised $14.0 billion from 238,250 investors in public offerings. The public programs purchased 4,121 properties with an aggregate purchase price of $17.7 billion in 49 states, Washington D.C. and the Commonwealth of Puerto Rico and the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following states and U.S. territories as well as the United Kingdom based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	2.1%
Alaska	0.0%
Arizona	1.4%
Arkansas	1.0%
California	5.1%
Colorado	1.8%
Connecticut	0.5%
Delaware	0.0%
District of Columbia	0.0%
Florida	4.5%
Georgia	5.3%
Idaho	0.3%
Illinois	6.0%
Indiana	3.4%
Iowa	0.9%
Kansas	1.4%
Kentucky	1.5%
Louisiana	1.1%
Maine	0.3%
Maryland	1.5%
Massachusetts	1.2%
Michigan	2.7%
Minnesota	1.1%
Mississippi	1.4%
Missouri	2.6%
Montana	0.1%
Nebraska	0.6%
Nevada	0.7%
New Hampshire	0.3%
New Jersey	2.2%
New Mexico	0.5%
New York	15.1%
North Carolina	3.1%
North Dakota	0.3%
Ohio	4.0%
Oklahoma	0.9%
Oregon	0.9%
Pennsylvania	4.5%
Commonwealth of Puerto Rico	0.4%
Rhode Island	0.3%
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.7%
Texas	8.6%
United Kingdom	0.4%

State/Possession/Country	Purchase Price %
Utah	0.5%
Vermont	0.1%
Virginia	1.9%
Washington	0.8%
West Virginia	0.4%
Wisconsin	2.0%
Wyoming	0.1%
100%

The properties are used by our tenants in the following industries based on purchase price:

Industry	Purchase Price %
Advertising	0.0%
Aerospace	1.0%
Agricultural Products & Services	0.1%
Auto Manufacturer	0.2%
Auto Retail	1.2%
Auto Services	0.6%
Casual Dining	4.1%
Consulting	0.1%
Consumer Goods	0.2%
Consumer Products	5.6%
Contract Research	0.1%
Discount Retail	5.0%
Distribution	0.3%
Diversified Industrial	0.7%
Education	0.0%
Family Dining	2.3%
Financial Services	2.4%
Fitness	0.1%
Food Storage	0.0%
Foot Apparel	0.1%
Freight	5.1%
Gas/Convenience	1.4%
Government Services	1.7%
Haircare Services	0.0%
Healthcare	13.1%
Heavy Equipment	0.1%
Home Maintenance	1.8%
Hotel	0.8%
Information and communications	0.1%
Insurance	3.1%
Jewelry	0.4%
Manufacturing	0.7%
Marine Products	0.0%
Media	0.2%
Medical Office	0.1%

Industry	Purchase Price %
Motor Cycle	0.1%
Office	10.0%
Oil/Gas	0.3%
Packaging	0.1%
Parking	0.0%
Pharmacy	6.7%
Printing Services	0.0%
Professional Services	0.4%
Publishing	0.1%
Quick Service Restaurant	7.1%
Refrigerated Warehousing	1.0%
Residential	0.2%
Restaurant	1.0%
Restaurant – Casual Dining	0.0%
Restaurant – Quick Service	0.2%
Retail	8.7%
Retail – Department Stores	1.0%
Retail – Discount	0.0%
Retail – Hobby/books/music	0.0%
Retail – Home furnishings	0.1%
Retail – Sporting Goods	0.2%
Retail – Wholesale	0.1%
Retail Banking	4.9%
Specialty Retail	2.0%
Storage Facility	0.0%
Supermarket	1.7%
Technology	0.8%
Telecommunications	0.4%
Transportation	0.0%
Travel Centers	0.1%
Utilities	0.1%
100.0%

The purchased properties were 24.3% new and 75.7% used, based on purchase price. As of December 31, 2013, two of the purchased properties are under construction. As of December 31, 2013, three properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

In addition, we will provide upon request to us and without charge, the more detailed information in Part II.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, 66ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011, having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCT became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT,” or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16, 2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

New York REIT, Inc.

New York REIT, Inc., or NYRT, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRT was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRT filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRT had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRT exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of April 14, 2014, the day prior to NYRT’s listing on the New York Stock Exchange (“NYSE”), NYRT had received aggregate gross proceeds of $1.7 billion which includes the sale of 169.8 million shares of common stock in its public offering, $17.0 million from its private offering and $41.5 million from its distribution reinvestment plan. On April 15, 2014, NYRT listed its common stock on the NYSE under the symbol “NYRT,” or the NYRT Listing. In connection with the NYRT Listing, NYRT commenced an offer to purchase up to 23,255,814 shares of its common stock at a price equal to $10.75 per share or an aggregate of $250.0 million in shares of common stock from its stockholders. This offer closed on May 12, 2014 and NYRT purchased 14.2 million shares of its common stock at a purchase price of $10.75 per share, for an aggregate cost of $152.2 million, excluding fees and expenses relating to the offer. As of June 30, 2014, NYRT had 162.2 million shares of NYRT common stock outstanding, including restricted stock, converted preferred shares and shares issued under its distribution reinvestment plan. As of July 31, 2014, NYRT had total real estate-related assets of $2.1 billion, comprised of 22 properties and one preferred equity investment. As of June 30, 2014, NYRT had incurred, cumulatively to that date, $174.9 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $38.1 million for acquisition costs related to its portfolio of properties. On September 17, 2014, the closing price per share of NYRT was $10.45.

Phillips Edison — ARC Shopping Center REIT, Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT co-sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of July 31, 2014, PE-ARC had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 179.5 million shares of common stock in its public offering and $56.4 million from its distribution reinvestment program. As of July 31, 2014, PE-ARC had acquired 122 properties and had total real estate investments at cost of $1.8 billion. As of June 30, 2014, PE-ARC had incurred, cumulatively to that date, $186.6 million in offering costs for the sale of its common stock and $34.6 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of April 6, 2014, the day prior to ARC HT’s listing on the The NASDAQ Global Select Market (“NASDAQ”), ARC HT had received aggregate gross offering proceeds of $1.8 billion, which includes the sale of 174.3 million shares in its public offering and $80.0 million from its distribution reinvestment plan. On April 7, 2014, ARC HT listed its common stock on the NASDAQ under the symbol “HCT,” or the HCT Listing. In connection with the HCT Listing, ARC HT commenced an offer to purchase up to 13,636,364 shares of its common stock at a price equal to $11.00 per share or an aggregate of $150.0 million in shares of common stock from its stockholders. The offer closed on May 2, 2014 and ARC HT purchased 13.6 million of its common stock at a purchase price of $11.00 per share, for an aggregate cost of $150.0 million, excluding fees and expenses related to the offer. As of June 30, 2014, ARC HT had 169.3 million shares of its common stock outstanding, including restricted stock and shares issued under its distribution reinvestment plan. As of July 31, 2014, ARC HT owned 150 healthcare-related properties and one preferred equity investment, with an aggregate purchase price of $2.1 billion. As of June 30, 2014, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $52.3 million for acquisition costs related to its portfolio of properties. On September 17, 2014, the closing price per share of ARC HT was $10.52.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of July 31, 2014, ARC RCA had received aggregate gross proceeds of $532.8 million, which includes the sale of 53.2 million shares in its public offering and $4.2 million from its distribution reinvestment plan. As of July 31, 2014, ARC RCA owned six properties with an aggregate purchase price of $201.7 million. As of June 30, 2014, ARC RCA had incurred, cumulatively to that date, $46.7 million in offering costs for the sale of its common stock and $3.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and has elected to be taxed as a REIT beginning with the taxable year ended December 31, 2013, ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of July 31, 2014, ARC DNAV had received aggregate gross proceeds of $24.0 million, which includes the sale of 2.4 million shares in its public offering and $0.8 million from its distribution reinvestment plan. As of July 31, 2014, ARC DNAV owned 14 properties with an aggregate base purchase price of $34.7 million. As of June 30, 2014, ARC DNAV had incurred, cumulatively to that date, $6.7 million in offering costs from the sale of its common stock and $0.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which included the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Global Select Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. On November 12, 2013, ARCP closed on the two previously announced private placement transactions for the sale and issuance of approximately 15.1 million shares of common stock and approximately 21.7 million shares of a new Series D Cumulative Convertible Preferred Stock. Following the closing of ARCP’s merger with CapLease, Inc., ARCP converted all outstanding Series C Shares into shares of common stock. Pursuant to the limit in the Series C Articles Supplementary on the number of shares of common stock that could be issued upon conversion of Series C Shares, on November 12, 2013, ARCP converted 1.1 million Series C Shares into 1.4 million shares of common stock.

In aggregate, through December 31, 2013, ARCP had received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of December 31, 2013, ARCP owned 1,328 buildings, including properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and ARCT IV's stockholders and closed on January 3, 2014. Effective as of January 8, 2014, ARCP internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which ARCP became a self-administered REIT managed full-time by its own management team. On October 22, 2013, ARCP entered into an Agreement and

Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP subsequently acquired all of the outstanding shares of Cole. The merger was approved by both companies’ boards of directors and stockholders and closed on February 7, 2014.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of July 31, 2014, ARC Global had received aggregate gross proceeds of $1,736.6 million which includes the sale of 173.1 million shares in its public offering and $16.7 million from its distribution reinvestment plan. As of July 31, 2014, ARC Global owned 109 properties with an aggregate base purchase price of $1,141.5 million. As of June 30, 2014, ARC Global had incurred, cumulatively to that date, $180.3 million in offering costs for the sale of its common stock and $32.7 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, was the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of December 31, 2013, ARCT IV had received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of December 31, 2013, ARCT IV owned 1,231 freestanding properties at an aggregate purchase price of $2.2 billion. As of December 31, 2013, ARCT IV had incurred, cumulatively to that date, $197.1 million in offering costs for the sale of its common stock and $55.7 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP subsequently acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV's stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which was declared effective by the SEC on February 14, 2013. As of July 31, 2014, ARC HT II received aggregate gross proceeds of $1.8 billion, which includes the sale of 70.6 million shares in its public offering and $12.9 million from its distribution reinvestment plan. As of July 31, 2014, ARC HT II owned 37 properties with an aggregate purchase price of $277.1 million. As of June 30, 2014, ARC HT II had incurred, cumulatively to that date, $146.8 million in offering costs for the sale of its common stock and $3.7 million for acquisition costs related to its portfolio of properties.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARC RFT filed its registration statement publicly with the SEC on January 22, 2013, which was declared effective by the SEC on February 12, 2013. As of July 31, 2014, ARC RFT received aggregate gross proceeds of $198.0 million from the sale of 7.9 million shares in its public offering and $1.5 million from its distribution reinvestment plan. As of July 31, 2014, ARC RFT’s investments, at amortized cost, were $198.2 million. As of June 30, 2014, ARC RFT had incurred, cumulatively to that date, $18.0 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ended December 31, 2013. ARCT V filed its registration statement publicly with the SEC on March 6, 2013, which was declared effective by the SEC on April 4, 2013. As of July 31, 2014, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 62.1 million shares in its public offering and $55.6 million from its distribution reinvestment plan. As of July 31, 2014, ARCT V owned 463 freestanding properties with an aggregate purchase price of $2.2 billion. As of June 30, 2014, ARCT V had incurred, cumulatively to that date, $173.7 million in offering costs for the sale of its common stock and $45.6 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PE-ARC II was incorporated on June 5, 2013 and qualified as a REIT beginning with the taxable year ended December 31, 2013. PE-ARC II filed its registration statement with the SEC on August 13, 2013, which was declared effective by the SEC on November 25, 2013. As of July 31, 2014, PE-ARC II received aggregate gross proceeds of $291.2 million from the sale of 11.7 million shares in a private placement. As of July 31, 2014, PE-ARC II owned four properties at an aggregate purchase price of $58.0 million. As of June 30, 2014, PE-ARC II had incurred, cumulatively to that date, $29.0 million in offering costs for the sale of its common stock and $0.6 million in acquisition costs related to its portfolio of properties.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of July 31, 2014, BDCA had raised gross proceeds of $1,478.9 million which includes the sale of 132.3 million shares in its public offering and $35.4 million from its distribution reinvestment plan. As of July 31, 2014, BDCA’s investments, at amortized cost, were $1.8 billion. As of June 30, 2014, BDCA had incurred, cumulatively to that date, $143.4 million in offering costs for the sale of its common stock.

American Energy Capital Partners, LP

The American Realty Capital group of companies also has sponsored American Energy Capital Partners, LP, or AEP, a Delaware limited partnership. AEP is American Realty Capital’s first oil and gas limited partnership and was organized on October 30, 2013. AEP was formed to acquire, develop, operate, produce and sell working and other interests in producing and non-producing oil and natural gas properties located onshore in the United States. AEP filed a registration statement with the SEC on December 13, 2013, which was declared effective on May 8, 2014. As of July 31, 2014, AEP had raised gross proceeds of $2.0 million from its initial public offering. As of July 31, 2014, AEP had made no investments. As of June 30, 2014, AEP had incurred, cumulatively to that date, $1.6 million in offering costs relating to the sale of its limited partner interests.

American Realty Capital New York City REIT, Inc.

American Realty Capital New York City REIT, Inc., or ARC NYCR, a Maryland corporation, is the sixteenth publicly offered REIT sponsored by American Realty Capital. ARC NYCR was incorporated on December 19, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. As of July 31, 2014, ARC NYCR received aggregate gross proceeds of $175.7 million from the sale of 7.1 million shares in its public offering. As of July 31, 2014, ARC NYCR owned one property at an aggregate purchase price of $7.3 million. As of June 30, 2014, ARC NYCR had incurred, cumulatively to that date, $6.7 million in offering costs for the sale of its common stock.

United Development Funding Income Fund V

United Development Funding Income Fund V, or UDF V, a Maryland real estate investment trust, is the seventeenth publicly offered REIT sponsored by American Realty Capital. UDF V was formed on October 1, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2014, or the first year in which UDF V commences material operations. UDF V filed its registration statement with the SEC on February 26, 2014 and became effective on July 25, 2014. UDF V was formed to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. As of June 30, 2014, UDF V had raised aggregate gross proceeds of $0.2 million in a private placement. As of June 30, 2014, UDF V had made no investments. As of June 30, 2014, UDF V had incurred, cumulatively to that date, $3.8 million in offering costs from the sale of its common shares of beneficial interest.

American Realty Capital Healthcare Trust III, Inc.

American Realty Capital Healthcare Trust III, Inc., or ARC HT III, a Maryland corporation, is the eighteenth publicly offered REIT sponsored by American Realty Capital. ARC HT III was incorporated on April 24, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. ARC HT III filed its registration statement with the SEC on May 28, 2014 and became effective on August 20, 2014. As of June 30, 2014, ARC HT III received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of June 30, 2014, ARC HT III had not acquired any properties. As of June 30, 2014, ARC HT III had incurred, cumulatively to that date, $1.0 million in offering costs for the sale of its common stock.

American Realty Capital Global Trust II, Inc.

American Realty Capital Global Trust II, Inc., or ARC Global II, a Maryland corporation, is the nineteenth publicly offered REIT sponsored by American Realty Capital. ARC Global II was incorporated on April 23, 2013 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. ARC Global II filed its registration statement with the SEC on June 6, 2014 and became effective on August 26, 2014. As of June 30, 2014, ARC Global II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of June 30, 2014, ARC Global II had not acquired any properties. As of June 30, 2014, ARC Global II had incurred, cumulatively to that date, $1.1 million in offering costs for the sale of its common stock.

American Realty Capital — Retail Centers of America II, Inc.

American Realty Capital — Retail Centers of America II, Inc., or ARC RCA II, a Maryland corporation, is the twentieth publicly offered REIT sponsored by American Realty Capital. ARC RCA II was incorporated on April 23, 2014 and intends to elect and qualify to be taxed as a REIT beginning with the taxable year ending December 31, 2014. ARC RCA II filed its registration statement with the SEC on June 9, 2014, which has not yet been declared effective by the SEC. As of June 30, 2014, ARC RCA II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of June 30, 2014, ARC RCA II had not acquired any properties. As of June 30, 2014, ARC RCA II had incurred, cumulatively to that date, $1.0 million in offering costs for the sale of its common stock.

Business Development Corporation of America II

The American Realty Capital group of companies also has sponsored Business Development Corporation of America II, or BDCA II, a Maryland corporation. BDCA II was organized on April 17, 2014 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. BDCA II filed its registration statement with the SEC on July 15, 2014, which has not yet been declared effective by the SEC. As of June 30, 2014, BDCA II received aggregate gross proceeds of $0.2 million from the sale of 22,222 shares in a private placement. As of June 30, 2014, BDCA II had not made any investments. As of June 30, 2014, BDCA II had incurred, cumulatively to that date, $1.0 million in offering costs for the sale of its common stock.

Liquidity of Public Programs

In order to assist FINRA members in complying with FINRA Rule 2310(b)(3)(D), in this section we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with the NASDAQ Capital Market and, subsequently, the NASDAQ Global Select Market. Through December 31, 2013, American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRT, PE-ARC, ARC HT, ARC RCA, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, ARC RFT, BDCA, PE-ARC II and ARC NYCR.

ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so. Further, ARCT IV was a non-traded REIT until January 3, 2014, when it merged with and into ARCP. ARCT IV’s prospectus for its initial public offering provided that ARCT IV would seek to consummate a sale or merger by the sixth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT IV achieved a sale or merger within the time it contemplated to do so. Additionally, ARC HT was a non-traded REIT until April 7, 2014, when it listed its shares of common stock on The NASDAQ Global Select Market. ARC HT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common stock on a national securities exchange by the eighth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARC HT achieved a listing on a national securities exchange within the time it contemplated to do so. Further, NYRT was a non-traded REIT until April 15, 2014, when it listed its shares of common stock on the New York Stock Exchange. NYRT’s prospectus for its initial public offering provided that it would seek to consummate a listing of its common stock on a national securities exchange by the fifth anniversary of the termination of its initial public offering. By listing its common stock on the New York Stock Exchange, NYRT achieved a listing on a national securities exchange within the time it contemplated to do so. PE-ARC’s prospectus for its initial public offering provided that PE-ARC would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. PE-ARC completed its offering on February 7, 2014.

The prospectus for each of these other public and programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, PE-ARC and ACRT V have completed their primary offering stages. ARC DNAV, ARC Global, ARC RFT, ARC HT II, BDCA and PE-ARC II are in their offering and acquisition stages. Other than ARCT, ARCT III and ARCT IV, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Adverse Business Developments and Conditions

The net losses incurred by the public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held. With respect to ARCT III for the year ended December 31, 2012, 98% of the net losses were attributable to depreciation and amortization expenses; and for the year ended December 31, 2011, 95% of the net losses were attributable to acquisition and transaction related expenses. With respect to ARCT IV for the year ended December 31, 2013, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2012, 91% of the net losses were attributable to acquisition and transaction related expenses. With respect to PE-ARC for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses; for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to acquisition and transaction related expenses and general and administrative expenses. With respect to ARC HT for the years ended December 31, 2013 and 2012, the entire net loss was attributable to depreciation and amortization expenses and for the year ended December 31, 2011, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses. With respect to ARCT V for the year ended December 31, 2013, the entire net loss was attributable to acquisition and transaction related expenses. With respect to NYRT for the years ended December 31, 2013, 2012 and 2011, the net loss was attributable to depreciation and amortization expenses; and for the year ended December 31, 2010, the net losses were primarily attributable to depreciation and amortization and acquisition and transaction related expenses.

As of December 31, 2013, our sponsor’s public programs have purchased 4,121 properties. From 2008 to 2013, our sponsor’s programs referenced above have experienced a non-renewal of 91 leases, 81 of which have been leased to new tenants. Additionally, during this time our sponsor’s programs have experienced a renewal of 141 leases. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.”

Description of Securities

The first parenthetical in the second paragraph under the heading “Description of Securities — Dissolution or Termination of the Company” on page 223 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“(including an entity under common control with the parent of our sponsor)”

The following disclosure hereby replaces in its entirety the section “Experts” contained on page 251 of the Prospectus.

“EXPERTS

The financial statements of the Barceló Portfolio as of December 31, 2012 and for the year then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of W2007 Grace I, LLC and Subsidiaries at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of American Realty Capital Hospitality Trust, Inc. as of December 31, 2013, and for the year then ended, and the combined financial statements and schedule of the Barceló Portfolio (Predecessor) as of December 31, 2013 and for the year then ended have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.”

Incorporation by Reference

The following disclosure is hereby added after the “Experts” section on page 251 of the Prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any other subsequently filed prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, as supplemented, or the registration statement of which this prospectus, as supplemented, is a part.

You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at the website maintained by or on behalf of our sponsor, http://www.americanrealtycap.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on April 7, 2014;
•	Annual Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 15, 2014 and for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014; and
•	Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 15, 2014; February 4, 2014; March 27, 2014; May 30, 2014; June 2, 2014; June 3, 2014; June 4, 2014; August 29, 2014; September 12, 2014; and September 18, 2014.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at One Beacon Street, 14th Floor, Boston, MA 02108, 1-877-373-2522, Attn: Investor Services. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Prior Performance Tables

The prior performance tables contained in Appendix A of the Prospectus are hereby replaced with prior performance tables attached to this Supplement No. 4 as Appendix A. The revised prior performance tables supersede and replace the prior performance tables contained in the Prospectus.

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 4 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offering subscription agreement attached to this Supplement No. 4 as Appendix C-2. The revised form of multi-offering subscription agreement supersedes and replaces the prior form of multi-offering subscription agreement contained in the Prospectus.

Privacy Policy Notice

The reference to “Amy B. Boyle” on page 3 of Appendix G of the Prospectus is hereby replaced with “Nicholas Radesca.”

Annex A

In connection with our entry into a Real Estate Sale Agreement to acquire 126 hotels, the unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 we filed on June 2, 2014 with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K is hereby superseded by the attached Annex A to this Supplement No. 7.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. The parent of our sponsor’s prior public programs described in the following tables have investment objectives similar to ours. The parent of our sponsor considers programs that aim to preserve and protect investors' capital, provide stable cash distributions and generate capital appreciation to have investment objectives similar to those of our company. For additional information see the section entitled “Prior Performance Summary” in the prospectus.

Certain of the tables below provide information with respect to ARCT. ARCT was a public program sponsored by the parent of our sponsor. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

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TABLE 1

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013. Information includes the dollar amount offered and raised, the length of the offering and the number of months to invest 90% of the amount available for investment.

(dollars in thousands)	ARCT(1)	ARCT III(2)	ARCT IV	PE-ARC		HCT		ARCT V		NYRT
Dollar amount offered	$1,500,000	$1,500,000	$1,500,000	$1,785,000		$1,500,000		$1,700,000		$1,500,000
Dollar amount raised(3)	1,695,813	1,750,291	1,753,560	1,741,472		1,791,198		1,557,640		1,697,677	(4)
Length of offerings (in months)	39	23	19	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Months to invest 90% of amount available for investment (from beginning of the offering)	39	18	14	N/A	(6)	32		N/A	(6)	40

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private programs.
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012.
(3)	As of December 31, 2013. Includes share proceeds received through distribution reinvestment plans and shares reallocated from distribution reinvestment plans to the primary offerings.
(4)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(5)	These offerings are closed, but a liquidity event has not occurred as of December 31, 2013.
(6)	As of December 31, 2013 these offerings are still in the investment period and have not invested 90% of the amount offered. Assets are acquired as equity becomes available.

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TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013.

	ARCT(2)					ARCT III(3)			ARCT IV
(dollars in thousands, except per share data)	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Period From August 17, 2007 (Date of Inception) to December 31, 2007	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From October 15, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2013	Period From February 14, 2012 (Date of Inception) to December 31, 2012
Summary Operating Results
Gross revenues	$129,120	$44,773	$14,964	$5,546	$—	$49,971	$795	$—	$89,382	$414
Operating expenses	$113,981	$36,919	$9,473	$3,441	$1	$75,580	$2,884	$—	$139,559	$2,970
Operating income (loss)	$15,139	$7,854	$5,491	$2,106	$(1)	$(25,609)	$(2,089)	$—	$(50,177)	$(2,556)
Interest expense	$(37,373)	$(18,109)	$(10,352)	$(4,774)	$—	$(7,500)	$(36)	$—	$(21,505)	$—
Net income (loss)-GAAP basis	$(23,955)	$(9,652)	$(4,315)	$(4,283)	$(1)	$(32,151)	$(2,124)	$—	$(71,659)	$(2,537)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$49,525	$9,864	$(2,526)	$4,013	$(200)	$5,542	$(1,177)	$—	$19,314	$(2,170)
Net cash flows provided by (used in) investing activities	$(1,203,365)	$(555,136)	$(173,786)	$(97,456)	$—	$(1,499,605)	$(72,453)	$—	$(2,156,838)	$(76,916)
Net cash flows provided by (used in) financing activities	$1,155,184	$572,247	$180,435	$94,330	$—	$1,632,005	$89,813	$—	$2,024,247	$214,788
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$86,597	$20,729	$3,176	$445	$—	$55,611	$565	$—	$90,520	$801
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$51.07	$34.32	$21.96	$37.97	$—	$31.78	$5.50	$—	$51.62	$3.14
From operations and sales of properties	$26.38	$16.33	$—	$25.26	$—	$3.17	$—	$—	$11.01	$—
From all other sources (financing or offering proceeds)	$24.69	$17.99	$21.96	$12.71	$—	$28.61	$5.50	$—	$40.61	$3.14
Summary Balance Sheet
Total assets (before depreciation)	$2,232,151	$946,831	$350,569	$167,999	$938	$1,741,260	$90,496	$402	$2,274,944	$217,048
Total assets (after depreciation)	$2,130,575	$914,054	$339,277	$164,942	$938	$1,709,383	$89,997	$402	$2,218,446	$216,743
Total liabilities	$730,371	$411,390	$228,721	$163,183	$739	$252,386	$6,541	$202	$809,400	$2,733
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

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	PE-ARC					HCT
(dollars in thousands, except per share data)	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 13, 2009 (Date of Inception) to December 31, 2009	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Period From August 23, 2010 (Date of Inception) to December 31, 2010
Summary Operating Results
Gross revenues	$73,165	$17,550	$3,529	$98	$—	$125,353	$35,738	$3,314	$—
Operating expenses	$75,184	$18,804	$5,234	$808	$—	$132,340	$37,209	$6,242	$1
Operating income (loss)	$(2,019)	$(1,254)	$(1,705)	$(710)	$—	$(6,987)	$(1,471)	$(2,928)	$(1)
Interest expense	$(10,511)	$(3,020)	$(811)	$(38)	$—	$(15,843)	$(9,184)	$(1,191)	$—
Net income (loss)-GAAP basis	$(12,350)	$(4,273)	$(2,516)	$(747)	$—	$(22,172)	$(10,637)	$(4,117)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$18,540	$4,033	$593	$201	$—	$53,011	$7,793	$(2,161)	$(1)
Net cash flows provided by (used in) investing activities	$(776,219)	$(198,478)	$(56,149)	$(21,249)	$—	$(942,718)	$(452,546)	$(53,348)	$—
Net cash flows provided by (used in) financing activities	$1,210,275	$195,130	$61,818	$21,555	$200	$979,285	$453,584	$60,547	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$38,007	$3,673	$873	$—	$—	$95,839	$14,474	$675	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$54.12	$56.43	$58.07	$—	$—	$53.50	$29.48	$91.49	$—
From operations and sales of properties	$26.40	$56.43	$39.44	$—	$—	$25.11	$15.87	$—	$—
From all other sources (financing or offering proceeds)	$27.72	$—	$18.62	$—	$—	$28.39	$13.61	$91.49	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,767,110	$337,167	$87,463	$22,831	$1,143	$1,821,923	$711,930	$173,923	$844
Total assets (after depreciation)	$1,721,527	$325,410	$85,192	$22,713	$1,143	$1,734,573	$690,668	$172,315	$844
Total liabilities	$251,995	$173,139	$58,007	$21,556	$943	$298,829	$243,381	$118,490	$645
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-4

	ARCT V	NYRT
(dollars in thousands, except per share data)	Period From January 22, 2013 (Date of Inception) to December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Period From October 6, 2009 (Date of Inception) to December 31, 2009
Summary Operating Results
Gross revenues	$24,289	$55,887	$15,422	$7,535	$2,377	$—
Operating expenses	$47,105	$67,266	$16,787	$6,888	$3,179	$1
Operating income (loss)	$(22,816)	$(11,379)	$(1,365)	$647	$(802)	$(1)
Interest expense	$(485)	$(10,673)	$(4,994)	$(3,910)	$(1,070)	$—
Net income (loss)-GAAP basis	$(20,797)	$(19,311)	$(6,372)	$(3,265)	$(1,871)	$(1)
Summary Statement of Cash Flows
Net cash flows provided by (used in) operating activities	$(13,617)	$9,428	$3,030	$263	$(1,234)	$1
Net cash flows provided by (used in) investing activities	$(1,225,532)	$(1,309,508)	$(145,753)	$(25,736)	$(30,729)	$—
Net cash flows provided by (used in) financing activities	$1,340,325	$1,528,103	$137,855	$35,346	$32,312	$1
Amount and Source of Distributions
Total distributions paid to common stockholders(1)	$35,277	$36,642	$6,703	$970 (4)	$— (4)	$—
Distribution data per $1,000 invested:
Total distributions paid to common stockholders	$22.65	$21.58	$38.28	$22.27	$—	$—
From operations and sales of properties	$—	$5.55	$17.30	$6.04	$—	$—
From all other sources (financing or offering proceeds)	$22.65	$16.03	$20.98	$16.23	$—	$—
Summary Balance Sheet
Total assets (before depreciation)	$1,362,322	$2,089,488	$380,113	$141,139	$70,948	$954
Total assets (after depreciation)	$1,347,375	$2,048,305	$367,850	$136,964	$69,906	$954
Total liabilities	$35,561	$599,046	$225,419	$85,773	$45,781	$755
Estimated per share value	N/A	N/A	N/A	N/A	N/A	N/A

N/A — not applicable.

(1)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans.
(2)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011. In March 2012, ARCT became a self-administered REIT and listed its common stock on The NASDAQ Global Select Market. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT's shares was suspended at market close on that date.
(3)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP.
(4)	Excludes distributions related to private placement programs.
A-5

TABLE IV

RESULTS OF COMPLETED PROGRAMS

Table IV includes the operations of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013.

Program name (dollars in thousands)	ARCT(1)		ARCT III(2)		ARCT IV(3)		PE-ARC		HCT		ARCT V		NYRT
Date of program closing or occurrence of liquidity event	3/1/2012		2/26/2013		1/3/2014		N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Duration of program (months)	50		23		19		N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Dollar amount raised	$1,695,813		$1,750,291		$1,753,560		$1,741,472		$1,791,198		$1,557,640		$1,697,677	(4)
Annualized Return on Investment	8.7	%(6)	22.0	%(7)	17.4	%(7)	N/A	(5)	N/A	(5)	N/A	(5)	N/A	(5)
Median Annual Leverage	31.9%		15.0%		0.0%		50.1%		15.8%		0.8%		28.2%
Aggregate compensation paid or reimbursed to the sponsor or its affiliates	$184,213		$190,897		$193,486		$158,925		$190,285		$173,491		$161,696

(1)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011 and excludes proceeds received through private programs. On March 1, 2012, ARCT became a self-administered REIT and listed it common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation. Pursuant to the terms of the merger agreement, each share of ARCT common stock was converted into (i) $0.35 in cash, (ii) 0.2874 of a share of common stock of Realty Income Corporation and (iii) cash payable in lieu of any fractional shares of common stock of Realty Income Corporation. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion.
(2)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012. On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT III's common stock was converted into the right to receive (i) 0.95 of a share of common stock of ARCP for those stockholders of ARCT III or (ii) $12.00 in cash. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(3)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP. Pursuant to the terms of the merger agreement, each share of ARCT IV's common stock was converted into the right to receive: (i) $9.00 in cash; (ii) 0.5190 of a share of common stock of ARCP's common stock; and (iii) 0.5937 of a share of ARCP's 6.70% Series F Cumulative Redeemable Preferred Stock. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.
(4)	Excludes gross proceeds of $17.0 million received in a private placement during the year ended December 31, 2010.
(5)	These programs have closed, but a liquidity event has not occurred as of December 31, 2013.
(6)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering. The aggregate amount distributed to investors includes distributions paid during the offering plus the shares outstanding multiplied by the volume weighted daily average price for the 30 day measurement period as defined in the incentive listing fee agreement.
(7)	Annualized return on investment was calculated as (a) the difference between the aggregate amounts distributed to investors and invested by investors, divided by (b) the aggregate amount invested by investors, divided by (c) the months of the offering. The aggregate amount distributed to investors includes distributions paid during the offering and the shares outstanding at the time of the sale multiplied by the price paid per share.

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TABLE V

SALES OR DISPOSALS OF PROGRAM

Table V summarizes the sales or disposals of properties by ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination, ARCT IV from its inception on February 14, 2012 to December 31, 2013, PE-ARC from its inception on October 13, 2009 to December 31, 2013, HCT from its inception on August 23, 2010 to December 31, 2013, ARCT V from its inception on January 22, 2013 to December 31, 2013, and NYRT from its inception on October 6, 2009 to December 31, 2013.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties Including Closing and Soft Costs			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
Property (dollars in thousands)	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
ARCT(6):
PNC Bank Branch – New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305

ARCT III(7)
ARCT IV:(8)
PE-ARC: Not applicable
HCT: Not applicable
ARCT V: Not applicable
NYRT: Not applicable

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a prorata share of the offering costs. There were no carried interests received in Lieu of commissions on connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.
(6)	On March 1, 2012, ARCT became a self-administered REIT and listed it common stock on the NASDAQ Global Select Market. ARCT's closing price per share on March 1, 2012 was $10.49. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation and all of ARCT's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT stockholders of $2.2 billion.
(7)	On February 26, 2013, ARCT III merged with and into a subsidiary of ARCP and all of ARCT III's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT III stockholders of $2.4 billion.
(8)	On January 3, 2014, ARCT IV merged with and into a subsidiary of ARCP and all of ARCT IV's properties were acquired pursuant to the merger agreement. This liquidity event resulted in proceeds to ARCT IV stockholders of $2.1 billion.

A-7

Appendix C-1

AMERICAN REALTY CAPITAL
Hospitality Trust, Inc.

American Realty Capital Hospitality Trust, Inc.
SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. **IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.**

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE SEPTEMBER 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, ARC Hospitality and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment

☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")**

▸ State in which sale was made: ______

☐ Initial Investment

☐ Additional Investment:

Acct# ______________

Investment Amount

$ ______________________

▸ *$2,500 minimum investment*

▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

■ **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.

■ **For all other investments:**

▸ **For ARC Hospitality, make checks payable to** ***(except ARC Hospitality investors in PA, OH and WA)***: American Realty Capital Hospitality Trust, Inc.

▸ **For ARC Hospitality investors in PA, OH and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Hospitality Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership *(Non-Qualified)*

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*

State of ______ Custodian for ______________

☐ **Estate** – *Personal representative signature required.*

Name of Executor: ______________

Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*

Name of Trustee: ______________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ______________

Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ______________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

C-1-1

EFFECTIVE SEPTEMBER 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete the attached Substitute Form W-9.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Place of Birth: ______ City ______ State/Province ______ Country ______

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

C-1-2

5

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Distributions

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*

☐ **Mail Check** to the address of record

☐ **Send to Custodial Account** listed in Section 3

☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

☐ **Volume Discount: To be completed by purchaser after discussion with broker-dealer.**

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

3 *I/we authorize AAmerican Realty Capital Hospitality Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as "Issuer") to deposit my/our distribution/dividend to my/our checking or savings account. This authority will remain in force until I/we notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my/our account, they are authorized to debit my/our account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at any time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

5a

Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ____________________

Mailing Address ____________________

City, State, Zip ____________________

Account # ____________________

Bank's ABA/Routing # ____________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Hospitality Trust, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Owner Signature ____________________ Date (mm/dd/yyyy) ____________

Co-Owner Signature (if applicable) ____________________ Date (mm/dd/yyyy) ____________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ____________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

EFFECTIVE SEPTEMBER 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-3

C-1-4

C-1-5

C-1-6

C-1-7

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

EFFECTIVE SEPTEMBER 18, 2014: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-1-8

C-1-9

Appendix C-2

ARC Daily NAV | ARC HT II | ARC Retail | ARC RFT | BDCA | Grocery Center REIT II | ARC Hospitality | NYC REIT | AECP

EFFECTIVE SEPTEMBER 18, 2014
PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

MULTI-OFFERING SUBSCRIPTION AGREEMENT

AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, KENTUCKY, MARYLAND, MASSACHUSETTS, NEBRASKA, NORTH CAROLINA OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS SUBSCRIPTION AGREEMENT.

IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

SUBSCRIPTION AGREEMENT

9

C-2-1

EFFECTIVE SEPTEMBER 18, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, AECP and its affiliates, as well as AECP's Manager and its affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus and Section 6 of this Subscription Agreement for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail ** *(or)* ☐ *Institutional *** ☐ Additional Investment ☐ *Retail ** *(or)* ☐ *Institutional *** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York City REIT, Inc. ("NYC REIT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Energy Capital Partners, LP ("AECP")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Daily NAV** *(except ARC Daily NAV investors in PA)*, **ARC-HT II, ARC Retail, ARC RFT** *(except ARC RFT investors in PA)*, **BDCA, Grocery Center REIT II** *(except Grocery Center REIT II investors in PA)*, **ARC Hospitality** *(except ARC Hospitality investors in PA, OH and WA)* **and NYC REIT make checks payable to the respective offering:** American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison - ARC Grocery Center REIT II, Inc. (or) American Realty Capital Hospitality Trust, Inc. (or) American Realty Capital New York City REIT, Inc.
  - **For ARC Daily NAV investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC RFT investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.
  - **For Grocery Center REIT II Investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for Phillips Edison-ARC Grocery Center REIT II, Inc.
  - **For ARC Hospitality Investors in OH, PA, and WA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Hospitality Trust, Inc.
  - **For AECP investors in AZ and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Energy Capital Partners, LP

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
  State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.*
  Name of Executor: ______
  Include a copy of the court appointment.
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
  Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death(1)** – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______
  Include title and signature pages.

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

C-2-2

EFFECTIVE SEPTEMBER 18, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete the attached substitute IRS Form W-9 (the "Substitute Form W-9") in Section 6b.

* If non-resident alien, investor must submit the appropriate IRS Form W-8 **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete the attached Substitute Form W-9.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Place of Birth: ______ (City) ______ (State/Province) ______ (Country)

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

C-2-3

EFFECTIVE SEPTEMBER 18, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder's initial purchase of our shares.*

Distributions

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

☐ **Reinvest/Distribution Reinvestment Plan**[2] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
☐ **Mail Check** to the address of record
☐ **Send to Custodial Account** listed in Section 3
☐ **Cash/Direct Deposit**[3] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

C-2-4

C-2-5

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, Nebraska, North Carolina or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus and in this Section 6; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, an investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles).*		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division, with the exception of Business Development Corporation of America.		
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only :		
I/We acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/We am/are purchasing shares for my/our own account.		
I/We acknowledge that shares are not liquid.		
If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC Daily NAV shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles).*		
Iowa residents only: The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Daily NAV shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Daily NAV for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC Daily NAV securities registered with the Missouri Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Daily NAV and its affiliates may not exceed ten percent (10%) of his or her net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		

EFFECTIVE SEPTEMBER 18, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-6

C-2-7

EFFECTIVE SEPTEMBER 18, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only *(Continued)*:		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the ARC-HT II securities registered by ARC-HT II for this offering with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC-HT II and in other non- traded real estate investment trusts shall not exceed ten percent (10%) of his or her liquid net worth.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC-HT II offering shall not exceed 10% of the investor's liquid net worth.		
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investors' maximum investment in shares of ARC Retail limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: In addition to the general suitability requirements described above, the maximum investment allowable in ARC Retail and its affiliates is 10% of an Iowa investor's net worth.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC Retail shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC Retail and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC Retail for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC Retail for this offering with the Securities Division.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC Retail and its affiliates may not exceed ten percent (10%) of his or her net worth.

C-2-8

EFFECTIVE SEPTEMBER 18, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital – Retail Centers of America, Inc. ("ARC Retail") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC Retail.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. An Ohio investor's aggregate investment in ARC Retail and its affiliates may not exceed ten percent (10%) of his or her net worth.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC Retail for a Pennsylvania investor is 10% of his or her net worth.		
Washington residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates also cannot exceed 10% of the Washington resident's net worth.		
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, investors' maximum investment in ARC RFT shares will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobile).		
Iowa residents only: The maximum investment allowable in ARC RFT and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest, in the aggregate, no more than 10% of their liquid net worth in ARC RFT shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in ARC RFT and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan residents only: The maximum investment allowable in ARC RFT for a Michigan investor is 10% of his or her net worth.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor's liquid net worth shall be invested in the securities registered by ARC RFT for this offering with the Securities Division.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico investor's aggregate investment in ARC RFT and its affiliates may not exceed ten percent (10%) of his or her net worth.

C-2-9

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For ARC Realty Finance Trust, Inc. ("ARC RFT") Investors Only *(Continued)*:		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability requirements described above, they have a net worth of at least ten times their investment in ARC RFT.		
Ohio residents only: An investor must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least \$250,000 or (b) an annual gross income of at least \$70,000 and a net worth of at least \$70,000. The investor's maximum investment in ARC RFT and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		
Pennsylvania residents only: The maximum investment allowable in ARC RFT for a Pennsylvania investor is 10% of his or her net worth.		
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
California residents only: In addition to the general suitability requirements described above, each California investor's maximum investment in BDCA shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles)*.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of \$85,000 and annual gross income of \$85,000 or (b) a liquid net worth of \$300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
Iowa residents only: Investors who reside in the state of Iowa must have either (a) a liquid net worth of \$85,000 and annual gross income of \$85,000 or (b) a liquid net worth of \$300,000. Additionally, an Iowa investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. "Liquid net worth" is that portion of his or her total net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

EFFECTIVE SEPTEMBER 18, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-10

C-2-11

EFFECTIVE SEPTEMBER 18, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Phillips Edison - ARC Grocery Center REIT II, Inc. ("Grocery Center REIT II") Investors Only:		
Iowa residents only: The maximum investment allowable in Grocery Center REIT II and its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in Grocery Center REIT II shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the Grocery Center REIT II offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Michigan and Pennsylvania residents only: A Michigan or Pennsylvania investor cannot invest more than 10% of his or her net worth in Grocery Center REIT II.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the Grocery Center REIT II securities registered with the Securities Division.		
New Jersey residents only: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in Grocery Center REIT II, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development programs, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.		
New Mexico and Ohio residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. A New Mexico and Ohio investor's aggregate investment in Grocery Center REIT II, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: In addition to the general suitability requirements described above, shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.		
Oregon residents only: An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in Grocery Center REIT II and its affiliates also cannot exceed 10% of the Oregon resident's net worth.		

American Realty Capital Hospitality Trust, Inc. ("ARC Hospitality") Investors Only:		
I/we have received the final prospectus of ARC Hospitality at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Hospitality, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
California residents only: In addition to the general suitability requirements described above, a California investors' maximum investment in the ARC Hospitality will be limited to 10% of the investor's net worth (exclusive of home, home furnishings and automobiles).		
Iowa residents only: The maximum investment allowable in ARC Hospitality and its affiliates is 10% of an Iowa investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kansas residents only: In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARC Hospitality and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

C-2-12

C-2-13

C-2-14

C-2-15

C-2-16

C-2-17

C-2-18

C-2-19

6b Continued

Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9 *(Continued)*

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)
2 – The United States or any of its agencies or instrumentalities
3 – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities
5 – A corporation
6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States
7 – A futures commission merchant registered with the Commodity Futures Trading Commission
8 – A real estate investment trust
9 – An entity registered at all times during the tax year under the Investment Company Act of 1940
10 – A common trust fund operated by a bank under section 584(a)
11 – A financial institution
12 – A middleman known in the investment community as a nominee or custodian
13 – A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete the Substitute Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B – The United States or any of its agencies or instrumentalities
C – A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities
D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E – A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G – A real estate investment trust
H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I – A common trust fund as defined in section 584(a)
J – A bank as defined in section 581
K – A broker
L – A trust exempt from tax under section 664 or described in section 4947(a)(1)
M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

- *Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.*
- *Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.*
- *Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.*
- *Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.*

EFFECTIVE SEPTEMBER 18, 2014 : PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

C-2-20

C-2-21

C-2-22

ANNEX A

American Realty Capital Hospitality Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 and
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Three Months
Ended March 31, 2014 and for the Year Ended December 31, 2013

Barceló Portfolio Acquisition

The unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared through the application of pro forma adjustments to the historical Condensed Consolidated Statements of Operations of American Realty Capital Hospitality Trust, Inc. (the “Company” and “ARC Hospitality”) reflecting the fee simple interest in three hotel properties, one hotel property subject to an operating lease, and equity interests in two joint ventures that each own a hotel property (the “Barceló Portfolio”) which were acquired on March 21, 2014.

The unaudited Pro Forma Condensed Consolidated Statements of Operations and the related pro forma adjustments for the three months ended March 31, 2014 and year ended December 31, 2013 were prepared as if the acquisition of the Barceló Portfolio (the “Barceló Transaction”) occurred on January 1, 2013 and should be read in conjunction with the Company’s historical condensed consolidated financial statements and notes thereto and the Barceló Portfolio’s historical combined financial statements and notes thereto. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Barceló Portfolio on January 1, 2013, nor does it purport to present the future results of operations of the Company. Certain nonrecurring transactional expenses have been excluded from the unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 and for the year ended December 31, 2013. These expenses are shown as a direct charge to accumulated deficit on the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014.

No pro forma adjustments were made to the unaudited Pro Forma Condensed Consolidated Balance Sheet for the Barceló Acquisition as it is already reflected in the historical Condensed Consolidated Balance Sheet as of March 31, 2014 for the Company.

Grace Portfolio Acquisition

The unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared through the application of pro forma adjustments to the historical Condensed Consolidated Balance Sheet and Statements of Operations of the Company reflecting the recent Real Estate Sale Agreement (the “Agreement”) entered into by a wholly owned subsidiary of the Company’s operating partnership and W2007 Equity Inns Realty, LLC, W2007 Equity Inns Realty, L.P., W2007 EQI Urbana Partnership, L.P., W2007 EQI Seattle Partnership, L.P., W2007 EQI Savannah 2 Partnership, L.P., W2007 EQI Rio Rancho Partnership, L.P., W2007 EQI Orlando Partnership, L.P., W2007 EQI Orlando 2 Partnership, L.P., W2007 EQI Naperville Partnership, L.P., W2007 EQI Milford Partnership, L.P., W2007 EQI Louisville Partnership, L.P., W2007 EQI Knoxville Partnership, L.P., W2007 EQI Jacksonville Partnership, L.P., W2007 EQI Indianapolis Partnership, L.P., W2007 EQI Houston Partnership, L.P., W2007 EQI HI Austin Partnership, L.P., W2007 EQI East Lansing Partnership, L.P., W2007 EQI Dalton Partnership, L.P., W2007 EQI College Station Partnership, L.P., W2007 EQI Carlsbad Partnership, L.P., W2007 EQI Augusta Partnership, L.P. and W2007 EQI Asheville Partnership, L.P. (collectively, the “Sellers”). Each of the Sellers is a wholly owned subsidiary of W2007 Grace I, LLC (“Grace”), which is indirectly owned by one or more Whitehall Real Estate Funds controlled by The Goldman Sachs Group, Inc. Pursuant to the Agreement, one or more subsidiaries of the Company will acquire fee simple or leasehold interests held by the Sellers in each of the 126 hotels (“Grace Portfolio”).

The pending acquisition of the Grace Portfolio (the “Grace Transaction”) is expected to close during the fourth quarter of 2014. Although the Company has entered into the Agreement relating to the acquisition of the Grace Portfolio, there is no guarantee that the Company be able to consummate the acquisition of such assets. Accordingly, the Company cannot assure that the Grace Portfolio as presented in the unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statements of Operations will be completed based on the terms of the Grace Transaction or at all.

The unaudited Pro Forma Condensed Consolidated Balance Sheet and the unaudited Pro Forma Condensed Consolidated Statements of Operations assume that the Grace Transaction includes all 126 hotels in the Grace Portfolio. The Company has the right under the Agreement to exclude certain fee simple or leasehold interests of the 126 hotels from the Grace Portfolio acquisition.

The unaudited Pro Forma Condensed Consolidated Balance Sheet and the related pro forma adjustments for March 31, 2014 were prepared as if the Grace Transaction occurred on March 31, 2014 and should be read in conjunction with the Company’s historical condensed consolidated financial statements and notes thereto and Grace’s historical condensed consolidated financial statements and notes thereto. The unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been had the Company acquired the Grace Portfolio as of March 31, 2014 nor does it purport to present the future financial position of the Company.

The unaudited Pro Forma Condensed Consolidated Statements of Operations and the related pro forma adjustments for the three months ended March 31, 2014 and the year ended December 31, 2013 were prepared as if the Grace Transaction occurred on January 1, 2013 and should be read in conjunction with the Company’s historical condensed consolidated financial statements and notes thereto and Grace’s historical condensed consolidated financial statements and notes thereto. The unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Grace Portfolio on January 1, 2013, nor does it purport to present the future results of operations of the Company. Certain nonrecurring transactional expenses have been excluded from the unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2014 and for the year ended December 31, 2013. These expenses are shown as a direct charge to accumulated deficit on the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014.

American Realty Capital Hospitality Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands)

	ARC Hospitality (A)	Grace (B)	Pro Forma Combined	Pro Forma Adjustments		ARC Hospitality Pro Forma
	March 31, 2014	March 31, 2014	March 31, 2014	March 31, 2014		March 31, 2014
Assets
Real estate investments:
Land	$12,133	$277,500	$289,633	$21,773	C	$311,406
Buildings and improvements	78,335	1,160,201	1,238,536	91,030	C	1,329,566
Furniture, fixtures and equipment	4,793	324,203	328,996	25,437	C	354,433
Leases	8,246	13,253	21,499	11,603	C	33,102
Total real estate investments	103,507	1,775,157	1,878,664	149,843		2,028,507
Less: accumulated depreciation and amortization	(122)	(400,815)	(400,937)	400,815	D	(122)
Total real estate investments, net	103,385	1,374,342	1,477,727	550,658		2,028,385
Cash and cash equivalents	3,644	20,947	24,591	(3,177)	E	21,414
Restricted cash	2,669	55,712	58,381	(45,681)	F	12,700
Investments in unconsolidated entities	5,000	—	5,000	—		5,000
Accounts receivable, net	—	9,221	9,221	(263)	G	8,958
Prepaid expenses and other assets	3,003	5,330	8,333	(2,237)	H	6,096
Deferred financing fees, net	1,598	550	2,148	11,403	I	13,551
Deferred franchise fees, net	—	3,407	3,407	12,343	J	15,750
Total Assets	$119,299	$1,469,509	$1,588,808	$523,046		$2,111,854
Liabilities and Stockholders' Equity
Mortgage notes payable	$45,500	$1,160,912	$1,206,412	$(184,912)	K	$1,021,500
Promissory notes payable	64,849	—	64,849	—		64,849
Redeemable equity instruments	—	—	—	451,000	K	451,000
Accounts payable and accrued expenses	10,118	66,411	76,529	(31,808)	L	44,721
Due to affiliate	3,214	—	3,214	30,685	M	33,899
Total liabilities	123,681	1,227,323	1,351,004	264,965		1,615,969
Preferred stock	—	101,206	101,206	(101,206)	K	—
Common stock	1	—	1	244	K	245
Additional paid-in capital	905	—	905	537,608	K	538,513
Accumulated deficit	(5,288)	(34,020)	(39,308)	(3,565)	N	(42,873)
Non-controlling equity purchase option	—	175,000	175,000	(175,000)	O	—
Total stockholders' equity	(4,382)	242,186	237,804	258,081		495,885
Total Liabilities and Stockholders' Equity	$119,299	$1,469,509	$1,588,808	$523,046		$2,111,854

Notes to unaudited Pro Forma Condensed Consolidated Balance Sheet

A	Reflects the historical Condensed Consolidated Balance Sheet of the Company as of the date indicated.
B	Reflects the historical Condensed Consolidated Balance Sheet of Grace as of the date indicated.
C	Represents an adjustment to real estate investments as estimated by the Company's initial purchase price allocations, see table below.

(in thousands)	Grace Portfolio(1)	Pro Forma Adjustment	Estimated Purchase Price Allocation(2)
Land	$277,500	$21,773	$299,273
Buildings and improvements	1,160,201	91,030	1,251,231
Furniture, fixtures and equipment	324,203	25,437	349,640
Leases	13,253	11,603	24,856
Total real estate investments	$1,775,157	$149,843	$1,925,000

(1)	Per the March 31, 2014 condensed consolidated financial statements and notes to the condensed consolidated financial statements of Grace.
(2)	The current aggregate contract purchase price for the Grace Portfolio is $1.925 billion, exclusive of closing costs and subject to certain adjustments at closing. This purchase price includes all 126 hotels in the Grace Portfolio and is subject to change at closing. In accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company allocates the purchase price of acquired entities to identifiable tangible and intangible assets acquired based on their respective estimated fair values. The allocation presented in the pro forma financial statements is an estimate based upon the carrying value in Grace’s historical financial statements adjusted by estimated fair values that the Company calculated as part of the Company’s due diligence. The Company considered whether any intangibles existed with respect to management agreements, franchise agreements and customer lists and determined that the fair value would be immaterial. The Company has engaged a third-party appraisal firm to conduct a purchase price allocation for the acquisition of the Grace Portfolio and the third-party appraisal firm will determine the useful lives of the assets acquired in accordance with Accounting Standard Codification Topic 360 — Property, Plant, and Equipment. This purchase price allocation will be completed within one year of the closing date of the Grace Transaction. See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for details on the pro forma capital structure as a result of the Grace Transaction.
D	Represents the removal of prior accumulated depreciation per Grace's condensed consolidated financial statements as it is assumed the Grace Portfolio real estate investments were purchased as of the balance sheet presented.

E	For the cash and cash equivalents activity as a result of the Grace Transaction, see table below.

(in thousands)	ARC Hospitality	Grace		Cash Inflows to Close Transaction		Cash Outflows to Close Transaction		Total
Per March 31, 2014 balance sheets	$3,644	$20,947		$—		$—		$24,591
Corporate level cash	—	(3,177	)(1)	—		—		(3,177)
Subtotal	3,644	17,770	(2)	—		—		21,414
Capital required to close transaction
Mortgage debt	—	—		865,000	(3)(4)	—		865,000
Mezzanine debt	—	—		111,000	(3)(4)	—		111,000
Class A units	—	—		451,000	(3)(5)	—		451,000
Common equity	—	—		498,000	(3)	—		498,000
Acquisition of real estate investments	—	—		—		(1,925,000	)(6)	(1,925,000)
Cash and cash equivalents	—	—		17,770	(2)(10)	(17,770	)(2)	—
Accounts receivable, net	—	—		8,958	(7)(10)	(8,958	)(7)	—
Prepaid expenses and other assets	—	—		3,093	(8)(10)	(3,093	)(8)	—
Restricted cash	—	—		10,031	(9)(10)	—		10,031
Total capital required to close transaction	3,644	17,770		1,964,852	(10)	(1,954,821)		31,445
Less: restricted cash	—	—		—		—		(10,031	)(9)
Total cash and cash equivalents activity for the transaction	$3,644	$17,770		$1,964,852		$(1,954,821)		$21,414

(1)	Represents an adjustment to remove the cash and cash equivalents at the corporate level of Grace which are not included in the Grace Transaction.
(2)	Cash and cash equivalents at the hotel properties in the Grace Portfolio will be acquired as part of the Grace Transaction for cash consideration in addition to the $1.925 billion current aggregate contract purchase price.
(3)	See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for details of the pro forma capital structure as a result of the Grace Transaction.
(4)	Presented to show the total transaction. There will not be a cash impact from the mortgage and mezzanine debt as the debt will be assumed from Grace by the Company.
(5)	Presented to show the total transaction. There will not be a cash impact from the issuance of the Class A Units to the Sellers.
(6)	See Note C to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for details of the real estate investments acquired as a result of the Grace Transaction.
(7)	See Note G to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for details of the pro forma accounts receivable as a result of the Grace Transaction.
(8)	See Note H to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for details of the pro forma prepaid expenses and other assets as a result of the Grace Transaction.
(9)	See Note F to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for details of the pro forma restricted cash as a result of the Grace Transaction.
(10)	The additional capital required for this transaction will be funded through raising additional common equity. See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for details of the additional capital required to be raised as a result of the Grace Transaction.

F	Represents an adjustment to establish the estimated reserves as follows at closing, see table below.

(in thousands)	Grace(1)	Pro Forma Adjustment(2)	Pro Forma Reserves(3)
Working capital reserve	$33,413	$(33,413)	$—
Real estate taxes reserve	3,585	—	3,585
Furniture, fixtures and equipment reserve	5,591	—	5,591
Other reserves	12,346	(12,247)	99
Ground rent reserve	374	—	374
Insurance reserve	281	—	281
Interest reserve	61	—	61
Required repairs reserve	40	—	40
Debt service reserve	21	(21)	—
	$55,712	$(45,681)	$10,031

(1)	Per the March 31, 2014 financial information provided by the management of Grace.
(2)	Represents an adjustment to remove the restricted cash at the corporate level of Grace which is not included in the Grace Transaction. On April 11, 2014, Grace refinanced the mortgage notes payable presented in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 with new mortgage and mezzanine loans which do not have the working capital or debt service reserves that were required under the debt existing as of March 31, 2014. This is the debt that the Company will be assuming as part of the acquisition and no additional reserves are required as a result of the Company assuming the debt, other than the pro forma reserves in the table above. See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for further details on the mortgage and mezzanine loans.
(3)	Restricted cash associated with the Grace Portfolio will be acquired as part of the Grace Transaction for cash consideration in addition to the $1.925 billion current aggregate contract purchase price. This amount represents an estimate and will be finalized at closing. See Note E and Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for further details on the funding of the additional cash consideration.
G	Represents an adjustment for accounts receivable as follows at closing, see table below.

(in thousands)	Grace(1)	Percentage Increase to Purchase Price(2)	Pro Forma Accounts Receivable(3)	Pro Forma Adjustment
Accounts receivable outstanding for 30 days or less	$7,897	100%	$7,897	$—
Accounts receivable outstanding for the period of 31 days to 60 days	943	90%	849	(94)
Accounts receivable outstanding for the period of 61 days to 90 days	283	75%	212	(71)
Accounts receivable outstanding for more than 90 days	98	0%	—	(98)
	$9,221		$8,958	$(263)

(1)	Accounts receivable aging is estimated per the financial information provided by the management of Grace. Any allowance is assumed to be within the accounts receivable outstanding for more than 90 days.
(2)	Per the Agreement.
(3)	Accounts receivable associated with the Grace Portfolio will be acquired as part of the Grace Transaction for cash consideration in addition to the $1.925 billion current aggregate contract purchase price. The accounts receivable assumed by the Company in the Grace Transaction is calculated by multiplying the accounts receivable amount and the percentage increase to purchase price for each accounts receivable aging category. See Note E and Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for further details on the funding of the additional cash consideration.

H	Represents an adjustment to prepaid expenses and other assets as follows at closing, see table below.

(in thousands)	Grace(1)	Pro Forma Adjustment(2)	Pro Forma Prepaid Expenses and Other Assets(3)
Other	$2,038	$(1,329)	$709
Prepaid insurance	1,753	(618)	1,135
Prepaid property taxes	819	—	819
Capital deposits	290	(290)	—
Inventory	281	—	281
Utility deposits	149	—	149
	$5,330	$(2,237)	$3,093

(1)	Per the March 31, 2014 financial information provided by the management of Grace.
(2)	Represents an adjustment to remove the prepaid expenses and other assets at the corporate level of Grace, which are not included in the Grace Transaction.
(3)	Prepaid expenses and other assets associated with the Grace Portfolio will be acquired as part of the Grace Transaction for cash consideration in addition to the $1.925 billion current aggregate contract purchase price. See Note E and Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for further details on the funding of the additional cash consideration.
I	Represents the removal of deferred financing fees, net, of Grace and the addition of the pro forma deferred financing fees based on the pro forma capital structure, see table below.

(in thousands)	Debt Assumed by ARC Hospitality in this Transaction(1)	Class A Units(1)	Total	Fee Rate (where applicable)
Financing fees to American Realty Capital Hospitality Advisors, LLC(2)	$7,320	$3,383	$10,703	0.75%
Assumption fees(3)	250	—	250	N/A
Legal and other third-party fees(4)	700	300	1,000	N/A
	$8,270	$3,683	$11,953
Grace deferred financing fees, net			(550)
Pro forma deferred financing fees			$11,403

N/A – not applicable

(1)	See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet for details on the pro forma capital structure. Deferred financing fees may be higher depending on the final capital structure.
(2)	Represents a fee to be charged to the Company by American Realty Capital Hospitality Advisors, LLC related to financing coordination services provided to the Company. These fees are described in further detail in the Company’s registration statement on Form S-11.
(3)	Per the agreements for the debt assumed by the Company in the Grace Transaction.
(4)	This amount represents an estimate based on actual expenses incurred for other transactions executed by the Company’s sponsor and based on discussions with the Company’s external legal counsel and other third-party service providers on the amount that would be charged to the Company for services related to the assumption of the debt and issuance of the Class A units.
J	Represents the removal of deferred franchise fees, net, of the Grace Portfolio and the addition of the pro forma deferred franchise fees, see table below.

(in thousands, except for number of hotels)	Fee Per Hotel(1)	Number of Hotels	Total Fees
Pro forma deferred franchise fees	$125	126	$15,750

(1)	Assumed a market rate of $125 thousand per hotel property due to the volume of applications with each franchisor. This amount represents an estimate based on current application fees charged by

Marriott International, Inc., Hilton Worldwide, Hyatt Hotels Corporation and Intercontinental Hotels Group for reviewing a change in ownership as well as preliminary discussions held with each brand and will be finalized at closing.
K	Represents the pro forma capital structure as a result of the Grace Transaction, see table below.(1)

(in thousands)	Capital Required		Interest Rate
Mortgage debt assumed by ARC Hospitality in this transaction(2)	$865,000		3.26	%(6)
Mezzanine debt assumed by ARC Hospitality in this transaction(2)	111,000		4.92	%(7)
Class A Units(3)	451,000		7.50%
Common equity(4)	498,000	(5)
Total capital required for real estate investments	$1,925,000
Additional common equity to be raised to fund the other assets purchased in the transaction:
Cash and cash equivalents	17,770	(5)
Restricted cash	10,031	(5)
Accounts receivable, net	8,958	(5)
Prepaid expenses and other assets	3,093	(5)
Total common equity to be raised for the other assets being purchased	39,852
Total pro forma capital structure	$1,964,852

(1)	Preferred stock of Grace will not be acquired by the Company as part of the Grace Transaction.
(2)	Financing on 106 hotels included in the Grace Portfolio. On April 11, 2014, Grace refinanced the mortgage notes payable presented in the unaudited Condensed Consolidated Balance Sheet as of March 31, 2014 with new mortgage and mezzanine loans. These are the mortgage and mezzanine loans that the Company will be assuming as part of the Grace Transaction. The remaining $184.9 million of Grace's debt will not be assumed by the Company as part of the Grace Transaction. The Company must have an interest rate cap in place with a principal amount of at least the outstanding balance due under these notes.
(3)	$451.0 million of the contract purchase price will be satisfied by the issuance of preferred equity interests in two newly-formed Delaware limited liability companies, ARC Hospitality Portfolio I Holdco, LLC and ARC Hospitality Portfolio II Holdco, LLC, (the “LLCs”) each of which will be an indirect subsidiary of the Company and an indirect owner of the Grace Portfolio. The Sellers will hold Class A Units in the LLCs which are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the Sellers, as holders of the Class A Units, will be entitled to receive its original value (as reduced by redemptions) prior to any distributions being made to the Company. Due to its characteristics, the Class A Units will be treated as debt under GAAP and classified as “Redeemable equity instruments” in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 as they are mandatorily redeemable.
(4)	The Company must fund approximately $227.0 million through additional mortgage or mezzanine financing to close the Grace Transaction. However, there can be no assurance that the Company will be able to secure additional financing on terms that it deems favorable or at all. Due to this uncertainty, the $227.0 million is not reflected as debt above but presented as additional required common equity.
(5)	Represents the common equity required to be raised to close the Grace Transaction and fund the purchase of the other assets to be acquired. As of March 31, 2014, the Company’s annualized distribution rate on its common equity was 6.80%. Prior to closing, proceeds from the common equity raised will be used to repay a $45.0 million loan, from an affiliate of the Company, which bears an interest rate of 6.00% per annum. The proceeds from the affiliate loan were used to fund the customary earnest money deposit which will be applied to the current aggregate contract purchase price for the Grace Portfolio upon closing. See Notes E, F, G, and H to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for details on the other assets to be purchased in the Grace Transaction. The Company will not be obtaining the common stock or additional paid-in capital of Grace as part of the Grace Transaction. The details of the common equity required for the Grace Transaction are summarized in the table below.

(in thousands)	Common Stock	Additional Paid-in Capital	ARC Hospitality Pro Forma Total
ARC Hospitality at March 31, 2014	$1	$905	$906
Adjustments for Grace Portfolio Acquisition
Grace Portfolio	226	497,774	498,000
Cash and cash equivalents	8	17,762	17,770
Restricted cash	5	10,026	10,031
Accounts receivable, net	4	8,954	8,958
Prepaid expenses and other assets	1	3,092	3,093
Total	$245	$538,513	$538,758
(6)	The interest rate associated with this debt instrument is a floating rate of LIBOR plus spread. The spread associated with this debt instrument is the weighted average of the spreads of multiple tranches incorporated within this debt instrument. The weighted average spread for this debt instrument is 3.11%. LIBOR is assumed to be 0.15% as of March 31, 2014. This amount represents an estimate and will be finalized at closing.
(7)	The interest rate associated with this debt instrument is a floating rate of LIBOR plus spread. The spread for this debt instrument is 4.77%. LIBOR is assumed to be 0.15% as of March 31, 2014. This amount represents an estimate and will be finalized at closing.
L	Represents an adjustment to accounts payable and accrued expenses for balance sheet items associated with the pro forma presentation of the Grace Transaction, see table below.

(in thousands)	Pro Forma Adjustment
Accounts payable and accrued expenses
Grace(1)	$(66,411)
Deferred financing fees(2)	11,953
Franchise fees(3)	15,750
Transaction and acquisition fees(4)	6,900
Total adjustment to accounts payable and accrued expenses	$(31,808)

(1)	Accounts payable and accrued expenses of Grace will not be acquired by the Company as part of the Grace Transaction.
(2)	See Note I to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014.
(3)	See Note J to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014.
(4)	This amount represents an estimate based on actual expenses incurred for other transactions executed by the Company’s sponsor and based on discussions with the Company’s third-party professional service providers on the amount that would be charged to the Company for services related to the Grace Transaction.
M	The amount of transaction and acquisition fees paid to affiliates represents an estimate based on acquisition fees and expenses charged by the Company’s affiliates and are supported by executed contracts. These fees are described in further detail in the Company’s registration statement on Form S-11.
N	Represents an adjustment to accumulated deficit for balance sheet items associated with the pro forma presentation of the Grace Transaction, see table below.

(in thousands)	Pro Forma Adjustment
Accumulated deficit
Grace(1)	$34,020
Transaction and acquisition fees	(37,585)
Total adjustment to accumulated deficit	$(3,565)

(1)	Accumulated deficit of Grace will not be acquired by the Company as part of the Grace Transaction.

O	Non-controlling equity purchase option of Grace will not be acquired by the Company as part of the Grace Transaction.

American Realty Capital Hospitality Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2014
(In thousands, except for share and per share data)

	ARC Hospitality (A)		Barceló Portfolio Acquisition Pro Forma Adjustment		ARC Hospitality Pro Forma for Barceló Portfolio Acquisition		Grace (B)	Grace Portfolio Acquisition Pro Forma Adjustment		ARC Hospitality Pro Forma for Barceló Portfolio and Grace Portfolio Acquisition
	Predecessor	Successor
	For the Period from January 1 to March 20, 2014	For the Period from March 21 to March 31, 2014	Three Months Ended March 31, 2014		Three Months Ended March 31, 2014		Three Months Ended March 31, 2014	Three Months Ended March 31, 2014		Three Months Ended March 31, 2014
Revenues
Rooms	$6,026	$965	$—		$6,991		$103,380	$—		$110,371
Food and beverage	1,543	231	—		1,774		2,160	—		3,934
Other	676	124	—		800		1,889	—		2,689
Total revenue	8,245	1,320	—		9,565		107,429	—		116,994
Operating expenses
Rooms	1,405	203	—		1,608		26,069	—		27,677
Food and beverage	1,042	136	—		1,178		1,907	—		3,085
Asset management fees	—	—	—		—		1,910	(1,910)	C	—
Other property-level operating costs	3,490	507	—		3,997		35,574	—		39,571
Property tax, ground lease, insurance and property management fees (D)	289	46	—		335		8,115	—		8,450
Corporate overhead	—	—	—		—		1,278	(1,278)	E	—
Depreciation and amortization	994	122	(386)	F	730		20,926	4,877	F	26,533
Rent	933	130	109	F	1,172		—	—		1,172
Total operating expenses	8,153	1,144	(277)		9,020		95,779	1,689		106,488
Income from operations	92	176	277		545		11,650	(1,689)		10,506
Interest income	—	—	—		—		23	(23)	G	—
Interest expense	(531)	(212)	(854)	H	(1,597)		(19,705)	1,536	H	(19,766)
Acquisition and transaction related costs	—	(4,458)	4,458		—		—	—		—
Other income	—	—	—		—		9	—		9
Equity in losses of unconsolidated affiliates	(166)	—	—		(166)		—	—		(166)
General and administrative	—	(690)	—		(690)		—	(1,278)	E	(1,968)
Total expenses	(697)	(5,360)	3,604		(2,453)		(19,673)	235		(21,891)
Net loss from continuing operations before taxes	(605)	(5,184)	3,881		(1,908)		(8,023)	(1,454)		(11,385)
Provision for income taxes	—	98	(88)		10	I	—	859	I	869
Net loss from continuing operations and comprehensive loss from continuing operations	$(605)	$(5,282)	$3,969		$(1,918)		$(8,023)	$(2,313)		$(12,254)
Basic and diluted net loss per share	N/A	$(76.97)			$(27.95)					$(0.50)
Basic and diluted weighted average shares outstanding	N/A	68,622			68,622			24,447,806	J	24,516,428

N/A — not applicable

Notes to unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2014

A	Reflects the historical combined Statement of Operations for the Barceló Portfolio (Predecessor) for the period from January 1 to March 20, 2014 and the unaudited Condensed Consolidated Statement of Operations for the Company (Successor) for the period from March 21, 2014 to March 31, 2014.
B	Reflects the historical Condensed Consolidated Statement of Operations of Grace for the three months ended March 31, 2014.
C	Represents an adjustment to remove the current Grace asset management fees.
D	The property management fees through 2014 will be materially the same on a portfolio basis to those historically charged to the Barceló Portfolio and Grace Portfolio.
E	Pro forma corporate overhead is reclassified to general and administrative expenses to match the Company’s presentation.
F	Represents adjustment to record depreciation and amortization expense in accordance with the Company's estimated purchase price allocation and depreciation policies, see table below.

Fee Simple and Leases

	Barceló Portfolio			Grace
(in thousands, except depreciable life)	Pro Forma Allocation	Depreciable Life(2)	Quarterly Depreciation	Pro Forma Allocation(1)	Depreciable Life(2)	Quarterly Depreciation	Total
Land	$12,133	N/A	$—	$299,273	N/A	$—	$—
Buildings and improvements	78,335	40.00	490	1,251,231	40.00	7,820	8,310
Leases	—	N/A	—	24,856	26.13	238	238
Furniture, fixtures and equipment	4,793	5.00	240	349,640	5.00	17,482	17,772
Total	$95,261		$730	$1,925,000		$25,540	$26,270
Lease(3)	$8,246	19.00	$109	$—	N/A	$—	$109

(1)	The current aggregate contract purchase price for the Grace Portfolio is $1.925 billion, exclusive of closing costs and subject to certain adjustments at closing. This purchase price includes all 126 hotels in the Grace Portfolio and is subject to change at closing. The purchase price allocation is an estimate; the final purchase price allocation will be completed within one year of closing.
(2)	The useful lives are estimated to be 40 years for buildings, five years for furniture, fixtures and equipment and the shorter of the useful life or the remaining lease term for leases. The depreciable life shown above for leases represents the weighted average lives of various hotel properties subject to operating leases.
(3)	The Barceló Portfolio lease is treated as a below market lease under GAAP and amortized to rent expense over the remaining lease term.

N/A — not applicable

Franchise Fees

(in thousands, except depreciable life)	Estimated Fees Incurred at Acquisition(1)	Depreciable Life(2)	Quarterly Depreciation
Franchise fees	$15,750	15.00	$263

(1)	See Note J to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for additional discussion.
(2)	The useful life is estimated to be 15 years for franchise fees.

(in thousands)	Quarterly Depreciation
Fee simple and leases	$26,270
Franchise fees	263
$26,533

G	Represents an adjustment to remove the interest income at the corporate level of Grace related to assets which are not included in the Grace Transaction.
H	Represents an adjustment for the pro forma capital structure, see tables below.

Barceló Portfolio Debt

				Changes in Quarterly Interest Expense
(in thousands)	Face Amount of Debt	Interest Rate	Quarterly Interest	(-) 100 Basis Points	(+) 100 Basis Points
Mortgage financing arranged by ARC Hospitality at the closing of Barceló Portfolio acquisition(1)	$45,500	4.30%	$(489)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of Barceló Portfolio acquisition(2)	58,074	6.80%	(987)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of Barceló Portfolio acquisition(3)	5,000	6.80%	(85)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of Barceló Portfolio acquisition(4)	1,775	4.50%	(20)	N/A	N/A
Subtotal	$110,349		$(1,581)	$—	$—
Amortization of deferred financing costs(7)			(16)
Total quarterly cost of debt			$(1,597)

Grace Portfolio Debt

				Changes in Quarterly Interest Expense
(in thousands)	Face Amount of Debt	Interest Rate	Quarterly Interest	(-) 100 Basis Points	(+) 100 Basis Points
Mortgage debt assumed by ARC Hospitality at the closing of Grace Portfolio acquisition(5)	$865,000	3.26%	$(7,053)	$(2,163)	$2,163
Mezzanine debt assumed by ARC Hospitality at the closing of Grace Portfolio acquisition(5)	111,000	4.92%	(1,365)	(278)	278
Class A Units(6)	451,000	7.50%	(8,456)	N/A	N/A
Subtotal	$1,427,000		$(16,874)	$(2,441)	$2,441
Amortization of deferred financing costs(7)			(1,295)
Total quarterly cost of debt			$(18,169)
Total pro forma cost of debt for Barceló Portfolio and Grace Portfolio			$(19,766)

(1)	Mortgage financing obtained on two owned hotel properties in the Barceló Portfolio acquisition.
(2)	Financing obtained on three owned hotel properties and one hotel property subject to an operating lease in the Barceló Portfolio acquisition.
(3)	Financing obtained on two joint ventures that each own a hotel property in the Barceló Portfolio acquisition.
(4)	Financing obtained to fund the property improvement reserves required for the assets obtained in the Barceló acquisition.

(5)	Financing on 106 hotels of the total 126 hotels included in the Grace Portfolio. The Company must have an interest rate cap in place with a principal amount of at least the outstanding balance due under these notes.
(6)	The Sellers will hold Class A Units in the LLCs which are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the Sellers, as holders of the Class A Units, will be entitled to receive its original value (as reduced by redemptions) prior to any distributions being made to the Company. Due to its characteristics, the Class A Units will be treated as debt under GAAP and classified as “Redeemable equity instruments” in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 as they are mandatorily redeemable.
(7)	Deferred financing costs are amortized over the life of the instrument using the effective interest method. See note I to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014.
(8)	See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for additional discussion of the potential $227.0 million of debt financing, which is a critical hurdle to close the Grace Transaction. If the debt financing is obtained, the Company would incur an estimated $5.1 million of deferred financing fees related to the debt which would result in an additional adjustment to interest income for the amortization. The Company would also incur an additional estimated $2.0 million of quarterly interest expense at an estimated interest rate of 3.5%.

N/A — Interest rate is fixed and thus change in interest rate analysis is not applicable.

I	Represents an adjustment for pro forma income tax provision as each hotel will be operated through a taxable real estate investment trust subsidiary (“TRS”), see table below.

(in thousands)	Barceló Portfolio	Grace Portfolio
Taxable income(1)	$25	$2,149
Income tax rate(2)	40%	40%
Provision for income tax	$10	$859

(1)	Taxable income is based on arm’s length rent between the Company and the TRS for each hotel.
(2)	Estimated income tax rate.
J	Represents the pro forma adjusted number of shares to be added based on equity raise requirements for the Grace Transaction. Share value used to calculate the additional share requirements is based on the Company’s offering price of $25 less fees charged by the Company's broker dealer totaling 12% of share value.

American Realty Capital Hospitality Trust, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2013
(In thousands, except for share and per share data)

	ARC Hospitality (A)		Barceló Portfolio Acquisition Pro Forma Adjustment		ARC Hospitality Pro Forma for Barceló Portfolio Acquisition	Grace (B)	Grace Portfolio Acquisition Pro Forma Adjustment		ARC Hospitality Pro Forma for Barceló Portfolio and Grace Portfolio Acquisition
	Predecessor	ARC Hospitality
	Year Ended December 31, 2013	For the Period from July 25, 2013 (date of inception) to December 31, 2013	For the Period Ended December 31, 2013		For the Period Ended December 31, 2013	Year Ended December 31, 2013	Year Ended December 31, 2013		For the Period Ended December 31, 2013
Revenues
Rooms	$30,489	$—	$—		$30,489	$413,732	$—		$444,221
Food and beverage	6,267	—	—		6,267	8,164	—		14,431
Other	3,041	—	—		3,041	6,655	—		9,696
Total revenue	39,797	—	—		39,797	428,551	—		468,348
Operating expenses
Rooms	6,340	—	—		6,340	106,117	—		112,457
Food and beverage	4,461	—	—		4,461	7,645	—		12,106
Asset management fees	—	—	—		—	7,063	(6,632)	C	431
Other property-level operating costs	15,590	—	—		15,590	139,585	—		155,175
Property tax, ground lease, insurance and property management fees (D)	1,471	—	—		1,471	31,656	—		33,127
Corporate overhead	—	—	—		—	6,470	(6,470)	E	—
Depreciation and amortization	5,105	—	(2,188)	F	2,917	83,292	19,918	F	106,127
Impairment	—	—	—		—	27,656	—		27,656
Loss on disposal of property	74	—	—		74	—	—		74
Rent	4,321	—	434	F	4,755	—	—		4,755
Total operating (income)/expenses	37,362	—	(1,754)		35,608	409,484	6,816		451,908
Income from Operations	2,435	—	1,754		4,189	19,067	(6,816)		16,440
Interest income	—	—	—		—	82	(82)	G	—
Interest expense	(2,265)	—	(4,615)	H	(6,880)	(82,856)	8,880	H	(80,856)
Other income	—	—	—		—	216	—		216
Equity in losses of unconsolidated affiliates	(65)	—	—		(65)	—	—		(65)
General and administrative	—	(6)	—		(6)	—	(6,470)	E	(6,476)
Unrealized loss on derivatives	—	—	—		—	(57)	57	I	—
Total expenses	(2,330)	(6)	(4,615)		(6,951)	(82,615)	2,385		(87,181)
Net income (loss) from continuing operations before taxes	105	(6)	(2,861)		(2,762)	(63,548)	(4,431)		(70,741)
Provision for income taxes	—	—	292	J	292	—	3,428	J	3,720
Net income (loss) from continuing operations and comprehensive income (loss) from continuing operations	$105	$(6)	$(3,153)		$(3,054)	$(63,548)	$(7,859)		$(74,461)
Basic and diluted net income (loss) per share	N/A	$(0.68)			$(343.61)				$(3.04)
Basic and diluted weighted average shares outstanding	N/A	8,888			8,888		24,447,806	K	24,456,694

N/A — not applicable

Notes to unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013

A	Reflects the historical Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2013 which includes the historical Consolidated Statement of Operations for the Company for the period from July 25, 2013 (date of inception) to December 31, 2013 and the combined historical Statement of Operations for the Barceló Portfolio (Predecessor) for the year ended December 31, 2013.
B	Reflects the historical Consolidated Statement of Operations of Grace for the year ended December 31, 2013.
C	Represents an adjustment to remove the current Grace asset management fees and include the pro forma management fees upon closing of the Grace Transaction, see table below.

(in thousands, except for unit data)

Class B Units	Cost of Assets	Rate	Price per Unit	Number of Units Issued per Quarter(2)	Dividend Rate	Yearly Dividend(3)
Dividends on Class B Units(1)	$2,028,507	0.1875%	$22.50	169,042	6.8%	$431

(1)	For its asset management services, the Company issues Class B Units to the Advisor on a quarterly basis in an amount equal the cost of the Company’s assets multiplied by 0.1875%. The Advisor is entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock. The restricted Class B Units are not to be convertible into unrestricted Class B Units until such time as the adjusted market value of the Company’s assets plus applicable distributions equals the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors.
(2)	Class B units are issued in arrears at the end of each quarter.
(3)	Reflects the distributions on each quarterly issuance for the remainder of the year.
D	The property management fees through 2013 will be materially the same on a portfolio basis to those historically charged to the Barceló Portfolio and Grace Portfolio.
E	Pro forma corporate overhead is reclassified to general and administrative expenses to match the Company’s presentation.
F	Represents an adjustment to record depreciation and amortization expense in accordance with the Company's estimated purchase price allocation and depreciation policies, see tables below.

Fee Simple and Leases

	Barceló Portfolio			Grace
(in thousands, except depreciable life)	Allocation	Depreciable Life(2)	Annual Depreciation	Pro Forma Allocation(1)	Depreciable Life(2)	Annual Depreciation	Total
Land	$12,133	N/A	$—	$299,273	N/A	$—	$—
Buildings and improvements	78,335	40.00	1,958	1,251,231	40.00	31,281	33,239
Furniture, fixtures and equipment	4,793	5.00	959	349,640	5.00	69,928	70,887
Leases	—	N/A	—	24,856	26.13	951	951
Total	$95,261		$2,917	$1,925,000		$102,160	$105,077
Lease(3)	$8,246	19.00	$434	$—	N/A	$—	$434

(1)	The current aggregate contract purchase price for the Grace Portfolio is $1.925 billion, exclusive of closing costs and subject to certain adjustments at closing. This purchase price includes all 126 hotels in the Grace Portfolio and is subject to change at closing. The purchase price allocation is an estimate; the final purchase price allocation will be completed within one year of closing.

(2)	The useful lives are estimated to be 40 years for buildings, five years for furniture, fixtures and equipment and the shorter of the useful life or the remaining lease term for leases. The depreciable life shown above for leases represents the weighted average lives of various hotel properties subject to operating leases.
(3)	The Barceló Portfolio lease is treated as a below market lease under GAAP and amortized to rent expense over the remaining lease term.

N/A — not applicable

Franchise Fees

(in thousands, except depreciable life)	Estimated Fees Incurred at Acquisition(1)	Depreciable Life(2)	Annual Depreciation
Franchise fees	$15,750	15.00	$1,050

(1)	See Note J to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for additional discussion.
(2)	The useful life is estimated to be 15 years for franchise fees.

(in thousands)	Annual Depreciation
Fee simple and leases	$105,077
Franchise fees	1,050
$106,127
G	Represents an adjustment to remove the interest income at the corporate level of Grace related to assets which are not included in the Grace Transaction.
H	Represents an adjustment for pro forma capital structure, see tables below.

Barceló Portfolio Debt

				Changes in Annual Interest Expense
(in thousands)	Face Amount of Debt	Interest Rate	Annual Interest	(-) 100 Basis Points	(+) 100 Basis Points
Mortgage financing arranged by ARC Hospitality at the closing of Barceló Portfolio acquisition(1)	$45,500	4.30%	$(1,957)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of Barceló Portfolio acquisition(2)	58,074	6.80%	(3,949)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of Barceló Portfolio acquisition(3)	5,000	6.80%	(340)	N/A	N/A
Promissory note financing arranged by ARC Hospitality at the closing of Barceló Portfolio acquisition(4)	1,775	4.50%	(80)	N/A	N/A
Subtotal	$110,349		$(6,326)	$—	$—
Amortization of deferred financing costs(7)			(554)
Total annual cost of debt			$(6,880)

Grace Portfolio Debt

				Changes in Annual Interest Expense
(in thousands)	Face Amount of Debt	Interest Rate	Annual Interest	(-) 100 Basis Points	(+) 100 Basis Points
Mortgage debt assumed by ARC Hospitality at the closing of Grace Portfolio acquisition(5)	$865,000	3.26%	$(28,210)	$(8,650)	$8,650
Mezzanine debt assumed by ARC Hospitality at the closing of Grace Portfolio acquisition(5)	111,000	4.92%	(5,462)	(1,110)	1,110
Class A Units(6)	451,000	7.50%	(33,825)	N/A	N/A
Subtotal	$1,427,000		$(67,497)	$(9,760)	$9,760
Amortization of deferred financing costs(7)			(6,479)
Total annual cost of debt			$(73,976)
Total pro forma cost of debt for Barceló Portfolio and Grace Portfolio			$(80,856)

(1)	Mortgage financing obtained on two owned hotel properties in the Barceló Portfolio acquisition.
(2)	Financing obtained on three owned hotel properties and one hotel property subject to an operating lease in the Barceló Portfolio acquisition.
(3)	Financing obtained on two joint ventures that each own a hotel property in the Barceló Portfolio acquisition.
(4)	Financing obtained to fund the property improvement reserves required for the assets obtained in the Barceló Portfolio acquisition.
(5)	Financing on 106 hotels of the total 126 hotels included in the Grace Portfolio. The Company must have an interest rate cap in place with a principal amount of at least the outstanding balance due under these notes.
(6)	The Sellers will hold Class A Units in the LLCs which are entitled to monthly distributions at a rate of 7.50% per annum for the first 18 months following closing and 8.00% per annum thereafter. On liquidation, the Sellers, as holders of the Class A Units, will be entitled to receive its original value (as reduced by redemptions) prior to any distributions being made to the Company. Due to its characteristics, the Class A Units will be treated as debt under GAAP and classified as “Redeemable equity instruments” in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 as they are mandatorily redeemable.
(7)	Deferred financing costs are amortized over the life of the instrument using the effective interest method. See Note I to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014.
(8)	See Note K to the unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014 for additional discussion of the potential $227.0 million of debt financing, which is a critical hurdle to close the Grace Transaction. If the debt financing is obtained, the Company would incur an estimated $5.1 million of deferred financing fees related to the debt which would result in an additional adjustment to interest income for the amortization. The Company would also incur an additional estimated $7.9 million of annual interest expense at an estimated interest rate of 3.5%.

N/A — Interest rate is fixed and thus change in interest rate analysis is not applicable.

I	Represents an adjustment to remove the impact of derivatives at the corporate level of Grace related to assets which are not included in the Grace Transaction.

J	Represents an adjustment for pro forma income tax provision as each hotel will be operated through a TRS, see table below.

(in thousands)	Barceló Portfolio	Grace Portfolio
Taxable income(1)	$731	$8,571
Income tax rate(2)	40%	40%
Provision for income tax	$292	$3,428

(1)	Taxable income is based on arm’s length rent between the Company and the TRS for each hotel.
(2)	Estimated income tax rate.
K	Represents the pro forma adjusted number of shares to be added based on equity raise requirements for the Grace Transaction. Share value used to calculate the additional share requirements is based on the Company’s offering price of $25 less fees charged by the Company's broker dealer totaling 12% of share value.

American Realty Capital Hospitality Trust, Inc.

80,000 Shares of Common Stock — Minimum Offering
80,000,000 Shares of Common Stock — Maximum Offering

American Realty Capital Hospitality Trust, Inc. is a Maryland corporation formed on July 25, 2013 that intends to invest in a diversified portfolio of lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector. We intend to elect to be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our tax year ending December 31, 2014. Because we are prohibited from operating such lodging properties pursuant to certain tax laws relating to our qualification as a REIT, we will engage third parties to operate such properties. We are offering up to 80,000,000 shares of our common stock on a “reasonable best efforts” basis, as further described herein, through Realty Capital Securities, LLC, or our dealer manager, in our primary offering at a per share price of up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). We also are offering up to 21,052,631 shares of our common stock pursuant to our distribution reinvestment plan, or DRIP, at a price initially equal to $23.75 per share, which is 95% of the primary offering price. Beginning with the filing of our second Quarterly Report on Form 10-Q (or our Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, following the earlier to occur of (i) our acquisition of $2.0 billion in total portfolio assets and (ii) January 7, 2016, which is two years from the effective date of this offering, or the NAV pricing date, the per share price for shares in our primary offering and our DRIP will vary quarterly and will be equal to the net asset value of our company as determined by our advisor, or NAV, divided by the number of shares of our common stock outstanding as of the end of the business day immediately preceding the day on which we make our quarterly periodic filing, or per share NAV, plus, in the case of our primary offering, applicable commissions and fees. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 30 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	We have no prior operating history or established financing sources and will rely on our advisor to conduct our operations. Our advisor has no operating history and is a newly formed entity which has no experience operating a public company.
•	There is no guarantee that distributions will be paid. If distributions are declared and paid, the amount of the distributions paid may decrease or distributions may be eliminated at any time. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment, and you may lose all or a portion of your investment.
•	We are a “blind pool” offering because we currently do not own any properties and we have not identified any properties to acquire, other than the six hotel properties identified under “Description of Potential Real Estate Investments.” Since we have neither identified nor acquired any investments, other than the six hotel properties identified under “Description of Potential Real Estate Investments,” you will not have the opportunity to evaluate the merits and/or demerits of such investments prior to your purchase of our common stock.
•	Because we are dependent upon our advisor, our property manager, our sub-property manager and their affiliates to conduct our operations, any adverse changes in the financial health of such entities or our relationship with such entities could hinder our operating performance and the return on our stockholders’ investments.
•	No public market exists for our shares of common stock, nor may a public market ever exist and our shares are, and may continue to be, illiquid. Our share repurchase program may be the only way to dispose of your shares, but there are a number of limitations placed on such repurchases. See “Share Repurchase Program.”
•	Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the primary offering. We also cannot assure you that we will be able to achieve a liquidity event.
•	We established the initial offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.
•	There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, property manager, our sub-property manager, our sponsor, our dealer manager and our and their respective affiliates, which could result in decisions that are not in the best interests of our stockholders.
•	The parent of our sponsor is the direct or indirect sponsor of twelve other publicly offered investment programs which invest generally in real estate assets, but not primarily in our target assets, most of which has more resources than we do.
•	We may change our investment objectives and strategies without stockholder consent.
•	We are obligated to pay fees to our advisor, which could be substantial and may result in our advisor recommending riskier investments.
•	We are obligated to pay the special limited partner a subordinated distribution upon termination of the advisory agreement, which may be substantial and therefore may discourage us from terminating the advisor.
•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls.
•	Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions are paid from offering proceeds.
•	Our failure to qualify or remain qualified as a REIT would result in higher taxes, may adversely affect our operations, would reduce the amount of income available for distribution and would limit our ability to make distributions to our stockholders.
•	Commencing with the NAV pricing date, the offering price for shares in our primary offering and pursuant to our DRIP, as well as the repurchase price for our shares, will be based on NAV, which may not accurately reflect the value of our assets.
•	There are limitations on ownership and transferability of our shares. Please see “Description of Securities — Restrictions on Ownership and Transfer.”

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our common stock is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

This offering will end no later than January 7, 2016, which is two years from the effective date of this offering. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. Until we satisfy the minimum offering requirements set forth in this prospectus, we will deposit subscription payments in an escrow account held by the escrow agent, UMB Bank, N.A., or UMB Bank, in trust for the subscriber’s benefit, pending release to us. A minimum of $2,000,000 of shares of common stock must be sold within one year following the commencement of this offering or we will terminate this offering and promptly return your subscription payments with your pro rata share of the interest earned on such funds in accordance with the provisions of the escrow agreement. Any purchase of shares by our sponsor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold.

PENNSYLVANIA AND WASHINGTON INVESTORS:  The minimum closing amount is $2,000,000. Because the minimum closing amount is less than $200,000,000, you are cautioned to carefully evaluate this program’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of the program subscriptions. We will not release any proceeds for subscriptions from Pennsylvania or Washington investors from escrow until we have $100,000,000 and $20,000,000 in aggregate subscriptions from other jurisdictions, respectively.

	Per Share(1)	Minimum Offering	Maximum Offering
Public offering price, primary shares	$25.00	$2,000,000	$2,000,000,000
Public offering price, distribution reinvestment plan(2)	$23.75	$—	$499,999,987
Selling commissions and dealer manager fee(3)	$2.50	$200,000	$200,000,000
Proceeds, before expenses, to us	$22.50	$1,800,000	$1,800,000,000

(1)	The purchase price per share shown will apply until the NAV pricing date. Commencing with the NAV pricing date, the per share price in our primary offering will vary quarterly and will be equal to per share NAV plus applicable commissions and fees. The purchase price per share pursuant to the DRIP shown above is 95% of the primary offering price and will apply until the NAV pricing date (at which time the per share price for DRIP shares will be per share NAV).
(2)	We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our DRIP.
(3)	In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares in our primary offering at a purchase price of $25.00 per share. Selling commissions and the dealer manager fee are paid only for shares in our primary offering and will equal 7.0% and 3.0% of aggregate gross proceeds, respectively. Each is payable to our dealer manager. Selling commissions may be reduced in connection with (i) sales of certain minimum numbers of shares and (ii) sales of shares to our executive officers and directors, employees of our dealer manager and their family members and friends or other affiliates; see the section entitled “Plan of Distribution — Volume Discounts” and “Plan of Distribution — Shares Purchased by Affiliates and Participating Broker-Dealers” in this prospectus.

The date of this prospectus is January 7, 2014.

INVESTOR SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. To the extent that you qualify as an “institutional investor” for the purposes of a state exemption from registration in your state of residence, these investor suitability standards do not apply to you. Persons who meet the applicable investor suitability standards and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans, are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment not to consider an investment in our common stock as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our common stock is appropriate.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of shares as described below.

The minimum purchase is $2,500 (which would purchase 100 shares at the full, undiscounted primary offering price). You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by applicable state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.

Several states have established suitability requirements that are more stringent than the standards that we have established, as described below. Shares in this offering will be sold to investors in these states only if they meet the applicable suitability standards set forth below. In each case, the applicable standards exclude from the calculation of net worth or liquid net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	An investor must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Kentucky

•	An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

i

Massachusetts, Ohio, Oregon and New Mexico

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth. A Massachusetts, New Mexico or Ohio investor’s aggregate investment in us, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Note that Ohio investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs.

Iowa

•	The maximum investment allowable in us and our affiliates is 10% of an Iowa investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Pennsylvania and Michigan

•	The maximum investment allowable in us for a Pennsylvania or Michigan investor is 10% of his or her net worth.

New Jersey

•	An investor who resides in the state of New Jersey must have either (i) a minimum liquid net worth of $100,000 and a minimum annual gross income of not less than $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor’s total investment in us, shares of our affiliates and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

Nebraska

•	An investor must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor’s maximum investment in us and our affiliates cannot exceed 10% of the investor’s net worth.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in us and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

•	Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least 10 times his or her investment in us and that they meet one of the general suitability standards described above.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in us and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri

•	In addition to the general suitability requirements described above, no more than 10% of any one Missouri investor’s liquid net worth may be invested in the securities registered by us for this offering with the Missouri Securities Division.

California

•	In addition to the general suitability requirements described above, a California investor’s maximum investment in us will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).

Alabama

•	In addition to the general suitability requirements described above, shares will only be sold to an Alabama resident that represents that he or she has a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates. Note that Alabama investors cannot participate in the DRIP feature that reinvests distributions into subsequent affiliated programs or our Automatic Purchase Plan.

Tennessee

•	A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobile).

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase our common stock if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (i) the participant is or will be in a financial position appropriate to enable him to realize the benefits described in the prospectus, (ii) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (iii) the investment program is otherwise suitable for the participant. Executed subscription agreements will be maintained in our records for six years.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts” or “potential”, or by the negative of these words and phrases, or by similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:

•	our use of the proceeds of this offering;
•	our business and investment strategy;
•	our ability to make investments in a timely manner or on acceptable terms;
•	current credit market conditions and our ability to obtain long-term financing for our property investments in a timely manner and on terms that are consistent with what we project when we invest in the property;
•	the effect of general market, real estate market, economic and political conditions, including the recent economic slowdown and dislocation in the global credit markets;
•	our ability to make scheduled payments on our debt obligations;
•	our ability to generate sufficient cash flows to make distributions to our stockholders;
•	the degree and nature of our competition;
•	the availability of qualified personnel at our advisor, our property manager, our sub-property manager and dealer manager;
•	our ability to qualify and maintain our qualification as a REIT; and
•	other subjects referenced in this prospectus, including those set forth under the caption “Risk Factors.”

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock.

For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

v

PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, (i) the term “prospectus” refers to this prospectus as amended and supplemented and (ii) the terms “the offering,” “this offering” and “the primary offering” refer to the primary offering of our shares of common stock on a “reasonable best efforts basis.” This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock. Except where the context suggests otherwise, the terms “company,” “we,” “us,” and “our” refer to American Realty Capital Hospitality Trust, Inc., a Maryland corporation, together with its consolidated subsidiaries, including American Realty Capital Hospitality Operating Partnership, L.P., a Delaware limited partnership, of which we are the sole general partner, which we refer to in this prospectus as “our operating partnership.”

What is American Realty Capital Hospitality Trust, Inc.?

We are a newly organized Maryland corporation incorporated on July 25, 2013, that intends to qualify as a REIT commencing with our taxable year ending December 31, 2014. We expect to use substantially all of the net proceeds of this offering to acquire, own and seek to enhance the value of primarily interests in lodging properties which are located throughout the United States, Canada and Mexico. We are one of 12 publicly offered, non-traded REITs sponsored by the American Realty Capital group of companies, including: American Realty Capital New York Recovery REIT, Inc., a Maryland corporation organized on October 6, 2009, or NYRR; Phillips Edison — ARC Shopping Center REIT, Inc., a Maryland corporation organized on October 13, 2009, or PE-ARC; American Realty Capital — Retail Centers of America, Inc., a Maryland corporation organized on July 29, 2010, or ARC RCA; American Realty Capital Healthcare Trust, Inc., a Maryland corporation organized on August 23, 2010, or ARC HT; American Realty Capital Daily Net Asset Value Trust, Inc., a Maryland corporation organized on September 10, 2010, or ARC DNAV; American Realty Capital Global Trust, Inc., a Maryland corporation organized on July 13, 2011, or ARC Global; American Realty Capital Trust IV, Inc., a Maryland corporation organized on February 14, 2012, or ARCT IV; American Realty Capital Healthcare Trust II, Inc., a Maryland corporation organized on October 15, 2012, or ARC HT II; ARC Realty Finance Trust, Inc., a Maryland corporation organized on November 15, 2012, or ARC RFT; American Realty Capital Trust V, Inc., a Maryland corporation organized on January 22, 2013, or ARCT V; and Phillips Edison — ARC Grocery Center REIT II, Inc., a Maryland corporation organized on June 5, 2013, or PE-ARC II. Additionally, the American Realty Capital group of companies is the sponsor of one NASDAQ-listed REIT, American Realty Capital Properties, Inc., which was organized on December 2, 2010, or ARCP, and a business development company, Business Development Corporation of America, a Maryland corporation organized on May 5, 2010, or BDCA. For additional information concerning these other American Realty Capital-sponsored programs, please see the section in this prospectus entitled “Conflicts of Interest.”

Our executive offices are located at 405 Park Avenue, 15th Floor, New York, New York 10022. Our telephone number is 212-415-6500, our fax number is 212-421-5799 and the e-mail address of our investor relations department is investorservices@americanrealtycap.com. Additional information about us and our affiliates may be obtained at www.americanrealtycap.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

As of the date of this prospectus, we own no properties. Because we have no portfolio of real estate investments and we have not yet identified any properties in which there is a reasonable probability we will invest the proceeds from this offering, other than the six hotel properties identified under “Description of Potential Real Estate Investments,” we are considered to be a “blind pool.”

We are externally advised by our advisor which conducts substantially all of our operations and manages our portfolio of real estate investments. We have no paid employees.

What are your investment objectives?

Our primary investment objectives are to:

•	Preserve and protect capital;
•	Provide attractive and stable cash distributions; and
•	Increase the value of assets in order to generate capital appreciation.

We plan to implement our investment objectives as follows:

•	Lodging Properties. We intend to acquire primarily lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector.
•	Our Investment Model in the Current Economic Environment. We believe the current macroeconomic environment, improving real estate fundamentals, and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that represent significant discounts to replacement cost and provide potential for significant long-term value appreciation. Given the conditions of the current economic environment and the experience and expertise of our advisor, we expect to be well-positioned to capitalize on these opportunities to create an attractive investment portfolio and maximize stockholder returns.
•	Our Lodging-Centric and Opportunistic Investment Strategy. Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in United States hotel revenue per available room, or RevPAR, has historically been closely correlated with growth in United States gross domestic product, or U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types and therefore rental rates on lodging properties can be determined on virtually a daily basis. Therefore, as the United States economy continues to strengthen, we anticipate RevPAR growth, along with the related growth in property operating income and valuations, to culminate in an overall improvement of lodging industry fundamentals over the course of our investment period.
•	The Lodging Sector. The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures and repositioning. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.
•	Discount to Replacement Cost. We intend to purchase properties valued at a substantial discount to replacement cost using current market rates.
•	Targeted Leverage. We will finance our portfolio conservatively at a target leverage level of not more than 60% loan-to-value, which ratio will be determined after the close of this offering and once we have invested substantially all the proceeds of this offering.
•	Monthly Distributions. We intend to pay distributions monthly, covered by funds from operations, or FFO, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.”
•	Exit Strategy. We expect to sell our assets, sell or merge our company, or list our company within three to six years after the end of this offering. Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period. Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue for more than three years from effectiveness. Should we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common ownership with the parent of our sponsor) to consider such exit alternatives at such time during our offering stage as it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e. three to six months).

In what type of assets do you expect to invest?

We plan to acquire and own hotels located throughout the United States, Canada and Mexico. We intend to acquire a diversified portfolio of lodging properties in the midscale limited service, extended stay, select-service, upscale select-service, and upper-upscale full-service segments within the hospitality sector. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service and limited-service hotels typically do not include these amenities. Extended-stay hotels generally offer high-quality, residential style lodging with an extensive package of services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our properties will be associated.

What is a REIT?

In general, a REIT is a company that:

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;
•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;
•	makes an election to be treated as a REIT;
•	pays annual distributions to investors of at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain; and
•	generally avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income and excise taxes on that portion of its net income distributed to its stockholders, provided certain U.S. federal income tax requirements are satisfied.

What is the experience of your sponsor?

American Realty Capital IX, LLC, or our sponsor, is directly or indirectly controlled by Nicholas S. Schorsch, the chairman of our board of directors, and William M. Kahane, our chief executive officer. Mr. Schorsch is an executive officer and/or a director of 12 other public REITs sponsored by AR Capital, LLC, the parent of our sponsor, or its affiliates and Mr. Kahane is a director of several such REITs. Messrs. Schorsch and Kahane have been active in the structuring and financial management of commercial real estate investments for over 24 years and 26 years, respectively. Our sponsor indirectly wholly owns our advisor.

Who is your advisor and what will its responsibilities be?

American Realty Capital Hospitality Advisors, LLC, or our advisor, a Delaware limited liability company, is our external advisor and is responsible for coordinating the management of our day-to-day operations and for identifying and making investments in real estate properties on our behalf, subject to the supervision of our board of directors.

Our advisor is responsible for making decisions regarding the selection and the negotiation of real estate investments. Our advisor recommends all investments and dispositions to our board of directors. Other major decisions to be approved by our advisor, subject to the direction of our board of directors, include decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination of this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions, and certain significant press releases. Messrs. Kahane, Jonathan P. Mehlman and Amy B. Boyle, who are executive officers of our company, act as executive officers of our advisor. Mr. Mehlman has 22 years of experience in the hospitality industry. Bruce D. Wardinski, a co-chief executive officer of our advisor, has over 26 years of experience in the hospitality industry.

Our advisor is wholly owned by American Realty Capital Hospitality Special Limited Partner, LLC, or the special limited partner, a Delaware limited liability company, which is the special limited partner of our operating partnership.

What is the experience of your advisor?

Our advisor is a limited liability company that was formed in the State of Delaware on July 23, 2013. Our advisor has no operating history and no experience in the lodging industry or managing a public company. Our advisor will rely upon our sub-property manager and third-party sub-property managers that our property manager hires to underwrite and identify potential assets for acquisition.

Mr. Wardinski has over 26 years of experience in the hospitality sector. Mr. Mehlman, our advisor’s executive vice president and chief investment officer, has 22 years of experience in the hospitality sector, and Mr. Kahane, our advisor’s co-chief executive officer and president, has 16 years of experience in the hospitality sector, while Ms. Boyle, our advisor’s chief financial officer, treasurer and secretary, has 10 years of real estate experience in the hospitality sector. Collectively, such key executive officers of our advisor have 74 years of real estate experience in the hospitality sector.

Who is your property manager, your sub-property manager and what will their responsibilities be?

American Realty Capital Hospitality Properties, LLC, or our property manager, is a Delaware limited liability company which was formed on August 13, 2013. Our property manager has no prior operating history. The parent of our sponsor, AR Capital, LLC, entered into a membership interest purchase agreement to acquire 60% of the membership interests in Crestline Hotels & Resorts, Inc., a Delaware corporation, which was converted prior to the close of such membership interest purchase into a Delaware limited liability company known as Crestline Hotels & Resorts, LLC. See “Management — Membership Interest Purchase Agreement with Barceló Crestline Corporation.” Our property manager intends to enter into sub-property management agreements with Crestline Hotels & Resorts, LLC, or our sub-property manager, to help us and our advisor identify and underwrite certain acquisitions as well as operate our lodging properties. From time to time, our property manager will hire other sub-property managers to manage and operate hotel assets as necessary. We will also create taxable REIT subsidiaries to lease our hotel properties from us and such subsidiaries will enter into agreements with our property manager, which will, in turn, enter into agreements with our sub-property manager or third-party sub-property managers. As part of this membership interest purchase agreement described above, AR Capital, LLC has identified six properties which we intend to acquire from certain affiliates of our sub-property manager once we commence our initial public offering, subject to approval by our board of directors and other customary closing conditions. For a description of such properties, see “Description of Potential Real Estate Investments.” Our sub-property manager will operate and manage those six properties, should we acquire such properties.

Our sub-property manager will be responsible for managing certain of our lodging and other hospitality properties, overseeing our properties’ compliance with corporate hotel branding and, from time to time, making certain determinations relating to the renovation of such properties and will receive property management fees and other fees, as agreed, for such services.

The sub-property manager is managed by three officers: James Carroll; Edward Hoganson; and Pierre Donahue. Collectively, Messr. Carroll, Hoganson and Donahue have 34 years of collective experience in the hospitality industry. These officers are subject to the oversight of our sub-property manager’s board of managers which includes Nicholas S. Schorsch, William M. Kahane, Edward M. Weil, Jr., Brian S. Block and Simón Pedro Barceló. Each of Messrs. Schorsch, Kahane, Weil and Block owns an interest in AR Capital, LLC and Messrs. Schorsch and Kahane control AR Capital, LLC. For a more detailed discussion about our property manager and affiliated sub-property manager, see “Management — General —
The Property Manager and The Sub-Property Manager.”

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. This is an initial public offering. You should carefully review the “Risk Factors” section of this prospectus beginning on page 30, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•	We have no prior operating history or established financing sources and will rely on our advisor to conduct our operations. Our advisor has no operating history and is a newly formed entity, which has no experience operating a public company.
•	There is no guarantee that distributions will be paid. If distributions are declared and paid, the amount of the distributions paid may decrease or distributions may be eliminated at any time. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment, and you may lose all or a portion of your investment.
•	We are a “blind pool” offering because we currently do not own any properties and we have not identified any properties to acquire, other than the six hotel properties identified under “Description of Potential Real Estate Investments.” Since we have neither identified nor acquired any investments, you will not have the opportunity to evaluate the merits and/or demerits of such investments, other than the six hotel properties identified under “Description of Potential Real Estate Investments,” prior to your purchase of our common stock.
•	Because we are dependent upon our advisor, our property manager, our sub-property manager and their affiliates to conduct our operations, any adverse changes in the financial health of such entities or our relationship with such entities could hinder our operating performance and the return on our stockholders’ investments.
•	No public market exists for our shares of common stock, nor may a public market ever exist and our shares are, and may continue to be, illiquid. Our share repurchase program may be the only way to dispose of your shares, but there are a number of limitations placed on such repurchases. See “Share Repurchase Program.”
•	Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of the primary offering. We also cannot assure you that we will be able to achieve a liquidity event.
•	We established the initial offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.
•	There are substantial conflicts among the interests of our investors, our interests and the interests of our advisor, our property manager, our sub-property manager, our sponsor, our dealer manager and our and their respective affiliates, which could result in decisions that are not in the best interests of our stockholders.
•	The parent of our sponsor is the direct or indirect sponsor of twelve other publicly offered investment programs which invest generally in real estate assets, but not primarily in our target assets, most of which has more resources than we do.
•	We may change our investment objectives and strategies without stockholder consent.
•	We are obligated to pay fees to our advisor, which could be substantial and may result in our advisor recommending riskier investments.
•	We are obligated to pay the special limited partner a subordinated distribution upon termination of the advisory agreement, which may be substantial and therefore may discourage us from terminating the advisor.
•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls.
•	Our organizational documents permit us to pay distributions from any source, including unlimited amounts from offering proceeds and borrowings. Any of these distributions may reduce the amount of capital we ultimately invest in properties and other permitted investments and negatively impact the value of your investment, especially if a substantial portion of our distributions are paid from offering proceeds.

•	Our failure to qualify or remain qualified as a REIT would result in higher taxes, may adversely affect our operations, would reduce the amount of income available for distribution and would limit our ability to make distributions to our stockholders.
•	Commencing with the NAV pricing date, the offering price for shares in our primary offering and pursuant to our DRIP, as well as the repurchase price for our shares, will be based on NAV, which may not accurately reflect the value of our assets.
•	There are restrictions on ownership and transfer of our shares. Please see “Description of Securities — Restrictions on Ownership and Transfer.”

What is the role of our board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have three members of our board of directors, two of whom are independent of our sponsor and its affiliates. Our directors are elected annually by the stockholders. Bruce D. Wardinski, a co-chief executive officer of our advisor, and Jonathan P. Mehlman, our chief investment officer and executive vice president, will act as advisors to our board of directors and will observe meetings of our board of directors.

What types of real estate-related debt investments do you expect to make?

We expect that our real estate-related debt investments will not constitute more than 10% of our assets after the proceeds of this offering have been fully invested, nor represent a substantial portion of our assets at any one time. If we do make such investments, we will primarily focus on investments in first mortgages secured by hotel properties. The other real estate-related debt investments in which we may invest include: mortgages (other than first mortgages secured by hotel properties); mezzanine; bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps.

What types of investments will you make in the equity securities of other companies?

We may make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. In addition, we do not expect our non-controlling equity investments in other public companies combined with our investments in real estate properties outside of our target hospitality investments and other real estate-related investments to exceed 10.0% of our asset base.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our aggregate borrowings will be approximately 60.0% of the aggregate fair market value of our assets (calculated after the close of the primary offering and once we have invested substantially all of the proceeds of this offering). Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In any event, we expect that the amount of our aggregate borrowings will be reasonable in relation to the fair value of our assets and will be reviewed by our board of directors at least quarterly.

In addition, we do not intend to exceed the leverage limit in our charter before we have fully invested the proceeds of this offering except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. We believe that the careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets through our operating partnership. Because we intend to invest a substantial portion of the proceeds from this offering in lodging properties which we are prohibited from operating pursuant to certain tax laws, we will lease our lodging properties to one or more taxable REIT subsidiaries which will then enter into necessary franchise and other agreements with each hotel brand.

We are the sole general partner of our operating partnership and the special limited partner is the initial limited partner of our operating partnership. Our ownership of properties in our operating partnership is referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences.

Do you currently have any shares outstanding?

Yes. We have sold 8,888 shares of our common stock to the special limited partner for an aggregate purchase price of $200,000 or $22.50 per share, reflecting the fact that selling commissions and dealer manager fees were not paid in connection with the sale. The special limited partner or any affiliate may not sell this initial investment while our sponsor remains our sponsor but it may transfer the shares to other affiliates.

What kind of offering is this?

We are offering an aggregate of up to 80,000,000 shares of common stock in our primary offering on a reasonable best efforts basis at up to $25.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to 21,052,631 shares of common stock pursuant to our DRIP at a price initially equal to $23.75, which is 95% of our primary offering price. Until the filing of our second Quarterly Report on Form 10-Q with the SEC (or our Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) following the earlier to occur of (i) of our acquisition of $2.0 billion in total portfolio assets and (ii) January 7, 2016, which is two years from the effective date of this offering, the per share purchase price for shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees). Thereafter, the per share purchase price in our primary offering will vary quarterly and will be equal to per share NAV plus applicable commissions and fees.

We will offer shares of common stock in our primary offering until the earlier of January 7, 2016, which is two years from the effective date of this offering, and the date we sell 80,000,000 shares. If we have not sold all of the shares within two years, we may continue the primary offering for an additional year until January 7, 2017. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, these registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually.

All subscription payments (other than those from Pennsylvania and Washington residents) will be placed in an account held by the escrow agent, UMB Bank, in trust for subscribers’ benefit and will be released to us only if we have sold a minimum of $2,000,000 of shares to the public by January 7, 2015, which is one year from the effective date of this offering. Any purchase of shares by our sponsor, directors, officers and other affiliates and “Friends” will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold. “Friends” means those individuals who have prior business and/or personal relationships with our executive officers, directors or either sponsor, including, without limitation, any service provider. If such investment occurs, we anticipate that our board of directors will authorize release of the escrowed funds promptly thereafter, which will permit us to commence our operations. If subscriptions for at least the minimum offering have not been received and accepted by January 7, 2015, which is one year from the effective date of this offering, this offering will be terminated and your funds and subscription agreement will be returned to you. See “Plan of Distribution — Minimum Offering.” We will not release from escrow any proceeds received from Pennsylvania and Washington residents unless and until we raise a minimum of $100,000,000 and

$20,000,000 in aggregate gross offering proceeds from all investors pursuant to this offering, respectively. Pending a satisfaction of this condition, all subscription payments from Pennsylvania and Washington residents will be placed in an account held by the escrow agent, UMB Bank, in trust for subscribers’ benefit, pending release to us. Funds in escrow will be invested in short-term investments that mature on or before January 7, 2015, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by this date without any dissipation of the offering proceeds invested.

How does a “reasonable best efforts” offering work?

When shares are offered to the public on a “reasonable best efforts” basis, the brokers participating in the offering are only required to use their good faith efforts and reasonable diligence to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all the shares that we are offering.

What is the purchase price for shares of our common stock?

Until the NAV pricing date, the per share purchase price of our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees). Thereafter, the per share purchase price will vary quarterly and will be equal to our NAV divided by the number of shares outstanding as of the end of business on the day that we file each Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, plus applicable commissions and fees. After the close of business on the day of each such quarterly financial filing, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for such quarter, and we will also post that pricing supplement on our website at www.archospitalityreit.com. After the close of business on the day of each such quarterly financial filing, we will also post the per share NAV for that quarter on our website at www.archospitalityreit.com. You may also obtain the quarterly determination of our per share NAV by calling our toll-free, automated telephone line at 1-866-532-4743. In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the quarterly NAV and will provide an explanation as to the reason for the change. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each such quarterly financial filing will be executed at a price equal to our per share NAV for that quarter. Subscriptions that we receive after 4:00 p.m. Eastern time on the last business day prior to each such quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription, which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for such quarter that we received the order, as described above, except in such case where a subscription shall be held for five business days, as described above.

How will your advisor calculate per share NAV?

Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each business day on which we make our quarterly financial filing. Our board of directors will review the NAV calculation quarterly. In connection with our NAV calculation, an independent valuer will appraise our properties regularly, and our advisor will review each appraisal. Our advisor will also determine the valuation of our properties and will compare each appraisal to its own determinations. If in our advisor’s opinion the appraisals are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. To calculate our quarterly per share NAV, our advisor will follow the guidelines established in the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publically Registered Non-Listed REITs,” issued April 29, 2013, or IPA 2013-01. IPA 2013-01 outlines the following in methodology to calculate NAV:

Step 1: Determination of Gross Asset Value:  We will establish the fair value of wholly owned individual real properties and real estate-related assets (taking into consideration an estimate provided by an independent valuer as described above) consistent with Accounting Standard Codification Topic 820, Fair Value Measurements and Disclosures, or ASC 820. We will then add the fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly owned subsidiaries based on the net fair value of such entities’ assets less their liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. We will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value should be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by Accounting Standard Codification Topic 805, Business Combinations, or ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities:  We will value current liabilities at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at the fair value, or will be marked to market. The value of minority interests will be based on allocation of the fair value of assets less the liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments:  We will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, our advisor or any of their affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of us as of the valuation date in accordance with the provisions of the operating partnership and advisory agreements and the terms of the preferred securities.

Step 4: Determination of Per Share Amount:  We will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted).

In connection with the determination of the fair value of the real estate and real estate-related assets, an independent valuer will provide an estimate of the market value of our real estate assets, which will primarily be held by our operating partnership. In order to determine a quarterly estimate of our portfolio’s market value, the independent valuer will analyze the cash flow from and other characteristics of each property in the portfolio and compile a projection of cash flows for the portfolio as a whole. The independent valuer will analyze the portfolio’s projected cash flows utilizing a discounted cash flow approach to valuation and may also consider additional valuation methodologies; provided, that all methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines, as established by our board of directors, and industry practices. Each of our properties will be appraised at least annually by the independent valuer, with such appraisals spread out over the course of a year so that approximately 25% of all properties are appraised each quarter.

We aim to provide a reasonable estimate of the market value of our shares. However, the methodologies will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, different estimates would likely result. Therefore, the quarterly per share NAV calculation is an estimate and may not reflect the precise amount that you could receive for your shares in a market transaction. It is not known whether repurchasing or non-repurchasing stockholders or purchasers of our common stock will benefit from such disparity. In addition, our published per share NAV will be an estimate and may not fully reflect the economic impact of certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease or unanticipated structural or environmental events affecting the value of a property, on our portfolio that may have occurred since the prior valuation because we may not be able to immediately quantify the economic impact of such events. If our advisor determines there has been an extraordinary event that may have materially changed the estimated value of our portfolio, we will make an announcement regarding such extraordinary event. Our advisor will analyze the impact of such extraordinary event and determine, considering the views of the independent valuer, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust our NAV. To the extent the extraordinary events may result in a material change in value of a specific property, the independent valuer will be asked to review such events and, if it believes that such extraordinary events are reasonably likely to have affected the appraised value, will prepare an additional appraisal of the property.

For whom may an investment in our shares be appropriate?

An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned below, seek to diversify your personal portfolio with a finite-life, real estate-based investment, which among its benefits hedges against inflation, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation, and are able to hold your investment for a time period consistent with our liquidity plans. Persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, are not appropriate investors for us, as our shares will not meet those needs.

Is there a minimum number of shares that must be purchased and must investors meet specific suitability criteria?

Generally, you must invest at least $2,500. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

Generally, you may buy shares pursuant to this prospectus if you have either (a) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (b) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Residents of certain states may have a different standard. You should carefully read the more detailed description under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.

How will you use the proceeds raised in this offering?

Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum number of 80,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum number of 80,000,000 shares in this offering, with both scenarios contemplating a price of $25.00 per share. We estimate that for each share sold in this offering, approximately $21.75 (assuming no shares available under the DRIP are sold) will be available for the purchase of real estate in both the first scenario and second scenario. The remainder of the offering proceeds will be used to pay the costs of the offering, selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We may fund distributions from unlimited amounts of proceeds raised in this offering. The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time.

	Minimum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$2,000,000	100.0%	$2,000,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee	$200,000	10.0	$200,000,000	10.0 (1)
Organization and offering expenses(2)	$40,000	2.0	$40,000,000	2.0
Amount available for investment	$1,760,000	88.0%	$1,760,000,000	88.0%
Acquisition:
Acquisition fees	$26,400	1.3	$26,400,000	1.3
Acquisition expenses	$8,800	0.4	$8,800,000	0.4
Amount invested in properties(3)	$1,724,800	86.2%	$1,724,800,000	86.2%

(1)	Until the NAV pricing date, the per share purchase price for shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares at a purchase price of $25.00 per share.
(2)	Pursuant to the terms of the advisory agreement, we have agreed to reimburse our advisor and its affiliates for organization and offering expenses up to 2.0% of the gross proceeds from our primary offering.
(3)	This table does not give effect to any leverage, the use of which would entitle our advisor or its assignees to a financing coordination fee and, as a result, would decrease the percentage of offering proceeds that would be invested in properties.

If I buy shares, will I receive distributions and how often?

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our annual REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status and depending on our financial condition and other factors as our board of directors deems relevant.

Once we commence paying distributions we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. The discretion of our board of directors will be influenced in substantial part by its obligation to cause us to comply with REIT requirements of the Code.

We may fund distributions from unlimited amounts of any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets in order to fund distributions if we are unable to make distributions with our cash flows from our operations. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties or other permitted investments, and negatively impact the value of your investment.

What are your exit strategies?

We do not intend to hold our acquired assets for an extended period of time past three to six years after the termination of this offering. Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period.

Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue for more than three years from effectiveness. Should we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity which is under common ownership with the parent of our sponsor) to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e., three to six months). A liquidity event could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange, or other similar transaction. Any liquidity event is subject to the determination of our board of directors that such liquidity event is appropriate to commence.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of our primary offering, our charter requires our board of directors to adopt a resolution declaring that a plan of liquidation of our company is advisable and direct that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless the adoption of a plan of liquidation by the board and submission thereof to stockholders is postponed by a majority of the board of directors and a majority of the independent directors. If we have sought and failed to receive stockholder approval of a plan of liquidation, our company will continue operating, and upon the written request of stockholders owning in the aggregate not less than 10% of the then outstanding shares of our common stock, the plan of liquidation will be submitted for consideration by proxy statement to the stockholders up to once every two years.

Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of this primary offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

What conflicts of interest does your sponsor face?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Our sponsor and its affiliates, including our advisor, each of whom may in the future make investment decisions for other American Realty Capital-sponsored programs and direct investments, must determine which investment opportunities to recommend to us or another American Realty Capital-sponsored program or joint venture, and must determine how to allocate resources among us and any such other future American Realty Capital-sponsored programs;
•	Our advisor may structure the terms of joint ventures between us and other American Realty Capital-sponsored programs;
•	We, directly or indirectly through our taxable REIT subsidiaries, will retain our property manager, an affiliate of our advisor, and our property manager will retain our affiliated sub-property manager to assist our advisor in underwriting, identifying, managing and leasing some or all of our properties. The advisor and its affiliates may have conflicts of interests in determining which investment opportunities to recommend to us and to other programs for which they may provide these services because of the affiliation between our advisor, our property manager and our sub-property manager;
•	Our sponsor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they may be involved in the future; and
•	Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, financing, management and sale of our investments, and, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders.

Our officers and two of our directors also will face these conflicts because of their affiliation with our advisor. These conflicts of interest could result in decisions that are not in our best interests. See the section entitled “Conflicts of Interest” in this prospectus for a detailed discussion of the various conflicts of interest.

The following chart shows the ownership structure of the various entities that are affiliated with us and our advisor, and their affiliates.

*	At inception of the offering.
1.	The investors in this offering will own common shares of stock in us.
2.	Our sponsor is indirectly controlled by Nicholas S. Schorsch and William M. Kahane.
3.	Our properties to be held in special purpose entities.
4.	Through its controlling interest in the advisor, the special limited partner is entitled to receive the subordinated participation in net sales proceeds, the subordinated listing distribution and the subordinated distribution upon termination of the advisory agreement pursuant to its special limited partnership interest in the operating partnership.
5.	The special limited partner is 100% owned by our sponsor.
6.	Our dealer manager is owned by an entity which is under common ownership with the parent of our sponsor.
7.	To be consummated prior to the effective date of this offering.
8.	Each taxable REIT subsidiary that leases our properties will hire our property manager, which will hire our sub-property manager or a third-party sub-property manager to manage such properties.

We will submit our financial statements on a consolidated basis with our operating partnership in accordance with GAAP.

What are the fees that you pay to your advisor, your property manager, your sub-property manager, your dealer manager, their affiliates and your directors?

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation and reimbursement are included in the table below. As of August 7, 2013, we had incurred $0.6 million in organizational and offering costs. From August 7, 2013 until the date of this filing, we had incurred an additional $0.3 million in organizational and offering costs. Through the date of this filing, our advisor has advanced $0.6 million to us which we have used to pay third party organization and offering costs. We will reimburse our advisor on a monthly basis for such advances and future offering costs that our advisor or any of its affiliates may incur on our behalf, but only to the extent that such reimbursement would not exceed 2.0% of gross offering proceeds over the life of this offering or cause selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. In the sole discretion of our advisor, the advisor may elect to have certain fees and commissions (not including any asset management fees) paid, in whole or in part, in cash or shares of our common stock. Once the proceeds for this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.9% of the contract purchase price for all of the assets acquired. Pursuant to our charter, the total amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, in the aggregate from inception to our liquidity event, shall not exceed (a) 6% of all properties’ aggregate gross contract purchase price, (b) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto.

The selling commissions and dealer manager fee may vary for different categories of purchasers. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees. No effect is given to any shares sold through our DRIP.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Organization and Offering Stage
Selling Commissions — Dealer Manager	Our dealer manager will be paid 7.0% of the per share purchase price of shares in our primary offering, which will initially be up to $25.00. No selling commissions will be paid on sales of shares under the DRIP. Our dealer manager will reallow all selling commissions to participating broker dealers. Alternatively, a participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commissions and dealer manager fee do not exceed 10.0% of the gross proceeds from the sale of our common stock. The total amount of all items of compensation from any source, payable to our dealer manager or the soliciting dealers will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding securities purchased through the DRIP).	$140,000/$140,000,000(1)

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Dealer Manager Fee — Dealer Manager	Our dealer manager will be paid up to 3.0% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the DRIP or to “Friends.” The dealer manager reallows all or a portion of its dealer manager fees to participating broker-dealers.	$60,000/$60,000,000(1) (assumes a 3% dealer manager fee)
Other Organization and Offering Expenses — Advisor and its Affiliates	We will reimburse our advisor for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor up to 2.0% of the gross proceeds from our primary offering.	$40,000/$40,000,000

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Operational Stage
Acquisition Fees — Advisor and its Affiliates	We will pay to our advisor or its assignees 1.5% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.5% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting properties for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such property and presented a detailed investment memorandum to our board of directors for approval. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated, pursuant to approval by our board of directors; in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage or the amount actually paid or allocated, pursuant to approval by our board of directors, in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses — Our Advisor Third Parties and our Advisor’s Affiliates” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.	$26,400/$26,400,000 (or $66,000/$66,000,000 assuming we incur our expected leverage of 60% set forth in our investment guidelines or $105,600/$105,600,000 assuming the maximum leverage of approximately 75% permitted by our charter)

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Acquisition Expenses — Our Advisor, Third Parties and our Advisor’s Affiliates	We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will also pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets.	Not determinable at this time.
Additionally, we may reimburse our advisor for legal expenses it or its affiliates directly perform in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of the contract purchase price of our assets.
In no event will the total of all acquisition fees (including the financing coordination fees described below) and acquisition expenses payable with respect to our portfolio of investments, measured at the end of our acquisition phase, exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to such portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such portfolio of investments).
Asset Management Subordinated Participation — Our Advisor	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor equal to: (i) the cost of assets multiplied by 0.1875% (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875%, once we begin calculating NAV) divided by; (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we calculate NAV, to per share NAV.(2)	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Asset Management Subordinated Participation — Our Advisor	Our advisor will be entitled to receive distributions on the vested and unvested Class B units it receives in connection with its asset management subordinated participation at the same rate as distributions received on our common stock; such distributions will be in addition to the incentive fees the advisor and its affiliates may receive from us, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.
Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Operating Expenses — Our Advisor and its Affiliates	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before deducting reserves for depreciation, bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not reimburse the advisor for salaries, bonuses or benefits to be paid to our executive officers.	Not determinable at this time.
Financing Coordination Fee — Our Advisor and its Affiliates	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	Not determinable at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager	Property management fees equal to approximately 4.0% of the monthly gross receipts from the properties managed by our sub-property manager or a third-party sub-property manager, are payable monthly to such sub-property manager, as applicable and as negotiated with each such sub-property manager. We will reimburse the costs and expenses incurred by any sub-property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of any sub-property manager. We will not, however, reimburse any sub-property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Actual amounts depend on gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.
Independent Director Restricted Stock Awards — Independent Directors	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), our advisor and its affiliates and their respective employees, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us and their respective employees, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us and their respective employees may be granted incentive awards in the form of restricted stock.	Restricted stock awards under our employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Independent Director Compensation — Independent Directors	We expect to pay to our lead independent director a retainer of $55,000 per year in addition to the retainer of $30,000 per year that we pay to all of our independent directors, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting, and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board of directors and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:	The independent directors, as a group, will receive for a full fiscal year: (i) estimated aggregate compensation of approximately $175,000 and (ii) 3,999 restricted shares of common stock (excluding shares issued upon joining the board of directors).
• $2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
• $5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, the company will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20% per annum.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Liquidation/Listing Stage
Real Estate Commissions — Advisor and its Affiliates	For substantial assistance in connection with the sale of a property in which our advisor or its affiliate or agent provides a substantial amount of services, we will pay such entity a real estate commission equal to 2.0% of the contract sales price of that property, but in no event will that commission be greater than one-half of the total brokerage commission if a brokerage commission is paid to a third-party broker in addition to the real estate commission paid to our advisor or its affiliate or agent; provided, however, that in no event may the sum of the real estate commissions paid to our advisor and its affiliates and agents and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Substantial assistance in connection with the sale of a property includes the preparation of an investment package for the property (including an investment analysis, a property description and other due diligence information) or certain other substantial services performed by the advisor or its affiliate or agent in connection with a sale.
Annual Subordinated Performance Fee — Advisor and its Affiliates(3)	We will pay our advisor an annual subordinated performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which investors receive a return of capital contributions plus payment of a 6.0% annual cumulative, pre-tax, non-compounded return on the capital contributed by investors, or total return on stockholders’ capital, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to the advisor does not exceed 10.0% of the aggregate total return for such year. This fee will be payable only from realized appreciation in the company’s assets upon sale, other disposition or refinancing of such assets, which results in our return on stockholders’ capital exceeding 6.0% per annum.	The actual amount will depend on our performance, as well as on the number of shares sold, the per share NAV and the period of time that the investor continues to hold the shares.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange) — The Special Limited Partner and its Affiliates(3)	The special limited partner will receive from time to time, when available, 15.0% of remaining “net sales proceeds” after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. “Net sales proceeds” generally refers to the proceeds of sale transactions less selling expenses incurred by or on our behalf, including legal fees, closing costs or other applicable fees. For the full definition of “net sales proceeds,” you should refer to our charter. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange) — The Special Limited Partner and its Affiliates(3)	Upon the listing of our shares on a national securities exchange, the special limited partner will receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.
Subordinated Distribution upon Termination of the Advisory Agreement — The Special Limited Partner and its Affiliates(3)	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.	Not determinable at this time. There is no maximum amount of this distribution.

(1)	Until the NAV pricing date, the per share purchase price for shares in our primary offering will be up to $25.00 (which includes the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in the prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares at a purchase price of $25.00 per share.
(2)	For example, if the cost of assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees) we hold with respect to a quarter equals $50,000,000 and the value of one share of our common stock as of the last day of such quarter equals $22.50, 4,166.66 Class B Units would be issuable to our advisor (($50,000,000 × 0.1875%) ÷ $22.50 = 4,166.66). This example assumes, for periods following the NAV pricing date, that our quarterly NAV exceeds the cost of assets and that per share NAV is $22.50.
(3)	For example, for each of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement, should investors contribute capital of $2.0 billion, the special limited partner would receive 15.0% of the amount remaining to the extent the applicable “net sales proceeds” or market value exceeded $2.12 billion. Therefore, if the “net sales proceeds” or market value for these purposes equaled $2.2 billion, the special limited partner would be entitled to receive 15% of the $80.0 million difference between the “net sales proceeds” or market value, as applicable, and the hurdle of $2.12 billion, or $12.0 million.

For the annual subordinated performance fee, if our stockholders’ capital equaled $2.0 billion and we generated a $200.0 million return in the applicable year, our 6.0% threshold equaling $120.0 million, we would be entitled to 15% of the $80 million excess return, or $12.0 million, which would not exceed 10.0% of the aggregate $200.0 million return, or $20.0 million.

Historically, due to the apparent preference of the public markets for self-managed companies, non-traded REITs have engaged in internalization transactions (an acquisition of management functions by the REIT from its advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. These internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. Our charter and advisory agreement provide that no compensation or remuneration will be payable by us or our operating partnership to our advisor, the special limited partner or any of their affiliates solely related to any internalization transaction (an acquisition of management functions by us from our advisor) in the future.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments. Because we have not yet identified any specific assets to acquire, other than the six hotel properties identified under “Description of Potential Real Estate Investments,” we are considered a blind pool. As specific investments become probable, we will supplement this prospectus to provide information regarding the probable investment to the extent it is material to an investment decision with respect to our common stock. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

May I reinvest my distribution in shares of American Realty Capital Hospitality Trust, Inc.?

Pursuant to our DRIP, you may elect to have the distributions you receive from us reinvested, in whole or in part, in additional shares of our common stock. Until the NAV pricing date, the purchase price per share under our DRIP will be $23.75 per share, which is 95% of the primary offering price absent any applicable discounts. Beginning with the NAV pricing date, the price per share under our DRIP will vary quarterly and will be equal to our per share NAV on the date that the distribution is payable. No selling commissions or dealer manager fees will be paid on shares sold under our DRIP.

How do I subscribe for shares?

If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C, for a specific number of shares and pay for the shares at the time you subscribe.

If I buy shares in this offering, how may I sell them later?

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until the time our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program that enables our stockholders to sell their shares back to us subject to the significant conditions and limitations in our share repurchase program. Our sponsor, our advisor, our property manager, our sub-property manager, our directors and their affiliates are prohibited from receiving a fee on any share repurchases. The terms of our share repurchase program are more flexible in cases involving the death or disability of a stockholder.

Repurchases of shares of our common stock, when requested, are at our sole discretion and generally will be made quarterly until our advisor begins calculating NAV. Prior to the NAV pricing date, we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares of common stock outstanding during the prior calendar year. In addition, funds available for our share repurchase program may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests. Funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose.

Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or disability, the purchase price for shares repurchased under our share repurchase program will be as set forth below until our advisor begins calculating NAV. We do not currently anticipate obtaining appraisals for our investments (other than investments in transactions with our sponsor, our advisor, our property manager, our sub-property manager, our directors or their respective affiliates) prior to the NAV pricing date and, accordingly, the estimated value of our investments should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. Commencing with the NAV pricing date, each of our properties will be appraised annually and our advisor will be responsible for calculating our quarterly NAV at the end of the day on which we file our quarterly financial report. Our board of directors will review the NAV calculation quarterly. Once we begin calculating NAV, to the extent we repurchase shares pursuant to our share repurchase program, such repurchases will be at the applicable per share NAV at the time of such repurchase.

Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. Prior to the time our advisor begins calculating NAV, we will repurchase shares on the last business day of each quarter (and in all events on a date other than a dividend payment date). Prior to the time our advisor begins calculating NAV, the price per share that we will pay to repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $23.13 and 92.5% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $23.75 and 95.0% of the amount paid for each such share;
•	for stockholders who have continuously held their shares of our common stock for at least three years, the price will be the lower of $24.38 and 97.5% of the amount paid for each such share; and
•	for stockholders who have held their shares of our common stock for at least four years, the price will be the lower of $25.00 and 100.0% of the amount you paid for each share;

in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock.

Upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement that otherwise will apply to redemption requests made prior to the NAV pricing date. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of $25.00 or the then-current NAV of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

After the NAV pricing date, stockholders may make daily requests that we repurchase all or a portion (but generally at least 25% of a stockholder’s shares) of their shares pursuant to our share repurchase program. At such time, we will limit shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, you will only be able to have your shares repurchased to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all repurchase requests. Following the NAV pricing date, in order to provide liquidity for repurchases, we intend to maintain 5% of our NAV in excess of $1.0 billion in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties, or collectively, liquid assets. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets.

Whether our advisor has begun NAV calculations or not, the share repurchase program immediately will terminate if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases. For additional information on our share repurchase program refer to the section entitled “Share Repurchase Program” elsewhere in this prospectus.

What are my voting rights?

We hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We also may call special meetings of stockholders from time to time and such special meetings must be called upon the written request of stockholders, in certain circumstances. You are entitled to one vote for each share of common stock you own at any of these meetings.

Are there any special restrictions on the ownership or transfer of shares?

Our charter contains restrictions on ownership and transfer of our shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, unless exempted (prospectively or retroactively) by our board of directors. For a more complete description of the shares, including this and other restrictions on the ownership and transfer of our shares, please see the section entitled “Description of Securities” in this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Investor Suitability Standards” section of this prospectus, and (b) the transfer complies with minimum purchase requirements, which are described in the sections entitled “Investor Suitability Standards” and “How to Subscribe.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and are required to consult their own legal and tax advisors on these matters.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account, or an IRA, a simplified employee pension, or a SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, plan or other account, (d) whether there is sufficient liquidity for that investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a non-exempt prohibited transaction under applicable law.

Are there any Investment Company Act of 1940 considerations?

We intend to conduct our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940, or the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if under the following test, or the 40% test, it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. Subject to certain conditions we may also invest in mortgage related securities or mortgage related loans. See the section entitled “Investment Objectives and Criteria — Investment Company Act Considerations” in this prospectus.

We intend to conduct our operations so that the company and most, if not all, of its wholly owned and majority-owned subsidiaries owns or proposes to acquire “investment securities” having a value of not more than 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act. For a more detailed discussion on the requirements of this exemption and how we will classify our assets in order to comply with this exemption, see the section of this prospectus captioned “Investment Objectives and Criteria — Investment Company Act Considerations.” The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. No assurance can be given that the SEC staff will concur with our classification of our assets or that the SEC staff will not, in the future, issue further guidance that may require us to reclassify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries is an “investment company” under the Investment Company Act.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Are there any JOBS Act considerations?

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved. We have not yet made a decision whether to take advantage of any or all of such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iii) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Who is the transfer agent?

The name and address of our affiliated transfer agent is as follows:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Phone: (877) 373-2522
Facsimile: (646) 861-7793

American National Stock Transfer, LLC, or our transfer agent, will provide customer service to subscribers and will supervise third-party vendors, including DST Systems, Inc., in its execution of your subscription agreement and other administrative forms. Our transfer agent is owned by an entity which is under common ownership with AR Capital, LLC, the parent of our sponsor. For more detail about our transfer agent, see “Management — General — Transfer Agent.”

What types of reports on my investment and tax information will I receive?

We will provide you with periodic updates on the performance of your investment with us, including:

•	following our commencement of distributions to stockholders, four quarterly or 12 monthly distribution reports;
•	three quarterly financial reports;
•	an annual report;
•	an annual U.S. Internal Revenue Service, or IRS, Form 1099, if applicable; and
•	supplements to the prospectus during the offering period, via mailings or website access (including filings via the SEC’s EDGAR system).

Who can help answer my questions about the offering?

If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Realty Capital Securities, LLC
Three Copley Place
Suite 3300
Boston, MA 02116
1-877-373-2522
www.rcsecurities.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties that we currently believe are material to us are described below.

Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc.

We have no prior operating history or established financing sources and will rely on our advisor to conduct our operations; our advisor has no operating history and no experience operating a public company.

We have no operating history and you should not rely upon the past performance of other real estate investment programs advised by our advisor or sponsored by the parent of our sponsor to predict our future results. We were incorporated on July 25, 2013. As of the date of this prospectus, we have not acquired any properties or other investments nor do we have any operations or independent financing.

Moreover, neither we nor our advisor has any established financing sources. Presently, both we and our advisor are funded by capital contributions from our sponsor, as applicable. If our capital resources or those of our advisor are insufficient to support our operations, we will not be successful.

Our advisor has had no operations prior to the commencement of this offering. Our executive officers have limited experience managing public companies. For these reasons, our stockholders should be especially cautious when drawing conclusions about our future performance and you should not assume that it will be similar to the prior performance of other programs sponsored by the parent of our sponsor. Our lack of an operating history, our advisor’s lack of prior experience operating a public company and our sponsor’s limited experience in connection with investments of the type to be made by us, significantly increase the risk and uncertainty our stockholders face in making an investment in our shares.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;
•	increase awareness of our name within the investment products market;
•	expand and maintain our network of licensed securities brokers and other agents;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and
•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment. In addition, the prior public and non-public programs sponsored by the parent of our sponsor and its affiliates and did not produce net income during the years 2008 through 2011. There can be no assurance that we will outperform such programs. See Table III, included in Appendix A attached hereto, for more information on prior performance of these programs.

Because no public trading market for our shares currently exists, it will be difficult for our stockholders to sell their shares and, if our stockholders are able to sell their shares, it will likely be at a substantial discount to the public offering price.

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares, and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% in value of the aggregate of outstanding shares of capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our stock, unless exempted (prospectively or retroactively) by our board of directors, which may inhibit large investors from purchasing your shares. In its sole discretion, our board of directors could amend, suspend or terminate our share repurchase program upon 30 days’ notice. Further, the share repurchase program includes numerous restrictions that would limit a stockholder’s ability to sell his or her shares. We describe these restrictions in more detail under “Share Repurchase Program.” Therefore, it is difficult for our stockholders to sell their shares promptly or at all. If a stockholder is able to sell his or her shares, it would likely be at a substantial discount to the public offering price. It is also likely that our shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, investors should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

Purchases of common stock by our directors, our officers, officers and employees of our dealer manager, other affiliates and Friends in this offering should not influence investment decisions of independent, unaffiliated investors.

Our directors, our officers, officers and employees of our dealer manager, other affiliates and Friends may purchase shares of our common stock, and any such purchases will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold. “Friends” mean those individuals who have prior business and/or personal relationships with our executive officers, directors or sponsor, including, without limitation, any service provider. There are no written or other binding commitments with respect to the acquisition of shares by these parties, and there can be no assurance as to the amount, if any, of shares of common stock these parties may acquire in the offering. Any shares purchased by directors, officers, officers and employees of our dealer manager, other affiliates or Friends of ours will be purchased for investment purposes only. However, the investment decisions made by any such directors, officers, officers and employees of our dealer manager, other affiliates or Friends should not influence your decision to invest in shares of our common stock, and you should make your own independent investment decision concerning the risks and benefits of an investment in our common stock.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.

We have not acquired any properties or other investments and have not yet identified any investments that we may make, other than the six hotel properties identified under “Description of Potential Real Estate Investments.” Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of the investments and you must instead rely on our board of directors and our advisor to implement our investment strategy.

You may be more likely to sustain a loss on your investment because our sponsor does not have as strong an economic incentive to avoid losses as does a sponsor who has made significant equity investments in its company.

The special limited partner, which is wholly owned by our sponsor and wholly owns our advisor, has invested only $200,000 in us through the purchase of 8,888 shares of our common stock at $22.50 per share, reflecting the fact that selling commissions and dealer manager fees were not paid on the sale. The special limited partner may not sell this initial investment while our sponsor remains our sponsor but it may transfer such shares to affiliates. Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor for our significant organization and offering expenses, our sponsor will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsor may have less to lose from a decrease in the value of our shares as does a sponsor that makes more significant equity investments in its company.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the offering price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Our ability to implement our investment strategy is dependent, in part, upon the ability of our dealer manager to successfully conduct this offering, which makes an investment in us more speculative.

We have retained our dealer manager, which is owned by an entity under common ownership with the parent of our sponsor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our dealer manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our dealer manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, our stockholders could lose all or a part of their investment.

If our dealer manager terminates its dealer manager relationship with us, our ability to successfully complete this offering and implement our investment strategy would be significantly impaired.

Our dealer manager has the right to terminate its relationship with us if, among other things, any of the following occur: (1) our voluntary or involuntary bankruptcy; (2) we materially change our business; (3) we become subject to a material action, suit, proceeding or investigation; (4) we materially reduce the rate of any dividend we may pay in the future without its prior written consent; (5) we suspend or terminate our share repurchase program without its prior written consent; (6) the value of our common shares materially adversely changes; (7) a material breach of the dealer manager agreement by us (which breach has not been cured within the required timeframe); (8) our willful misconduct or a willful or grossly negligent breach of our obligations under the dealer manager agreement; (9) the issuance of a stop order suspending the effectiveness of the registration statement of which this prospectus forms a part by the SEC and not rescinded within 10 business days of its issuance; or (10) the occurrence of any event materially adverse to us and our prospects or our ability to perform our obligations under the dealer manager agreement. If our dealer manager elects to terminate its relationship with us, our ability to complete this offering and implement our investment strategy would be significantly impaired and would increase the likelihood that our stockholders could lose all or a part of their investment.

Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect your overall return.

Until we are generating operating cash flow from properties or other real estate-related investments sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, the sale of additional securities, advances from our advisor, and our advisor’s deferral, suspension or waiver of its fees and expense reimbursements. Our inability to acquire properties or other real estate-related investments may result in a lower return on your investment than you expect. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third-party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.

We have limited experience with international investments.

Neither we nor our sponsor has any substantial experience investing in properties or other real estate-related assets located outside the United States. We may acquire real estate assets located outside the United States, in Canada and Mexico. We may not have the expertise necessary to maximize the return on our international investments.

Your investment may be subject to additional risks if we make international investments.

We may purchase real estate assets located outside the United States, in Canada and Mexico. Any international investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

•	governmental laws, rules and policies, including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person’s or corporation’s country of origin;
•	variations in currency exchange rates or exchange controls or other currency restrictions and fluctuations in exchange ratios related to foreign currency;
•	adverse market conditions caused by inflation or other changes in national or local economic conditions;
•	changes in relative interest rates;
•	changes in the availability, cost and terms of mortgage funds resulting from varying national economic policies;
•	changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment;
•	lack of uniform accounting standards (including availability of information in accordance with GAAP);
•	changes in land use and zoning laws;
•	more stringent environmental laws or changes in these laws;
•	changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment;
•	legal and logistical barriers to enforcing our contractual rights; and
•	expropriation, confiscatory taxation and nationalization of our assets located in the markets where we operate.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends primarily upon the performance of our advisor with respect to the acquisition of our investments, including the ability to source loan origination opportunities for us. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. A period in which there is a lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. During such times, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. This lack of available debt could also result in a reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, if we pay fees to lock in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. If we acquire properties and other investments at higher prices or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may decrease significantly below the amount we paid for such assets.

We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that our objectives will be achieved. If we are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon our sponsor and the real estate professionals affiliated with our sponsor, including our sub-property manager, to identify suitable investments. To the extent that our sponsor and the real estate professionals employed by our advisor and our sub-property manager face competing demands upon their time at times when we have capital ready for investment, we may face delays in locating suitable investments. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering and the continuing high demand for the types of properties and other investments we desire to purchase increase the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns. Further, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, our stockholders could suffer delays in receiving the cash distributions attributable to those particular properties.

We may change our targeted investments without stockholder consent.

We intend to invest in a portfolio of lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector. We intend to allocate no more than 10.0% of our portfolio to other real estate properties and real estate-related loans and securities such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; debt securities issued by real estate companies; credit default swaps; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, our current targeted investments. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a reasonable best efforts basis, whereby the brokers participating in the offering are only required to use their reasonable best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. We may be unable to raise even the minimum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, if we only sell 80,000 shares, we may be able to make only one investment or may be unable to make any investments. If we only are able to make one investment, we would not achieve any asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

Because we are dependent upon our advisor, our property manager, our sub-property manager and their affiliates to conduct our operations, and we may engage third-party sub-property managers to manage certain properties, any adverse changes in the financial health of our advisor, our property manager, our sub-property manager or third-party sub-property managers or their affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investments.

We are dependent on our advisor, our property manager and our sub-property manager, which are responsible for our day-to-day operations and are primarily responsible for the selection of our investments to be recommended to our board of directors. We are also dependent on our property manager and our sub-property manager to manage certain of our real estate assets. Our advisor and our property manager have no prior operating history. Our advisor depends upon the fees and other compensation that it receives from us in connection with the purchase, management and sale of assets to conduct its operations. Additionally, we may engage third-party sub-property managers to manage certain other properties we own. Any adverse changes in the financial condition of such entities or certain of their affiliates or in our relationship with them could hinder its or their ability to successfully manage our operations and our portfolio of investments.

The loss of or the inability to obtain key real estate professionals at our advisor, our sub-property manager or our dealer manager could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Wardinski, Mehlman and Kahane at our advisor and Edward M. Weil, Jr., R. Lawrence Roth and Louisa H. Quarto at our dealer manager, as well as Mr. Carroll at our sub-property manager. These individuals may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. Our future success depends, in large part, upon our advisors and its affiliate’s ability to hire and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. Maintaining relationships with firms that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions will be important for us to effectively compete with other investors for properties in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of our stockholders’ investments may decline.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are able to quickly raise a substantial amount of capital during this offering, we may have difficulty identifying and purchasing suitable properties on attractive terms, and there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay distributions to you. If we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by geographic area, could be materially adversely affected.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, operating income from such properties and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay or maintain our current level of distributions or that distributions will increase over time. We cannot give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our REIT status, which may materially adversely affect your investment.

Our organizational documents permit us to pay distributions from any source. Any distributions may reduce the amount of capital we invest in properties.

We may pay distributions of unlimited amounts from any source, including borrowing funds, using proceeds from this offering, issuing additional securities or selling assets. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except in accordance with our organizational documents and Maryland law. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties and other permitted investments. This, in turn, would reduce the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned “Description of Securities — Distribution Policy and Distributions.”

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ recovery, as well as our recovery, against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter generally provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, we and our stockholders may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce our stockholders’ and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to our stockholders.

Commencing with the NAV pricing date, your purchase and the repurchase under our share repurchase program of our shares will be based on our per share NAV, which will be based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our quarterly per share NAV may not reflect the amount that you might receive for your shares in a market transaction and you will not know the per share NAV at the time of purchase.

Commencing with the NAV pricing date, NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. In calculating NAV, our advisor will consider an estimate provided by an independent valuer of the market value of our real estate assets. Our advisor will review such valuation for consistency with its determinations of value and our valuation guidelines and the reasonableness of the independent valuer’s conclusions. If in our advisor’s opinion, the appraisals are materially higher or lower than the advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer, and may submit the appraisals and valuations to a valuation committee comprised of our independent directors, which will review the appraisals and valuations, and make a final determination of value. Although the valuations of our real estate portfolio by the independent valuer will be approved by our board of directors, the valuations may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit the selling or non-selling stockholders or purchasers. Investors may not know the per share NAV at which they will purchase shares at such time as they submit a purchase order. Furthermore, there are no rules or regulations specifically governing what components may be included in the NAV calculation to ensure there is consistency. Therefore, investors should pay close attention to the components used to calculate NAV and should be aware that the NAV calculations may not accurately reflect the value of our assets. See “Valuation Policies” for more details about how our NAV will be calculated.

It may be difficult to accurately reflect material events that may impact our quarterly NAV between valuations and accordingly we may be selling and repurchasing shares at too high or too low a price.

Our independent valuer will calculate estimates of the market value of our principal real estate and real estate-related assets, and our advisor will determine the net value of our real estate and real estate-related assets and liabilities taking into consideration such estimate provided by the independent valuer. The final determination of value may be made by a valuation committee comprised of our independent directors if our advisor determines that the appraisals of the independent valuer are materially higher or lower than its valuations. Our advisor is ultimately responsible for determining the quarterly per share NAV. Each property will be appraised at least annually and appraisals will be spread out over the course of a year so that approximately 25% of all properties are appraised each quarter. Since each property will be appraised only annually, there may be changes in the course of the year that are not fully reflected in the quarterly NAV. As a result, the published per share NAV may not fully reflect changes in value that may have occurred since the prior quarterly valuation. Furthermore, our independent valuer and our advisor will monitor our portfolio, but it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between quarters, or to obtain timely complete information regarding any such events. Therefore, the per share NAV published after the announcement of an extraordinary event may differ significantly from our actual NAV until such time as sufficient information is available and analyzed, the financial impact is fully evaluated, and the appropriate adjustment to be made to NAV, on a going forward basis, is determined by our advisor and our independent valuer. Any resulting disparity may benefit the repurchasing or non-repurchasing stockholders or purchasers.

Risks Related to Conflicts of Interest

Our advisor and its affiliates, including some of our executive officers, directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates receive fees from us, which could be substantial. These fees could influence our advisor’s advice to us as well as its judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with affiliates of our sponsor, including the advisory agreement, the property management agreements, the dealer-manager agreement and the sub-property management agreements between our property manager and sub-property manager;
•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition fees and asset management subordinated participation interests;
•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner to real estate commissions and possible subordinated incentive distributions, respectively;
•	acquisitions of properties and other investments from other programs sponsored directly or indirectly by the parent of our sponsor, which might entitle affiliates of our sponsor to real estate commissions and possible subordinated incentive fees and distributions in connection with its services for the seller;
•	acquisitions of properties and other investments from third parties and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated participation interests;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings generate financing coordination fees and increase the acquisition fees and asset management subordinated participation interests payable to our advisor;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive listing distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to a subordinated participation in net sales proceeds.

The fees our advisor receives in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to incur a high level of leverage. In addition, because the fees are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets at higher prices.

Our sub-property manager is an affiliate of our advisor and property manager and therefore we may face conflicts of interest in determining whether to assign certain operating assets to our sub-property manager or an unaffiliated property manager.

Our sub-property manager is an affiliate of our advisor and property manager. As we acquire each hotel asset, our advisor will assign such asset to a property manager in the ordinary course of business; however, because our sub-property manager is affiliated with our advisor, our advisor faces certain conflicts of interest in making this decision because of the compensation that will be paid to our affiliated sub-property manager.

Our sub-property manager will continue to operate as a hotel property manager and may face competing demands for its time.

Our sub-property manager will face competing demands for its time while it enters into management agreements with hotels not owned by us in the ordinary course of business. Because we intend to rely upon our sub-property manager for its underwriting and operating capabilities, we may be unable to identify potential acquisitions for our portfolio without the investment and underwriting advice provided by the professionals of our sub-property manager. Additionally, the operations of our currently held assets may be adversely affected by the competing demands for our sub-property manager’s time.

Because other real estate programs sponsored directly or indirectly by the parent of our sponsor and offered through our dealer manager may conduct offerings concurrently with our offering, our sponsor and our dealer manager face potential conflicts of interest arising from competition among us and these other programs for investors and investment capital, and such conflicts may not be resolved in our favor.

The parent of our sponsor is the sponsor of several other non-traded REITs for which affiliates of our advisor are also advisors that are raising capital in ongoing public offerings of common stock. Our dealer manager, which is owned by an entity under common ownership with the parent of our sponsor, is the dealer manager or is named in the registration statement as the dealer manager in a number of ongoing public offerings by non-traded REITs, including some offerings sponsored directly or indirectly by the parent of our sponsor. In addition, our sponsor may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with this offering. As a result, our sponsor and our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. Our sponsor generally seeks to avoid simultaneous public offerings by programs that have a substantially similar mix of investment attributes, including targeted investment types. Nevertheless, there may be periods during which one or more programs sponsored directly or indirectly by the parent of our sponsor will be raising capital and might compete with us for investment capital. Such conflicts may not be resolved in our favor, and you will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our sponsor faces conflicts of interest relating to the acquisition of assets and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could limit our ability to make distributions and reduce our stockholders’ overall investment return.

We rely on our sponsor and the executive officers and other key real estate professionals at our advisor, our property manager, our sub-property manager and our sub-advisor to identify suitable investment opportunities for us. Several of the other key real estate professionals of our advisor are also the key real estate professionals at our sponsor and their other public programs. Many investment opportunities that are suitable for us may also be suitable for other programs sponsored directly or indirectly by the parent of our sponsor. Generally, our advisor will not pursue any opportunity to acquire any real estate properties or real estate-related loans and securities that are directly competitive with our investment strategies, unless and until the opportunity is first presented to us, subject to certain exceptions. See “Conflicts of Interest — Our Sponsor’s Interests in Other Real Estate Programs — affiliated Transactions Best Practices Policy” and “Conflicts of Interest — Certain Conflict Resolution Procedures.” For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless our advisor has recommended the investment to us. Thus, the executive officers and real estate professionals of our advisor could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions.

We and other programs sponsored directly or indirectly by the parent of our sponsor also rely on these real estate professionals to supervise the property management and leasing of properties. If our advisor directs hotel brands to properties owned by another program sponsored directly or indirectly by the parent of our sponsor when they could direct such brands to our properties, our asset base may have more inherent risk than might otherwise be the case. Furthermore, our executive officers and key real estate professionals are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments. For a detailed description of the conflicts of interest that our sponsor and its affiliates face, see “Conflicts of Interest.”

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our sponsor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction, we may enter into joint venture agreements with other sponsor-affiliated programs or entities for the acquisition, development or improvement of properties or other investments. All of our executive officers, some of our directors and the key real estate professionals assembled by our advisor are also executive officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our property manager, our dealer manager or other sponsor-affiliated entities. These persons will face conflicts of interest in determining which sponsor-affiliated program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the sponsor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a sponsor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The sponsor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Our sponsor, our officers, our advisor, our property manager, our sub-property manager and the real estate and other professionals assembled by our advisor face competing demands relating to their time, and this may cause our operations and our stockholders’ investments to suffer.

We rely on our advisor, our property manager and our sub-property manager for the day-to-day operation of our business and the selection of our investments. Such entities will make major decisions affecting us, all under the direction of our board of directors. Our advisor and our sub-property manager will rely on our sponsor and its respective affiliates to conduct our business. Principals of the parent of our sponsor are key executives in other programs sponsored directly or indirectly by the parent of our sponsor and hold an ownership interest in our sub-property manager. As a result of their interests in other programs sponsored directly or indirectly by the parent of our sponsor, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities, these individuals will continue to face conflicts of interest in allocating their time among us and other programs sponsored directly or indirectly by the parent of our sponsor and other business activities in which they are involved. Should our advisor breach its fiduciary duties to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments, and the value of our stockholders’ investments, may decline.

All of our executive officers, some of our directors and the key real estate and other professionals assembled by our advisor, our property manager and our dealer manager face conflicts of interest related to their positions or interests in affiliates of our sponsor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, some of our directors and the key real estate and other professionals assembled by our advisor, property manager and dealer manager are also executive officers, directors, managers, key professionals or holders of a direct or indirect controlling interests in our advisor, our property manager, our dealer manager or other sponsor-affiliated entities. Through our sponsor’s affiliates, some of these persons work on behalf of programs sponsored directly or indirectly by the parent of our sponsor that are currently raising capital publicly. As a result, they have loyalties to each of these entities, which loyalties could conflict with the fiduciary duties they owe to us and could result in action or inaction detrimental to our business. Conflicts with our business and interests are most likely to arise from (a) allocation of new investments and management time and services between us and the other entities, (b) our purchase of properties from, or sale of properties to, affiliated entities, (c) development of our properties by affiliates, (d) investments with affiliates of our advisor, (e) compensation to our advisor and (f) our relationship with our advisor, our dealer manager, our property manager and our sub-property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

The management of multiple REITs by certain of the officers of our advisor may significantly reduce the amount of time such officers of our advisor are able to spend on activities related to us and may cause other conflicts of interest, which may cause our operating results to suffer.

Certain officers of our advisor are part of the senior management or are key personnel of several other REITs sponsored directly or indirectly by the parent of our sponsor and their advisors. Some of these REITs have registration statements that became effective in the past twelve months. As a result, such REITs will have concurrent and/or overlapping fundraising, acquisition, operational and disposition and liquidation phases as us, which may cause conflicts of interest to arise throughout the life of our company with respect to, among other things, finding investors, locating and acquiring properties, entering into leases and disposing of properties. Additionally, based on the experience of the parent of our sponsor, a significantly greater time commitment is required of senior management during the development stage when the REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. The conflicts of interest each of the officers of our advisor faces may delay our fundraising and the investment of our proceeds due to the competing time demands.

Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement and the limited partnership agreement of our operating partnership, or the partnership agreement, the special limited partner and its affiliates will be entitled to fees, distributions and other amounts that are structured in a manner intended to provide incentives to our advisor perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, their interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle the special limited partner to fees. In addition, the special limited partner and its affiliates’ entitlement to fees and distributions upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor and its affiliates to compensation relating to such sales, even if continued ownership of those investments might be in our best long-term interest. The partnership agreement will require us to pay a performance-based termination distribution to our advisor if we terminate the advisory agreement prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination distribution, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the distribution to the special limited partner at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the distribution to the terminated advisor. Moreover, our advisor will have the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the termination distribution, which could have the effect of delaying, deferring or preventing the change of control. In addition, the special limited partner will be entitled to an annual subordinated performance fee for any year in which our total return on stockholders’ capital exceeds 6.0% per annum. The special limited partner will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to the special limited partner does not exceed 10.0% of the aggregate total return for such year. Such distributions may be paid from any source, including offering proceeds, DRIP proceeds, financing proceeds and cash flows from operations, and any payment of distributions from sources other than cash flows from operations could reduce the value of your interests. For a more detailed discussion of the fees, distributions and other amounts payable to the special limited partner and its affiliates in respect of this offering and our operations, see the section entitled “Management Compensation” in this prospectus.

We compete for REIT investors with other programs of the parent of our sponsor, which could adversely affect the amount of capital we have to invest.

AR Capital, LLC, the parent of our sponsor, is currently the sponsor of nine other public offerings of non-traded REIT shares most of which will be ongoing during a significant portion of our offering period. These programs all have effective registration statements for their offerings of common stock and intend to elect to be taxed as REITs or have elected to be taxed as a REIT. The offerings are occurring concurrently with our offering, and the parent of our sponsor is likely to sponsor other offerings during our offering period. Our dealer manager is the dealer manager for all of these other current offerings. We compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments.

There is no separate counsel for us, our advisor and its affiliates, which could result in conflicts of interest, and such conflicts may not be resolved in our favor, which could adversely affect the value of your investment.

Proskauer Rose LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the code of professional responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Proskauer Rose LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

American National Stock Transfer, LLC, our affiliated transfer agent, has a limited operating history and a failure by our transfer agent to perform its functions for us effectively may adversely affect our operations.

Our transfer agent is a related party which was recently launched as a new business. The business was formed on November 2, 2012 and has not had any significant operations to date. Beginning on March 1, 2013, our transfer agent began providing certain transfer agency services for programs sponsored directly or indirectly by AR Capital, LLC. Because of its limited experience, there is no assurance that our transfer agent will be able to effectively provide transfer agency and registrar services to us. Furthermore, our transfer agent will be responsible for supervising third-party service providers who may, at times, be responsible for executing certain transfer agency and registrar services. If our transfer agent fails to perform its functions for us effectively, our operations may be adversely affected.

Our dealer manager signed a Letter of Acceptance, Waiver and Consent with the Financial Industry Regulatory Authority, Inc.; any further action, proceeding or litigation with respect to the substance of the Letter of Acceptance, Waiver and Consent could adversely affect this offering or the pace at which we raise proceeds.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from the Financial Industry Regulatory Authority, Inc., or FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, our dealer manager submitted an AWC, which FINRA accepted on June 4, 2013. In connection with the AWC, our dealer manager consented to the imposition of a censure and a fine of $60,000. To the extent any action would be taken against our dealer manager in connection with the above AWC, our dealer manager could be adversely affected, which could affect our ability to raise capital.

Risks Related to This Offering and Our Corporate Structure

We intend to disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operation are not equivalent to our net income or loss as determined under GAAP, and you should consider GAAP measures to be more relevant to our operating performance.

We will use, and we intend to disclose to investors, FFO and modified funds from operations, or MFFO, which are non-GAAP financial measures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.” FFO and MFFO are not equivalent to our net income or loss as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant to evaluating our operating performance. FFO and MFFO and GAAP net income differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjust for unconsolidated partnerships and joint ventures. MFFO further excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests.

Because of the differences between FFO and MFFO and GAAP net income or loss, FFO and MFFO may not be accurate indicators of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO and MFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted (prospectively or retroactively) by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 350,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all our assets) that might provide a premium price for holders of our common stock. See the section entitled “Description of Securities — Preferred Stock” in this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor, including other REITs sponsored by affiliates of our sponsor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Securities — Business Combinations.”

Maryland law limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

The Maryland Control Share Acquisition Act provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the acquiror, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means, subject to certain exceptions, the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Securities — Control Share Acquisitions.”

Our stockholders have limited voting rights under our charter and Maryland law.

Pursuant to Maryland law and our charter, our stockholders are entitled to vote only on the following matters without concurrence of the board: (a) election or removal of directors; (b) amendment of the charter, as provided in Article XIII of the charter; (c) dissolution of us; and (d) to the extent required under Maryland law, merger or consolidation of us or the sale or other disposition of all or substantially all of our assets. With respect to all other matters, our board of directors must first adopt a resolution declaring that a proposed action is advisable and direct that such matter be submitted to our stockholders for approval or ratification. These limitations on voting rights may limit our stockholders’ ability to influence decisions regarding our business.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered, and do not intend to register ourself or any of our subsidiaries, as an investment company under the Investment Company Act. If we become obligated to register ourselves or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	requirements to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries is not an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

Since we will be primarily engaged in the business of acquiring real estate, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.

Under Section 3(c)(5)(C), the SEC staff generally requires the company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. Our ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. See the section entitled “Investment Objectives and Criteria — Investment Company Act Considerations” in this prospectus.

The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an “emerging growth company” for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold shareholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Because our dealer manager is owned by an entity under common ownership with the parent of our sponsor, you will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

Our dealer manager is owned by an entity which is under common ownership with the parent of our sponsor. Because of such relationship, our dealer manager’s due diligence review and investigation of us and the prospectus cannot be considered to be an independent review. Therefore, you will not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Code, among other purposes, our charter prohibits a person from directly or constructively owning more than 9.8% in value of outstanding shares of our capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of stock, unless exempted (prospectively or retroactively) by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our stockholders’ interests in us will be diluted if we issue additional shares, which could reduce the overall value of our stockholders’ investments.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 350,000,000 shares of capital stock, of which 300,000,000 shares are classified as common stock and 50,000,000 shares are classified as preferred stock. Our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue share-based awards to our independent directors or to our officers or employees or to the officers or employees of our advisor or any of its affiliates, (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (5) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests, our stockholders’ percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, our investors may also experience dilution in the book value and fair value of their shares.

Payment of fees to our advisor and its affiliates reduces cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

Our advisor, its affiliates and entities under common ownership with our advisor perform services for us in connection with the sale of shares in this offering, the performance of transfer agency services, the selection and acquisition of our investments, the coordination of financing, the management and leasing of our properties, the administration of our other investments, as well as the performance of other administrative responsibilities for us including accounting services, transaction management services and investor relations. We pay them fees for these services, which could be substantial, which results in immediate dilution to the value of our stockholders’ investments and reduces the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming a $25.00 purchase price for shares sold in the primary offering (not accounting for shares sold under the DRIP) we estimate that approximately 86.2% of the gross proceeds will be available to make investments in real estate properties and other real estate-related loans and securities, after payment of the costs of the offering, including selling commissions and the dealer manager fee, and a fee to our advisor for its services in connection with the selection, acquisition and financing of properties. We may also repurchase shares of our common stock under our share repurchase program if our board of directors determines it is appropriate and there are insufficient DRIP proceeds for this purpose. These substantial fees and other payments also increase the risk that our stockholders will not be able to resell their shares at a profit, even if our shares are listed on a national securities exchange.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources, beyond our funds from operations, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of your investment.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

We will not calculate the net asset value per share for our shares until the NAV pricing date; therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and possibly for a substantial period of time thereafter.

Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make our quarterly financial filings. Our board of directors will review the NAV calculation quarterly. To calculate our per share NAV, our advisor will determine the fair value of our real estate and real estate-related assets and liabilities, based in part on the valuation by the independent valuer. We will disclose this net asset value to stockholders in our filings with the SEC. Therefore, you will not be able to determine the net asset value of your shares on an on-going basis during this offering and possibly for a substantial period of time thereafter. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations — Annual or More Frequent Valuation Requirement” in this prospectus.

You are limited in your ability to sell your shares pursuant to our share repurchase program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon 30 days’ notice or to reject any request for repurchase. In addition, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. Prior to the time our advisor begins calculating NAV, unless waived by our board of directors, you must have held your shares for at least one year in order to participate in our share repurchase program. Prior to the NAV pricing date, subject to funds being available, the purchase price for shares repurchased under our share repurchase program will be as set forth below (unless such repurchase is in connection with a stockholder’s death or disability): (a) for stockholders who have continuously held their shares of our common stock for at least one year, the price will be the lower of $23.13 and 92.5% of the amount paid for each such share; (b) for stockholders who have continuously held their shares of our common stock for at least two years, the price will be the lower of $23.75 and 95.0% of the amount paid for each such share; (c) for stockholders who have continuously held their shares of our common stock for at least three years, the price will be the lower of $24.38 and 97.5% of the amount paid for each such share; and (d) for stockholders who have held their shares of our common stock for at least four years, the price will be the lower of $25.00 and 100.0% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). These limits might prevent us from accommodating all repurchase requests made in any year. See the section entitled “Share Repurchase Program” in this prospectus for more information about the share repurchase program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

Future offerings of equity securities which are senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the per share trading price of our common stock.

In the future, we may attempt to increase our capital resources by making additional offerings of equity securities. Under our charter, we may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. Any issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Upon liquidation, holders of our shares of preferred stock will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible, exercisable or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the per share trading price of our common stock and diluting their interest in us.

Because of our holding company structure, we depend on our operating subsidiary and its subsidiaries for cash flow and we will be structurally subordinated in right of payment to the obligations of such operating subsidiary and its subsidiaries, which could adversely affect our ability to make distributions to you.

We are a holding company with no business operations of our own. Our only significant asset is and will be the general and limited partnership interests of our operating partnership. We conduct, and intend to conduct, all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations is distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure you that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy your claims as stockholders only after all of our and our operating partnerships and its subsidiaries liabilities and obligations have been paid in full.

Valuations and appraisals of our properties and valuations of our investments in real estate related assets are estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

In order to calculate our quarterly NAV, our properties will initially be valued at cost, which we expect to represent fair value. After this initial valuation and commencing with the NAV pricing date, valuations of properties will be conducted in accordance with our valuation guidelines and will take into consideration appraisals performed by our independent valuer at least annually after the respective calendar quarter in which such property was acquired. Similarly, our real estate related asset investments will initially be valued at cost, and commencing with the NAV pricing date, will be valued at least annually (with approximately 25% of all properties being appraised each quarter), or in the case of liquid securities, quarterly, as applicable, at fair value as determined by our advisor. See “Valuation Policies.” The valuation methodologies used to value our properties will involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Appraisals and valuations will be only estimates, and ultimate realization depends on conditions beyond our advisor’s control. Further, valuations do not necessarily represent the price at which we would be able to sell an asset, because such prices would be negotiated. We will not retroactively adjust the valuation of such assets, the price of our common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to our advisor and dealer manager. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to our share repurchase program, will be based on our estimated per share NAV commencing with the NAV pricing date, you may pay more than realizable value or receive less than realizable value for your investment.

Although our advisor is responsible for calculating our quarterly NAV, our advisor will consider independent appraisals of our properties, the accuracy of which our advisor will not independently verify.

In calculating our quarterly NAV, our advisor will include the net value of our real estate and real estate-related assets, taking into consideration valuations of individual properties that were obtained from our independent valuer. Our advisor will review each appraisal by the independent valuer, and will compare each appraisal to its own determination of value. If in the opinion of our advisor the appraisals are materially higher or lower than the advisor’s determinations of value, it will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value. Although our advisor is responsible for the accuracy of the quarterly NAV calculation and will provide our independent valuer with our valuation guidelines, which have been approved by our board of directors, our advisor will not independently verify the appraised value of our properties. As a result, the appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated NAV to be greater or less than the potential realizable NAV.

Our per share NAV may suddenly change if the appraised values of our properties materially change or the actual operating results differ from what we originally budgeted for that quarter.

Appraisals of our properties upon which our advisor’s estimate of the value of our real estate and real estate-related assets will partly be based will probably not be spread evenly throughout the calendar year. We anticipate that such appraisals will be conducted near the end of each calendar quarter. Therefore, when these appraisals are reflected in our NAV calculation, for which our advisor is ultimately responsible, there may be a sudden change in our per share NAV. In addition, actual operating results for a given month may differ from our original estimate, which may affect our per share NAV of each month, and we will adjust the estimated income and expenses to reflect the income and expenses actually earned and incurred. We will make such adjustment on a going-forward basis and will not retroactively adjust the quarterly per share NAV for the previous quarter. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause our per share NAV to change, and such change will occur on the day the adjustment is made.

Our per share NAV that we publish may not necessarily reflect changes in our NAV and in the value of your shares that we cannot immediately quantify.

We may experience events affecting our investments that may have a material impact on our NAV. For example, if a material lease is unexpectedly terminated or renewed, or a property experiences an unanticipated structural or environmental event, the value of a property may materially change. Furthermore, if we cannot immediately quantify the financial impact of any extraordinary events, our per share NAV as published on any given quarter will not reflect such events. As a result, the per share NAV published after the announcement of a material event may differ significantly from our actual per share NAV until we are able to quantify the financial impact of such events and our NAV is appropriately adjusted on a going forward basis. The resulting potential disparity may benefit repurchasing or non-repurchasing stockholders, depending on whether NAV is overstated or understated.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Part of our strategy for building our portfolio may involve acquiring assets opportunistically. This strategy will involve a higher risk of loss than more conservative investment strategies.

In order to meet our investment objectives we intend to embark on a strategy that may involve acquiring opportunistic assets which we can reposition, redevelop or remarket to create value enhancement and capital appreciation. Our strategy for acquiring properties may involve the acquisition of properties in markets that are depressed. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach to acquiring and operating income-producing hotel properties involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property, which could adversely affect our financial condition and ability to make distributions to you.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

We will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We intend to reserve only 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties, which could have an adverse effect on your investment.

Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

We may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so, limiting our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investments. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our stockholders.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

If we decide to sell any of our properties, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Covenants, conditions and restrictions may restrict our ability to operate a property, which may adversely affect our operating costs and reduce the amount of funds available to pay distributions to you.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, or CC&Rs, restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Our operating expenses may increase in the future which could cause us to raise our room rates, depleting room occupancy and thereby decreasing our cash flow and our operating results.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. To the extent such increases affect our room rates and therefore our room occupancy at our lodging properties, our cash flow and operating results may be negatively affected.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, lessees may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our stockholders’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We expect that we will invest in properties throughout the United States, Canada and Mexico in major metropolitan areas as well as densely populated sub-markets. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our investment options as some mortgage lenders have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition of providing loans.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. The experience of affiliates of our sponsor in our existing markets in owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes, should we choose to acquire them. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions or to identify appropriate acquisition opportunities, or to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

Our property manager’s or sub-property manager’s failure to integrate their subcontractors into their operations in an efficient manner could reduce the return on your investment.

Our property manager or sub-property manager may rely on multiple subcontractors for on-site property management of our properties. If our property manager and sub-property manager are unable to integrate these subcontractors into their operations in an efficient manner, our property manager or sub-property manager may have to expend substantial time and money coordinating with these subcontractors, which could have a negative impact on the revenues generated from such properties.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would reduce our operating results.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

The costs of defending against claims of environmental liability or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Delays in acquisitions of properties may have an adverse effect on your investment.

There may be a substantial period of time before the proceeds of this offering are invested. Delays we encounter in the selection, acquisition and/or development of properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the payment of cash distributions attributable to those particular properties.

Our recovery of an investment in a mortgage, bridge or mezzanine loan that has defaulted may be limited, resulting in losses to us and reducing the amount of funds available to pay distributions to you.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. The operations of our properties, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of our stockholders’ investments.

Costs associated with complying with the Americans with Disabilities Act of 1990 may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party to ensure compliance with the Disabilities Act. We cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. Any of our funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to our stockholders.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our stockholders’ investments.

Economic conditions may adversely affect our income and we could be subject to risks associated with acquiring discounted real estate assets.

U.S. and international markets have recently experienced increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets will recover, the value of our properties may decline if current market conditions persist or worsen.

In addition, we will be subject to the risks generally incident to the ownership of discounted real estate assets. Such assets may be purchased at a discount from historical cost due to, among other things, substantial deferred maintenance, abandonment, undesirable locations or markets, or poorly structured financing of the real estate or debt instruments underlying the assets, which has since lowered their value. Further, the continuing instability in the financial markets has limited the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service on the underlying the assets. Such illiquidity has the effect of increasing vacancies, increasing bankruptcies and weakening interest rates commercial entities can charge consumers, which can all decrease the value of already discounted real estate assets. Should conditions persist or worsen, the continued inability of the underlying real estate assets to produce income may weaken our return on our investments, which, in turn, may weaken your return on investment.

Further, irrespective of the instability the financial markets may have on the return produced by discounted real estate assets, the evolving efforts to correct the instability make the valuation of these assets highly unpredictable. The fluctuation in market conditions makes judging the future performance of these assets difficult. There is a risk that we may not purchase real estate assets at absolute discounted rates and that these assets may continue to decline in value.

Lodging Industry Risks

The hotel industry is very competitive and seasonal and has been affected by economic slowdowns, terrorist attacks and other world events.

The hotel industry is intensely competitive and seasonal in nature and has been affected by the current economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events impacting the global economy and the travel and hotel industries, and, as a result, our lodging properties may be adversely affected. Since the hotel industry is intensely competitive, our property manager and our sub-property manager may be unable to compete successfully. Additionally, if our competitors’ marketing strategies are more effective, our results of operations, financial condition, and cash flows including our ability to service debt and to make distributions to our stockholders, may be adversely affected. In particular, as a result of terrorist attacks around the world and the effects of the economic recession, the lodging industry has experienced a significant decline in business caused by a reduction in both business and leisure travel. Our lodging properties may continue to be affected by such events, including our hotel occupancy levels and average daily rates, and, as a result, our revenues may decrease or not increase to levels we expect.

Since we do not intend to operate our lodging properties, our revenues depend on the ability of our property manager and our sub-property manager to compete successfully with other hotels. Some of our competitors may have substantially greater marketing and financial resources than we do. If our property manager or sub-property manager are unable to compete successfully or if our competitors’ marketing strategies are effective, our results of operations, financial condition, ability to service debt and ability to make distributions to our stockholders may be adversely affected.

In addition, the seasonality of the hotel industry can be expected to cause quarterly fluctuations in our revenues and also may be adversely affected by factors outside our control, such as extreme or unexpectedly mild weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel. To the extent that cash flows from operations are insufficient during any quarter, due to temporary or seasonal fluctuations in revenues, we may attempt to borrow in order to make distributions to our stockholders or be required to reduce other expenditures or distributions to stockholders.

Our profitability may be adversely affected by unstable market and business conditions and insufficient demand for lodging due to reduced business and leisure travel.

Our hotels will be subject to all the risks common to the hotel industry and subject to market conditions that affect all hotel properties. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

•	increases in supply of hotel rooms that exceed increases in demand;
•	increases in energy costs and other travel expenses that reduce business and leisure travel;
•	reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;
•	adverse effects of declines in general and local economic activity;
•	adverse effects of a downturn in the hotel industry; and
•	risks generally associated with the ownership of hotels and real estate, as discussed below.

We do not have control over the market and business conditions that affect the value of our lodging properties, and adverse changes with respect to such conditions could have an adverse effect on our results of operations, financial condition and cash flows. Hotel properties are subject to varying degrees of risk generally common to the ownership of hotels, many of which are beyond our control, including the following:

•	increased competition from other existing hotels in our markets;
•	new hotels entering our markets, which may adversely affect the occupancy levels and average daily rates of our lodging properties;
•	declines in business and leisure travel;
•	increases in energy costs, increased threat of terrorism, terrorist events, airline strikes or other factors that may affect travel patterns and reduce the number of business and leisure travelers;
•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;
•	changes in, and the related costs of compliance with, governmental laws and regulations, fiscal policies and zoning ordinances; and
•	adverse effects of international, national, regional and local economic and market conditions.

Adverse changes in any or all of these factors could have an adverse effect on our results of operations, financial condition and cash flows, thereby adversely impacting our ability to service debt and to make distributions to our stockholders.

As a REIT, we cannot directly operate our lodging properties, which could adversely affect our results of operations, financial condition and our cash flows, which could impact our ability to service debt and make distributions to our stockholders.

We cannot and will not directly operate our lodging properties and, as a result, our results of operations, financial position, ability to service debt and our ability to make distributions to stockholders are dependent on the ability of our property manager and sub-property manager, and any third-party sub-property manager that may be retained, to operate our hotel properties successfully. In order for us to satisfy certain REIT qualification rules, we cannot directly operate any lodging properties we may acquire or actively participate in the decisions affecting their daily operations. Instead, through a taxable REIT subsidiary, we must enter into management agreements with a third-party management company, which may include our sub-property manager, or we must lease our lodging properties to third-party tenants on a triple net lease basis. We cannot and will not control any such third-party management company or tenants who operate and are responsible for maintenance and other day to day management of our lodging properties, including, but not limited to, the implementation of significant operating decisions. Thus, even if we believe our lodging properties are being operated inefficiently or in a manner that does not result in satisfactory operating results, we may not be able to require the third-party management company or the tenants to change their method of operation of our lodging properties. Our results of operations, financial position, cash flows and our ability to service debt and to make distributions to stockholders are, therefore, dependent on the ability of our sub-property manager and other third-party sub-property managers to operate our lodging properties successfully. Any negative publicity or other adverse developments that affect that operator and/or its affiliated brands generally may adversely affect our results of operations, financial condition, and consequently cash flows thereby impacting our ability to service debt, and to make distributions to our stockholders. There can be no assurance that our affiliate continues to manage any lodging properties we acquire.

We will rely on our sub-property manager, and any third-party sub-property manager that may be retained, to establish and maintain adequate internal controls over financial reporting at our lodging properties. In doing so, our sub-property manager, and any third-party sub-property manager that may be retained, should have policies and procedures in place which allow it to effectively monitor and report to us the operating results of our lodging properties which ultimately are included in our consolidated financial statements. Because the operations of our lodging properties ultimately become a component of our consolidated financial statements, we evaluate the effectiveness of the internal controls over financial reporting at all our properties, including our lodging properties, in connection with the certifications we provide in our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, pursuant to the Sarbanes-Oxley Act of 2002. If such controls are not effective, the accuracy of the results of our operations that we report could be affected. Accordingly, our ability to conclude that, as a company, our internal controls are effective is significantly dependent upon the effectiveness of internal controls that our sub-property manager, and any third-party sub-property manager that may be retained, will implement at our lodging properties. It is possible that we could have a significant deficiency or material weakness as a result of the ineffectiveness of the internal controls at one or more of our lodging properties.

If we replace our sub-property manager or a tenant or terminate a third-party sub-property manager that we hire in the future, we may be required by the terms of the relevant management agreement or lease to pay substantial termination fees, and we may experience significant disruptions at the affected lodging properties. We may not be able to make arrangements with a third-party management company or tenants with substantial prior lodging experience in the future. If we experience such disruptions, it may adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and to make distributions to our stockholders.

Our use of the taxable REIT subsidiary structure will increase our expenses.

A taxable REIT subsidiary structure will subject us to the risk of increased lodging operating expenses. The performance of our taxable REIT subsidiaries will be based on the operations of our lodging properties. Our operating risks will include not only changes in hotel revenues and changes to our taxable REIT subsidiaries’ ability to pay the rent due to us under the leases, but also increased hotel operating expenses, including, but not limited to, the following cost elements:

•	wage and benefit costs;
•	repair and maintenance expenses;
•	energy costs;
•	property taxes;
•	insurance costs; and
•	other operating expenses.

Any increases in one or more these operating expenses could have a significant adverse impact on our results of operations, cash flows and financial position.

Failure to maintain franchise licenses could decrease our revenues.

The inability to maintain franchise licenses could decrease our revenues. Maintenance of franchise licenses for our lodging properties is subject to maintaining our franchisor’s operating standards and other terms and conditions. Franchisors periodically inspect lodging properties to ensure that such lodging properties are maintained in accordance with their standards. Failure to maintain our lodging properties in accordance with these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee. As a condition to the maintenance of a franchise license, our franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If our franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the lodging property without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the lodging property because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more lodging properties could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

There are risks associated with employing hotel employees.

We will generally be subject to risks associated with the employment of hotel employees. Any lodging properties we acquire will be leased to one or more taxable REIT subsidiaries, which will enter into property management and leasing agreements with our property manager, which will, in turn, enter into sub-property management agreements with our sub-property manager or a third-party sub-property manager to operate the properties that we do not lease to a third party under a net lease. Hotel operating revenues and expenses for these properties will be included in our consolidated results of operations. As a result, although we do not directly employ or manage the labor force at our lodging properties, we are subject to many of the costs and risks generally associated with the hotel labor force. Our sub-property manager or a third-party sub-property manager will be responsible for hiring and maintaining the labor force at each of our lodging properties and for establishing and maintaining the appropriate processes and controls over such activities. From time to time, the operations of our lodging properties may be disrupted through strikes, public demonstrations or other labor actions and related publicity. We may also incur increased legal costs and indirect labor costs as a result of the aforementioned disruptions, or contract disputes or other events. A third-party sub-property manager may be targeted by union actions or adversely impacted by the disruption caused by organizing activities. Significant adverse disruptions caused by union activities or increased costs affiliated with such activities could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.

The expanding use of internet travel websites by customers can adversely affect our profitability.

The increasing use of internet travel intermediaries by consumers may experience fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows. Our sub-property manager and any third-party sub-property manager will rely upon Internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com to generate demand for our lodging properties. As Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our sub-property manager or any third-party sub-property manager. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. Consumers may eventually develop brand loyalties to their reservations system rather than to our sub-property manager or any third-party sub-property manager and/or our brands, which could have an adverse effect on our business because we will rely heavily on brand identification. If the amount of sales made through Internet intermediaries increases significantly and our sub-property manager or a third-party sub-property manager fails to appropriately price room inventory in a manner that maximizes the opportunity for enhanced profit margins, room revenues may flatten or decrease and our profitability may be adversely affected.

Risks Related to Real Estate-Related Investments

Our investments in mortgage, mezzanine, bridge and other loans as well as our investments in mortgage-backed securities, collateralized debt obligations and other debt may be affected by unfavorable real estate market conditions, which could decrease the value of those assets and the return on your investment.

If we make or invest in mortgage, mezzanine or other real estate-related loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related debt will be similarly affected by real estate market conditions.

If we make or invest in mortgage, mezzanine, bridge or other real estate-related loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we make or invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate-related loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

We have not established investment criteria limiting geographical concentration of our mortgage investments or requiring a minimum credit quality of borrowers.

We have not established any limit upon the geographic concentration of properties securing mortgage loans acquired or originated by us or the credit quality of borrowers of uninsured mortgage assets acquired or originated by us. As a result, properties securing our mortgage loans may be overly concentrated in certain geographic areas and the underlying borrowers of our uninsured mortgage assets may have low credit quality. We may experience losses due to geographic concentration or low credit quality.

Mortgage investments that are not United States government insured and non-investment-grade mortgage assets involve risk of loss.

We may originate and acquire uninsured and non-investment-grade mortgage loans and mortgage assets, including mezzanine loans, as part of our investment strategy. While holding these interests, we will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. Also, the costs of financing the mortgage loans could exceed the return on the mortgage loans. In the event of any default under mortgage loans held by us, we will bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. To the extent we suffer such losses with respect to our investments in mortgage loans, the value of our stockholders’ investments may be adversely affected.

We may invest in non-recourse loans, which will limit our recovery to the value of the mortgaged property.

Our mortgage loan assets may be non-recourse loans. With respect to our non-recourse mortgage loan assets, in the event of a borrower default, the specific mortgaged property and other assets, if any, pledged to secure the relevant mortgage loan, may be less than the amount owed under the mortgage loan. As to those mortgage loan assets that provide for recourse against the borrower and its assets generally, we cannot assure our stockholders that the recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the mortgaged property securing that mortgage loan.

Interest rate fluctuations will affect the value of our mortgage assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations can adversely affect our income in many ways and present a variety of risks including the risk of variances in the yield curve, a mismatch between asset yields and borrowing rates, and changing prepayment rates.

Variances in the yield curve may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” Short-term interest rates are ordinarily lower than longer-term interest rates. If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our mortgage loan assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in mortgage loans, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses.

Prepayment rates on our mortgage loans may adversely affect our yields.

The value of our mortgage loan assets may be affected by prepayment rates on investments. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. For investments that we acquire but do not originate, we may be unable to secure protection from prepayment in the form of prepayment lock out periods or prepayment penalties. In periods of declining mortgage interest rates, prepayments on mortgages generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the investments that were prepaid. In addition, the market value of mortgage investments may, because of the risk of prepayment, benefit less from declining interest rates than from other fixed-income securities. Conversely, in periods of rising interest rates, prepayments on mortgages generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios, we may fail to fully recoup our cost of acquisition of certain investments.

No assurances can be given that we can make an accurate assessment of the yield to be produced by an investment. Many factors beyond our control are likely to influence the yield on the investments, including, but not limited to, competitive conditions in the local real estate market, local and general economic conditions and the quality of management of the underlying property. Our inability to accurately assess investment yields may result in our purchasing assets that do not perform as well as expected, which may adversely affect the value of our stockholders’ investments.

Volatility of values of mortgaged properties may adversely affect our mortgage loans.

Real estate property values and net operating income derived from real estate properties are subject to volatility and may be affected adversely by a number of factors, including the risk factors described in this prospectus relating to general economic conditions and owning real estate investments. In the event its net operating income decreases, a borrower may have difficulty paying our mortgage loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our mortgage loans, which could also cause us to suffer losses.

Mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

We may make and acquire mezzanine loans. These types of mortgage loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property due to a variety of factors, including the loan being entirely unsecured or, if secured, becoming unsecured as a result of foreclosure by the senior lender. We may not recover some or all of our investment in these loans. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We may acquire or originate subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

We may invest in collateralized mortgage-backed securities, which may increase our exposure to credit and interest rate risk.

We may invest in collateralized mortgage-backed securities, or CMBS, which may increase our exposure to credit and interest rate risk. We have not adopted, and do not expect to adopt, any formal policies or procedures designed to manage risks associated with our investments in CMBS. In this context, credit risk is the risk that borrowers will default on the mortgages underlying the CMBS. While we may invest in CMBS guaranteed by U.S. government agencies, such as the Government National Mortgage Association, or GNMA, or U.S. government sponsored enterprises, such as the Federal National Mortgage Association, or FNMA, or the Federal Home Loan Mortgage Corporation, or FHLMC, there is no guarantee that such will be available or continue to be guaranteed by the U.S. government. Interest rate risk occurs as prevailing market interest rates change relative to the current yield on the CMBS. For example, when interest rates fall, borrowers are more likely to prepay their existing mortgages to take advantage of the lower cost of financing. As prepayments occur, principal is returned to the holders of the CMBS sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, borrowers are more likely to maintain their existing mortgages. As a result, prepayments decrease, thereby extending the average maturity of the mortgages underlying the CMBS. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Any real estate debt security that we originate or purchase is subject to the risks of delinquency and foreclosure.

We may originate and purchase real estate debt securities, which are subject to risks of delinquency and foreclosure and risks of loss. Typically, we will not have recourse to the personal assets of our borrowers. The ability of a borrower to repay a real estate debt security secured by an income-producing property depends primarily upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the real estate debt security may be impaired. A property’s net operating income can be affected by, among other things:

•	increased costs, added costs imposed by franchisors for improvements or operating changes required, from time to time, under the franchise agreements;
•	property management decisions;
•	property location and condition;
•	competition from comparable types of properties;
•	changes in specific industry segments;
•	declines in regional or local real estate values, or occupancy rates; and
•	increases in interest rates, real estate tax rates and other operating expenses.

Our investments in real estate related common equity securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may make equity investments in other REITs and other real estate companies. If we make such investments, we will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Our investments in real estate-related common equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

Real estate-related common equity securities are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in real estate-related common equity securities are subject to risks of: (1) limited liquidity in the secondary trading market; (2) substantial market price volatility resulting from changes in prevailing interest rates; (3) subordination to the prior claims of banks and other senior lenders to the issuer; (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding real estate-related common equity securities and the ability of the issuers thereof to make distribution payments.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which we have broad authority to incur, that may increase our business risks and decrease the value of your investment.

We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.

There is no limitation on the amount we may borrow against any single improved property. Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is our intention to limit our borrowings to 60% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless excess borrowing is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of this offering we seek independent director approval of borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.

The current state of debt markets could have a material adverse impact on our earnings and financial condition.

The domestic and international commercial real estate debt markets are currently experiencing volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies. This is resulting in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of future acquisitions. This may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. If these disruptions in the debt markets persist, our ability to borrow monies to finance the purchase of, or other activities related to, real estate assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuance of commercial mortgage-backed securities, collateralized debt obligations and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on our stockholders’ investments.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. We cannot assure our stockholders that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% Gross Income Test or 95% Gross Income Test (each as defined below in the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Income Tests”).

Interest-only and adjustable rate indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on our stockholders’ investments.

Finally, if the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our common stock.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2014 and intend to operate in a manner that would allow us to continue to qualify as a REIT. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in our best interests, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. The REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Furthermore, any opinion of our counsel, including tax counsel, as to our eligibility to qualify or remain qualified as a REIT is not binding on the IRS and is not a guarantee that we will qualify, or continue to qualify, as a REIT. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization would jeopardize our ability to satisfy all requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also will be subject to corporate tax on any undistributed REIT taxable income. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. It is possible that we might not always be able to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or indirectly through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. During such time as we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary (but such taxable REIT subsidiary will incur corporate rate income taxes with respect to any income or gain recognized by it), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with the requirements of the prohibited transaction safe harbor available under the Code for properties that, among other requirements, have been held for at least two years. No assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our taxable REIT subsidiaries are subject to corporate-level taxes and our dealings with our taxable REIT subsidiaries may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% of the gross value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

A taxable REIT subsidiary may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We must operate our “qualified lodging facilities” through one or more taxable REIT subsidiaries that leases such properties from us. We may use our taxable REIT subsidiaries generally for other activities as well, such as to hold properties for sale in the ordinary course of a trade or business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A taxable REIT subsidiary will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules, which are applicable to us as a REIT, also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

If our leases to our taxable REIT subsidiaries are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as ``rents from real property.” In order for such rent to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

If the IRS were to successfully challenge the status of our operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our REIT qualification.

If our “qualified lodging facilities” are not properly leased to a taxable REIT subsidiary or the managers of such “qualified lodging facilities” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.

In general, we cannot operate any lodging facilities and can only indirectly participate in the operation of “qualified lodging facilities” on an after-tax basis through leases of such properties to our taxable REIT subsidiaries. A “qualified lodging facility” is a hotel, motel, or other establishment in which more than one-half of the dwelling units are used on a transient basis at which or in connection with which wagering activities are not conducted. Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. A taxable REIT subsidiary that leases lodging facilities from us will not be treated as a “related party tenant” with respect to our lodging facilities that are managed by an independent management company, so long as the independent management company qualifies as an “eligible independent contractor.”

Each of the management companies that enters into a management contract with our taxable REIT subsidiaries must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our taxable REIT subsidiaries to be qualifying income for purposes of the REIT gross income tests. An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a taxable REIT subsidiary to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for any person not related, as defined in the Code, to us or the taxable REIT subsidiary. Among other requirements, in order to qualify as an independent contractor a manager must not own, directly or applying attribution provisions of the Code, more than 35% of our outstanding shares of stock (by value), and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the manager (taking into account only owners of more than 5% of our shares and, with respect to ownership interest in such managers that are publicly traded, only holders of more than 5% of such ownership interests). The ownership attribution rules that apply for purposes of the 35% thresholds are complex. There can be no assurance that the levels of ownership of our stock by our managers and their owners will not be exceeded.

Our investments in certain debt instruments may cause us to recognize “phantom income” for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our shares of common stock as part of a distribution in which stockholders may elect to receive shares of common stock or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case you may be required to pay U.S. federal income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or shares of our common stock (which could account for up to 80% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay U.S. federal income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our common stock.

Various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may reduce your anticipated return from an investment in us.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our taxable REIT subsidiaries, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock.

Our stockholders may have tax liability on distributions that they elect to reinvest in common stock, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our DRIP, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the shares of common stock received.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Although this does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock. Tax rates could be changed in future legislation.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment plan inadvertently causing a greater than 5% discount on the price of such stock purchased).

Initially, the per share price for our common stock pursuant to our DRIP will be $23.75, which is 95% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). After the NAV pricing date, the per share price for our common stock pursuant to our DRIP will be equal to the per share NAV on the date that the distribution is payable, which, for U.S. federal income tax purposes, is intended to reflect the fair market value per share and does not include selling commissions or the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflect the fair market value per share, it is possible that we may be treated as offering our stock under our DRIP at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend.

There is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a taxable REIT subsidiary. This could increase the cost of our hedging activities because our taxable REIT subsidiaries would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a taxable REIT subsidiary generally will not provide any tax benefit, except for being carried forward against future taxable income of such taxable REIT subsidiary.

Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in our best interests. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the market price of our common stock.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our common stock.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our shares of stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock and more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT or that compliance with the restrictions is no longer required in order for us to continue to so qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA. Our common stock will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if: (a) our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our common stock will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred (or is deemed to have incurred) debt to purchase or hold our common stock, or (c) a holder of common stock is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as a profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Code;
•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;
•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•	the investment will not impair the liquidity of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;
•	the value of the assets of the plan can be established annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. From the commencement of this offering until the NAV pricing date, we expect to use the gross offering price of a share of common stock in our most recent offering as the per share estimated value. For purposes of this definition, we will not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a non-exempt prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subject to tax.

Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus entitled “ Investment by Tax Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum distributions.

If you establish an IRA or other retirement plan through which you invest in our shares, federal law may require you to withdraw required minimum distributions, or RMDs, from such plan in the future. Our share repurchase program limits the amount of repurchases (other than those repurchases as a result of a stockholder’s death or disability) that can be made in a given year. Additionally, you will not be eligible to have your shares repurchased until you have held your shares for at least one year. As a result, you may not be able to have your shares repurchased at a time in which you need liquidity to satisfy the RMD requirements under your IRA or other retirement plan. Even if you are able to have your shares repurchased, such repurchase may be at a price less than the price at which the shares were initially purchased, depending on how long you have held your shares. If you fail to withdraw RMDs from your IRA or other retirement plan, you may be subject to certain tax penalties.

ESTIMATED USE OF PROCEEDS

Depending primarily on the number of shares we sell in this offering, the amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum number of 80,000 shares of common stock in this offering and the second scenario assumes that we sell the maximum number of 80,000,000 shares in this offering, with both scenarios contemplating a price of $25.00 per share. We estimate that for each share sold in this offering, approximately $21.75 (assuming no shares available under the DRIP are sold) will be available for the purchase of real estate; the remainder of the offering proceeds will be used to pay the costs of the offering, the selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. No selling commissions or dealer manager fee will be paid with respect to shares sold under the DRIP.

Subject to the discretion of our board of directors, our investments will be in real estate properties and real estate-related loans and securities. We do not expect investments in real estate-related loans and securities to exceed 10.0% of our portfolio. This will be the case no matter how much we raise in connection with the offering.

If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay all or a substantial portion of our first or first several distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures in the table represent management’s best estimates because they cannot be precisely calculated at this time.

	Minimum Offering (Not Including Distribution Reinvestment Plan)		Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent	Amount	Percent
Gross offering proceeds	$2,000,000	100.0%	$2,000,000,000	100.0%
Less offering expenses:
Selling commissions and dealer manager fee(1)	$200,000	10.0	$200,000,000	10.0 (9)
Organization and offering expenses(2)	$40,000	2.0	$40,000,000	2.0
Amount available for investment(3)	$1,760,000	88.0%	$1,760,000,000	88.0%
Acquisition:(4)
Acquisition fees(5)	$26,400	1.3	$26,400,000	1.3
Acquisition expenses(6)	$8,800	0.4	$8,800,000	0.4
Amount invested in properties(7)(8)*	$1,724,800	86.2%	$1,724,800,000	86.2%

*	This amount may be impacted by proceeds used to pay distributions and fund repurchases under our share repurchase plan, if any.
(1)	Includes selling commissions equal to 7.0% of aggregate gross offering proceeds and a dealer manager fee equal to 3.0% of aggregate gross offering proceeds, both of which are payable to the dealer manager, our affiliate. No selling commissions or dealer manager fee will be paid on sales of shares under the DRIP. Our dealer manager, in its sole discretion, intends to reallow selling commissions of up to 7.0% of aggregate gross offering proceeds to unaffiliated broker-dealers participating in this offering attributable to the amount of shares sold by them. In addition, our dealer manager may reallow up to 1.5% of the gross offering proceeds it receives as its dealer manager fees to participating dealers to be paid to such participating dealers as marketing fees, based upon such factors as the volume of sales of such participating dealers, the level of marketing support provided by such participating dealers and the assistance of such participating dealers in marketing the offering, or to reimburse representatives of such participating dealers for the costs and expenses of attending our educational conferences and seminars. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of gross proceeds of our primary offering. The amount of selling commissions may be reduced under certain circumstances for volume and other discounts as described in the “Plan of Distribution” section of this prospectus. Our dealer manager anticipates, based on its past experience, that, on average, it will reallow 1.0% of the dealer manager fee to participating broker-dealers. The total amount of all items of compensation from any source, payable to our dealer manager or the soliciting dealers will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding securities purchased through the DRIP). See the section entitled “Plan of Distribution” in this prospectus for a description of such provisions.
(2)	Organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to soliciting dealers and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of this offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by soliciting dealers. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor and its affiliates for organization and offering expenses they pay up to 2.0% of the gross proceeds from our primary offering.
(3)	Until required in connection with the acquisition and/or development of properties, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
(4)	Working capital reserves may be maintained at the property level and are typically utilized for extraordinary expenses that are not covered by revenue generation of the property, such as leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.
(5)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. We will pay to our advisor acquisition fees up to a maximum amount of 1.5% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and up to 1.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). These acquisition fees are reflective of services performed by our advisor in connection with selecting properties for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to purchase a property and presented a detailed investment memorandum to our board of directors for approval. This acquisition fee does not include any acquisition expenses payable to our advisor. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all of the assets acquired. Assuming that we incur leverage up to 60% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees would be $66,000 and $66,000,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition fees would be $105,600 and $105,600,000, respectively.
(6)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired. For purposes of this table, we have assumed expenses of 0.5% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.5% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); however, expenses on a particular acquisition may be higher. Acquisition fees and expenses for our portfolio, measured at the end of our acquisition phase, will not exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to such portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments). Assuming that we incur leverage up to 60% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition expenses would be $22,000 and $22,000,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition expenses would be $35,200 and $35,200,000, respectively.
(7)	This table does not give effect to any leverage, the use of which would entitle our advisor or its assignees to a financing coordination fee and, as a result, would decrease the percentage of offering proceeds that would be invested in properties. If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay our advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. Our advisor may reallow some or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing. Once the proceeds from this offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired. Assuming that we incur leverage up to 60% of the aggregate fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum financing coordination fees would be $19,404 and $19,404,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum financing coordination fees would be $38,808 and $38,808,000, respectively.
(8)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves. Such amounts do not reflect any distributions that may be paid to our stockholders. Our organizational documents permit us to use unlimited amounts of any source to pay distributions, including offering proceeds and financings. Any of these distributions may reduce the amount of capital we ultimately invest in properties.
(9)	Until the NAV pricing date, the per share purchase price for our shares in our primary offering will be up to $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares at a purchase price of $25.00 per share.

BUSINESS & MARKET OVERVIEW

OVERVIEW

We have been formed to take advantage of current and future opportunities to invest in the lodging sector. We believe that current dynamics in the lodging industry will create attractive opportunities for us to acquire lodging properties consistent with our investment objectives at prices below replacement cost, with the potential to achieve long-term growth in value and to generate attractive returns for our stockholders.

We believe it is the right time to begin investing in the hospitality sector. The industry experienced an unprecedented downturn in 2009. The sector has now begun to recover and analysts expect the industry to realize steady growth over the next five years. We believe a number of important factors sustain this thesis:

•	Hotel demand has returned to pre-2009 levels;
•	Related commercial real estate financing in the amount of approximately $452 billion will mature in the next five years;
•	Hotel supply remains at historically low levels; and
•	With the improving broader backdrop to the macroeconomic environment and the strong correlation between hotel revenue per available room, or RevPAR, and U.S. GDP, the opportunity exists to realize growth in the hotel sector.

This combination creates attractive acquisition opportunities with strong in-place cash flows and value creation prospects in the near term. Furthermore, it is likely assets will continue to be sold at a deep discount to replacement value as debt comes due in properties that were financed prior to the downturn, including such debt with maturity in the near term. Please see “— Macroeconomic Environment” and “— Market Opportunity” for a more comprehensive discussion of the factors that we believe will positively impact our acquisition and investment strategy.

We plan to acquire and own hotels in areas with dense population concentrations located throughout the United States, Canada and Mexico, including the top 50 metropolitan regions and areas in close proximity to landmarks and attractions, such as universities, corporate headquarters, convention centers and other destinations which are not located in the top 50 metropolitan areas. We intend to acquire a diversified portfolio of lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service and limited-service hotels typically do not include these amenities. We will have no limitation as to the brand of franchise or license with which our hotels will be associated, although we generally will be affiliated with nationally-recognized brands.

INVESTMENT OBJECTIVES

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions and generating attractive risk-adjusted returns to our shareholders. To achieve this, we will focus on maximizing the internal growth of our portfolio by acquiring properties that have strong cash flow potential and dynamics. We will seek to create a portfolio with the potential to generate attractive risk-adjusted returns across varying economic cycles, including by taking advantage of opportunities to acquire hotel properties at attractive prices in the current economic environment.

We will focus our investment strategy primarily in the select-service segment of the hospitality industry. The select-service segment originally referred to hotels without restaurant or banquet facilities, only the services and amenities offered to guests in such hotels are typically simple (such as offering complimentary continental breakfast). However, these services and amenities have expanded over the past decade, and in today’s market a select service hotel’s range of amenities may include a business center, a fitness room, a guest laundry facility, a market pantry, an indoor and/or outdoor pool and whirlpool, and small meeting rooms. This segment has been the fastest growing hotel segment over the past 20 years due to consumer focus on affordable accommodations that still offer the necessary or most frequently utilized amenities of a more typical full-service hotel.

We will also focus our investment strategy in the full-service segment of the hospitality industry. Hotels in this segment are generally mid-price or upscale in nature with a restaurant, lounge facilities and meeting space, will services generally including at a minimum bell service and room service. Typically, a full-service hotel also offers its guests services such as bed turn-down, newspaper delivery, wake-up calls, room service and a shuttle to and from an airport or other nearby attractions. Full-service hotels may offer more lavishly decorated suites with high-speed wireless internet and premium cable television with movies and other entertainment options.

Additionally, we will focus our investment strategy on higher quality and newly built limited-service hotels. These hotels usually have the lowest operating costs of the three hotel categories, due to their lack of extra amenities and services. Room rates are also typically lower, because these hotels cater to budget-conscious travelers. Limited-service hotels lack a dedicated, revenue-producing food and beverage component and the services and amenities offered to guests are typically minimal. However, the range of services and amenities offered has expanded over the past decade, and in today’s market a limited-service hotel will offer a similar guest package to that of a select-service hotel at a different price point.

Our core strategy for achieving these objectives is to acquire, own and seek to enhance the value of lodging properties. We will adjust our investment focus from time to time based upon market conditions and our advisor’s and sub-property manager’s views on relative value as market conditions change.

As a REIT, we are allowed to own lodging properties but are prohibited from operating these properties. In addition, we can own up to 100% of the stock of a taxable REIT subsidiary. For U.S. federal income tax purposes, the REIT Modernization Act permits us to lease the lodging properties that we own to a taxable REIT subsidiary, rather than requiring us to lease them to a separate, unaffiliated entity. However, the lodging properties that we lease to a taxable REIT subsidiary must be operated by a third party management company, which may include our sub-property manager. Our sub-property manager will manage the six properties we intend to acquire once we commence our initial public offering, subject to approval by our board of directors and other customary closing conditions, which properties are described under “Description of Potential Real Estate Investments.”

In order to comply with applicable REIT qualification rules, we will lease each of our lodging properties to wholly-owned taxable REIT subsidiaries or another lessee for their operation and management. We anticipate that substantially all of our lodging properties will be leased through taxable REIT subsidiaries which will, in turn, contract with independent property operators, such as our sub-property manager, to manage the day-to-day operations of our lodging properties. Any net profit earned by our taxable REIT subsidiaries, after payment of any applicable corporate level taxes, will be available for distribution to us.

We believe that the following market factors and attributes of our investment model are particularly important to our ability to meet our investment objective:

•	Lodging Properties. We intend to acquire primarily lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector.
•	Our Investment Model in the Current Economic Environment. We believe the current macroeconomic environment, improving real estate fundamentals, and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that represent significant discounts to replacement cost and provide potential for significant long-term value appreciation. Given the conditions of the current economic environment and the experience and expertise of our advisor, we expect to be well-positioned to capitalize on these opportunities to create an attractive investment portfolio and maximize shareholder returns.
•	Our Lodging-Centric and Opportunistic Investment Strategy. Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in United States hotel revenue per available room, or RevPAR, has historically been closely correlated with growth in United States gross domestic product, or U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types and therefore rental rates on lodging properties can be determined on virtually a daily basis. Therefore, as the United States economy continues to strengthen, we anticipate RevPAR growth, along with the related growth in property operating income and valuations, to culminate in an overall improvement of lodging industry fundamentals over the course of our investment period.
•	The Lodging Sector. The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures and repositioning. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.
•	Discount to Replacement Cost. We intend to purchase properties valued at a substantial discount to replacement cost using current market rates.
•	Targeted Leverage. We will finance our portfolio conservatively at a target leverage level of not more than 60% loan-to-value, which ratio will be determined after the close of this offering and once we have invested substantially all the proceeds of this offering.
•	Monthly Distributions. We intend to pay distributions monthly, covered by FFO, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.”
•	Exit Strategy. We expect to sell our assets, sell or merge our company, or list our company within three to six years after the end of this offering. Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period. Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue for more than three years from effectiveness. Should we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common ownership with the parent of our sponsor) to consider such exit alternatives at such time during our offering stage as it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e. three to six months).

INVESTMENT STRATEGY

We seek to create value through prudent capital investments and aggressive asset management. It is currently a unique time to accumulate a high quality portfolio in major and secondary markets at historically attractive prices with significant discount to replacement cost in a low interest rate environment. We will seek properties that meet the following investment criteria:

•	Strong location:
•	Hotel properties located in markets with higher barriers to entry, including those markets in the top 50 metropolitan areas, with a secondary focus on the next 100 markets in close proximity to major market demand generating locations and landmarks;
•	Hotels located in close proximity to multiple demand generating landmarks, including businesses and corporate headquarters, retail centers, airports, medical facilities, tourist attractions and convention centers, with a diverse source of potential guests, including corporate, government and leisure travelers; and
•	Hotels located in markets exhibiting barriers to entry due to strong franchise areas of protection or other factors.
•	Market leaders: Hotel properties that are proven leaders in market share, setting the rates in the market and providing superior meeting space, services or amenities.
•	Good condition: Hotel properties that are well-maintained, as determined based on our review of third-party property condition reports and other data obtained during our due diligence process.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

POTENTIAL OFF-MARKET OPPORTUNITIES

Our real estate professionals have expertise in real estate and finance which will enable the REIT to acquire a diversified portfolio of hotel properties providing stockholders with a competitive risk-adjusted return. The management team is capable of purchasing and financing a large number of properties simultaneously, while minimizing risk, creating diversification, protecting yield and achieving the stated investment objectives. Key executives of our company, our advisor and our sub-property manager have over 50 years of collective experience in the lodging industry. Such executives will also use relationships that they have maintained with major financial institutions and lenders to provide access to debt capital and the ability to negotiate favorable debt terms on a property by property basis. The ability to achieve favorable debt terms allows us to lever stockholder equity prudently and meet our established investment objectives and returns.

MACROECONOMIC ENVIRONMENT

Declining unemployment — Private sector hiring has improved with employment growth for 24 consecutive months and small firms have begun to hire again.

Source: U.S. Department of Labor: Bureau of Labor Statistics/Federal Reserve Bank of St. Louis

Low interest rates — In June 2013, the U.S. Federal Reserve reaffirmed its outlook on the economy and decided to keep the target range for the Federal Funds Rate at 0 to 0.25% and currently anticipates that exceptionally low levels for the federal funds rate are likely to be warranted at least through mid-2015. The Federal Reserve expects the economy to continue improving through 2015.

Federal Funds Rate

Source: Board of Governors of the Federal Reserve System/Federal Reserve Bank of St. Louis (January 1998 – June 2013)

Business Improvement — Corporate profit margins are still attractive. However, corporations do not yet have fully-restored confidence in the economy and do not feel they can aggressively invest in projects that will return attractive rates of return for their shareholders. This provides an opportunity for higher productivity and economic advancement moving forward.

Corporate Profits (After-Tax)

Source: US. Department of Commerce: Bureau of Economic Analysis/Federal Reserve Bank of St. Louis

Note: After tax profits as a % of U.S. GDP

Scarcity of Debt Capital — The scarcity of debt capital for real estate contributed to the lack of CMBS and CDO financing. We believe that this scarcity has caused the pricing for real estate debt to be at attractive levels.

U.S. CMBS Issuance

Source: Commercial Mortgage Alert; 2013 value recorded as of July 31, 2013

Note: Dollars in billions

Limited Capital to Refinance Maturing Loans — Over the next five years, the market’s capacity to provide refinancing capital is likely to be much less than the increasing volume of maturing CRE loans. As illustrated in the chart below, we believe that the large volume of expected loan maturities over the next few years will provide unique investment opportunities for providers of debt capital. According to Trepp, LLC, over $65 billion of commercial real estate debt will mature in 2013, with approximately $452 billion of such debt scheduled to mature between 2013 and 2017.

Source: Trepp, LLC (July 2013)

Note: Dollars in billions

POTENTIAL MARKET OPPORTUNITY

We believe the progressive macroeconomic environment, improving real estate fundamentals, and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that represent significant discounts to replacement cost and provide potential for significant long-term value appreciation. In 2008 and 2009, operating performance of the United States hotel industry declined significantly due to challenging economic conditions created by declining gross U.S. GDP, high levels of unemployment, a significant decline in home prices, and a reduction in the availability of debt financing. These factors, when combined, caused hotel values to decline in recent years and led to hotel loan foreclosures and distressed hotel property sales. The improvement in the economic environment, real estate fundamentals and market conditions since the financial crisis presents us with an opportunity to acquire hotel assets at attractive valuations and yield attractive returns.

Macroeconomic conditions have begun to recover as evidenced by growth in U.S. GDP. U.S. GDP has recorded positive, stable growth since the first half of 2010. Corporate profits are attractive, despite corporate focus on the reinvestment of their balance sheets. This provides an opportunity to further contribute to growth in U.S. GDP. Our view on the economy is supplemented by policies set forth by the Federal Reserve of the United States, or the Federal Reserve, and outlook on the economy. Recent Federal Open Market Committee views affirm the Federal’s Reserve’s decision to maintain interest rates between 0% and 0.25% in order to spur economic advancement. Moreover, the Federal Reserve expects the economy to continue improving through 2015. We expect the strengthening macroeconomic environment to drive hotel operating performance as well as long-term hospitality asset value appreciation moving forward.

Historically, hotel industry operating performance and recovery in demand has correlated with improvement in the overall economy and U.S. GDP growth. We believe that U.S. GDP growth will lead to increases in lodging industry occupancy and the average daily rate, or ADR of our properties’ rooms, which will generate higher RevPAR and hotel operating profits. Demand substantially increased in late 2010 from its lows during the financial crisis, and has since maintained robust levels. According to Smith Travel Research, or STR, United States hotel demand should increase by 2.1% and 2.5% in 2013 and 2014, respectively. STR forecasts an increase in ADR of 4.7% and 4.8% in 2013 and 2014, respectively, as well as an increase in RevPAR of 5.8%, in both 2013 and 2014. We believe that improving lodging industry operating fundamentals and demand for hotels will drive increasing profitability and hospitality assets yields for the foreseeable future.

Limited availability of debt financing makes construction of new hotels more cumbersome. Therefore, we expect hotel supply growth over the next few years to remain low relative to demand. Even as the economy and the hotel industry continue improving and capital becomes more readily available, new development usually requires several years to complete and, therefore, supply will lag behind demand growth moving forward. The current supply and demand dynamic in the lodging industry will drive hotel operating performance and allow us to acquire hospitality assets at attractive valuations moving forward while demand for such assets remains high.

Current market conditions will allow us to acquire high-quality hospitality assets at favorable prices. The combination of expiring commercial real estate loans in the coming years and limited availability of debt financing will result in a significant supply of hotel investment opportunities from a range of sellers, including national and regional banks, insurance companies, private equity funds, real estate mezzanine debt investors, hotel owners and CMBS special servicers. Additionally, we believe the increase in acquisition opportunities will be driven by certain owners potentially facing the inability to meet franchisor-required capital expenditures. We believe that we will be able to capitalize on these opportunities to acquire high-quality hotel properties at deep discounts to replacement cost, with substantial appreciation potential as the U.S. economy recovers.

INDUSTRY OVERVIEW

Hotel demand drivers are incredibly diverse, which makes overall changes in economic health (i.e., U.S. GDP growth) one of the best metrics for gauging the health of hotel demand.

Real U.S. GDP Growth vs. Hotel Demand

Source: US. Department of Commerce: Bureau of Economic Analysis/Federal Reserve Bank of St. Louis and Smith Travel Research, Inc.

RevPAR Growth & U.S. GDP Growth

Growth in RevPAR has historically been closely correlated with growth in U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types, and therefore rental rates on lodging properties can be determined on virtually a daily basis. As a result, lodging industry fundamentals tend to decline and also recover sharply and more quickly than other property types as economies enter, and exit, recessionary periods, respectively.

Sources: Smith Travel Research; PKF Hospitality Research, LLC — September 2012 Hotel Horizons®; US. Department of Commerce: Bureau of Economic Analysis/Federal Reserve Bank of St. Louis; U.S. Congress: Congressional Budget Office/Federal Reserve Bank of St. Louis

Historical Occupancy Growth & Rate Growth

After over three and a half years since the end of the economic recession, both occupancy and ADR have recovered close to the level reached in mid-2005, signaling strong hospitality fundamentals. The current cycle is shaping up like prior cycles in that, historically, rate growth has become the dominant contributor to RevPAR growth after 1.5 to 2 years from the trough of the cycle.

Source: Smith Travel Research, Inc., January 2003 to June 2013

ADR Growth > Occupancy Growth

Occupancy at luxury, upper upscale, upscale, and upper midscale hotels have surpassed each segment’s 15-year average, as well as the peak annual, occupancy achieved by each segment during the 2006 to 2007 period. Strong demand is expected to help lift ADR levels at hotels in the higher-priced chain scale segments moving forward.

Source: Smith Travel Research, Inc., Percentage Change YTD June 2013

Select-Service Acquisition Strategy

Our acquisition strategy will be primarily focused in the select-service sub-sector of the hospitality industry. We may also focus on the full-service sub-sector. As evidenced below, there are over 5,400 select-service hotels across the United States, all operating under national brand affiliations. We intend to pursue these types of hotels as primary investment targets for our REIT.

Source: Smith Travel Research

Supply & Demand Growth

The limited debt availability for new construction, coupled with the recent decline in industry and economic fundamentals are expected to limit new hotel room supply growth over the next several years. Moderate demand growth combined with limited increases in supply provide a positive backdrop for lodging fundamentals.

Source: Smith Travel Research, Inc.

Potential Value Recovery Opportunities

The hotel sector is in the midst of a recovery from the most recent economic downturn. PKF Consulting USA, LLC, or PKF, has indicated that the NCREIF NPI Hotel Appreciation Sub-Index suggests that hotel values lag behind other major property types such as office, multifamily and retail in the level of recovery. The chart below depicts the value recovery rate across the hospitality industry as compared to other real estate sectors. The data indicates that lodging sector values remain approximately 27.4% below their peak prior to the downturn, while these other sectors have nearly achieved full recovery.

Source: PKF Hospitality Research, LLC

Annual Change in Net Operating Income in Hotel Sector

As illustrated in the following chart, the economic downturn generated the most substantial decline in lodging industry fundamentals over the past 75 years, which suggests significant potential for improvement as the economy continues to rebound. PKF estimated that hotel unit-level net operating incomes increased 12.7% and 10.2% year-over-year, in 2011 and 2012, respectively, and projects increases of 11.6% in 2013 and 17.7% in 2014.

Source: PKF Hospitality Research, LLC

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained our advisor to manage certain aspects of our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under section entitled “— The Advisor” below, our advisor will be responsible for making investment decisions subject to the approval of our board of directors.

Our charter has been reviewed and ratified by our board of directors, including the independent directors as required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but, after we commence this offering, may not be fewer than three nor more than ten. We have a total of three directors, including two independent directors. Our charter provides that, after we commence this offering, a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. An “independent director” is defined in article IV of our charter in accordance with Section I.B.14 of the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Each of our current directors has substantially in excess of three years of relevant real estate experience. At least one of the independent directors must have at least three years of relevant real estate experience and at least one of our independent directors must be a financial expert with at least three years of financial experience.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. Independent directors shall nominate replacements for vacancies in the independent director positions. Each director will be bound by the charter and the bylaws.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Maryland law provides that any action required or permitted to be taken at a meeting of the board of directors also may be taken without a meeting by the unanimous written or electronic consent of all directors. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors must satisfy their fiduciary duty to us and our stockholders, including their fiduciary duty to supervise the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further policies on investments and borrowings.

The directors will monitor our and our advisor’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. In addition, a majority of the directors, including a majority of the independent directors who are not otherwise interested in the transaction, must determine that any transaction with our advisor or its affiliates is fair and reasonable to us. The independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to our advisor or its affiliates in relation to the size, composition and performance of our investments;
•	the success of our advisor in generating appropriate investment opportunities;
•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

If the independent directors determine that the compensation to be paid to our advisor is not reasonable, our board of directors may request that our advisor reduce its fees, terminate the advisory agreement, renegotiate the advisory agreement or retain a new advisor. Neither our advisor, any director nor any of their respective affiliates may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such director or advisor, or (2) any transaction between us and our advisor, such director or any of their respective affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a director, our advisor or any of their respective affiliates may not vote or consent, any shares owned by such director, our advisor or any of their respective affiliates will not be included.

Lead Independent Director

We expect that our board of directors will appoint a lead independent director to provide an additional measure of balance, ensure the board’s independence, and enhance the board’s ability to fulfill its management oversight responsibilities. Our lead independent director will chair meetings or executive sessions of the independent directors, review and comment on board of directors’ meeting agendas, represent the views of the independent directors to management, facilitate communication among the independent directors and between management and the independent directors, act as a liaison with service providers, officers, attorneys, and other directors generally between meetings, serve as a representative and speak on behalf of the company at external seminars, conferences, in the media and otherwise and otherwise assume such responsibilities as may be assigned to him by the board.

Our management believes that having a combined chairman and chief executive officer, coupled with a majority of experienced independent directors, including a lead independent director with specified responsibilities on behalf of the board, provides the right leadership structure for the company and is best for the company and its stockholders at this time.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our charter and bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our charter and bylaws require that a majority of the members of each committee of our board be independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of our two independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Currently none of the members of our audit committee qualifies as an audit committee financial expert. We expect to appoint a third independent director who we expect to qualify and be appointed as our audit committee financial expert prior to the time that we commence operations. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. The primary function of our executive officer is to oversee the advisor, who will provide certain aspects of the day-to-day services for, and operations of, the Company.

Name	Age	Position(s)
William M. Kahane	65	Chief Executive Officer and President
Jonathan P. Mehlman	47	Executive Vice President and Chief Investment Officer
Amy B. Boyle	36	Chief Financial Officer, Treasurer and Secretary
Nicholas S. Schorsch	52	Chairman of the Board of Directors
Abby M. Wenzel	53	Independent Director
P. Sue Perrotty	60	Independent Director

William M. Kahane has served as our company’s chief executive officer and president since August 2013. Mr. Kahane has served as co-chief executive officer of our advisor and chief executive officer of our property manager since August 2013. Mr. Kahane has served as a member of the board of managers of our sub-property manager since August 2013. Mr. Kahane has served as a director of Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, since December 2009. Mr. Kahane has also served as a director of American Realty Capital New York Recovery REIT, Inc., or NYRR, since its formation in October 2009 and also served as president and treasurer of NYRR since its formation in October 2009 until March 2012. He has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer and director of American Realty Capital Trust, Inc., or ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. Mr. Kahane currently serves as a director of American Realty Capital — Retail Centers of America, Inc., or ARC RCA, and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively and also served as an executive officer of ARC RCA and the ARC RCA advisor until March 2012. Mr. Kahane currently serves as a director of American Realty Capital Healthcare Trust, Inc., or ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010 and also served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager until March 2012. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc., or ARCT III, the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as an executive officer and director of American Realty Capital Daily Net Asset Value Trust, Inc., or ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer and director of American Realty Capital Properties, Inc., or ARCP, and the ARCP advisor from their formation in December 2010 and November 2010, respectively, until

March 2012. Mr. Kahane was reappointed as a director of ARCP in February 2013. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust II, Inc., or ARC HT II since March 2013. Mr. Kahane has served as a director of Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, since August 2013. Mr. Kahane also has been the interested director of Business Development Corporation of America, or BDCA since its formation in May 2010 and, until March 2012, was chief operating officer. Mr. Kahane has served as chief executive officer and director of RCS Capital Corporation, or RCS Capital, since February 2013. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane worked very closely with Nicholas Schorsch while a trustee at American Financial Realty Trust, or AFRT, (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC, a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

Jonathan P. Mehlman has served as executive vice president and chief investment officer of our company, our advisor and our property manager since their formation in July 2013. Mr. Mehlman has 22 years of experience in the real estate investment banking and capital markets with significant focus in the hospitality sector. Within the real estate industry, Mr. Mehlman has acted as a Mergers and Acquisitions advisor, investment banker and lender and has many years of experience coordinating transaction activity for public and private global hotel brands and U.S. hotel REITs. From August 2012 until January 2013, Mr. Mehlman was co-head of the real estate advisory group at KPMG before joining American Realty Capital in January 2013 as an executive vice president and managing director. From September 2009 through August 2011, Mr. Mehlman was co-head of the lodging and gaming investment banking business for Citadel Securities, an affiliate of The Citadel Group, a Chicago based $13 billion hedge fund. From August 2008 to September 2009, Mr. Mehlman served as head of the real estate advisory group at HSBC. From 2005 to 2008, Mr. Mehlman led the hospitality investment banking effort for Citigroup Global Markets. From 1993 to 2005, he worked at Deutsche Bank Securities and its predecessor company, Bankers Trust Company, in the real estate investment banking group, specializing in the business development and client coverage within the hospitality sector and for real estate private equity sponsors. Mr. Mehlman received his bachelor of art in history of art from the University of Michigan as well as a master in business administration with a focus in real estate and finance from the University of North Carolina.

Amy B. Boyle, CPA, is our chief financial officer, treasurer and secretary and serves in the same capacities for our advisor and our property manager. Ms. Boyle has also served as chief financial officer of ARC RCA, the ARC RCA advisor, ARC Global, the ARC Global advisor and the ARC Global property manager since December 2013. Ms. Boyle has served as senior vice president for American Realty Capital since July 2013. Ms. Boyle has approximately 14 years of real estate finance and accounting experience. She served as the chief financial officer for the Clarion Lion Properties Fund, a private real estate fund managed by Clarion Partners with a portfolio having a value of approximately $7.0 billion, from July 2009 through June 2013. Ms. Boyle's responsibilities in that role included overseeing financial reporting, cash management, and the legal, tax and capital structure issues related to the fund. Ms. Boyle also served as chief financial officer, senior vice president and treasurer of Clarion Partners Property Trust since its existence in November 2009 through June 2013. From August 2006 through July 2009, she held the position of vice president and controller of GoldenTree InSite Partners, a New York-based real estate investment firm, where her responsibilities included managing all aspects of client reporting and accounting, regulatory compliance, valuation of investments and structuring private equity investment vehicles. From March 2003 to August 2006, Ms. Boyle held various positions with Clarion Partners, including (from July 2005 to August 2006) senior associate in Portfolio Management for Clarion Lion Properties Fund, (from April 2005 to July 2005) assistant controller for Clarion Lion Properties Fund, and (from March 2003 to April 2005) portfolio accountant for

Clarion Lion Properties Fund. Ms. Boyle also served as a senior auditor for a Boston-based public accounting firm, Feeley & Driscoll, PC, from January 2000 to November 2002. She holds a bachelor of science in Accounting and Management from Plattsburgh State University of New York, a master of science in Real Estate Finance from New York University and is a certified public accountant in the state of New York.

Nicholas S. Schorsch has served as the chairman of the board of directors of our company since our formation in July 2013 and as a member of the board of managers of our sub-property manager since August 2013. Mr. Schorsch served as chairman of the board of directors of ARCT until January 2013 when ARCT closed its merger with Realty Income Corporation and, until March 2012, the chief executive officer, of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as chairman and the chief executive officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Schorsch has served as the chief executive officer of the PE-ARC advisor since its formation in December 2009. Mr. Schorsch has been the chairman and the chief executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has been the chairman and the chief executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Schorsch has been chairman and the chief executive officer of BDCA since its formation in May 2010. Mr. Schorsch has been the chairman and chief executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the chairman and chief executive officer of ARCP and the ARCP advisor since their formation December 2010 and November 2010, respectively. Mr. Schorsch served as chairman and chief executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has been the chairman and chief executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Schorsch has served as the chief executive officer and chairman of the board of directors of ARCT IV since its formation February 2012 and as the chief executive officer of the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Schorsch has served as the chairman of the board of directors of ARC HT II since its formation in October 2012. Mr. Schorsch has served as the chairman of the board of directors and chief executive officer of ARC RFT since its formation in November 2012 and as chief executive officer of the ARC RFT advisor since its formation in November 2012. Mr. Schorsch has served as chief executive officer and chairman of the board of directors of ARCT V since its formation in January 2013 and as chief executive officer of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Schorsch has served as chief executive officer of the PE-ARC II advisor since July 2013. Mr. Schorsch has served as executive chairman of the board of directors of RCS Capital since February 2013. From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust, or AFRT, from its inception as a REIT in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group, or AFRG, and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer of NYRR, ARC RCA, ARC DNAV, ARC HT, ARCP, ARC Global, ARCT IV, ARC RFT and ARCT V, his current experience as chairman of ARC HT II and RCS Capital, his previous experience as president, chief executive officer and vice chairman of AFRT and chairman and chief executive officer of ARCT and ARCT III, and his significant real estate acquisition experience, make him well qualified to serve as our chairman of our board of directors.

Abby M. Wenzel was appointed as an independent director of our company in September 2013. Ms. Wenzel has served as an independent director of ARC Global since March 2012. Ms. Wenzel also has served as independent director of ARCT IV since May 2012. Ms. Wenzel has been a member of the law firm of Cozen O’Connor, resident in the New York office since April 2009, as a member in the Business Law Department. Ms. Wenzel practices in the Real Estate Group and the capital markets practice area, focusing on capital markets, finance and sale leaseback transactions. She has represented commercial banks, investment banks, insurance companies, and other financial institutions, as well as the equity, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented lenders in connection with complex multi-property/ multistate corporate sale. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Ms. Wenzel currently serves as a trustee on the board of Community Service Society, a 160-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University. We believe Ms. Wenzel’s current position as an independent director of ARC Global and ARCT IV, her position on several other boards and her extensive legal background make her well-qualified to serve on our board of directors.

Portia Sue Perrotty was appointed as an independent director of our company in September 2013 and has served as an independent director of ARC DNAV since August 2013 and as an independent director of ARC HT since November 2013. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services in Cranford, New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty held the position of executive vice president and head of Global Operations for First Union Corp. as a member of the Office of the Chairman from January 2001 to January 2002. Prior to that time, Ms. Perrotty was Banking Group head for the Pennsylvania and Delaware Banking Operations of First Union from November 1998 until January 2001. Ms. Perrotty joined First Union through the merger with Corestates Bank where she served as executive vice president and head of IT and Operations from April 1996 until November 1998. Ms. Perrotty also served as senior executive vice president and head of all Consumer Businesses including Retail Banking, Mortgage Banking, Product Development and Marketing as well as strategic customer information and delivery system development. Ms. Perrotty was a member of the chairman’s staff in each of the companies she served. Ms. Perrotty serves on several boards including the Board of Trustees of Albright College, where she is currently chair of the Finance Committee and member of the Investment and Property sub committees. Ms. Perrotty also serves as vice chair of the Berks County Community Foundation, and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty has received several awards for community leadership and professional accomplishments including the Pa 50 Best Women in Business, the Franciscan Award from Alvernia University, the Albright College Distinguished Alumni Award, the Women of Distinction Award from the March of Dimes, Taking the Lead Award from the Girl Scouts of Eastern PA and the 2006 Champion of Youth Award from Olivet Boys & Girls Club. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010. We believe that Ms. Perrotty’s experience as an independent director of ARC DNAV and ARC HT, her prior business experience and her leadership qualities make her well-qualified to serve on our board of directors.

Compensation of Directors

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is our employee or an employee of our advisor or any of their affiliates, we do not pay compensation for services rendered as a director.

Our board of directors also may approve the acquisition of real property and other related investments valued at $20,000,000 or less, and in which any portfolio of properties is valued in the aggregate of $75,000,000 or less, via electronic board meetings whereby the directors cast their votes in favor or against a proposed acquisition via email.

Bruce D. Wardinski, a co-chief executive officer of our advisor, will act as an observer to our board of directors and will attend each in-person and telephonic meeting for which he will receive $2,500 and $1,500, respectively.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors(2)	Additional yearly retainer of $55,000 for the lead independent director and $30,000 for each independent director annually; $2,000 for each meeting personally attended by the directors and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)	Pursuant to our employee and director initiative restricted share plan adopted in December 2013, each independent director will receive an automatic grant of 1,333 restricted shares on the date of each annual stockholders’ meeting. Each independent director is also granted 1,333 restricted shares of common stock on the date of initial election to the board of directors. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.
We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:
$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

(1)	If there is a board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

Restricted Share Plan

We have adopted an employee and director incentive restricted share plan to:

•	furnish incentives to individuals and entities chosen to receive restricted shares because they are considered capable of improving our operations and increasing profits;

•	encourage selected persons to accept or continue employment with our advisor and its affiliates; and
•	increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of shares of our common stock.

Our employee and director incentive restricted share plan will be administered by the board of directors. The board of directors will have the full authority: (1) to administer and interpret the employee and director incentive restricted share plan; (2) to determine the eligibility of directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor and its affiliates or to entities that provide services to us, to receive an award; (3) to determine the number of shares of common stock to be covered by each award; (4) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the employee and director incentive restricted share plan); (5) to make determinations of the fair market value of shares; (6) to waive any provision, condition or limitation set forth in an award agreement; (7) to delegate its duties under the employee and director incentive restricted share plan to such agents as it may appoint from time to time; and (8) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the employee and director incentive restricted share plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. The total number of shares of common stock that may be issued under the employee and director incentive restricted share plan will not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Our restricted share plan provides for the automatic grant of 1,333 restricted shares of common stock to each of our independent directors, without any further action by our board of directors or the stockholders, when he or she joins the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20% per annum.

Restricted share awards entitle the recipient to shares of common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. We have agreed that the aggregate amount of acquisition fees, acquisition expense reimbursements, financing coordination fees, disposition fees, the asset management subordinated participation and subordinated distributions by the operating partnership, in each case as paid to the advisor (and its affiliates and assignees), together with the fair market value of all shares of restricted stock granted under our restricted share plan, in the aggregate from inception to our liquidity event, shall not exceed an amount equal to the aggregate of (a) 6% percent of all properties’ aggregate gross contract purchase price, (b) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2% of average invested assets and 25% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3% of the contract sales price of all properties that we sell, and (d) 15% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we intend to issue restricted share awards under our employee and director incentive restricted share plan, which is described above. Stock options or warrants to purchase shares issued to our advisor, our directors or any of their affiliates will not exceed an amount equal to 10% of the outstanding shares of our company on the date of the grant of the options and warrants. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Code Section 409A.

Under Code Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. The guidance under Code Section 409A provides that there is no deferral of compensation merely because the value of property (received in connection with the performance of services) is not includible in income by reason of the property being substantially nonvested (as defined in Code Section 83). Accordingly, it is intended that the restricted share awards will not be considered “nonqualified deferred compensation.”

If Code Section 409A applies to any of the awards issued under either plan described above, or if Code Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and other requirements of Code Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold U.S. federal income taxes on the amount deferred but includible in income due to Code Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Code Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Code Section 409A, unless such award, agreement or arrangement complies with the timing and other requirements of Code Section 409A. It is our current belief, based upon the statute, the regulations issued under Code Section 409A and legislative history, that the restricted share awards we have granted and that we currently intend to grant will not be subject to taxation under Code Section 409A because such restricted share awards will be considered a “nonqualified deferred compensation plan.” Nonetheless, there can be no assurances that any restricted share awards which we have granted or which hereafter may be granted will not be affected by Code Section 409A, or that restricted share awards will not be subject to income taxation under Code Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law, or MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or
•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;
•	the person seeking indemnification was acting on our behalf or performing services for us;
•	the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, which may include litigation or losses arising in connection with the acquisition of real estate, coordinating the management of real estate or during the performance of other duties for us. However, such indemnification will be limited by our charter, as discussed above. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification;
•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement;
•	the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and
•	the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

The Advisor

Our officers and one of our directors also are officers, key personnel and/or members of our advisor. Our advisor will have contractual responsibility to us and our stockholders pursuant to the advisory agreement, dated as of January 7, 2014. Our advisor is indirectly majority-owned and controlled by Messrs. Schorsch and Kahane.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)
William M. Kahane	65	Co-Chief Executive Officer and President
Bruce D. Wardinski	53	Co-Chief Executive Officer
Jonathan P. Mehlman	47	Executive Vice President and Chief Investment Officer
Amy B. Boyle	36	Chief Financial Officer, Treasurer and Secretary

The backgrounds of Messrs. Kahane and Mehlman and Ms. Boyle are described in the “Management —  General — Executive Officers and Directors” section of this prospectus. The background of Mr. Wardinski is described below.

Bruce D. Wardinski has served as a co-chief executive officer of our advisor since August 2013. Mr. Wardinski is currently the chief executive officer of Playa Hotels & Resorts which he founded in 2006. Mr. Wardinski served as chief executive officer of Barceló Crestline Corporation from June 2002 until December 2010. Prior to June 2002, Mr. Wardinski served as chairman, president and chief executive officer of Crestline Capital Corporation (NYSE: CLJ) which was spun-off from Host Marriott. Mr. Wardinski served in various capacities for Host Marriott beginning in 1987. Mr. Wardinski previously served as chairman of Highland Hospitality Corporation (NYSE: HIH), a self-advised REIT that was incorporated to own full-service, premium limited-service and extended stay properties, from 2003 until 2007. Mr. Wardinski also serves as a director of DiamondRock Hospitality Company (NYSE: DRH) and privately-owned international resort company, Kerzner International. Mr. Wardinski graduated with honors from the University of Virginia with a bachelor’s of science and earned a master of business administration from the Wharton School of the University of Pennsylvania.

Affiliates of our advisor may sponsor one or more other real estate investment programs in the future, including NYRR, PE-ARC, ARC RCA, ARC HT, ARC DNAV, ARC Global, ARCP, ARCT IV, ARC HT II, ARC RFT, ARCT V, PE-ARC II and others. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us.

For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

The officers and key personnel of our advisor may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel, including Mr. Schorsch, is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf. In addition to the key personnel listed above, our advisor employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of our operating partnership.

The anticipated amount of reimbursement to our advisor for personnel costs will be evaluated on an ongoing basis. Such reimbursement will be subject to limitation and based on a number of factors, including profitability, funds available and our ability to pay distributions from cash flow generated from operations. We will not reimburse our advisor for salaries, bonuses or benefits to be paid to our executive officers.

Our advisor has fiduciary duties to us and our stockholders. Many of the services to be performed by our advisor in managing certain aspects of our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, our advisor has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;
•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;
•	review and analyze each property’s operating and capital budget;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	arrange, structure and negotiate financing and refinancing of properties;
•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies.

The advisor may not acquire any property or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors.

The advisory agreement has a one-year term ending January 7, 2015, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 day written notice.

A majority of our independent directors may elect to terminate the advisory agreement. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function. In addition, upon termination of the agreement, our advisor will be entitled to a subordinated distribution upon termination, as described in “Management Compensation.”

We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our advisor, see the section in this prospectus entitled “Management Compensation.”

Our advisor and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor is required to devote sufficient resources to our administration to discharge its obligations. Our advisor currently has no paid employees; however, as of January 31, 2013, the subsidiaries of the parent of our sponsor, AR Capital, LLC, which are affiliated with our advisor, had approximately 108 full-time employees, each of whom may dedicate a portion of his or her time providing services to our advisor. See “Conflicts of Interest” for a description of the entities organized directly under our sponsor and those entities organized directly under RCAP Holdings, LLC. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity if at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The Property Manager and The Sub-Property Manager

Our property manager is indirectly wholly owned and controlled by Messrs. Schorsch and Kahane. Mr. Kahane serves as chief executive officer and president of our property manager. Mr. Mehlman acts as chief investment officer and executive vice president of our property manager and Ms. Boyle acts as chief financial officer and executive vice president of our property manager. We, directly or indirectly through our taxable REIT subsidiaries, will enter into agreements with our property manager, which will, in turn, engage our affiliated sub-property manager to manage certain of our hotel properties. However, our property manager will engage third-party sub-property managers in the ordinary course of business to operate certain hotel brands, as necessary.

Headquartered just outside Washington D.C. in Fairfax, Virginia, the sub-property manager is a hospitality management company that was formed in March of 2000 as Crestline Hotels & Resorts Inc. Since then, our sub-property manager and its affiliates have managed over 250 hotels in major market areas across the United States. In addition, from 1999 to 2008, our sub-property manager assisted its affiliates and its former affiliates in acquiring portfolios of hotels and individual hotel assets with an aggregate value over $3.4 billion. Such hotels include a variety of nationally-recognized brands such as Marriott, Hilton, Starwood, Intercontinental Hotel Group, Wyndham and Hyatt as well as high-end independent hotel properties, and include urban, suburban, airport, resort and conference center facilities. The sub-property manager’s management team has also been involved with structuring profitable exit strategies of assets through various means including initial public offerings and individual asset dispositions.

The members of our sub-property manager’s executive team have an average of more than 20 years of hospitality experience and have built a reputation for managing and investing in financially successful hotels. The sub-property manager has won numerous industry awards including “Hotel of the Year.” The executive team adopts a partnership approach with the hotel owners, investors and employees at each of its hotels, which it believes enables it to maximize profitability in a hospitality-driven, guest-service-focused environment. Currently, our sub-property manager manages over 40 hotels with more than 7,500 rooms in 11 states and the District of Columbia. Our sub-property manager provides property-level accounting functions that we require, as well as underwriting and acquisition support. Moreover, our sub-property manager’s asset management group oversees asset renovations and repositionings involving extensive capital investments.

Certain of our properties will be managed by our sub-property manager, including the six properties we intend to acquire once we commence our initial public offering, as described under “Description of Potential Real Estate Investments.” The parent of our sponsor acquired 60% of our sub-property manager on August 31, 2013 pursuant to a membership interest purchase agreement with Barceló Crestline Corporation and Crestline Hotels & Resorts, Inc., as further described below. We expect our property manager to enter into sub-property management and leasing agreements with our sub-property manager for the management of certain of our properties. Barceló Crestline Corporation, which acquired our sub-property manager in 2003, will retain the remaining 40% of the membership interests in our sub-property manager. The acquisition of 60% of the membership interests of our sub-property manager by the parent of our sponsor was subject to customary closing conditions, as contained in the membership interest purchase agreement into which AR Capital, LLC, Barceló Crestline Corporation and Crestline Hotels & Resorts, Inc. entered. See “— Membership Interest Purchase Agreement with Barceló Crestline Corporation.”

Subsequent to the August 31, 2013 sale of a controlling 60% interest in our sub-property manager from Barceló Crestline Corporation to AR Capital, LLC, our sub-property manager and its affiliates manage 45 hotels, and no longer own any hotels. Subsequent to the sale of the six hotel assets owned by Barceló Crestline Corporation to us, as described under “Description of Potential Real Estate Investments,” Barceló Crestline Corporation will no longer own any hotels. Pursuant to the Membership Interest Purchase Agreement with Barceló Crestline Corporation, Barceló Crestline Corporation has agreed to a non-compete provision restricting Barceló Crestline Corporation’s ability to invest in hotels for a limited period of time. For a description of such non-compete provision, see — “Membership Interest Purchase Agreement with Barceló Crestline Corporation — Non-Compete.”

James Carroll serves as the chief executive officer of our sub-property manager. Edward Hoganson acts as the executive vice president of and chief investment officer of our sub-property manager. Pierre Donahue acts as the general counsel of our sub-property manager. A description of the backgrounds of Messrs. Carroll, Hoganson and Donahue is set forth below:

James Carroll joined Barceló Crestline Corporation in 2004 from Dell, Inc., where he held several operations and financial management positions. In his initial role at Barceló Crestline, Mr. Carroll served as senior vice president and treasurer. In 2006, he was promoted to chief financial officer and in 2010 was promoted to president and chief executive officer of the predecessor entity to our sub-property manager. During his tenure with Barceló Crestline Corporation, Mr. Carroll was involved in the formation and growth of Playa Hotels & Resorts, an international private equity real estate venture. Mr. Carroll holds a master in business administration from the Harvard Business School, and is a graduate of the U.S. Naval Academy. Previously, he served as a naval aviator and lieutenant commander in the United States Navy. In addition, Mr. Carroll serves on the board of directors for Armada Hoffler Properties, Inc. (NYSE:AHH).

Edward Hoganson has served as executive vice president of our sub-property manager since 2007. Mr. Hoganson oversees our sub-property manager’s new business development efforts, including management contracts for third-party owners, acquisitions and co-investments. Mr. Hoganson is also responsible for the firm’s asset management programs which, for new business opportunities, include assessing capital spending. Prior to serving as executive vice president for our sub-property manager, Mr. Hoganson was senior vice president of acquisitions for Sunrise Senior Living, and earlier Mr. Hoganson led the asset management efforts for Highland Hospitality Corporation during its initial public offering in 2003. Mr. Hoganson has more than 15 years of financial and hospitality industry management experience. He began his career with Deloitte & Touche and then joined Marriott International where he held various finance positions. Mr. Hoganson earned his undergraduate degree from Yale University. Four years later, he earned a master in business administration in finance from the Wharton School at the University of Pennsylvania and a master’s of arts in international relations from the Lauder Institute at the University of Pennsylvania. Mr. Hoganson serves as an affiliate faculty member at George Mason University, lecturing on hospitality finance.

Pierre Donahue has served as executive vice president and general counsel of our sub-property manager since September 2006. Mr. Donahue is responsible for all legal issues arising with respect to hotel operations, hotel development, and corporate governance for the company. Mr. Donahue also concurrently served as the general counsel for Playa Hotels & Resorts during the period of time that Crestline’s parent company provided asset management services for Playa. Mr. Donahue joined Crestline Hotels & Resorts from Marriott International where he enjoyed a 10 year career during which he began as corporate counsel and was promoted to vice president and assistant general counsel and became the leader of the law department’s North American Lodging Operations group, supervising six attorneys and nine paralegals. Prior to his tenure with Marriott International, Mr. Donahue was with the law firm of Hogan & Hartson where he first served in the antitrust department and then as a litigation attorney. Mr. Donahue received his law degree from the University of California, Los Angeles in 1988, graduating with the order of the coif designation. He received his undergraduate degree from Boston College magna cum laude in 1984. Mr. Donahue is admitted to practice in the District of Columbia, the United States Court of Appeals for the District of Columbia Circuit and the United States Supreme Court. Mr. Donahue is a member of the American Hotel & Lodging Association’s General Counsels Committee, and the Academy of Hospitality Industry Attorneys.

The actions of our sub-property manager are overseen by its board of managers which is comprised of Nicholas S. Schorsch, William M. Kahane, Brian S. Block, Edward M. Weil, Jr. and Simón Pedro Barceló Vadell. For a description of the backgrounds of Messrs. Schorsch and Kahane, please see “Executive Officers and Directors.” A description of the backgrounds of Messrs. Weil, Block and Barceló, is set forth below:

Edward M. Weil, Jr. has served as a member of the board of managers of our sub-property manager since August 2013. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. Mr. Weil has served as an executive officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. He has served as the executive vice president and secretary of the PE-ARC advisor since its formation in December 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil has served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARCP since its formation in December 2010 and has served as an executive officer of the ARCP advisor since its formation in November 2010. Mr. Weil has been a director and an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Weil was appointed as a director of ARCT IV in January 2013. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, chief operating officer, treasurer, secretary and director of ARCT V and as president, chief operating officer, treasurer and secretary of the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Weil has served as the executive vice president and secretary of the

BDCA advisor since its formation in June 2010. Mr. Weil has served as president, chief operating officer, treasurer and secretary of the PE-ARC II advisor since July 2013. Mr. Weil has served as president, treasurer, secretary and a director of RCS Capital since February 2013. Mr. Weil served as the chief executive officer of our dealer manager from since December 2010 until September 2013. At such time, Mr. Weil retained a position as chairman of our dealer manager. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

Brian S. Block has served as a director of our sub-property manager since August 2013. Mr. Block has served as executive vice president and chief financial officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Block has served as executive vice president and chief financial officer of NYRR, the NYRR property manager and the NYRR advisor since their formation in October 2009. Mr. Block has served as executive vice president and chief financial officer of the PE-ARC advisor since its formation in December 2009. Mr. Block has served as executive vice president and chief financial officer of and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively, in each case, through December 2013. Mr. Block has served as executive vice president and chief financial officer ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Block served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Block served as chief financial officer and treasurer of BDCA from its formation in May 2010 until February 2013, and served as chief financial officer of the BDCA advisor from its formation in June 2010 until February 2013. Mr. Block has served as executive vice president and chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Block also has been executive vice president and chief financial officer of ARCP and the ARCP advisor since their formation December 2010 and November 2010, respectively. Mr. Block also has been executive vice president and chief financial officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively, in each case, through December 2013. Mr. Block has served as the executive vice president and chief financial officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012 until the close of ARCT IV’s merger with ARCP in January 2014. Mr. Block served as the executive vice president and chief financial officer of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Block has served as executive vice president and chief financial officer of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Block has served as executive vice president and chief financial officer of the PE-ARC II advisor since August 2013. Mr. Block has served as chief financial officer and assistant secretary of RCS Capital since February 2013 through December 2013 and as a director of RCS Capital since February 2013. Mr. Block is responsible for the accounting, finance and reporting functions at the American Realty Capital group of companies. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing the American Realty Capital group of companies’ infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the chief financial officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as senior vice president and chief accounting officer and oversaw the financial, administrative and reporting functions of the organization. Mr. Block discontinued working for AFRT in August 2007. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University.

Simón Pedro Barceló Vadell has served as a director of our sub-property manager since August 31, 2013. Mr. Barceló is also co-president of the board of directors of Barceló Corporación Empresarial, S.A., which is a private, family owned hotel ownership and management business, among other lines of business. Mr. Barceló began working in his family’s company in 1993, after serving as a senator for Mallorca from 1989-1993. Mr. Barceló also has served as president of Exceltur (a lobby for tourism excellence) and a member of the board of directors of First Choice Holidays — British Touroperator. Between May 2008 and October 2010, Mr. Barceló served as president of the Spanish Family Business Institute. Mr. Barceló obtained his law degree from the University of the Balearic Islands.

We intend to assemble a portfolio comprised of lodging properties and other assets in the hospitality industry. Our properties will serve guests on a daily basis. Our sub-property manager will be responsible for managing certain of our properties, ensuring compliance with requirements set forth by the applicable hotel brand and, from time to time, making renovations as necessary to our properties, which could range from cosmetic to extensive. Additionally, our sub-property manager will assist us in underwriting assets and closing on certain acquisitions.

Our sub-property manager will employ staff at the properties that it manages and will also direct the purchase of equipment and supplies and supervise maintenance activity for certain of our properties. Our sub-property manager will be responsible for the administration of leases, licenses and concession agreements for public spaces in our lodging properties, will keep the properties’ furniture, fixture and equipment in good order, negotiate and enter into, on behalf of us, service contracts and licenses required in the ordinary course to operate our properties and supervise and purchase inventory and provisions required to conduct the business of our properties. The management fees and any other agreed fees paid to our sub-property manager cover, without additional expense to us, our sub-property manager’s general overhead costs. The principal office of our sub-property manager is located at 3950 University Drive, Suite 301, Fairfax, Virginia 22030.

See the section entitled “Conflicts of Interest” in this prospectus for a summary of the conflicts relating to AR Capital LLC’s ownership in our property manager and our sub-property manager.

Membership Interest Purchase Agreement with Barceló Crestline Corporation

On July 18, 2013, AR Capital, LLC, the parent of our sponsor, entered into a membership interest purchase agreement, as amended from time to time, or the Purchase Agreement, with Barceló Crestline Corporation, a Maryland corporation, or Barceló, and Crestline Hotels & Resorts, Inc., a Delaware corporation, which was subsequently converted to a Delaware limited liability company known as Crestline Hotels & Resorts, LLC. Crestline Hotels & Resorts, Inc. and its subsidiaries are engaged in the business of managing and operating hotels, with a portfolio of managed properties that includes 43 hotels, resorts, conference centers and convention hotels in 10 states and the District of Columbia. The Purchase Agreement provides for the purchase from Barceló by the parent of our sponsor of 60% of the total membership or other equity interests of Crestline Hotels & Resorts, LLC, or the Purchased Membership Interests, for a total purchase price of $5,400,000, pursuant to the terms and conditions contained in the Purchase Agreement. The acquisition contemplated by the Purchase Agreement closed on August 31, 2013. As contemplated by the Purchase Agreement, Barceló retained the remaining 40% of the membership or other equity interests of Crestline Hotels & Resorts, LLC. Subject to certain limitations, the parties appointed a board of managers to manage and oversee Crestline Hotels & Resorts, LLC in its business of managing and operating hotels. The closing of the acquisition was subject to the satisfaction or waiver of certain conditions precedent (see “Conditions” below for more details).

At the closing, the Purchased Membership Interests were transferred, assigned and delivered free and clear of all liens and encumbrances to AR Capital, LLC, and Barceló and AR Capital, LLC entered into an amended and restated limited liability company agreement of Crestline Hotels & Resorts, LLC, pursuant to which the parties designated a board of managers to operate Crestline Hotels & Resorts, LLC following the closing on August 31, 2013. As of the date of this prospectus, AR Capital, LLC holds 60% of the membership or other equity interests in and controls Crestline Hotels & Resorts, LLC.

Representations, Warranties and Covenants

Barceló made customary representations and warranties to AR Capital, LLC relating to the Purchased Membership Interests, Crestline Hotels & Resorts, Inc. and the subsidiaries of Crestline Hotels & Resorts, Inc. and their businesses, including representations and warranties regarding the ownership, organization and authority of each entity, subsidiary and their business, and representations and warranties as to the assets, properties and financial condition of each. Barceló also made certain covenants relating to the conduct of Crestline Hotels & Resorts, Inc.’s business between the date of the Purchase Agreement and the closing, and certain other matters relating to consents, licenses and permits necessary to continue the business operations post-closing, and cooperation between the parties. The representations and warranties of Barceló generally survive the closing for a period of 18 months, except for certain fundamental representations and warranties which survive longer. Covenants and other agreements contained in the Purchase Agreement which by their nature or the terms thereof are intended, or can reasonably be construed, to survive the closing shall survive the execution and delivery of the Purchase Agreement, the closing and the consummation of the transactions contemplated thereby, without limitation.

Indemnity

Pursuant to the Purchase Agreement, Barceló agreed to indemnify AR Capital, LLC for any breaches of Barceló’s representations and warranties, as well as any breaches of its covenants and other agreements, subject to certain customary threshold and cap limitations. AR Capital, LLC agreed to similarly indemnify Barceló. Barceló’s indemnification obligations are generally capped at $1,000,000, but certain claims are subject to a purchase price cap. The cap is subject to certain exclusions for fraud, intentional or willful misrepresentation and claims relating to certain excluded subsidiaries, which are uncapped.

Non-Compete

From the date of the closing to the later of (i) three years from the date of the closing and (ii) two years following the first date on which Barceló and its affiliates, in the aggregate, have a percentage equity interest in Crestline Hotels & Resorts, LLC of 5% or less, Barceló agreed not to, and to cause its affiliates not to, directly or indirectly, engage in, or provide financing to any person (other than Crestline Hotels & Resorts, LLC and subsidiaries of Crestline Hotels & Resorts, LLC) that engages in, or acquire ownership of an interest in any person that engages in, the business of owning, leasing, operating or managing hotels anywhere within the United States of America, without first providing the opportunity to Crestline Hotels & Resorts, LLC and/or its affiliates, with certain exceptions and limitations.

Asset Purchase Agreement

Prior to closing, AR Capital, LLC and Barceló agreed on a form of asset purchase agreement pursuant to which we or our affiliates will acquire the interests in six hotel properties identified under “Description of Potential Real Estate Investments” owned directly or indirectly by Barceló, subject to certain REIT registration requirements and the approval of our board of directors. AR Capital, LLC will, to the extent not inconsistent with any fiduciary duties, cause our advisor to recommend the approval of the asset purchase agreement to us and our board of directors and Barceló shall, or shall cause its applicable affiliates to, execute and deliver the asset purchase agreement concurrently with any execution thereof by us or our affiliate.

Conditions

AR Capital, LLC’s obligation to consummate the closing was subject to various conditions, including, among other things: (i) the comprehensive lost revenue percentage calculated on the basis of hotel management agreements that are terminated or not consented to prior to the closing not exceeding an agreed percentage; (ii) the receipt of any necessary third-party consents (including, without limitation, franchisors, liquor licenses, leases), or governmental approvals; (iii) the absence of any change, event, effect or circumstances that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect; (iv) the completion of the conversion of Crestline Hotels & Resorts, Inc. to a limited liability company; (v) the transfer to Barceló of 100% of the ownership interests in certain excluded subsidiaries; (vi) the receipt of duly executed employment agreements for certain individuals, in form and substance and with the economic terms thereof being reasonably acceptable to AR Capital, LLC; (vii) AR Capital, LLC’s satisfaction on or prior to the closing with the results of its due diligence review and investigation of Crestline Hotels & Resorts, Inc. and the subsidiaries of Crestline Hotels & Resorts, Inc.; and (viii) the liquidation and dissolution of certain subsidiaries of Crestline Hotels & Resorts, Inc. with no liability to Crestline Hotels & Resorts, Inc. or AR Capital, LLC.

In addition, each party’s obligation to consummate the closing was subject to: (i) the accuracy of the other party’s representations and warranties (subject to customary qualifications); (ii) the other party’s material compliance with its covenants and agreements contained in the Purchase Agreement; (iii) the absence of any law, rule or regulation that would prohibit the performance of such party’s respective obligations under the Purchase Agreement; (iv) the absence of any injunction issued to restrain, enjoin or prevent the performance or consummation of the transactions contemplated by the Purchase Agreement or any pending suit, action or proceeding requesting such injunctive relief or remedy; and (v) the parties’ agreement upon the form of asset purchase agreement (see Representations, Warranties and Covenants above).

Termination Rights

The Purchase Agreement also included certain customary termination rights for both AR Capital, LLC and Barceló. In addition to AR Capital, LLC’s right to terminate if it was not satisfied with the results of its due diligence review and investigation of Crestline Hotels & Resorts, Inc. and the subsidiaries of Crestline Hotels & Resorts, Inc., either party could have terminated the Purchase Agreement if the closing had not occurred on or prior to an outside date. The closing occurred on August 31, 2013.

Financing

The purchase price was financed by AR Capital, LLC with cash on hand. Such purchase price was funded at closing, subject to the terms of the Purchase Agreement.

Dealer Manager

Our dealer manager is a member firm of FINRA. Our dealer manager was organized on August 29, 2007 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by American Realty Capital, its affiliates and its predecessors.

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It also may sell a limited number of shares at the retail level. The compensation we will pay to our dealer manager in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Dealer Manager and Compensation We Will Pay for the Sale of Our Shares.” Our dealer manager also serves as dealer manager for PE-ARC, NYRR, ARC RCA, ARC DNAV, ARC Global, ARC HT II, ARC RFT, ARCT V and BDCA.

Our dealer is a subsidiary of an entity which is under common ownership with the parent of our sponsor. Accordingly, Messrs. Schorsch and Kahane are indirect owners of our dealer manager. Our dealer manager is an affiliate of both our advisor and the property manager. See the section entitled “Conflicts of Interest” in this prospectus.

The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	46	Chairman
R. Lawrence Roth	56	Chief Executive Officer
Louisa Quarto	46	President
John H. Grady	52	Chief Operating Officer
Joseph D. Neary, Jr.	46	Chief Compliance Officer
Alex MacGillivray	52	Executive Vice President and National Sales Manager
Steve Rokoszewski	37	Executive Vice President

The background of Mr. Weil is set forth under “— General — The Property Manager and The Sub-Property Manager.” The backgrounds of Messrs. Roth, Grady, Neary, MacGillivray and Rokoszewski and Ms. Quarto are described below:

R. Lawrence Roth was appointed as chief executive officer of our dealer manager in September 2013. Prior to joining our dealer manager, Mr. Roth served as president and chief executive officer of Advisor Group, Inc., or Advisor Group, from January 2006 until September 2013. Advisor Group is one of the largest networks of independent broker-dealers in the U.S. In his position with Advisor Group, Mr. Roth was responsible for the management of more than 700 employees, who served the needs of over 6,000 total licensed advisors affiliated with FSC Securities Corporation, Royal Alliance Associates, SagePoint Financial and Woodbury Financial Services. Prior to joining Advisor Group, Mr. Roth served as managing director for Berkshire Capital Corp., from 2001 until January 2006. Mr. Roth currently serves as chairman of the board of directors of The Insured Retirement Institute and as chairman of the board of directors for the Financial Services Institute. Mr. Roth has over 30 years of experience in the financial services industry with experience in securities, investment banking, brokerage and management. Mr. Roth received his bachelor’s degree from Michigan State University and his juris doctor from the University of Detroit School of Law. Mr. Roth holds FINRA Series 7, 24 and 63 licenses.

Louisa Quarto has been the president of our dealer manager since September 2009. Ms. Quarto served as senior vice president and chief compliance officer for our dealer manager from May 2008 until February 2009, as executive managing director from November 2008 through July 2009 and co-president from July 2009 through August 2009. Ms. Quarto also has been senior vice president for American Realty Capital Advisors, LLC since April 2008. Ms. Quarto’s responsibilities for our dealer manager include overseeing sales, national accounts, operations and compliance activities. From February 1996 through April 2008, Ms. Quarto was with W. P. Carey & Co. LLC and its broker dealer subsidiary, Carey Financial LLC, beginning as an associate marketing director in 1996, becoming second vice president in 1999, vice president in 2000 and senior vice president in 2004. From July 2005 through April 2008 Ms. Quarto served as executive director and chief management officer of Carey Financial where she managed relationships with the broker-dealers that were part of the CPA® REIT selling groups. Ms. Quarto earned a B.A. from Bucknell University and an M.B.A. in Finance and Marketing from The Stern School of Business at New York University. She holds FINRA Series 7, 63 and 24 licenses and is a member of the IPA’s Executive Committee, its Board of Trustees and serves as the IPA’s Treasurer and chair of its Finance Committee.

John H. Grady has served as the chief operating officer of our dealer manager since October 2012. Mr. Grady also served as chief compliance officer of our dealer manager from October 2012 until January 2014. He has also served as the chief compliance officer of BDCA and the BDCA advisor since October 2012. Prior to October 2012, Mr. Grady was the chief operating officer and general counsel at Steben & Company from December 2009 to September 2012. Prior to joining Steben and Company, Mr. Grady served as a senior adviser to Coil Investment Group, from April 2008 to December 2009. From October 2006 to February 2008, Mr. Grady held a number of positions at Nationwide Funds Group, including president and chief executive officer. From February 2001 to June 2006, Mr. Grady worked at Turner Investment Partners and its mutual fund company spin-off, Constellation Funds Group. Prior to February 2001, Mr. Grady was a partner at Morgan, Lewis LLP (1995 – 2001), and an associate with Ropes & Gray LLP and Steptoe & Johnson LLP. Mr. Grady received his J.D. from The University of Pennsylvania Law School and his B.A. from Colgate

University. Mr. Grady maintains his FINRA 3, 7, 24 and 63 licenses and is a member of the bar in Pennsylvania, Maryland and the District of Columbia.

Joseph D. Neary, Jr. was appointed as chief compliance officer of our dealer manager in January 2014. Prior to joining our dealer manager, Mr. Neary served as the chief compliance officer of Park Avenue Securities, a wholly owned subsidiary of The Guardian Life Insurance Company, from March 2013 until December 2013. Mr. Neary served as the chief compliance officer of Advisor Group’s investment advisory retail firms in February 2010 and served in that capacity until March 2013. Mr. Neary has also been a compliance officer of AIG SunAmerica Asset Management Corp. and served as the chief compliance officer for AIG SunAmerica Capital Services, Inc., the principal underwriter (i.e., wholesaling broker-dealer) for certain mutual funds advised by AIG SAAMCo and variable annuities issued by AIG SunAmerica Life Assurance Company. In addition to his time with AIG and Guardian, Mr. Neary served as a compliance officer at both Prudential Financial and Marsh & McLennan, where part of his overall responsibilities included focusing on the oversight of wholesaling broker-dealer activities, capital raising and retirement services compliance. Mr. Neary has been licensed to practice law in New York and New Jersey since 1997 after obtaining an L.L.M. in international business transactions from McGeorge School of Law and his JD from Widener University Law School, while also holding FINRA 7, 24, 53 and 66 Registrations.

Alex MacGillivray has been the senior vice president and national sales manager of our dealer manager since June 2009 and, in January 2010, was promoted to Executive Vice President. Mr. MacGillivray has over 20 years of sales experience and his current responsibilities include sales, marketing, and managing the distribution of all products offered by our dealer manager. From January 2006 to December 2008, he was a director of sales at Prudential Financial with responsibility for managing a team focused on variable annuity sales through numerous channels. From December 2003 to January 2006, he was a national sales manager at Lincoln Financial, overseeing a team focused on variable annuity sales. From June 1996 to October 2002, he was a senior sales executive at AXA Equitable, initially as division sales manager, promoted to national sales manager, and promoted again to chief executive officer and president of AXA Distributors, with responsibility for variable annuity and life insurance distribution. From February 1992 to May 1996, Mr. MacGillivray was a regional vice president at Fidelity Investments with responsibility for managing the sales and marketing of mutual funds to broker-dealers. While at Fidelity Investments, he was promoted to senior vice president and district sales manager in 1994. From October 1987 to 1990, Mr. MacGillivray was a regional vice president at Van Kampen Merritt where he represented mutual funds, unit investment trusts, and closed end funds. Mr. MacGillivray holds FINRA Series 7, 24 and 63 licenses.

Steve Rokoszewski joined our dealer manager in March of 2009 as vice president, national sales desk manager, and is responsible for the hiring, training and the ongoing management of all our dealer manager’s internal wholesalers. In June 2010, Mr. Rokoszewski was promoted to senior vice president, and, in April 2012, he was promoted to executive vice president. Mr. Rokoszewski has over 12 years’ experience in the financial services industry. Prior to joining our dealer manager, he was Sales Desk Manager for KBS Capital Markets Group, or KBS, from November 2005 through February 2009. While at KBS, he participated in the development of a distribution company that raised over $1.2 billion in 2008. From March 2001 through October 2005, Mr. Rokoszewski served as AVP — Sales Desk Manager for MetLife Investors, where he led a team of 24 internal wholesalers who helped raise $1.1 billion in sales in 2004. From August 1998 through March 2001, Mr. Rokoszewski was a financial advisor at PaineWebber, Inc. He received a degree in International Relations from the University of Southern California and currently holds FINRA Series 7, 24 and 63 licenses.

Transfer Agent

Our transfer agent is owned by an entity which is under common ownership with the parent of our sponsor. While our transfer agent will not process your subscription agreement or certain forms directly, our transfer agent will provide customer service to you. Additionally, our transfer agent will supervise third-party vendors, including DST Systems, Inc., in its efforts to administer certain services. Our transfer agent, through its knowledge and understanding of the direct participation program industry which includes non-traded REITs, is particularly suited to provide us with transfer agency and registrar services. Our transfer agent will conduct transfer agency, registrar and supervisory services for us and other non-traded REITs and direct investment programs, including those sponsored directly or indirectly by the parent of our sponsor.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with William M. Kahane, Jonathan P. Mehlman and Amy B. Boyle and our advisor seeks to invest in hotel properties on our behalf that satisfy our investment objectives. To the extent we invest in properties, a majority of the directors will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Certain Relationships and Related Transactions

Advisory Agreement.  We entered into an advisory agreement with our advisor on January 7, 2014, whereby our advisor will manage certain aspects of our day-to-day operations. We will pay our advisor certain fees, distributions and expense reimbursements pursuant to the advisory agreement. See the section entitled “Management Compensation” for a description of such fees and expense reimbursements.

William M. Kahane, our chief executive officer and president, is the co-chief executive officer and president of our advisor. Jonathan P. Mehlman is the executive vice president and chief investment officer of both our company and our advisor. Amy B. Boyle is the chief financial officer, treasurer and secretary of our company and our advisor. For a further description of the Advisory Agreement, see the sections entitled “— The Advisor,” “Management Compensation” and “Conflicts of Interest” in this prospectus.

Property Management Agreement and Sub-Property Management Agreements.   We, directly or indirectly through our taxable REIT subsidiaries, expect to enter into property management and leasing agreements with our property manager with respect to the properties we acquire. We expect our property manager to enter into sub-property management agreements with our sub-property manager. Pursuant to the sub-property management agreements, our sub-property manager will employ staff at the properties it manages and will also direct the purchase of equipment and supplies and supervise maintenance activity for the properties it manages. Our sub-property manager will be responsible for the administration of leases, licenses and concession agreements for public spaces in the properties it manages, will keep the properties’ furniture, fixture and equipment in good order, negotiate and enter into, on our behalf, service contracts and licenses required in the ordinary course to operate our properties and supervise and purchase inventory and provisions required to conduct the business of our properties. The management fees and any other agreed fees paid to our sub-property manager cover, without additional expense to us, our sub-property manager’s general overhead costs. For a further description of the arrangement with our sub-property manager, see the sections entitled “Management Compensation” and “Conflicts of Interest” in this prospectus.

Dealer Manager Agreement.  On January 7, 2014, we entered into a dealer manager agreement with our dealer manager. We will pay to our dealer manager a selling commission and certain expense reimbursements. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, together indirectly own a majority of the ownership and voting interests of our dealer manager. R. Lawrence Roth is chief executive officer of our dealer manager. Louisa Quarto is president of our dealer manager. John H. Grady is chief operating officer and chief compliance officer of our dealer manager. For a further description of this agreement, see the sections entitled “— General — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.

Additional Fees Incurred to the Dealer Manager and its Affiliates.  We incur fees for the following services provided by our dealer manager, its affiliates and entities under common ownership with our advisor: transfer agency services provided by an affiliate of our dealer manager; and ongoing registration maintenance and transaction management services provided by an affiliate of our dealer manager. For a further description of these fees, see the section entitled “Conflicts of Interest” in this prospectus.

MANAGEMENT COMPENSATION

Although we have executive officers who manage our operations, we have no paid employees. We have entered into an advisory agreement with our advisor to manage certain aspects of our day-to-day affairs. The following table summarizes all of the compensation, fees, distributions and expense reimbursements that we pay or reimburse to the respective affiliates of our sponsor including our advisors (and their affiliates) and our dealer manager. The table also summarizes fees to be paid to our independent directors. Unless otherwise noted, the fees to be paid and expenses to be reimbursed described in this section are paid or reimbursed to our advisor, an affiliate of our sponsor. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.”

Except if a form of payment or distribution is specifically provided for, our advisor may, in its sole discretion, elect to have certain fees and commissions paid, in whole or in part, in cash or shares of our common stock. Pursuant to our charter, the total amount of (a) acquisition fees, acquisition expense reimbursements and financing coordination fees, (b) total operating expenses (as defined below), (c) disposition fees and (d) aggregate subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our employee and director incentive restricted share plan, in the aggregate from inception to our liquidity event, shall not exceed (a) 6.0% of all properties’ aggregate gross contract purchase price, (b) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2.0% of average invested assets and 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3.0% of the contract sales price of all properties that we sell and (d) 15.0% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. The selling commissions may vary for different categories of purchasers. See the section entitled “Plan of Distribution” in this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any shares sold through the DRIP.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Organization and Offering Stage
Selling Commissions(1) — Dealer Manager	Our dealer manager will be paid 7.0% of the per share purchase price of shares in our primary offering, which will initially be up to $25.00. No selling commissions will be paid on sales of shares under the DRIP. Our dealer manager will reallow all selling commissions to participating broker dealers. Alternatively, a participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commissions and dealer manager fee do not exceed 10.0% of the gross proceeds from the sale of our common stock. The total amount of all items of compensation from any source, payable to our dealer manager or the soliciting dealers will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding securities purchased through the DRIP).	$140,000/$140,000,000(1)
Dealer Manager Fee(1) — Dealer Manager	Our dealer manager will be paid up to 3.0% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the DRIP or to our “Friends.” The dealer manager reallows all or a portion of its dealer manager fees to participating broker-dealers.	$60,000/$60,000,000(1) (assumes a 3% dealer manager fee)
Organization and Offering Expenses — Advisor and its Affiliates	We will reimburse our advisor for organization and offering expenses, which may include reimbursements to our advisor for other organization and offering expenses that it incurs for due diligence fees included in detailed and itemized invoices. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor up to 2.0% of the gross proceeds from our primary offering.(2)	$40,000/$40,000,000

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Operational Stage
Acquisition Fees — Advisor and its Affiliates	We will pay to our advisor or its assignees 1.5% of the contract purchase price of each property acquired (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) and 1.5% of the amount advanced for a loan or other investment (including our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees). This acquisition fee is reflective of services performed by our advisor in connection with selecting properties for acquisition and shall cover such services until such time as our advisor has submitted a letter of intent to the seller to purchase such property and presented a detailed investment memorandum to our board of directors for approval. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated, pursuant to approval by our board of directors, in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a mortgage or the amount actually paid or allocated, pursuant to approval by our board of directors, in respect of the purchase of loans or other real-estate related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment, but exclusive of acquisition fees and financing coordination fees. This acquisition fee does not include any acquisition expenses payable to our advisor, as described in “Acquisition Expenses — Our Advisor, Third Parties and our Advisor’s Affiliates” below. Once the proceeds from the primary offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.(3)(4)(13)	$26,400/$26,400,000 (or $66,000/$66,000,000 assuming we incur our expected leverage of 60% set forth in our investment guidelines or
$105,600/$105,600,000 assuming the maximum leverage of approximately 75% permitted by our charter)

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Acquisition Expenses — Advisor, Third Parties and our Advisor’s Affiliates	We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will also pay third parties, or reimburse our advisor or its affiliates, for any
	investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders’ fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs regardless of whether we acquire the related assets.	Not determinable at this time.
Additionally, we may reimburse our advisor for legal expenses it or its affiliates directly perform in connection with the selection, evaluation and acquisition of assets, in an amount not to exceed 0.10% of the contract purchase price of our assets.
In no event will the total of all acquisition fees (including the financing coordination fees described below) and acquisition expenses payable with respect to our portfolio of investments, measured at the end of our acquisition phase, exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to such portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such portfolio of investments).(4)

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Asset Management Subordinated Participation — Advisor and its Affiliates	Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted operating partnership units designated as Class B Units of our operating partnership, or Class B Units, to our advisor equal to: the cost of assets multiplied by 0.1875% (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875%, once we begin calculating NAV) divided by; (ii) the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the primary offering price minus selling commissions and dealer manager fees) and, at such time as we calculate NAV, to per share NAV.(14)	Not determinable at this time. Because the subordinated participation is based on a fixed percentage of aggregate asset value, there is no maximum dollar amount of this participation.
Our advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on our common stock; such distributions will be in addition to the incentive fees the advisor and its affiliates may receive from us, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Asset Management Subordinated Participation — Advisor and its Affiliates	Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met.
Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our independent directors before the economic hurdle described above has been met.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Operating Expenses(6) — Our Advisor and its Affiliates	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar
	non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before deducting reserves for depreciation, bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.	Not determinable at this time.
Additionally, we will not make operating expense reimbursements for personnel costs to our advisor in connection with services for which the advisor already receives acquisition fees, acquisition expenses or real estate commissions. We will not reimburse the advisor for salaries, bonuses or benefits to be paid to our executive officers.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Financing Coordination Fee — Our Advisor and its Affiliates	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all of this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	Not determinable at this time.
Property Management Fees — Our Sub-Property Manager or a Third-Party Sub-Property Manager	Property management fees equal to approximately 4.0% of the monthly gross receipts from the properties managed by our sub-property manager or a third-party sub-property manager, are payable monthly to such sub-property manager, as applicable and as negotiated with each such sub-property manager. We will reimburse the costs and expenses incurred by any sub-property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of any sub-property manager. We will not, however, reimburse any sub-property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Actual amounts depend on gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Independent Director Restricted Stock Awards — Independent Directors	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), our advisor and its affiliates and their respective employees, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us and their respective employees, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us and their respective employees may be granted incentive awards in the form of restricted stock.(7)	Restricted stock awards under our employee and director incentive restricted share plan may not exceed 5.0% of our outstanding shares on a fully diluted basis at any time, and in any event will not exceed 4,000,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Independent Director Compensation — Independent Directors	We expect to pay to our lead independent director a retainer of $55,000 per year in addition to the retainer of $30,000 per year that we pay to all of our independent directors, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting, and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board of directors and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:	The independent directors, as a group, will receive
for a full fiscal year:
(i) estimated aggregate compensation of approximately $175,000 and (ii) 3,999 restricted shares of common stock (excluding shares issued upon joining the board of directors).
• $2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
• $5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, the company will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
Each independent director also is entitled to receive an award of 1,333 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board of directors and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20% per annum.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Liquidation/Listing Stage
Real Estate Commissions — Advisor or its Affiliates	For substantial assistance in connection with the sale of a property in which our advisor or its affiliate or agent provides a substantial amount of services, we will pay such entity a real estate commission equal to 2.0% of the contract sales price of that property, but in no event will that commission be greater than one-half of the total brokerage commission if a brokerage commission is paid to a third-party broker in addition to the real estate commission paid to our advisor or its affiliate or agent; provided, however, that in no event may the sum of the real estate commissions paid to our advisor and its affiliates and agents and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.(6)	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Annual Subordinated Performance Fee — Advisor and its Affiliates(10)	We will pay our advisor an annual subordinated performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which investors receive a return of capital contributions plus payment of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors, our advisor will be entitled to 15.0% of the amount in excess of such 6.0% per annum return, provided that the amount paid to the advisor does not exceed 10.0% of the aggregate total return for such year. This fee will be payable only from realized appreciation in the company’s assets upon sale, other disposition or refinancing of such assets, which results in our return on stockholders’ capital exceeding 6.0% per annum.(9)	The actual amount will depend on our performance, as well as on the number of shares sold, the per share NAV and the period of time that the investor continues to hold the shares.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Subordinated Participation in Net Sales Proceeds (payable only if we are not listed on an exchange) — The Special Limited Partner and its Affiliates(10)(11)(12)(14)	The special limited partner will receive from time to time, when available, 15.0% of remaining “net sales proceeds” after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. “Net sales proceeds” generally refers to the proceeds of sale transactions less selling expenses incurred by or on our behalf, including legal fees, closing costs or other applicable fees. For the full definition of “net sales proceeds,” you should refer to our charter. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Distribution (payable only if we are listed on an exchange) — The Special Limited Partner and its Affiliates(9)(10)(11)(14)	Upon the listing of our shares on a national securities exchange, the special limited partner will receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation.	Not determinable at this time. There is no maximum amount of this distribution.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount for Minimum Offering (80,000 shares)/Maximum Offering (80,000,000 shares)
Subordinated Distribution upon Termination of the Advisory Agreement — The Special Limited Partner and its Affiliates(10)(14)	Upon termination or non-renewal of the advisory agreement with or without cause, the special limited partner or its assignees will be entitled to receive distributions from our operating partnership equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative,
	pre-tax, non-compounded return to investors. We cannot assure you that we will provide this 6.0% return, which we have disclosed solely as a measure for our advisor’s and its affiliates’ incentive compensation. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.(12)	Not determinable at this time. There is no maximum amount of this distribution.

(1)	The combined selling commissions, dealer manager fee and such non-cash compensation will not exceed 10% of gross proceeds of the primary offering, which we refer to as FINRA’s 10.0% cap. Our dealer manager will repay to the company any excess over FINRA’s 10.0% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds. Until the NAV pricing date, the per share purchase price for our shares in our primary offering will be up to $25.00 (which includes the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares at a purchase price of $25.00 per share.
(2)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with this offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow holder, due diligence expense reimbursements to soliciting dealers and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of this offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Pursuant to the terms of our advisory agreement, our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2.0% of the aggregate gross proceeds of the primary offering, which may include reimbursements to our advisor for due diligence fees included in a detailed and itemized invoice.
(3)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. For the purposes of the payment of any fees in common stock, prior to the NAV pricing date, each share of common stock shall be valued at the per share offering price of shares in this offering minus the maximum selling commissions and dealer manager fee allowed in this offering. Thereafter, each share of common stock shall be valued at NAV.
(4)	The acquisition fee will be payable with respect to reinvestment only, if during the period ending two years after this close of the primary offering, we sell an asset and then reinvest in assets; in this event, we will pay our advisor 1.5% of the contract purchase price of each property and 1.5% of the amount advanced for a loan or other investment; provided, however, that in no event shall the aggregate acquisition fees and expenses (including any financing coordination fee) paid in respect of our total reinvestments exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to such portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).
(5)	For the purposes of the payment of any fees in common stock, prior to the NAV pricing date, each share of common stock shall be valued at the per share offering price of shares in this offering minus the maximum selling commissions and dealer manager fee allowed in the offering. Thereafter, each share of common stock shall be valued based on NAV. For additional information regarding FFO, please see the detailed discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.”
(6)	Operating expenses will include reimbursement of our advisor for personnel costs, including certain salaries and benefits payable to our executive officers who are also executive officers, key personnel and/or members of our advisor. See “Management” in this prospectus. The anticipated amount of reimbursement for compensation, including base salary, bonuses and related benefits, on an annual basis for our executive officers is approximately $500,000. However, such compensation shall only be payable to the extent no separate fee is paid to our advisor for such services.
(7)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. See footnote 3 above.
(8)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash or shares of our common stock. See footnote 3 above.
(9)	Neither our advisor nor any of its affiliates (including the special limited partner) can earn both the subordinated participation in net sales proceeds and the subordinated incentive listing distribution. The subordinated incentive listing distribution will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sales proceeds of each sale of a property, loan or other investment after the date of the listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock or cash or a combination thereof. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any subordinated participation in net sales proceeds becoming due and payable to our special limited partner or its assignees hereunder shall be reduced by the amount of any distribution made to our special limited partner pursuant to our operating partnership. Any portion of the subordinated participation in net sales proceeds that our special limited partner receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing distribution. In no event will the amount paid to our special limited partner under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.
(10)	For example, for each of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution and the subordinated distribution upon termination of the advisory agreement, should investors contribute capital of $2.0 billion, the special limited partner would receive 15.0% of the amount remaining to the extent the applicable “net sales proceeds” or market value exceeded $2.12 billion. Therefore, if the “net sales proceeds” or market value for these purposes equaled $2.2 billion, the special limited partner would be entitled to receive 15% of the $80.0 million difference between the “net sales proceeds” or market value, as applicable, and the hurdle of $2.12 billion, or $12.0 million.

For the annual subordinated performance fee, if our stockholders’ capital equaled $2.0 billion and we generated a $200.0 million return in the applicable year, our 6.0% threshold equaling $120.0 million, we would be entitled to 15% of the $80 million excess return, or $12.0 million, which would not exceed 10.0% of the aggregate $200.0 million return, or $20.0 million.

(11)	Upon an investment liquidity event, which means a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity), the special limited partner will be entitled to receive, payable in one or more payments solely out of net sales proceeds, an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value of the included assets (as defined below), or all issued and outstanding shares of our common stock, in each case as determined in good faith by us, as the general partner of the operating partnership, as of the date the investment liquidity event is consummated, plus (y) total distributions paid through the date the investment liquidity event is consummated on shares issued in all offerings through such date, exceeds (2) the sum of the gross proceeds raised in all offerings through the date the investment liquidity event is consummated (less amounts paid on or prior to such date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the date the investment liquidity event is consummated, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the date the investment liquidity event is consummated, measured for the period from inception through the date the investment liquidity event is consummated, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable. “Included assets” means the fair market value of the investments owned as of the date of the investment liquidity event or the termination date of the advisory agreement, as applicable, and the investments acquired after such date for which a contract to acquire such investment had been entered into as of such date.
(12)	The market value of our outstanding common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning six months after the shares are first listed or included for quotation. If any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated incentive listing distribution, then we will not be required to pay our advisor or its affiliates any further subordinated participation in net sales proceeds.
(13)	The subordinated distribution upon termination, if any, will be payable in the form of a non-interest bearing promissory note equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the termination date) of our investments on the termination date, less (x) any loans secured by such investments, plus (y) total distributions paid through the termination date on shares issued in all offerings through the termination date, less (z) any amounts distributable as of the termination date to limited partners who received OP Units in connection with the acquisition of any investments (including cash used to acquire investments) upon the liquidation or sale of such investments (assuming the liquidation or sale of such investments on the termination date), exceeds (2) the sum of the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the termination date to purchase or redeem any shares of our common stock purchased in an offering pursuant to our share repurchase program) and the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the termination date, less (B) any prior payments to the special limited partner of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable. In addition, at the time of termination, the special limited partner may elect to defer their right to receive a subordinated distribution upon termination until either a listing or another liquidity event occurs, including a liquidation or the sale of all or substantially all our investments (regardless of the form in which such sale shall occur, including through a merger or sale of stock or other interests in an entity). If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent listing of the shares of our common stock on a national securities exchange, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of listing) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of listing on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of listing to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire the included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of listing), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of listing to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of listing, less (B) any prior payments to the special limited partner or advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable.

If the special limited partner elects to defer its right to receive a subordinated distribution upon termination and there is a subsequent investment liquidity event, then the special limited partner will be entitled to receive a subordinated distribution upon termination, payable in one or more payments solely out of net sales proceeds, in an amount equal to (A) 15.0% of the amount, if any, by which (1) the sum of (w) the fair market value (determined by appraisal as of the date of such other liquidity event) of the included assets, less (x) any loans secured by the included assets, plus (y) total distributions paid through the date of the other liquidity event on shares of our common stock issued in offerings through the termination date, less (z) any amounts distributable as of the date of the other liquidity event to limited partners who received OP Units in connection with the acquisition of any included assets (including cash used to acquire included assets) upon the liquidation or sale of such included assets (assuming the liquidation or sale of such included assets on the date of the other liquidity event), exceeds (2) the sum of (y) the gross proceeds raised in all offerings through the termination date (less amounts paid on or prior to the date of the other liquidity event to purchase or redeem any shares of our common stock purchased in an offering on or prior to the termination date pursuant to our share repurchase program), plus (z) the total amount of cash that, if distributed to those stockholders who purchased shares of our common stock in an offering on or prior to the termination date, would have provided such stockholders an annual 6.0% cumulative, non-compounded, pre-tax return on the gross proceeds raised in all offerings through the termination date, measured for the period from inception through the date of the other liquidity event, less (B) any prior payments to the special limited partner or our advisor of the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the annual subordinated performance fee, as applicable. If the special limited partner receives the subordinated distribution upon termination, neither it nor any of its affiliates would be entitled to receive any more of the subordinated participation in net sales proceeds or the subordinated incentive listing distribution. There are many additional conditions and restrictions on the amount of compensation the special limited partner and its affiliates may receive.

(14)	Pursuant to our charter, the total amount of (a) acquisition fees, acquisition expense reimbursements and financing coordination fees, (b) total operating expenses (as defined below), (c) disposition fees and (d) aggregate subordinated distributions by the operating partnership payable to the advisor (or its assignees), together with the fair market value of any shares of restricted stock granted under our restricted share plan, in the aggregate from inception to our liquidity event, shall not exceed (w) 6.0% of all properties’ aggregate gross contract purchase price, (x) as determined each quarter for the preceding four consecutive fiscal quarters, the greater, in the aggregate, of 2.0% of average invested assets and 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (y) disposition fees, if any, of up to 3.0% of the contract sales price of all properties that we sell and (z) 15.0% of remaining net sales proceeds after return of capital contributions plus payment to investors of a 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors.
(15)	For example, if the cost of assets (cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs, but will exclude acquisition fees) we hold with respect to a quarter equals $50,000,000 and the value of one share of our common stock as of the last day of such quarter equals $22.50, 4,166.66 Class B Units would be issuable to our advisor (($50,000,000 × 0.1875%) ÷ $22.50 = 4,166.66). This example assumes, for periods following the NAV pricing date, that our quarterly NAV exceeds the cost of our assets and that per share NAV is $22.50.

Historically, due to the apparent preference of the public markets for self-managed companies, non-traded REITs have engaged in internalization transactions (an acquisition of management functions by the REIT from its advisor) pursuant to which they became self-managed prior to listing their securities on national securities exchanges. These internalization transactions can result in significant payments to affiliates of the advisor irrespective of the returns stockholders have received. Our charter and advisory agreement provide that no compensation or remuneration will be payable by us or our operating partnership to our advisor, the special limited partner, or any of their affiliates solely related to any internalization transaction (an acquisition of management functions by us from our advisor) in the future.

PRINCIPAL STOCKHOLDERS

The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5.0%, as applicable, of our outstanding shares. As of the date of this prospectus, we had one stockholder of record and 8,888 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
American Realty Capital Hospitality Special Limited Partner, LLC(1)	8,888	100%

(1)	The business address of each entity listed in the table is 405 Park Avenue, New York, New York 10022.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our sponsor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsor’s Interests in Other Real Estate Programs

General

All of our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our property manager, our sub-property manager, our dealer manager and their affiliates. Certain of these parties have legal and financial obligations with respect to other REIT programs sponsored by AR Capital, LLC, entities and investors that are similar to their obligations to us. In the future, some of these parties and other affiliates of our sponsor may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Our Sponsor and its Affiliates

Messrs. Schorsch and Kahane are directors of ARCP, a publicly traded REIT listed on The Nasdaq Global Select Market, and Mr. Schorsch serves as chief executive officer of ARCP. Mr. Kahane is also a director of NYRR, ARC RCA, ARC HT, ARC HT II, PE-ARC and PE-ARC II, which are public, non-traded REITs sponsored by the parent of our sponsor, advised by affiliates of our sponsor and for which our dealer manager acted or acts as dealer manager. Mr. Kahane is also a director of BDCA, which is a public, non-traded business development company sponsored by the parent of our sponsor, advised by affiliates of our sponsor and an entity for which our dealer manager acts as dealer manager. As of the date of this prospectus, our dealer manager is the dealer manager or is named in the registration statement as the dealer manager in several offerings, including some offerings in which the parent of our sponsor is the sole sponsor.

Every transaction that we enter into with our advisor, our property manager, our sub-property manager, our dealer manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by, or disagreement with, an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our property manager, our sub-property manager, our dealer manager or any of their respective affiliates.

AR Capital, LLC, the parent of our sponsor, recently entered into a series of reorganization transactions, or the reorganization, in which certain lines of business were reorganized under two parent companies, RCAP Holdings, LLC (formerly AR Capital, LLC), and a new AR Capital, LLC, the parent of our current sponsor. Following the reorganization, RCAP Holdings, LLC became the parent of our dealer manager, our transfer agent and RCS Advisory Services, LLC. The new AR Capital, LLC was formed to continue to sponsor the then-existing programs previously sponsored by RCAP Holdings, LLC and to sponsor future programs, including us. The new AR Capital, LLC assumed the role of RCAP Holdings, LLC as the parent or direct sponsor of the then-existing investment programs previously sponsored by RCAP Holdings, LLC and as the parent or direct sponsor of future investment programs. Our dealer manager and transfer agent are subsidiaries of RCAP Holdings, LLC, which is under common ownership with the new AR Capital, LLC. Each of the new AR Capital, LLC and RCAP Holdings, LLC is controlled directly or indirectly by Nicholas S. Schorsch and William M. Kahane. Additionally, in connection with the reorganization, the new AR Capital, LLC entered into a services agreement with RCS Advisory Services, LLC, a subsidiary of RCAP Holdings, LLC. Pursuant to the services agreement, RCS Advisory Services, LLC will provide us and other programs sponsored directly or indirectly by the new AR Capital, LLC with transaction management (including, without limitation, transaction management, due diligence, event coordination and marketing services) and other services. The services agreement is a related party transaction which was not negotiated at arms-length. The agreement provides for an initial ten year term, with automatic renewals for successive five-year periods, in each case, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the term. In addition, the agreement will terminate upon the earlier to occur of: (i) AR Capital, LLC’s delivery to RCS Advisory Services, LLC of a notice of non-compliance with its obligations under the agreement and the failure of the parties to resolve the matters referred to in the noncompliance notice; and (ii) the impact of a force majeure-related delay upon either party, if the force majeure results in performance being delayed by greater than 60 days.

RCAP Holdings, LLC recently acquired First Allied Holdings Inc., or First Allied, and its retail broker dealer business. First Allied’s broker dealer may become a soliciting dealer for this offering and acts as a soliciting dealer for other offerings sponsored directly or indirectly by the parent of our sponsor. First Allied will maintain the management of all of its business and strategic decisions and RCAP Holdings, LLC will not require First Allied to sell the securities of any offering sponsored directly or indirectly by the parent of our sponsor, including this offering. The individual broker dealers and financial advisors employed by First Allied will, consistent with their obligations under FINRA rules and the policies and procedures of First Allied, determine the suitability of each investment for each client independently based upon the facts and circumstances of each proposed sale.

Competition for Investors

We expect that several publicly offered programs sponsored directly or indirectly by the parent of our sponsor, including NYRR, PE-ARC, ARC RCA, BDCA, ARC DNAV, ARC Global, ARC HT II, ARC RFT, ARCT V, PE-ARC II and others, will be raising capital in their respective public offerings concurrently with at least a portion of the duration of this offering. Our dealer manager is the dealer manager for these other offerings. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. In addition, our sponsor may decide to sponsor future programs that would seek to raise capital through public offerings conducted concurrently with our offering. As a result, we face a conflict of interest due to the potential competition among us and these other programs for investors and investment capital.

AR Capital, LLC generally seeks to reduce the conflicts that may arise among their various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of targeted investment types. Nevertheless, there are likely to be periods during which one or more programs sponsored directly or indirectly by our sponsor will be raising capital and which will compete with us for investment capital.

Joint Ventures with Affiliates

We may enter into joint venture agreements with other programs sponsored directly or indirectly by the parent of our sponsor for the acquisition, development or improvement of properties or other investments that meet our investment objectives provided such joint ventures are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the joint venture.

Our advisor has some of the same executive officers and key employees as other affiliates of the parent of our sponsor, and these persons may face conflicts of interest in determining whether and which program sponsored by the parent of our sponsor or other entity advised by an affiliate of our sponsor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the sponsor-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a sponsor-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The sponsor-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other programs sponsored by AR Capital, LLC or affiliated entities own properties, and we lease such properties to tenants. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our sponsor or an affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by the parent of our sponsor or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or our sponsor’s affiliates seek to employ developers, contractors, building managers or other third parties. Our sponsor and its affiliates seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our sponsor and its affiliates also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our sponsor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in, and they will continue to engage in, other business activities on behalf of themselves and others, our executive officers and our sponsor face conflicts of interest in allocating their time among us and other programs sponsored directly or indirectly by AR Capital, LLC and other business activities in which they are involved. In addition, many of the same key professionals associated with our sponsor have existing obligations to other programs sponsored by the parent of our sponsor. Our executive officers and the key professionals associated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other business in which they are involved.

We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. We believe that certain executive officers of our advisor, property manager and sub-property manager will devote a large portion of their time to us and that our chief executive officer, Mr. Kahane, may devote less time to us. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than described above.

Some of the officers and key personnel of our advisor serve in similar capacities for the advisors of each of the other REITs sponsored by AR Capital, LLC referred to above. Some of these other REITs have just reached the operational stage, when the REIT is initially effecting selling efforts and identifying acquisitions. Based on AR Capital, LLC’s experience in sponsoring multiple non-traded REITs, a significantly greater time commitment is required for such REITs than for REITs that have been in operations for a longer period of time. Thus, the officers and key personnel of our advisor are expected to spend a substantial portion of their time on activities unrelated to us, reducing the amount of time they may devote to us.

Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates

Our sponsor and its affiliates receive fees from us, which could be substantial and have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;
•	public offerings of equity by us, which entitle our dealer manager to dealer manager fees and will likely entitle the advisor to increased acquisition fees and asset management subordinated participation interests;

•	sales of properties and other investments to third parties, which entitle our advisor and the special limited partner, respectively, to disposition fees and a possible subordinated participation in net sales proceeds;
•	acquisitions of properties and other investments and loan originations to third parties, which entitle our advisor to acquisition fees and asset management subordinated participation interests;
•	acquisitions of properties and other investments that in some cases may originate from other programs sponsored directly or indirectly by the parent of our sponsor, which may entitle affiliates of our sponsor to disposition fees and possible subordinated incentive fees and distributions in connection with their services for the seller;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition fees and asset management subordinated participation interests payable to our advisor;
•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle the special limited partner to a subordinated incentive distribution; and
•	whether and when we seek to sell the company or its assets, which sale could entitle the special limited partner to a subordinated participation in net sales proceeds.

The fees our advisor and its affiliates receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to incur a high level of leverage. In addition, because the fees are based on the cost of the investment, it may create an incentive for our advisor to recommend that we purchase assets with more debt and at higher prices.

From time to time, subject to the approval of a majority of our independent directors, we may engage one or more entities under common ownership with the parent of our sponsor or our advisor to provide services not provided under existing agreements described in this prospectus. Such engagements will be at terms no less favorable to us than could be obtained from an unaffiliated third party for comparable services, and may result in the payment of fees or reimbursement of expenses by us to such entities not described in “Management Compensation.” Services provided by such entities to prior programs of the parent of our sponsor have included strategic advisory services from the investment banking division of our dealer manager related to certain portfolio acquisitions and liquidity events, and included payment of a transaction fee based upon a certain percentage of the value of such transaction upon the consummation of the respective transaction.

Our Board’s Loyalties to Current and Possibly to Future Programs Sponsored by AR Capital, LLC

Some of our directors are also directors of other programs of AR Capital, LLC. The loyalties of our directors serving on the boards of these other entities or possibly on the boards of future programs sponsored directly or indirectly by the parent of our sponsor may conflict with the fiduciary duties they owe to us and may influence the judgment of our board when considering issues for us that also may affect other programs sponsored directly or indirectly by the parent of our sponsor, such as the following:

•	We could enter into transactions with other programs sponsored directly or indirectly by the parent of our sponsor, such as property sales, acquisitions, joint ventures or financing arrangements. Decisions of our board of directors regarding the terms of those transactions may be influenced by certain members of our board of directors and their loyalties to other programs sponsored directly or indirectly by the parent of our sponsor.
•	A decision of our board of directors regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored directly or indirectly by the parent of our sponsor.

•	A decision of our board of directors regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored directly or indirectly by the parent of our sponsor.

Our Executive Officers and Some of Our Directors are Affiliates of Our Advisor, Our Property Manager, Our Sub-Property Manager and Their Respective Affiliates

Our executive officers, some of our directors, and the key real estate professionals at our advisor and property manager are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in or for one or more of:

•	our advisor;
•	our dealer manager;
•	our property manager and our sub-property manager; and
•	other programs sponsored directly or indirectly by AR Capital, LLC (see the “Prior Performance Summary” section of this prospectus with respect to the parent of our sponsor).

As a result, they have loyalties to each of these programs, their stockholders and members and limited partners advised by entities affiliated with our sponsor. These loyalties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Transactions Best Practices Policy

Our board of directors has adopted best practices guidelines on affiliated transactions that prevent us, with certain exceptions, from entering into co-investments or any other business transaction with any other entity affiliated with our sponsor. The exceptions under the guidelines do, however, allow us to enter into (i) transactions specifically contemplated by this prospectus, (ii) roll-up transactions that comply with the requirements set forth in our charter (provided that the roll-up transaction is not with programs sold through broker-dealers and sponsored by the parent of our sponsor), and (iii) funding transactions, including loans, with our advisor or another entity affiliated with our sponsor. Except when in connection with permitted roll-up transactions, we may not purchase any asset from, or sell any asset to, any entity affiliated with our sponsor.

Affiliated Dealer Manager

Since our dealer manager is owned by an entity under common ownership with the parent of our sponsor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the section entitled “Plan of Distribution” in this prospectus.

Our dealer manager also is the dealer manager in other offerings, including offerings sponsored directly or indirectly by the American Realty Capital group of companies, that are either effective or in registration. In addition, our dealer manager may in the future be retained to raise capital through public offerings sponsored directly or indirectly by our sponsor and other third-party sponsors that will be conducted concurrently with our offering. As a result, our dealer manager will have competing demands on its time and resources. Our dealer manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital. We will compete for investors with these other programs, and the overlap of these offerings with our offering could adversely affect our ability to raise all the capital we seek in this offering, the timing of sales of our shares and the amount of proceeds we have to spend on real estate investments. Our dealer manager was designed as a wholesale broker dealer capable of simultaneously distributing multiple direct investment programs. Our dealer manager and the other subsidiaries of RCAP Holdings, LLC, which is under common ownership with the parent of our sponsor, have a team of 198 professionals, including a wholesaling team for each offering dedicated to that offering. Our dealer manager believes its sales team is adequate and structured in a manner to handle sales for all of the offerings for which it is the dealer manager, including those offerings that are currently in registration or that were recently declared effective, without adversely affecting its ability to act as dealer manager in this offering.

Our dealer manager has adopted a best practices policy related to affiliated transactions applicable to all the issuers whose securities are traded on the dealer manager’s platform. This guideline requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict the issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers. We have adopted guidelines to comply with the foregoing requirement. Our dealer manager will monitor each such issuer for its compliance with these guidelines. Our dealer manager also will monitor the adoption of similar guidelines in the direct investment industry and will review the guidelines on a no less frequent than annual basis.

In April 2013, our dealer manager received notice and a proposed Letter of Acceptance, Waiver and Consent, or AWC, from FINRA, the self-regulatory organization that oversees broker dealers, that certain violations of SEC and FINRA rules, including Rule 10b-9 under the Exchange Act and FINRA Rule 2010, occurred in connection with its activities as a co-dealer manager for a public offering. Without admitting or denying the findings, Realty Capital Securities submitted an AWC, which FINRA accepted on June 4, 2013.

Affiliated Property Manager and Affiliated Sub-Property Manager

We expect that certain of our properties will be managed by our affiliated sub-property manager, pursuant to sub-property management agreements between our property manager and our sub-property manager. The parent of our sponsor, AR Capital, LLC, entered into a membership interest purchase agreement to acquire 60% of the interests in Crestline Hotels & Resorts, Inc., which was converted into our sub-property manager. Such acquisition was consummated on August 31, 2013. See “Management – Membership Interest Purchase Agreement with Barceló Crestline Corporation.” In connection with this membership interest purchase agreement, AR Capital, LLC has identified six properties which we intend to acquire once we commence our initial public offering, subject to approval by our board of directors and other customary closing conditions. Our sub-property manager is expected to manage such six properties. For a description of such properties, see “Description of Potential Real Estate Investments.”

We expect that each of the agreements we, either directly or indirectly through our taxable REIT subsidiaries, enter into with our property manager will expire on December 31st of the calendar year in which the 20th anniversary of such agreement’s effective date. We expect such agreements to be subject to three successive five-year renewals unless any party gives one hundred and twenty (120) days’ written notice to the other party of its intention to terminate the agreement. It is the duty of our board of directors to evaluate the performance of our property manager before renewing the agreement. We or our taxable REIT subsidiary, as applicable, may terminate the applicable agreement upon at least sixty (60) days in the event that the underlying property or properties fail to meet certain profit or market share performance metrics during any two consecutive fiscal year period. We or our taxable REIT subsidiary, as applicable, may also terminate an agreement upon thirty (30) days prior written notice following an event of default under the relevant agreement on the part of our property manager. We expect that each of the sub-property management agreements will have a twenty-year term and be subject to three successive five-year renewals which will become effective upon the renewal of the related property management agreement.

Valuation Conflicts

Commencing with the NAV pricing date, the asset management subordinated participation paid to our advisor will be based on NAV, which the advisor is responsible for calculating. Appraisals and valuations of our properties and investments in real estate related assets, which are used to calculate NAV, are estimates and may not correspond to the amount that may be realized by the company upon a sale of such. Our advisor may be motivated to establish NAV at higher amounts than amounts that could actually be realized upon a sale of our assets because higher NAV will result in higher compensation to the advisor.

We will also compensate our independent valuer for providing appraisals of our properties as described in “Valuation Policies — Valuation of Our Properties.” The compensation we will pay to our independent valuer has been approved by our board of directors, including a majority of our independent directors and is based on standard market terms. Such compensation is a fixed fee based upon the complexity of the appraisal and time scale for completion, plus any out-of-pocket expenses. The compensation is not based on the value of the real property contained in the appraisal.

Lack of Separate Representation for Us, Our Advisor and Its Affiliates

Proskauer Rose LLP acts, and may in the future act, as counsel to us, our advisor, our dealer manager and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the code of professional responsibility of the legal profession, Proskauer Rose LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between us, our advisor, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Our Advisor

We may enter into joint ventures with other programs sponsored directly or indirectly by the parent of our sponsor (as well as other parties) for the acquisition, development or improvement of properties. See the section entitled “Investment Objectives and Criteria” in this prospectus. Our advisor and its affiliates may have conflicts of interest in determining that affiliated programs should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by our advisor, the special limited partner and their affiliates, including acquisition fees, real estate brokerage commissions and participation in non-liquidating net sales proceeds. However, the fees and compensation payable to our advisor, the special limited partner and their affiliates relating to the sale of properties will only be payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital (other than any sales commissions, which are based on and deducted from the contract sales price of the property sold). Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees generally will be payable to our advisor, the special limited partner and their affiliates regardless of the quality of the properties acquired or the services provided to us. Fees payable to our advisor are based on the purchase price of the properties acquired and may create an incentive for our advisor to accept a higher purchase price that may not be in the best interest of our stockholders. See the section entitled “Management Compensation” in this prospectus.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. However, our advisor may have conflicts of interest concerning our listing/liquidation stage, particularly due to the fact the advisor may receive more value from a listing rather than a liquidation. For example, the special limited partner, an affiliate of our advisor, will receive its incentive fee in the form of shares of common stock upon a listing, which may be worth more than such fees paid in cash upon liquidation. Furthermore, the special limited partner will defer its tax liability in a listing situation which may be beneficial. Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor, the special limited partner or any of their affiliates solely related to any internalization (an acquisition of management functions by us from our advisor) in the future.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions or we have adopted policies relating to: (1) transactions we enter into with our sponsor, our directors, our officers, our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions and policies include, among others, the following:

•	We will not purchase or lease properties in which our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value as determined by an appraiser which has no material current or prior business or personal relationship with our directors or our advisor. We will not sell or lease properties to our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us. If a related party transaction is approved by our board, our advisor and its affiliates will be entitled to receive fees and expense reimbursements in connection with the transaction on the same basis as if the transaction were with a third party.
•	We will not make any loans to our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates, other than loans to wholly owned subsidiaries and except that we may make or invest in mortgage, bridge or mezzanine loans involving our sponsor, our advisor, our directors, our officers or their respective affiliates if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. For these purposes, amounts owed but not yet paid by us under the advisory agreement or any property management agreements, shall not constitute amounts advanced pursuant to a loan. We may not invest in joint ventures with our sponsor, our advisor, any of our directors, any of our officers or any of their respective affiliates, unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities unless a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable, other than equity securities of a REIT or other real estate operating company.
•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets as determined for the preceding four consecutive fiscal quarters, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts, impairments or other similar non-cash reserves and before any gain from the sale of our assets, as determined for the preceding four consecutive fiscal quarters. For these purposes, items such as organization and offering expenses, interest payments, taxes, non-cash expenditures, any incentive fees payable to our advisor, acquisition fees and expenses, real estate commissions on the sale of properties and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property are excluded from the definition of total operating expenses. Our independent directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our independent directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our independent directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the 12 months then ended exceed these limits, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our independent directors do not believe that exceeding the limit was justified, our advisor must reimburse us the amount by which the aggregate expenses exceed the limit.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other entities affiliated with our advisor and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors:
•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;
•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and brand concentration;
•	the policy of each program relating to leverage of properties;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of our advisor, to be more appropriate for a program other than the program that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.
•	We will not accept goods or services from our sponsor, our advisor, any of our directors or any of their respective affiliates or enter into any other transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
•	We will not enter into co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any other ARC Program (as defined below), except as provided below. We may, from time to time, enter into a joint investment with a Delaware Statutory Trust, or a DST, or a group of unaffiliated tenant in common owners, or TICs, in connection with a private retail securities offering by a DST or to TICs, provided such investments are fully and promptly disclosed to our stockholders and we retain a controlling interest in the underlying investment, the transaction is approved by our independent directors after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. These investments must take the form of pari passu equity investments, and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment. In the case of such co-investment, our advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio. Our board of directors will review this policy on an annual basis.
•	Our sponsor will not enter into co-investments or other business transactions with any ARC Program (as defined below) except for (i) transactions specifically contemplated by the prospectus of such ARC Program and exhibits thereto, as filed with the SEC upon initial effectiveness of such program’s current offering of securities, and (ii) funding, including loans, from the ARC Program’s advisor to the ARC Program in compliance with applicable law and in accordance with the terms of any operative agreements and other documents. Notwithstanding the foregoing, our sponsor will not, directly or indirectly, (i) purchase any asset from, or sell any asset to, any ARC Program or (ii) otherwise co-invest in any asset with any ARC Program, provided that the formation transactions in connection with the organization of ARCP are excluded from the foregoing restrictions and are permissible transactions under this policy. Our board of directors will review this policy on an annual basis.
•	All other transactions between us and our sponsor, our advisor, any of our directors or any of their respective affiliates require approval by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

For purposes of this prospectus, an “affiliate” of any natural person, partnership, corporation, association, trust, limited liability company or other legal entity, or a person, includes any of the following:

•	any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person;
•	any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;
•	any person directly or indirectly controlling, controlled by, or under common control with, such other person;
•	any executive officer, director, trustee or general partner of such other person; and
•	any legal entity for which such person acts as an executive officer, director, trustee or general partner.

As used above, (i) an “ARC Entity”, which includes us, is an investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests describe below) is held, directly or indirectly, by Nicholas S. Schorsch and/or William M. Kahane, (ii) an “ARC Program”, which includes us, is any ARC Entity that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering and (iii) a publicly-traded REIT will not be deemed an ARC Entity or ARC Program solely as a result of ownership of shares by Nicholas S. Schorsch and/or William M. Kahane provided that (A) the total ownership by such individuals is less than 10% of the outstanding equity of the publicly-traded REIT, (B) neither Nicholas S. Schorsch nor William M. Kahane, nor any other officer or director of any other ARC Program, is an officer or director of such publicly-traded REIT or its external advisor (if any), and (C) such publicly-traded REIT is not controlled directly by Nicholas S. Schorsch and/or William M. Kahane.

Independent Directors

In order to reduce the risks created by conflicts of interest, our charter requires our board to be comprised of a majority of persons who are independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. Our charter also empowers the independent directors to retain their own legal and financial advisors. A majority of the independent directors must approve matters relating to or act upon:

•	the requirement that a majority of directors and of independent directors review and ratify the charter at or before the first meeting of the board;
•	the duty of the board to establish written policies on investments and borrowing and to monitor the administrative procedures, our and our advisor’s investment operations and performance to assure that such policies are carried out;
•	our minimum capitalization;
•	the advisory agreement;
•	liability and indemnification;
•	the reasonableness of our fees and expenses;
•	limitations on organization and offering expenses;
•	limitations on acquisition fees and acquisition expenses;
•	limitations on total operating expenses;
•	limitations on real estate commissions on resale of property;
•	limitations on incentive fees;
•	advisor compensation;
•	the independent directors’ periodic duty to review our investment policies;
•	the authority to select an independent appraiser to determine the fair market value that we pay for real estate that we acquires both (x) when a majority of the independent directors determine to appoint an independent appraiser to determine fair market value in connection with any acquisition by us and (y) whenever we acquire property from the advisor, the directors, the sponsor or their affiliates;
•	the restrictions and procedures relating to meetings of stockholders;
•	the authority of a majority of stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the board, to vote to elect the directors;
•	the requirements of any reinvestment plan that the board establishes, relating to periodic distribution of certain material information to stockholders and opportunity for participating stockholders to withdraw;
•	the adoption of an extension of our liquidity deadline or a plan of liquidation; and
•	the requirement that a majority of independent directors approve matters relating to modifications to their duties and restrictions.

The following chart shows the ownership structure of the various entities that are affiliated with us and our advisor, and their affiliates.

*	At inception of the offering.
1.	The investors in this offering will own common shares of stock in us.
2.	Our sponsor is directly or indirectly controlled by Nicholas S. Schorsch and William M. Kahane.
3.	Our properties to be held in special purpose entities.
4.	Through its controlling interest in the advisor, the special limited partner is entitled to receive the subordinated participation in net sales proceeds, the subordinated listing distribution and the subordinated distribution upon termination of the advisory agreement pursuant to its special limited partnership interest in the operating partnership.
5.	The special limited partner is 100% owned by our sponsor.
6.	Our dealer manager is owned by an entity which is under common ownership with the parent of our sponsor.
7.	To be consummated prior to the effective date of this offering.
8.	Each taxable REIT subsidiary that leases our properties will hire our property manager, which will hire our sub-property manager or a third-party sub-property manager to manage such properties.

We will submit our financial statements on a consolidated basis with our operating partnership in accordance with GAAP.

INVESTMENT OBJECTIVES AND CRITERIA

Investment Objectives

Our primary business objective is to maximize stockholder value by maintaining long-term growth in cash distributions and generating attractive risk-adjusted returns to our stockholders. To achieve this, we will focus on maximizing the internal growth of our portfolio by acquiring properties that have strong cash flow potential and dynamics. We will seek to create a portfolio with the potential to generate attractive risk-adjusted returns across varying economic cycles, including by taking advantage of opportunities to acquire hotel properties at attractive prices in the current economic environment.

Our core strategy for achieving these objectives is to acquire, own, manage and seek to enhance the value of lodging properties. We will adjust our investment focus from time to time based upon market conditions and our advisor’s and sub-property manager’s views on relative value as market conditions change.

As a REIT, we are allowed to own lodging properties but are prohibited from operating these properties. In addition, we can own up to 100% of the stock of a taxable REIT subsidiary. For U.S. federal income tax purposes, the REIT Modernization Act permits us to lease the lodging properties that we own to a taxable REIT subsidiary, rather than requiring us to lease them to a separate, unaffiliated entity. However, the lodging properties that we lease to a taxable REIT subsidiary must be operated by a third party, which may include our sub-property manager. Our sub-property manager will manage the six properties we intend to acquire once we commence our initial public offering, subject to approval by our board of directors and other customary closing conditions, which properties are described under “Description of Potential Real Estate Investments.”

In order to comply with applicable REIT qualification rules, we will lease each of our lodging properties to wholly-owned taxable REIT subsidiaries or another lessee for their operation and management. We anticipate that substantially all of our lodging properties will be leased through taxable REIT subsidiaries which will enter into property management and leasing agreements with our property manager, which will, in turn, contract with independent property operators, such as our sub-property manager, to manage the day-to-day operations of our lodging properties. Any net profit earned by our taxable REIT subsidiaries, after payment of any applicable corporate level taxes, will be available for distribution to us.

We believe that the following market factors and attributes of our investment model are particularly important to our ability to meet our investment objective:

•	Lodging Properties. We intend to acquire primarily lodging properties in the midscale limited service, extended stay, select-service, upscale select-service and upper-upscale full-service segments within the hospitality sector;
•	Our Investment Model in the Current Economic Environment. We believe the current macroeconomic environment, improving real estate fundamentals, and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that represent significant discounts to replacement cost and provide potential for significant long-term value appreciation. Given, the conditions of the current economic environment and the experience and expertise of our advisor, we expect to be well-positioned to capitalize on these opportunities to create an attractive investment portfolio and maximize shareholder returns.
•	Our Lodging-Centric and Opportunistic Investment Strategy. Lodging properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in United States hotel revenue per available room, or RevPAR, has historically been closely correlated with growth in United States gross domestic product, or U.S. GDP. Lodging properties do not have a fixed lease structure, unlike other property types and therefore rental rates on lodging properties can be determined on virtually a daily basis. Therefore, as the United States economy continues to strengthen, we anticipate RevPAR growth, along with the related growth in property operating income and valuations, to culminate in an overall improvement of lodging industry fundamentals over the course of our investment period.
•	The Lodging Sector. The operationally intense nature of lodging assets presents opportunities to employ a variety of strategies to enhance value, including brand and management changes, revenue and expense management, strategic capital expenditures and repositioning. Our asset management approach is designed to capitalize on opportunities during periods of strong growth and also to exploit efficiencies and operating leverage during periods of slower growth.
•	Discount to Replacement Cost. We intend to purchase properties valued at a substantial discount to replacement cost using current market rates.
•	Targeted Leverage. We will finance our portfolio conservatively at a target leverage level of not more than 60% loan-to-value, which ratio will be determined after the close of this offering and once we have invested substantially all the proceeds of this offering.
•	Monthly Distributions. We intend to pay distributions monthly, covered by FFO, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.”
•	Exit Strategy. We expect to sell our assets, sell or merge our company, or list our company within three to six years after the end of this offering. Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period. Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue for more than three years from effectiveness. Should we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common ownership with the parent of our sponsor) to consider such exit alternatives at such time during our offering stage as it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e. three to six months).

Primary Investment Focus

Our primary investment focus is to create value through prudent capital investments and aggressive asset management. It is currently a unique time to accumulate a high quality portfolio in major and secondary markets at historically attractive prices with significant discount to replacement cost in a low interest rate environment. We will seek properties that meet the following investment criteria:

•	Strong location:
•	Hotel properties located in markets with higher barriers to entry, including those markets in the top 50 metropolitan areas, with a secondary focus on the next 100 markets, in close proximity to major market demand generating locations and landmarks;
•	Hotels located in close proximity to multiple demand generating landmarks, including businesses and corporate headquarters, retail centers, airports, medical facilities, tourist attractions and convention centers, with a diverse source of potential guests, including corporate, government and leisure travelers; and
•	Hotels located in markets exhibiting barriers to entry due to strong franchise areas of protection or other factors.
•	Market leaders: Hotel properties that are proven leaders in market share, setting the rates in the market and providing superior meeting space, services or amenities.
•	Good condition: Hotel properties that are well-maintained, as determined based on our review of third party property condition reports and other data obtained during our due diligence process.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

Off-Market Opportunities

Our real estate professionals have expertise in real estate and finance which will enable us to acquire a diversified portfolio of hotel properties providing stockholders with a competitive risk-adjusted return. The management team is capable of purchasing and financing a large number of properties simultaneously, while minimizing risk, creating diversification, protecting yield and achieving the stated investment objectives. Key executives of our company, our advisor and our sub-property manager have over 50 years of collective experience in the lodging industry. Such executives also will use relationships that they have maintained with major financial institutions and lenders to provide access to debt capital and the ability to negotiate favorable debt terms on a property by property basis. The ability to achieve favorable debt terms allows us to lever stockholder equity prudently and meet our established investment objectives and returns.

Other Real Estate and Real Estate-Related Loans and Securities

Although not our primary focus, we may, from time to time, make investments in other real estate properties and real estate-related loans and securities. We do not expect these types of assets to exceed 10.0% of our assets after the proceeds of this offering have been fully invested, nor represent a substantial portion of our assets at any one time. If we do make such investments, we will primarily focus on investments in first mortgages secured by hotel properties. The other real estate-related debt investments in which we may invest include: mortgages (other than first mortgages secured by hotel properties); mezzanine; bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps. Our criteria for investing in loans are substantially the same as those involved in our investment in properties; however, we will also evaluate such investments based on the current income opportunities presented.

Investments in Equity Securities

We may make equity investments in other REITs and other real estate companies that operate assets meeting our investment objectives. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5.0% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. In addition, we do not expect our non-controlling equity investments in other public companies combined with our investments in real estate properties outside of our target hospitality investments and other real estate-related investments to exceed 10.0% of our portfolio.

Borrowing Policies

We may use borrowing proceeds to finance acquisitions of new properties or other real estate-related loans and securities; to originate new loans; to pay for capital improvements or repairs to properties; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, given the current debt market environment, we may elect to forego the use of debt on some or all of our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our debt financing will be approximately 60.0% of the total value of our real estate investments (calculated after the close of this offering) and our other assets. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

The form of our indebtedness may be long term or short term, secured or unsecured, fixed or floating rate or in the form of a revolving credit facility or repurchase agreements or warehouse lines of credit. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We do not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Certain Risk Management Policies

Credit Risk Management.  We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our sub-property manager review and monitor credit risk and other risks of loss associated with each investment. In addition, we seek to diversify our portfolio of assets to avoid undue geographic and other types of concentrations to the extent consistent with our investment objectives, focus and policies. Our board of directors monitors the overall portfolio risk and levels of provision for loss.

Hedging Activities.  Consistent with our intention to qualify as a REIT, we may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies

Our board of directors may amend our charter from time to time to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation; (4) issue shares to our independent directors pursuant to our employee and director incentive restricted share plan; or (5) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Exit Strategy — Liquidity Event

We do not intend to hold our acquired assets for an extended period of time past three to six years after the termination of this offering. Our primary offering is expected to continue for two years from the effectiveness of this offering, subject to our right to extend this offering for an additional one-year period. Although we may extend this offering via a follow-on offering, at this time, we do not expect this offering to continue for more than three years from effectiveness. Should we pursue a follow-on offering, our primary offering will be deemed to terminate upon the close of such follow-on offering. Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common ownership with the parent of our sponsor) to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities being offered in this offering will be sold within a reasonable period (i.e., three to six months). A “liquidity event” could include a sale of our assets, a sale or merger of our company, a listing of our common stock on a national securities exchange (provided we meet the then applicable listing requirements), or other similar transaction.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of the primary offering, our charter requires, unless extended by a majority of the board of directors and a majority of the independent directors, our board of directors to adopt a resolution declaring that a plan of liquidation of our company is advisable and direct that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders. If the adoption of a plan of liquidation is postponed, our board of directors will reconsider whether liquidation is in the best interests of our stockholders at least annually. Further postponement of the adoption of a plan of liquidation will only be permitted if a majority of the directors, including a majority of the independent directors, determine that liquidation would not be in the best interests of our stockholders. If our stockholders do not approve the proposal, we will resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning in the aggregate at least 10% of our then outstanding common stock.

Market conditions and other factors could cause us to delay our liquidity event beyond the sixth anniversary of the termination of this primary offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, U.S. financial market conditions, federal income tax effects on stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

Many REITs that are listed on a national stock exchange are considered “self-managed,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as our advisor and property managers, to perform management functions on its behalf. If for any reason our independent directors determine that we should become self-managed, the advisory agreement permits us to acquire the business conducted by the advisor (including all of its assets). Our advisory agreement provides that no compensation or remuneration will be payable by us or our operating partnership to our advisor or any of its affiliates solely related to any internalization (an acquisition of management functions by us from our advisor) in the future. See the section entitled “Conflicts of Interest” in this prospectus.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. We may not:

•	borrow in excess of 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments;

•	borrow in excess of 60% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report along with justification for the excess. This policy limitation, however, does not apply to individual real estate assets or investments and will only apply once we have ceased raising capital under this offering and have invested substantially all of our capital;
•	acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate with an aggregate value in excess of 10% of the value of our total assets;
•	invest in or make mortgage loans unless an appraisal is obtained (from an independent appraiser in a transaction in which a majority of the independent directors so determine and in any transaction with our sponsor, our advisor, any director or any affiliate thereof) concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by our board of directors, including a majority of the independent directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make total investments in which the related acquisition fees and acquisition expenses exceed 4.5% of the purchase price of our portfolio or, in the case of our loans, 4.5% of the funds advanced for such loans; provided that the portfolio of investments may be made if a majority of our independent directors determines that such transactions are commercially competitive, fair and reasonable to us;
•	invest in equity securities (including any preferred equity securities) unless a majority of directors, including a majority of our independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;
•	invest in publicly traded real estate equity or debt securities, including, but not limited to, CMBS, in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;
•	invest in or originate real estate loans (excluding publicly traded real estate debt) in excess of 20% of the aggregate value of our assets as of the close of our offering period and thereafter;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
•	issue equity securities on a deferred payment basis or other similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;
•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;
•	invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our advisor, our sponsor, any director or any of our affiliates;

•	issue options or warrants to purchase shares to our advisor, our directors, our sponsor or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to our sponsor, our advisor, our directors or any of their affiliates cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options;
•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests;
•	engage in any short sale;
•	invest in debt secured by a mortgage on real property that is subordinate to the lien of other debt in excess of 25% of our tangible assets;
•	engage in trading, as opposed to investment activities;
•	engage in underwriting activities or distribute, as agent, securities issued by others;
•	invest in foreign currency or bullion; or
•	acquire securities in any entity holding investments or engaging in activities prohibited by the foregoing restrictions on investments.

Our charter also includes restrictions on roll-up transactions, which are described under “Description of Securities — Restrictions on Roll-up Transactions” below.

Financing Strategies and Policies

Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at a later time. In addition, debt financing may be used from time to time for property improvements, leasing commissions and other working capital needs. The form of our indebtedness will vary and could be long-term or short-term, secured or unsecured, or fixed-rate or floating rate. We will not enter into interest rate swaps or caps, or similar hedging transactions or derivative arrangements for speculative purposes but may do so in order to manage or mitigate our interest rate risks on variable rate debt.

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.

In addition, it is currently our intention to limit our aggregate borrowings to 60% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.

We will not borrow from our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Except with respect to the investment limitations contained in our charter, we may reevaluate and change our financing policies without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, our expected investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

Insurance Policies

We typically purchase comprehensive liability, rental loss and all-risk property casualty insurance covering our real property investments provided by reputable companies, with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. There are, however, certain types of losses that may be either uninsurable or not economically insurable, such as losses due to floods, riots, terrorism or acts of war. If an uninsured loss occurs, we could lose our “invested capital” in, and anticipated profits from, the property. For these purposes, “invested capital” means the original issue price paid for the shares of our common stock reduced by prior distributions from the sale or financing of our properties. See the section entitled “Risk Factors — General Risks Related to Investments in Real Estate” in this prospectus for additional discussion regarding insurance.

Disposition Policies

We intend to hold each asset we acquire for an extended period of time, generally three to six years. However, circumstances may arise that could result in the earlier sale of some assets.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, and specific real estate market circumstances, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease and the “sales multiple” applied to that rent. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions. The requirements for qualification as a REIT also will put some limits on our ability to sell assets after short holding periods. See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus.

In addition, if during the period ending two years after the close of this offering, we sell assets and then reinvest in assets, we will pay our advisor 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment); provided, however, that in no event shall the total of all acquisition fees and acquisition expenses payable in respect of our total reinvestments exceed 4.5% of the contract purchase price of our portfolio (including our pro rata share of debt attributable to such portfolio) or 4.5% of the amount advanced for all loans or other investments (including our pro rata share of debt attributable to such investments).

Other Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital in any manner and on terms and for the consideration it deems appropriate, including in exchange for property or as consideration for acquisitions. Existing stockholders will have no preemptive right to additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause dilution of your investment. In addition, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock. See the section entitled “Description of Securities” elsewhere in this prospectus. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property, other assets, or entities. We also may issue units of partnership interests in our operating partnership in connection with acquisitions of property or other assets or entities.

Money Market Investments

Pending the purchase of other permitted investments, or to provide the reserve described below, we will temporarily invest in one or more unaffiliated money market mutual funds or directly in certificates of deposit, commercial paper, interest-bearing government securities and other short-term instruments. We intend to hold substantially all funds, pending our investment in real estate or real estate-related assets, in assets which will allow us to continue to qualify as a REIT. These investments will be highly liquid and provide for appropriate safety of principal, such as cash, cash items and government securities. Cash items include cash on hand, cash deposited in time and demand accounts with financial institutions, receivables which arise in our ordinary course of operation, commercial paper and certificates of deposit. Generally, government securities are any securities issued or guaranteed as to principal or interest by the United States federal government. See the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.

Appraisals

To the extent we make mortgage, bridge or mezzanine loans or invest in mortgage, bridge or mezzanine loans in transactions with our sponsor, advisor or directors or their respective affiliates, an appraisal will be conducted by an independent qualified real estate appraiser, and then a majority of the directors will approve the consideration paid for such properties based on the appraisal. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. In other circumstances, the consideration paid for real property acquired by us shall ordinarily be based on the fair market value of the property, as determined by a majority of our board of directors.

Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain any such appraisals in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

Environmental Assessments

In most circumstances, we will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, in certain circumstances, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted, specifically in circumstances where the advisor determines that it is in our best interest not to seek a new Phase I environmental assessment and rely upon one certified by, sought and secured by the seller of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns. In addition, a visual survey of neighboring properties is conducted to assess surface conditions or activities that may have an adverse environmental impact on the property. Furthermore, local governmental agency personnel are contacted who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property, and may not reveal all environmental hazards on a property.

Investment Company Act Considerations

We intend to conduct our operations so that the company and each of its subsidiaries is not an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55%/80% tests, we will classify the assets in which we invest as follows:

•	Real Property. Based on no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
•	Securities. We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all the assets consist of qualifying assets or real estate-related assets.
•	Loans. Based on no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will classify our investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.

Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.

We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives, Policies and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. As discussed above, our investment policies and objectives and the methods of implementing our investment objectives and policies, except to the extent set forth in our charter, may be altered by a majority of our independent directors, including a majority of the independent directors, without approval of our stockholders. Should any such investment policies or objectives change, we will disclose such change to investors through our quarterly filings and subsequent prospectus supplements. Please see “Reports to Stockholders.” Our charter provides that our board of directors may not amend provisions of the charter relating to investment policies or investment restrictions without the approval of the majority of the shares entitled to vote on such matter.

VALUATION POLICIES

Valuation Guidelines; Calculation of NAV

Our board of directors has adopted valuation guidelines to be used in connection with valuing our properties and other real estate related assets and liabilities and calculating NAV. Our advisor will administer our valuation guidelines. Our advisor will calculate the NAV taking into consideration the appraisals of our properties performed by the independent valuer and in accordance with the valuation guidelines established by our board of directors. Our advisor will review each valuation established by the independent valuer for consistency with our valuation guidelines and the reasonableness of the independent valuer’s conclusions. Along with any information available to the independent valuer based on its own contacts and experience, the independent valuer will have access to all information about our investment portfolio that the independent valuer deems relevant. Our advisor will also determine the valuation of our properties and will compare each appraisal by the independent valuer to its own determinations. If in our advisor’s opinion the appraisals are materially higher or lower than our advisor’s determinations of value, our advisor will discuss the appraisals with the independent valuer. If our advisor determines that the appraisals are still materially higher or lower than its valuations, a valuation committee, comprised of our independent directors, will review the appraisals and valuations, and make a final determination of value.

As a public company, we will be required to issue financial statements based on historical cost in accordance with GAAP. The calculation of our NAV involves an adjustment of the value of our assets from historical cost in order to value our assets at fair value in accordance with the GAAP principles set forth in ASC 820. The fair value of our assets will be estimated in accordance with our valuation guidelines. However, because such fair value calculations involve significant subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses, valuations will be only estimates, and ultimate realization depends on conditions beyond our, our advisor’s or the independent valuer’s control. Additionally, the NAV of our assets does not necessarily represent the price at which we would be able to sell such assets. As there is no SEC, FINRA, or state regulatory authority rule or regulation that requires us to use a particular methodology in calculating our NAV and there is no required standardized practice established among public REITs for NAV calculations, other public REITs may use different methodologies to calculate NAV.

Our board of directors will oversee our advisor’s NAV calculation and will review and approve the valuations. While our board of directors will rely on our advisor’s valuation and the independent valuer’s determination of the value of the real property assets, our board of directors will, in its discretion and as appropriate, consider other factors. At least one time per calendar year, our independent valuer will review our valuation guidelines and methodologies with our advisor and our board of directors and our board of directors will make a determination as to whether or not it will make modifications to such guidelines and methodologies. Our board of directors will also have the right to replace the independent valuer at any time by majority vote, and our board of directors will also be required to approve any changes to our valuation guidelines.

At least quarterly, our board of directors will meet with representatives of our advisor and the independent valuer to receive their recommendations and to evaluate whether the valuation complies with our valuation guidelines. In the exercise of its business judgment, our board of directors will have sole discretion to accept or revise the valuation, and our board of directors will be ultimately and solely responsible for the determination of value. Our board of directors may elect to engage additional valuation firms to review the valuation.

Independent Valuer

The valuation of our properties will be managed by an independent valuation firm selected by our advisor and approved by our board of directors, including a majority of our independent directors. The independent valuer will not be affiliated with us or with our advisor or any of its or our affiliates. We have not engaged such an independent valuer as of the date of this prospectus. Each of our properties will be appraised at least annually and appraisals will be scheduled over the course of a year so that approximately 25% of all properties are appraised each quarter.

Valuation of Our Properties

The original cost of the properties purchased by us are recorded at fair value at the date of purchase and we perform due diligence to determine a purchase price that represents a value that would be received for such asset in an orderly transaction between market participants at the date of purchase. In determining the value of our property portfolio, our advisor will consider an estimate of the market value of our property portfolio which will be provided by the independent valuer on a regular basis. In calculating its estimate, the independent valuer will use all reasonably available material information that it deems relevant, including information from our advisor, the independent valuer’s own sources or data, or market information. The independent valuer may also review information such as trends in capitalization rates, discount rates, interest rates, leasing rates and other economic factors.

The independent valuer will analyze the cash flow from and characteristics of each property in our portfolio and will use this information to estimate projected cash flows for the portfolio as a whole. In order to calculate an estimate of the portfolio’s market value, the independent valuer will analyze the portfolio’s projected cash flows using a discounted cash flow approach. Alternatively, the independent valuer will consider other valuation methodologies in addition to the discounted cash flow approach, as necessary; provided, that all additional valuation methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines and the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute.

All properties will initially be valued at cost. Acquisition costs and expenses incurred in connection with the acquisition of a portfolio containing multiple properties that cannot be attributed to any single property will be allocated among the applicable properties pro rata based on the independent valuer determinations of each property’s relative value. Beginning with the first valuation after we have owned a property for a full quarter, the property will be valued as part of our overall real estate portfolio.

To the extent that our board of directors or our advisor becomes aware of facts or circumstances at a specific property that may result in a material change in value, our advisor or board of directors will order a new appraisal of the property. The independent valuer also can require additional appraisals if the independent valuer believes that a property’s value may have changed materially since the last valuation.

Valuation of Our Real Estate Liabilities

Our advisor will also estimate the market value of our real estate related liabilities by using industry accepted methodologies. For example, mortgage loans collateralized by our real estate will usually be valued by comparing the differences between the contractual loan terms and current market loan terms, which usually involves the present value of any outstanding payments and maturity amount at a market based interest rate. The interest rate will reflect associated risks, including loan-to-value ratio, remaining term, the quality of the collateral and credit risk. Our advisor may consider input from the independent valuer or other independent valuers in making this determination.

Operating Income

We will receive operating income from our investments intermittently. Therefore, we will estimate our net operating income rather than applying it when we actually receive it and assume that we have earned (accrued) a proportionate amount on a quarterly basis. We will adjust the estimates based on our receipt of items of income and incurrence of expenses, but stockholders bear the risk that, until such adjustment, our net assets could be under- or over-valued.

Calculation of Per Share NAV by Our Advisor

To calculate our quarterly per share NAV, our advisor will follow the guidelines established in IPA 2013-01. IPA 2013-01 outlines the following in NAV methodology to calculate NAV:

Step 1: Determination of Gross Asset Value:  We will establish the fair value of wholly owned individual real properties and real estate-related assets (taking into consideration an estimate provided by an independent valuer as described above) consistent with ASC 820. We will then add the fair value of assets and liabilities related to our investment interests in joint ventures and non-wholly owned subsidiaries based on the net fair value of such entities’ assets less their liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interests between the parties to such agreements. We will establish the fair value of any other tangible assets. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have a defined and quantifiable future value should be included. Assets with a future value may include, but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and prepaid rental income where not otherwise accounted for in the determination of the fair values of real estate and real estate-related assets. Intangible assets to be excluded include, but are not limited to, deferred financing costs, and all assets/liabilities required by ASC 805. Private non-listed securities and business interests will be valued at estimated fair value.

Step 2: Determination of Liabilities:  Current liabilities will be valued at GAAP book value when it approximates fair value. Debt maturing in one year or more will be valued at the fair value or will be marked to market. The value of minority interests will be based on allocation of the fair value of assets less the liabilities of each joint venture based on each applicable provision of the joint venture agreement relating to the allocation of economic interests between the parties.

Step 3: Preferred Securities, Special Interests & Incentive Fee Adjustments:  We will calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, advisor or its affiliates, based on our aggregate NAV and payable in a hypothetical liquidation of the company as of the valuation date in accordance with the provisions of the operating partnership and advisory agreements and the terms of the preferred securities.

Step 4: Determination of Per Share Amount:  We will divide the resulting NAV allocable to stockholders by the number of common shares outstanding on the valuation date (fully diluted).

Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data. Our advisor will update our budgets and adjust our accruals to reflect actual operating results and to reflect outstanding receivable, payable and other account balances at least one time per month. Our advisor will then add any assets held directly by the REIT, including cash and cash equivalents, and subtract any estimated accrued liabilities that the operating partnership will not reimburse. The result of this calculation will be our NAV as of the end of such business day. Our quarterly per share NAV will be determined by dividing our NAV by the number of outstanding shares of our common stock, prior to giving effect to any share purchases or repurchases on such day.

Our advisor is responsible for the ultimate calculation of the quarterly NAV, but its determinations are subject to the review of our board of directors, which will oversee our advisor’s NAV calculation and review the process used by our advisor to estimate accrued liabilities and calculate NAV at least once per quarter. The independent directors are responsible for reviewing the compensation to our advisor and determining that such compensation is reasonable in relation to the nature and quality of the services performed by our advisor, including the calculations of NAV, and our board of directors will evaluate our advisor’s performance annually. If the independent directors or our board of directors determines that our advisor’s fees are not appropriate in light of its performance and the services to be performed by our advisor, including the calculations of NAV, our board of directors may request that our advisor reduces its fees, terminate the advisory agreement with our advisor or retain a new advisor.

Though NAV is presented to provide a valuation at which our shares may be purchased or repurchased, no liquidity discounts will be made to the NAV to represent the limited nature in which a stockholder may request the repurchase of their shares under the current or any amended share repurchase program.

The below table contains a hypothetical calculation illustrating our NAV calculation. The below tables assume that we have 82,525,000 shares issued and outstanding, with real estate assets at fair value of $2.2 billion. The amounts shown in the table below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance:

NAV
Fair value of real-estate related assets	$2,245,000,000
Other assets, cost approximates fair value	500,500,000
Less:
Fair value of real-estate related debt	(522,500,000)
Other liabilities, cost approximates fair value	(30,000,000)
Estimated incentive fees	(10,000,000)
Net asset value	$2,183,000,000
Shares of common stock on a fully-diluted basis	82,525,000
NAV per share	$26.45

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, our independent valuer will use methodologies based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease, or unanticipated structural or environmental events affecting the value of a property, because we may not be able to quantify the financial impact of such events on our portfolio right away. Our advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio. We will announce any such extraordinary events and our advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with the independent valuer, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific property, our advisor or board of directors will order a new appraisal of such property, which will be prepared by the independent valuer. It is not known whether any resulting disparity will benefit selling or non-selling stockholders or purchasers of our common stock.

NAV does not represent the fair value of our assets less liabilities under GAAP. NAV is not a representation, warranty or guarantee of the following: (a) a stockholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event, (b) shares of our common stock would trade at per share NAV on a national securities exchange, (c) any third party in an arms-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV, and (d) NAV would equate to a market price for an open-end real estate fund.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds will be released to us after the minimum offering is achieved and will be applied to investments in properties and other investments and the payment or reimbursement of selling commissions and other fees, expenses and uses as described throughout this prospectus. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties and other investments or the payment of distributions.

Further, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other asset other than the six hotel properties identified under “Description of Potential Real Estate Investments.”

The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us or commercially reasonable.

We intend to make an election to be taxed as a REIT under the Code, commencing with our taxable year ending December 31, 2014. In order to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. If we fail to remain qualified for taxation as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT beginning with our taxable year ending December 31, 2014 and we intend to continue to operate so as to remain qualified as a REIT thereafter.

Significant Accounting Estimates and Critical Accounting Policies

Set forth below is a summary of the significant accounting estimates and critical accounting policies that management believes are important to the preparation of our financial statements. Certain of our accounting estimates are particularly important for an understanding of our financial position and results of operations and require the application of significant judgment by our management. As a result, these estimates are subject to a degree of uncertainty. These significant accounting estimates and critical accounting policies include:

Revenue Recognition

Hotel revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with our offering. Offering costs (other than selling commissions and the dealer manager fees) may be paid by our advisor, our dealer manager or their affiliates on our behalf.

Offering costs will be reclassified from deferred costs to stockholders’ equity when we commence this offering, and will include all expenses incurred by us in connection with this offering as of such date. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of our dealer manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to our advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. We are obligated to reimburse our advisor or its affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that our advisor is obligated to reimburse us to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by us in our offering exceed 2.0% of gross offering proceeds. As a result, these costs are only a liability to the extent aggregate selling commissions, the dealer manager fees and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of this offering.

Real Estate Investments

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

We are required to make subjective assessments as to the useful lives of our properties for purposes of determining the amount of depreciation to record on an annual basis with respect to our investments in real estate. These assessments have a direct impact on our net income because if we were to shorten the expected useful lives of our investments in real estate, we would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

We are required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, we review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments can have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

We allocate the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, furniture, fixtures and equipment. Estimates of value are made using discounted cash flow analysis that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on our analysis of comparable properties. Identifiable intangible assets and liabilities, as applicable, include amounts allocated to acquired leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable. In making estimates of fair values for purposes of allocating purchase price, we will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. We will also consider information obtained about each property as a result of our pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

Derivative Instruments

We may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with our operating and financial structure as well as to hedge specific anticipated transactions.

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether we have elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. We may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or we elect not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If we elect not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings.

Recently Issued Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, did not have a material impact on our consolidated financial position, results of operations or cash flows.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this guidance did not have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The guidance is effective for annual and interim periods beginning after December 15, 2012 with early adoption permitted. The adoption of this guidance, which is related to disclosure only, did not have a material impact on our consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance clarifying the accounting and disclosure requirements for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. We do not expect the adoption of this guidance to have a material impact on our consolidated financial position, results of operations or cash flows.

Revenue Performance Metrics

We measure hotel revenue performance by evaluating revenue metrics such as:

•	Occupancy percentages (“Occ”)
•	Average Daily Rate (“ADR”)
•	Revenue per Available room (“RevPAR”)

Occ, ADR, and RevPAR are commonly used measures within the hotel industry to evaluate hotel performance. RevPAR is defined as the product of the ADR and Occ (and also as the quotient of room revenue and available rooms). RevPAR does not include food and beverage or other revenues generated by the hotels. We evaluate individual hotel RevPAR performance on an absolute basis with comparisons to budget, to prior periods, and to the competitive set in the market, as well as on a company-wide and regional basis.

Summary of Operating Results

While we have not yet acquired any properties or other assets, we have identified six hotels (three consolidated assets, two unconsolidated joint venture hotels and one leasehold interest), or the Barceló Portfolio, which affiliates of our sub-property manager will make available to us for purchase, as described below in the section entitled “Description of Potential Real Estate Investments.” Total revenue for the Barceló Portfolio was $23.3 million for the nine months ended September 30, 2013 and $22.7 million for the nine months ended September 30, 2012. Total revenues for the Barceló Portfolio was $29.7 million for the year ended December 31, 2012 compared to total revenues of $28.5 million for the year ended December 31, 2011. Since room revenue makes up almost three-quarters of the Barceló Portfolio’s revenues, the Barceló Portfolio’s revenue results are highly dependent on maintaining and improving Occ, ADR, and RevPAR. RevPAR for the Barceló Portfolio increased 2.4% for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012 and RevPAR for the Barceló Portfolio increased 5.4% for the nine months ended September 30, 2012 compared to the nine months ended September 30, 2011. RevPAR for the Barceló Portfolio also increased 5.2% year-over-year for the year ended December 31, 2012 and 4.8% for the year ended December 31, 2011. The RevPAR growth rates reflect the percentage change from the prior year’s results over the comparable time period (either nine months or twelve months).

Occ, ADR, and RevPAR results are presented in the following tables to reflect certain operating information for the Barceló Portfolio.

	Nine months ended		Year ended
Total Barceló Portfolio	9/30/2013	9/30/2012	12/31/2012	12/31/2011
Number of rooms	1,181	1,181	1,181	1,181
Occ	73.1%	74.3%	73.1%	72.0%
ADR	$138.86	$133.48	$131.61	$127.04
RevPAR	$101.57	$99.17	$96.18	$91.40
RevPAR growth rate	2.4%	5.4%	5.2%	4.8%

	Nine months ended		Year ended
Consolidated Assets	9/30/2013	9/30/2012	12/31/2012	12/31/2011
Number of rooms	556	556	556	556
Occ	76.3%	75.2%	74.6%	74.1%
ADR	$145.83	$139.46	$137.23	$134.34
RevPAR	$111.28	$104.83	$102.40	$99.51
RevPAR growth rate	6.2%	2.8%	2.9%	3.0%

	Nine months ended		Year ended
Unconsolidated Joint Ventures	9/30/2013	9/30/2012	12/31/2012	12/31/2011
Number of rooms	373	373	373	373
Occ	72.3%	74.4%	72.5%	70.6%
ADR	$128.05	$123.01	$120.05	$113.29
RevPAR	$92.53	$91.49	$87.06	$79.99
RevPAR growth rate	1.1%	9.4%	8.8%	9.0%

	Nine months ended		Year ended
Leasehold Interest	9/30/2013	9/30/2012	12/31/2012	12/31/2011
Number of rooms	252	252	252	252
Occ	67.5%	72.3%	70.5%	69.3%
ADR	$138.60	$135.73	$136.11	$130.56
RevPAR	$93.53	$98.06	$95.96	$90.42
RevPAR growth rate	-4.6%	6.4%	6.1%	3.9%

In 2013, several of the hotels in the Barceló Portfolio completed renovations that negatively impacted the operating performance during the renovation period. Nonetheless, the RevPAR growth rates in 2011, 2012, and the first nine months of 2013 have been driven by growth in the hotels’ respective markets.

Due to seasonality in the markets, RevPAR for the first nine months may not be indicative of full year RevPAR figures. However, overall growth rates for the first nine months may provide a useful benchmark for gauging growth rate potential for the full year.

Other non-room operating revenues for the Barceló Portfolio include food and beverage (18% and 19% of total revenues in 2012 and 2011, respectively) and other ancillary revenues such as conference center, market, parking, telephone, and cancellation fees (7% of total revenues in both 2012 and 2011).

The Barceló Portfolio’s hotel operating expenses consist primarily of labor expenses incurred in the day-to-day operation of our hotels. The Barceló Portfolio’s hotels have a variety of fixed expenses, such as essential hotel staff, real estate taxes, and insurance, and these expenses do not change materially even if the revenues at the hotels fluctuate. The Barceló Portfolio’s primary hotel operating expenses are described below:

•	Rooms expense: These costs include labor (housekeeping and rooms operation), reservation systems, room supplies, linen, and laundry services. Occupancy is the major driver of rooms expense, due to the cost of cleaning the rooms, with additional expenses that vary with the level of service and amenities provided.
•	Food and beverage expense: These expenses primarily include labor and the cost of food and beverage. Occupancy and the type of customer staying at the hotel (for example, catered functions generally are more profitable than outlet sales) are the major drivers of food and beverage expense, which correlates closely with food and beverage revenue.
•	Current management fees: Base management fees currently paid by the owners of the Barceló Portfolio are computed as a percentage of gross revenue. Incentive management fees generally are currently paid by the owners of the Barceló Portfolio when operating profit or other performance metrics exceed certain threshold levels.

•	Other property-level operating costs: These expenses include labor and other costs associated with other ancillary revenue, such as conference center, parking, market and other guest services, as well as labor and other costs associated with administrative and general, sales and marketing, brand related fees, repairs, maintenance, and utility costs. In addition, these expenses include real and personal property taxes and insurance which are relatively inflexible and do not necessarily change based on changes in revenue or performance at the hotels.

Hotel operating expenses for the Barceló Portfolio dropped slightly in 2012 due to operating efficiencies and property tax adjustments; through the first nine months ended September 30, 2013, hotel operating expenses grew at less than 3%.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 80,000,000 shares of our common stock, $0.01 par value per share, at up to $25.00 per share (subject to certain volume discounts). We also are offering up to 21,052,631 shares of common stock under our DRIP, initially at $23.75 per share, which is 95% of the primary offering price. Beginning with the filing of the second quarterly report on Form 10-Q (or Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) following the earlier of our acquisition of at least $2.0 billion in total portfolio assets and January 7, 2016, which is two years from the effective date of this offering, we will calculate NAV and we will offer shares in our primary offering and under our DRIP at per share NAV (plus applicable selling commissions and dealer manager fees for shares sold in our primary offering), subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. We incurred $0.9 million of organization and offering costs from July 25, 2013 (the date of inception) through September 30, 2013. Since September 30, 2013, we have incurred approximately $55,000 of organizational and offering costs. Through the date of this filing, our advisor has advanced $0.6 million to us which we have used to pay third party organization and offering costs. As described in the notes to the financial statements contained within this prospectus, we will reimburse our advisor for such advances and future offering costs it or any of its affiliates may incur on our behalf but only to the extent that the reimbursement would not exceed 2.0% of gross offering proceeds over the life of the offering or cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. Generally, we will fund our acquisitions from the net proceeds of this offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in OP units.

We expect to use debt financing as a source of capital. Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 60% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives and Criteria — Financing Strategies and Policies” in this prospectus for a more detailed discussion of our borrowing policies. We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain hotel brands and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

We have not paid any distributions as of the date of this prospectus. We intend to accrue and pay distributions on a regular basis beginning no later than the first calendar month after the calendar month in which we make our first real estate investment. We generally intend to fund such distributions from cash flow from operations, however, if we are unable to do so, which likely will be the case in the early stages of our operations, we will look to other sources as described above in “— Liquidity and Capital Resources.” While we generally intend to pay distributions from cash flows from operations, we also intend to pay distributions consistently once we declare our first distribution. We may fund distributions from unlimited amounts of any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets in order to fund distributions if we are unable to make distributions with our cash flows from our operations. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates. Our board of directors will determine the amount of the distributions to our stockholders. The determination of our board of directors will be based on a number of factors, including funds available from operations, our capital expenditure requirements, requirements of Maryland law and the annual distribution requirements necessary to maintain our REIT status under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT, we must annually distribute to our stockholders at least 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the DRIP, a statement that a distribution statement will be provided in lieu of a check. During the early stages of our operations, we may declare distributions in excess of FFO (as defined below).

Distributions in kind will not be permitted, except for:

•	distributions of readily marketable securities;
•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or
•	distributions of in-kind property, so long as, with respect to such in-kind property, our board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Contractual Obligations

The Barceló Portfolio has the following contractual obligations as of December 31, 2012:

Debt Obligations:

The following is a summary of the Barceló Portfolio contractual debt obligations as of December 31, 2012:

	Total	2013	2014-2015	2016	Thereafter
Principal payments due on mortgage notes payable	$38,400	$298	$650	$37,452	$—
Interest payments due on mortgage notes payable	5,899	1,793	3,870	236	—
Total	$44,299	$2,091	$4,520	$37,688	$—

Lease Obligations:

The following table reflects the minimum base rental cash payments due from us over the next five years and thereafter for our lease arrangements:

	Total	2013	2014-2015	2016	Thereafter
Lease payments due on Georgia Tech lease	90,833	4,300	8,800	4,400	73,333
Total	$90,833	$4,300	$8,800	$4,400	$73,333

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the company’s net income or loss as determined under GAAP.

The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. The company believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, the company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of the company’s operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of the company’s performance to investors and to management, and when compared year over year, reflects the impact on the company’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the operating performance of the company. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect the company’s overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, the company believes that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in this prospectus, the company’s board of directors, in consultation with the company’s management, may determine that it is in the best interests of the company to begin the process of considering alternatives with respect to a liquidity event (i.e., listing of its common stock on a national exchange, a merger or sale of the company or another similar transaction) at such time during our offering stage as our board of directors can reasonably determine that all of the securities in this offering will be sold within a reasonable time period (i.e. three to six months). Thus, the company will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the company believes to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to the company’s net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The company believes that, because MFFO excludes costs that the company considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect the company’s operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of the company’s operating performance after the period in which the company is acquiring its properties and once the company’s portfolio is in place. By providing MFFO, the company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of the company’s operating performance after the company’s offering has been completed and the company’s properties have been acquired. The company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the company believes MFFO is useful in comparing the sustainability of the company’s operating performance after the company’s offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the company’s operating performance after the offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the company’s operating performance during the periods in which properties are acquired.

The company defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

The company’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the company, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact the company’s operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of the company’s operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to non-listed REITs that have completed their acquisition activities and have similar operating characteristics as the company. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the company views fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. The Company views both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance and calculating MFFO. While the company is responsible for managing interest rate, hedge and foreign exchange risk, it does retain an outside consultant to review all its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the company’s operations, the company believes it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations. As disclosed elsewhere in this prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of the company’s business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our advisor if there are no further proceeds from the sale of shares in this offering, and therefore such fees and expenses may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

The company’s management uses MFFO and the adjustments used to calculate it in order to evaluate the company’s performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the company does not continue to operate in this manner. The company believes that its use of MFFO and the adjustments used to calculate it allow the company to present its performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisitions costs are funded from the proceeds of this offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the company’s current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the company believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the company’s performance, as an alternative to cash flows from operations as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of the company’s performance. MFFO has limitations as a performance measure in an offering such as this offering (unless and until we calculate NAV prior to the close of this offering) where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and the company would have to adjust its calculation and characterization of FFO or MFFO.

The below table illustrates the items deducted in the calculation of FFO and MFFO.

NET LOSS TO FFO/MFFO RECONCILIATION*

Net Income (Loss)
Depreciation and amortization
FFO
Acquisition fees and expenses(1)
Amortization of above or below market leases and liabilities(2)
Straight-line rent(3)
Accretion of discounts and amortization of premiums on debt investments
Mark-to-market adjustments(4)
Gains (losses) from extinguishment/sale of debt, derivatives or securities holdings(5)
MFFO

*	Impairments and related footnote relating to impairments to be added, if applicable.
(1)	The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of the company’s business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the company’s properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Unless our advisor elects to receive shares of our common stock, such fees and expenses will be paid in cash, and therefore such funds will not be available to distribute to investors. Such fees and expenses negatively impact the company’s operating performance during the period in which properties are being acquired. Therefore, MFFO may not be an accurate indicator of the company’s operating performance, especially during periods in which properties are being acquired. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. There may be inadequate proceeds from the sale of shares in this offering to pay and reimburse, as applicable, our advisor for acquisition fees and expenses; therefore, such fees will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.
(4)	Management believes that adjusting for mark-to-market adjustments is appropriate because they may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. Mark-to-market adjustments are made for items such as ineffective derivative instruments, certain marketable securities and any other items that GAAP requires we make a mark-to-market adjustment for. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly and/or annual basis in accordance with GAAP.
(5)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to the company’s operations. However, the basis for some such fair value adjustments made to derivatives is dependent on the reasons for holding the derivative and may be based on an estimate of future performance of the underlying asset, either from a value perspective or cash flow perspective, that may not be performing as intended at the time the derivative was entered into.

DESCRIPTION OF POTENTIAL REAL ESTATE INVESTMENTS

Potential Acquisitions

In connection with the membership interest purchase agreement entered into by AR Capital, LLC with Barceló Crestline Corporation and Crestline Hotels & Resorts, Inc. for the acquisition of 60% of the membership interests in our sub-property manager, (see “Management – Membership Interest Purchase Agreement with Barceló Crestline Corporation”), certain affiliates of our sub-property manager will make six properties available to us for purchase once we commence our initial public offering. The acquisition of such properties will be subject to approval by our board of directors and customary closing conditions. As of the date of this prospectus, we have yet to enter into any asset purchase agreement or other agreement to acquire any of these six properties. The six properties, which are located throughout the East Coast of the United States in various locations including the northeast, mid-Atlantic and southeast regions, and vary from select- service to full-service hotels.

Although we intend to enter into asset purchase agreements relating to the acquisition of such properties, there is no guarantee that we will be able to consummate the acquisition of such assets.

The properties described below were selected for potential acquisition because they each meet our investment criteria relating to location, market position and hotel condition, as described under “Investment Objectives and Criteria — Primary Investment Focus.” The properties are globally branded select-service and full-service hotels, or, in the case of the Georgia Tech Hotel, a hotel affiliated with a university, and located near landmarks such as corporate headquarters, colleges or universities, tourist attractions, airports, retail centers or convention centers. Each of the hotels is located in a high barrier-to-entry market with multiple demand generators and sustainable growth, and is the revenue per available room, or RevPAR, and market share leader in their respective locations. We believe each hotel is currently well-maintained, with minimum deferred maintenance or renovation required. In addition, we believe each hotel will be purchased at a discount to replacement cost. In connection with the acquisition opportunities described below, we will either commission or utilize a recent independent appraisal performed on the property to establish a fair market value in order to determine the necessary discount to replacement cost. The purchase price for the properties was determined based on a number of factors, including underwriting of historical and projected cash flow from the property, discounted cash flow, internal rate of return and market comparable analyses, analyses of national comparable sales, inspection of each hotel and its market, reviews of recent appraisal and loan documentation, as well as consultations with market experts such as brokers, appraisers, asset managers and the current property manager.

Courtyard — Baltimore, Maryland

We intend to purchase the fee simple interest in The Courtyard Inner Harbor Hotel, or the Courtyard Baltimore, located in the Inner Harbor of Baltimore, Maryland. The Courtyard Baltimore is a select-service hotel that opened in 2000 and contains 205 rooms and approximately 2,250 total square feet of meeting space. The Courtyard Baltimore underwent renovations of approximately $2.0 million in the first quarter of 2013. The hotel’s average occupancy rate, average daily rate, or ADR and RevPAR for the past three years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR
Year Ended December 31, 2012	70.1%	$160.45	$112.47
Year Ended December 31, 2011	72.4%	$153.45	$111.07
Year Ended December 31, 2010	69.1%	$153.57	$106.07

Courtyard — Providence, Rhode Island

We intend to purchase the fee simple interest in The Courtyard Providence Downtown Hotel, or the Courtyard Providence. The Courtyard Providence is a select-service hotel that opened in 2000 and is located in downtown Providence, Rhode Island, in close proximity to transportation hubs. The Courtyard Providence contains 216 rooms and approximately 3,500 total square feet of meeting space. The property underwent renovations totaling approximately $1.0 million in the first quarter of 2013. The hotel’s average occupancy rate, ADR and RevPAR for the past five three are as follows:

Period	Average Occupancy Rate	ADR	RevPAR
Year Ended December 31, 2012	76.4%	$127.82	$97.68
Year Ended December 31, 2011	72.0%	$125.59	$90.43
Year Ended December 31, 2010	68.3%	$132.60	$90.60

Homewood Suites — Stratford, Connecticut

We intend to purchase the fee simple interest in The Homewood Suites which is located in Stratford, Connecticut, or the Homewood Suites Stratford. The Homewood Suites Stratford is a select-service hotel that opened in 2002 and is located in close proximity to New Haven, Connecticut. The property contains 135 rooms and approximately 1,100 total square feet of meeting space. The hotel’s average occupancy rate, ADR and RevPAR for the past three years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR
Year Ended December 31, 2012	78.6%	$120.42	$94.67
Year Ended December 31, 2011	79.9%	$120.67	$96.46
Year Ended December 31, 2010	75.0%	$122.25	$91.71

Georgia Tech Hotel & Conference Center — Atlanta, Georgia

We intend to purchase the operating lease interest in The Georgia Tech Hotel & Conference Center, or the Georgia Tech Hotel, located in midtown Atlanta, Georgia. The Georgia Tech Hotel is a full-service hotel that opened in 2003 and contains 252 rooms and approximately 33,000 total square feet of meeting space. The property underwent renovations totaling approximately $1.2 million in the fourth quarter of 2012. The original lease term for the Georgia Tech Hotel was 30 years, commencing in 2003. The hotel’s average occupancy rate, ADR and RevPAR for the past three years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR
Year Ended December 31, 2012	70.5%	$136.11	$95.96
Year Ended December 31, 2011	69.3%	$130.56	$90.42
Year Ended December 31, 2010	68.4%	$127.21	$87.00

Hilton Garden Inn — Blacksburg, Virginia

We intend to purchase interests in certain entities that retain a minority joint venture interest in The Hilton Garden Inn, located in Blacksburg, Virginia, or the Hilton Garden Inn Blacksburg. The Hilton Garden Inn Blacksburg is a select-service hotel that contains 137 rooms and approximately 1,280 total square feet of meeting space. The property opened in 2009 and is located in close proximity to the campus of Virginia Tech University. The Hilton Garden Inn Blacksburg is currently encumbered with $11.6 million of debt with an interest rate of one-month LIBOR plus 1.90%. The hotel’s average occupancy rate, ADR and RevPAR for the past three years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR
Year Ended December 31, 2012	66.2%	$114.90	$76.06
Year Ended December 31, 2011	61.5%	$109.36	$67.21
Year Ended December 31, 2010	59.0%	$107.65	$63.48

Westin — Virginia Beach, Virginia

We intend to purchase interests in certain entities that retain a minority joint venture interest in The Westin Virginia Beach, located in Virginia Beach, Virginia, or the Westin Virginia Beach. The Westin Virginia Beach is a full-service hotel that opened in 2007 and contains 236 rooms and approximately 9,800 total square feet of meeting space. The hotel’s average occupancy rate, ADR and RevPAR for the past three years are as follows:

Period	Average Occupancy Rate	ADR	RevPAR
Year Ended December 31, 2012	76.2%	$122.65	$93.44
Year Ended December 31, 2011	75.9%	$115.13	$87.41
Year Ended December 31, 2010	71.3%	$111.05	$79.15

Asset Purchase Agreements

We intend to enter into two asset purchase agreements with Barceló Crestline Corporation, which owns 40% of the membership interests of our sub-property manager, and their affiliates following the effectiveness of this offering. One asset purchase agreement relates to the acquisition of three wholly-owned hospitality assets, the Courtyard Baltimore, the Courtyard Providence and the Homewood Suites Stratford, and one asset subject to an operating lease, the Georgia Tech Hotel. The second asset purchase agreement relates to the acquisition of Barceló Crestline Corporation’s equity interests in a joint venture ownership of two owned assets: the Hilton Garden Inn Blacksburg; and the Westin Virginia Beach. A description of the expected terms of the two asset purchase agreements is below. The terms of the final agreements may differ from the descriptions set forth below.

Asset Purchase Agreement — the Courtyard Baltimore, the Courtyard Providence, the Homewood Suites Stratford and the Georgia Tech Hotel

We intend to enter into an asset purchase agreement with certain affiliates of Barceló Crestline Corporation to purchase the fee simple interest in each of the Courtyard Baltimore, the Courtyard Providence and the Homewood Suites Stratford and an operating lease interest in the Georgia Tech Hotel for a contract purchase price of $102 million, exclusive of closing costs, subject to certain adjustments at closing. We intend to fund such purchase price by assuming a loan from an unaffiliated third party with a current maximum principal balance of $45.5 million, which is secured by the Courtyard Baltimore and the Courtyard Providence, and executing a promissory note in favor of the sellers at the closing for the balance of the purchase price. Additionally, the sellers of such assets will be entitled to an earnout payment calculated based upon an earnings target for hotel operations during the second year following our acquisition of such assets (excluding the Georgia Tech Hotel).

Pursuant to the terms of such asset purchase agreement, our obligation to close upon the acquisition of the four hotel assets will be subject to certain conditions customary to closing. There will be no due diligence period prior to closing. However, our sponsor will complete all customary due diligence for each asset prior to execution of the asset purchase agreement. Although we believe that the acquisition of the four hotels pursuant to this asset purchase agreement is probable, there can be no assurance that the acquisition will be consummated or that it will be consummated upon the terms described herein. The seller will agree to indemnify us against any losses incurred by us, to the extent that such losses arise out of breaches of their representations and warranties contained in the asset purchase agreement, breaches of certain covenants in the agreement, and for any liabilities to third parties arising out of the use, operation or maintenance of the properties prior to the closing of the acquisition and, additionally, for any liabilities to any third parties arising out of the use, operation or maintenance of the properties prior to closing. The aggregate liability of the seller pursuant to this indemnity will be up to an amount not to exceed 5% of the purchase price and will only be paid to the extent that, and in the amount by which, such losses exceed $50,000. We will agree to indemnify the sellers for any losses incurred by them, to the extent such losses arise out of breaches of our representations and warranties or certain covenants in the asset purchase agreement or any obligations for which we receive a purchase price credit at closing and, additionally, for any liabilities to any third parties arising out of the use, operation or maintenance of the properties subsequent to closing. The asset purchase agreement will contain customary representations and warranties by the seller.

Asset Purchase Agreement — Hilton Garden Inn Blacksburg and the Westin Virginia Beach

We also intend to enter into an asset purchase agreement with Barceló Crestline Corporation to purchase the equity interests in certain entities that retain a joint venture interest in the Hilton Garden Inn Blacksburg and the Westin Virginia Beach for a contract purchase price of $5 million, exclusive of closing costs, subject to certain adjustments at closing. We intend to fund such purchase price by executing a promissory note in favor of the seller at the closing.

Pursuant to such asset purchase agreements, we would purchase 100% of Barceló Crestline Corporation’s interests in CHRI Blacksburg Hotel (A/H) Minority Holding, LLC, a Delaware limited liability company, or the Blacksburg Owner, and CHRI Virginia Beach Hotel (A/H) Minority Holding, LLC, a Delaware limited liability company, or the VA Beach Owner. The Blacksburg Owner owns 24% of the membership interests of BSE/AH Blacksburg Hotel, L.L.C., a Virginia limited liability company, which ground leases the Hilton Garden Inn Blacksburg. The VA Beach Owner owns 30.53% of the membership interests in TCA Block 7 Hotel, L.L.C., a Virginia limited liability company, which owns 100% of the Westin Virginia Beach.

The Blacksburg Owner and the VA Beach Owner must approve any of the following transactions:

i)	Respectively entering into contracts with other members of TCA Block 7 Hotel, L.L.C., BSE/AH Blacksburg Hotel, L.L.C. or affiliates thereof;
ii)	Amending, modifying, or terminating certain agreements;
iii)	Selling, assigning or disposing of any material portion of TCA Block 7 Hotel, L.L.C.’s or BSE/AH Blacksburg Hotel, L.L.C.’s assets and/or property;
iv)	Incurring any indebtedness over $250,000 or any indebtedness that does pledge an interest in a material portion of the property or assets;
v)	Entering into a guaranty or lending money; and
vi)	Certain other assorted transactions as specified in the operating agreements of TCA Block 7 Hotel, L.L.C. or BSE/AH Blacksburg Hotel, L.L.C.

Each of the Blacksburg Owner and the VA Beach Owner shall have the express and unilateral authority to enforce all obligations for construction on the properties, engage legal counsel related thereto and pay any costs related thereto or require the other members to make additional contributions to cover such construction costs.

Any transfer of a member’s interest in either TCA Block 7 Hotel, L.L.C. or BSE/AH Blacksburg Hotel, L.L.C. requires consent from all the other members of that respective entity.

Pursuant to the terms of the asset purchase agreement, our obligation to close upon the acquisition of the equity interests in entities which own a joint venture interest in the two hotel assets described above will be subject to certain conditions customary to closing. There will be no due diligence period prior to closing. However, our sponsor will complete all customary due diligence for each asset prior to execution of the asset purchase agreement. Although we believe that the acquisition of such interests is probable, there can be no assurance that the acquisition will be consummated or that it will be consummated upon the terms described herein. The seller will agree to indemnify us against any losses incurred by us to the extent that such losses arise out of breaches of their representations and warranties and any breaches of certain covenants in the agreement. The aggregate liability of the seller pursuant to this indemnity will be up to an amount not to exceed 5% of the purchase price and will only be paid to the extent that, and in the amount by which, such losses exceed $50,000. We will indemnify the seller for any losses incurred by them, to the extent such losses arise out of breaches of our representations and warranties or certain covenants in the asset purchase agreement or any obligations for which we receive a purchase price credit at closing. The asset purchase agreement contains customary representations and warranties by the seller.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of the real estate programs managed or sponsored over the last ten years by Messrs. Schorsch and Kahane, the principals of our sponsor. While our targeted investment focus will primarily be on freestanding, commercial real estate properties, these prior real estate programs have a targeted investment focus primarily on commercial real estate, specifically net lease properties. In connection with ARCT’s internalization and listing on The NASDAQ Global Select Market in March 2012, Mr. Kahane has resigned from the various officer positions he held with the sponsor and its affiliates. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. The prior performance of real estate investment programs sponsored by affiliates of Messrs. Schorsch and Kahane and our advisor may not be indicative of our future results. For an additional description of this risk, see “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc. — ‘We have no prior operating history or established financing sources and will rely on our advisor to conduct our operations; our advisor has no operating history and no experience operating a public company.”’ The information summarized below is current as of December 31, 2012 (unless specifically stated otherwise) and is set forth in greater detail in the Prior Performance Tables included in this prospectus. In addition, we will provide upon request to us and without charge, a copy of the most recent Annual Report on Form 10-K filed with the SEC by any public program within the last 24 months, and for a reasonable fee, a copy of the exhibits filed with such report.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by American Realty Capital and its affiliates. To the extent that such entities have the same or similar investment strategies or objectives as ours, such entities may be in competition with us for the investments we make. See the section entitled “Conflicts of Interest” in this prospectus for additional information.

Summary Information

During the period from August 2007 (inception of the first program) to December 31, 2012, affiliates of our advisor have sponsored ten public programs, all of which had raised funds as of December 31, 2012 and five non-public programs. From August 2007 (inception of the first public program) to December 31, 2012, our public programs, which include ARCT, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III, ARCP, ARC Global and ARCT IV and the programs consolidated into ARCT, which were ARC Income Properties II and all of the Section 1031 Exchange Programs described below, had raised $4.7 billion from 70,663 investors in public offerings and an additional $37.5 million from 205 investors in a private offering by ARC Income Properties II and 45 investors in private offerings by the Section 1031 Exchange Programs. The public programs purchased 1,321 properties with an aggregate purchase price of $5.5 billion, including acquisition fees, in 49 states and U.S. territories and one property in the United Kingdom. The investment objectives of each of these public programs are substantially identical to our investment objectives of (1) paying attractive and stable cash distributions, (2) preserving and returning stockholders’ capital contributions and (3) realizing appreciation in the value of our investments.

The following table details the percentage of properties located in the following U.S. states as well as the United Kingdom based on purchase price:

State/Possession/Country	Purchase Price %
Alabama	1.7%
Arizona	2.0%
Arkansas	1.2%
California	4.2%
Colorado	1.2%
Connecticut	0.4%
Delaware	0.1%
Florida	2.9%
Georgia	4.5%
Idaho	0.2%
Illinois	9.2%
Indiana	2.8%
Iowa	1.4%
Kansas	1.9%
Kentucky	2.1%
Louisiana	1.2%
Maine	0.2%
Maryland	1.2%
Massachusetts	1.2%
Michigan	3.7%
Minnesota	1.0%
Mississippi	1.9%
Missouri	4.2%
Montana	0.2%
Nebraska	0.6%
Nevada	1.6%
New Hampshire	0.5%
New Jersey	1.4%
New Mexico	0.1%
New York	13.7%
North Carolina	2.9%
North Dakota	0.2%
Ohio	5.1%
Oklahoma	0.7%
Oregon	0.2%
Pennsylvania	4.6%
Puerto Rico	0.2%
Rhode Island	0.3%
South Carolina	2.3%
South Dakota	0.1%
Tennessee	1.1%
Texas	8.8%
United Kingdom	0.0%
Utah	0.6%
Vermont	0.3%

State/Possession/Country	Purchase Price %
Virginia	1.0%
Washington	0.8%
West Virginia	0.6%
Wisconsin	1.9%
Wyoming	0.1%
100%

The properties are used by tenants in the following industries based on purchase price.

Industry	Purchase Price
Aerospace	0.9%
Auto Retail	1.5%
Auto Services	1.6%
Consumer Goods	0.7%
Consumer Products	6.7%
Discount Retail	7.4%
Financial Services	0.5%
Freight	10.6%
Gas/Convenience	2.4%
Government Services	2.7%
Healthcare	16.7%
Home Maintenance	1.5%
Insurance	2.7%
Manufacturing	2.2%
Office	2.1%
Parking	0.1%
Pharmacy	10.9%
Residential	0.6%
Restaurant	2.8%
Retail	11.2%
Retail Banking	7.7%
Specialty Retail	4.5%
Storage Facility	0.1%
Supermarket	1.1%
Technology	0.6%
Telecommunications	0.2%
100.0%

The purchased properties were 26.7% new and 73.3% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, two properties had been sold. The acquired properties were purchased with a combination of proceeds from the issuance of common stock, the issuance of convertible preferred stock, mortgage notes payable, short-term notes payable, revolving lines of credit, long-term notes payable issued in private placements and joint venture arrangements.

During the period from June 2008 (inception of the first non-public program) to December 31, 2012, our non-public programs, which were ARC Income Properties, ARC Income Properties II, ARC Income Properties III, ARC Income Properties IV and ARC Growth Fund, LLC, had raised $54.4 million from 694 investors. The non-public programs purchased 171 properties with an aggregate purchase price of $247.9 million including acquisition fees, in 18 states.

The following table details the percentage of properties by state based on purchase price:

State location	Purchase Price %
Alabama	0.1%
Connecticut	0.6%
Delaware	4.8%
Florida	11.0%
Georgia	3.5%
Illinois	6.6%
Louisiana	2.3%
Michigan	11.5%
North Carolina	0.1%
New Hampshire	0.5%
New Jersey	13.0%
New York	9.7%
Ohio	10.3%
Pennsylvania	9.5%
South Carolina	8.4%
Texas	5.0%
Virginia	1.2%
Vermont	2.2%
100%

The properties are all commercial single tenant facilities with 81.0% retail banking, and 10.5% retail distribution facilities and 8.6% specialty retail. The purchased properties were 11.0% new and 89.0% used, based on purchase price. None of the purchased properties were construction properties. As of December 31, 2012, 53 properties had been sold. The acquired properties were purchased with a combination of equity investments, mortgage notes payable and long-term notes payable issued in private placements.

Programs of Our Sponsor

American Realty Capital Trust, Inc.

American Realty Capital Trust, Inc., or ARCT, incorporated on August 17, 2007, was a Maryland corporation that qualified as a REIT for federal income tax purposes. ARCT was formed to acquire a diversified portfolio of commercial real estate, primarily freestanding single-tenant properties net leased to credit worthy tenants on a long-term basis. In January 2008, ARCT commenced an initial public offering on a “best efforts” basis to sell up to 150.0 million shares of common stock, excluding 25.0 million shares issuable pursuant to a distribution reinvestment plan, offered at a price of $10.00 per share, subject to certain volume and other discounts. In March 2008, ARCT commenced real estate operations. ARCT’s initial public offering closed in July 2011 having raised $1.7 billion in gross proceeds from the sale of 179.4 million shares of common stock and having incurred, cumulatively to that date, $198.0 million in offering costs, commissions and dealer manager fees for the sale of its common stock. ARCT operated as a non-traded REIT through February 29, 2012. Effective as of March 1, 2012, ARCT internalized the management services previously provided by American Realty Capital Advisors, LLC and its affiliates, as a result of which the Company became a self-administered REIT managed full-time by its own management team, or the Internalization. Concurrent with the Internalization, ARCT listed its common stock on The NASDAQ Global Select Market under the symbol “ARCT”, or the Listing. In connection with the Listing, ARCT offered to purchase up to $220.0 million in shares of common stock from its stockholders, pursuant to a modified “Dutch Auction” cash tender offer, or the Tender Offer. As a result of the Tender Offer, in April 2012, ARCT had purchased 21.0 million shares of its common stock at a purchase price of $10.50 per share, for an aggregate cost of $220.0 million, excluding fees and expenses relating to the Tender Offer. On September 6, 2012, ARCT entered into an Agreement and Plan of Merger with Realty Income Corporation, a Maryland corporation and its subsidiary, which was subsequently amended on January 6, 2013. The merger was approved by both companies’ boards of directors and was subsequently approved by both companies’ stockholders on January 16,

2013. The merger closed on January 22, 2013, pursuant to which ARCT merged with and into a subsidiary of Realty Income Corporation and trading of ARCT’s shares was suspended at market close on that date. As of December 31, 2012, ARCT had total real estate investments, at cost, of $2.2 billion, comprised of 515 properties.

American Realty Capital New York Recovery REIT, Inc.

American Realty Capital New York Recovery REIT, Inc., or NYRR, a Maryland corporation, is the second publicly offered REIT sponsored by American Realty Capital. NYRR was incorporated on October 6, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. NYRR filed its initial registration statement with the SEC on November 12, 2009 and became effective on September 2, 2010. NYRR had received aggregate gross offering proceeds of $17.0 million from the sale of 2.0 million shares from a private offering to “accredited investors” (as defined in Regulation D as promulgated under the Securities Act). On December 15, 2011, NYRR exercised its option to convert all its outstanding preferred shares into 2.0 million shares of common stock on a one-to-one basis. As of November 30, 2013, NYRR had received aggregate gross proceeds of $1.5 billion which includes the sale of 148.7 million shares in its public offering, $17.0 million from its private offering and $18.8 million from its distribution reinvestment plan. As of November 30, 2013, there were 152.7 million shares of NYRR common stock outstanding, including restricted stock, converted preferred shares, and shares issued under its distribution reinvestment plan. As of November 30, 2013, NYRR had total real estate and preferred equity investments, at cost, of $1.6 billion, comprised of 21 properties and one preferred equity investment. As of September 30, 2013, NYRR had incurred, cumulatively to that date, $109.6 million in selling commissions, dealer manager fees and offering costs for the sale of its common stock and $13.7 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Shopping Center REIT Inc.

Phillips Edison — ARC Shopping Center REIT Inc., or PE-ARC, a Maryland corporation, is the third publicly offered REIT sponsored by American Realty Capital. PE-ARC was incorporated on October 13, 2009 and qualified as a REIT beginning with the taxable year ended December 31, 2010. PE-ARC filed its registration statement with the SEC on January 13, 2010 and became effective on August 12, 2010. PE-ARC invests primarily in necessity-based neighborhood and community shopping centers throughout the United States with a focus on well-located grocery-anchored shopping centers that are well occupied at the time of purchase and typically cost less than $20.0 million per property. As of November 15, 2013, PE-ARC had received aggregate gross offering proceeds of $1.4 billion which includes the sale of 142.7 million shares of common stock in its public offering and $16.1 million from its distribution reinvestment program. As of November 15, 2013 PE-ARC had acquired 69 properties, 20 of which are held through a 54% owned joint venture, and had total real estate investments at cost of $1.0 billion. As of September 30, 2013, PE-ARC had incurred, cumulatively to that date, $119.2 million in offering costs for the sale of its common stock and $15.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Healthcare Trust, Inc.

American Realty Capital Healthcare Trust, Inc., or ARC HT, a Maryland corporation, is the fourth publicly offered REIT sponsored by American Realty Capital. ARC HT was organized on August 23, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARC HT filed its registration statement with the SEC on August 27, 2010 and became effective on February 18, 2011. As of November 30, 2013, ARC HT had received aggregate gross offering proceeds of $1.8 billion which includes the sale of 174.7 million shares in its public offering and $52.3 million from its distribution reinvestment plan. As of November 30, 2013, ARC HT had acquired 110 healthcare-related properties, for a purchase price of $1.5 billion. As of September 30, 2013, ARC HT had incurred, cumulatively to that date, $197.5 million in offering costs for the sale of its common stock and $20.7 million for acquisition costs related to its portfolio of properties. On December 6, 2013, ARC HT announced that its board of directors, upon consultation with its financial advisors, Bank of America Merrill Lynch and RCS Capital, the investment banking and capital markets division of our dealer manager, determined it is in the best interest of ARC HT to proceed with its previously announced potential financing and strategic alternatives consistent with its long-term business strategy, which include, among other options, a listing on a national stock exchange. Accordingly, ARC HT intends to file an application to list its common stock on a national stock exchange under the symbol “HCT” and anticipates that its common stock will be listed on such exchange in the first quarter of 2014.

American Realty Capital — Retail Centers of America, Inc.

American Realty Capital — Retail Centers of America, Inc., or ARC RCA, a Maryland corporation, is the fifth publicly offered REIT sponsored by American Realty Capital. ARC RCA was organized on July 29, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARC RCA filed its registration statement with the SEC on September 14, 2010 and became effective on March 17, 2011. As of November 30, 2013, ARC RCA had received aggregate gross proceeds of $61.5 million which includes the sale of 6.2 million shares in its public offering and $0.6 million from its distribution reinvestment plan. As of November 30, 2013, ARC RCA had acquired three properties for a purchase price of $107.6 million. As of September 30, 2013, ARC RCA has incurred, cumulatively to that date, $12.2 million in offering costs for the sale of its common stock and $1.9 million for acquisition costs related to its portfolio of properties.

American Realty Capital Daily Net Asset Value Trust, Inc.

American Realty Capital Daily Net Asset Value Trust, Inc. (formerly known as American Realty Capital Trust II, Inc.), or ARC DNAV, a Maryland corporation, is the sixth publicly offered REIT sponsored by American Realty Capital. ARC DNAV was incorporated on September 10, 2010 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013, ARC DNAV filed its registration statement with the SEC on October 8, 2010 and became effective on August 15, 2011. As of November 30, 2013, ARC DNAV had received aggregate gross proceeds of $20.1 million which includes the sale of 2.0 million shares in its public offering and $0.3 million from its distribution reinvestment plan. As of November 30, 2013, ARC DNAV had acquired 12 properties with total real estate investments, at cost, of $30.8 million. As of September 30, 2013, ARC DNAV had incurred, cumulatively to that date, $5.7 million in offering costs from the sale of its common stock and $0.8 million for acquisition costs related to its portfolio of properties.

American Realty Capital Trust III, Inc.

American Realty Capital Trust III, Inc., or ARCT III, a Maryland corporation, was the seventh publicly offered REIT sponsored by American Realty Capital. ARCT III was incorporated on October 15, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. ARCT III filed its registration statement with the SEC on November 2, 2010 and became effective on March 31, 2011. As of February 28, 2013, ARCT III had received aggregate gross proceeds of $1.8 billion which includes the sale of 174.0 million shares in its public offering and $31.9 million from its distribution reinvestment plan. As of February 28, 2013, ARCT III owned 533 single-tenant, freestanding properties and had total real estate investments, at cost, of $1.7 billion. As of December 31, 2012, ARCT III had incurred, cumulatively to that date, $196.5 million in offering costs for the sale of its common stock and $40.8 million for acquisition costs related to its portfolio of properties. On December 17, 2012, ARCT III and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT III. The merger was approved by the independent members of both companies’ boards of directors and was subsequently approved by both companies’ stockholders on February 26, 2013. On February 26, 2013, ARCP stockholders approved the issuance of common stock in connection with the merger and ARCT III stockholders approved the merger. The merger closed on February 28, 2013, pursuant to which ARCT III merged with and into a subsidiary of ARCP. On March 1, 2013, in connection with the merger, ARCT III stockholders received their respective cash or stock consideration from ARCP, as elected, pursuant to terms of the Agreement and Plan of Merger on March 1, 2013.

American Realty Capital Properties, Inc.

American Realty Capital Properties, Inc., or ARCP, a Maryland corporation, is the eighth publicly offered REIT sponsored by American Realty Capital. ARCP was incorporated on December 2, 2010 and qualified as a REIT beginning with the taxable year ended December 31, 2011. On September 6, 2011, ARCP completed its initial public offering of 5.6 million shares of common stock. ARCP’s common stock is traded on The NASDAQ Capital Market under the symbol “ARCP.” On November 2, 2011, ARCP completed an underwritten follow-on offering of 1.5 million shares of common stock. In addition, on November 7, 2011, ARCP closed on the underwriters’ overallotment option of an additional 0.1 million shares of common stock. On June 18, 2012, ARCP closed its secondary offering of 3.3 million shares of common stock. In addition, on July 9, 2012, ARCP closed on the underwriters’ overallotment option of an additional 0.5 million shares of common stock. On January 29, 2013, ARCP completed an underwritten public follow-on offering of 1.8 million shares of common stock and an additional 270,000 shares of common stock for the overallotment option of the underwriters. In January 2013, ARCP commenced its “at the market” equity offering under which ARCP has issued 553,300 shares of common stock. On February 28, 2013, ARCT III merged with and into a subsidiary of ARCP, pursuant to the Agreement and Plan of Merger entered into on December 17, 2012, under which ARCP acquired all of the outstanding shares of ARCT III. On March 1, 2013, in connection with the merger, ARCT III stockholders received, pursuant to terms of the Agreement and Plan of Merger, their respective cash or stock consideration from ARCP, as elected. On June 7, 2013, ARCP completed two private placement transactions through which it issued approximately 29.4 million shares of common stock and approximately 28.4 million shares of Series C convertible preferred stock. On November 12, 2013, ARCP closed on the two previously announced private placement transactions for the sale and issuance of approximately 15.1 million shares of common stock and approximately 21.7 million shares of a new Series D Cumulative Convertible Preferred Stock. Following the closing of ARCP’s merger with CapLease, Inc., ARCP elected to convert all outstanding Series C Shares into shares of common stock. Pursuant to the limit in the Series C Articles Supplementary on the number of shares of common stock that could be issued upon conversion of Series C Shares, on November 12, 2013, ARCP converted 1,104,781 Series C Shares into 1,411,030 shares of common stock. ARCP was required to settle each transaction upon the successful closing of its acquisition of CapLease, Inc.

In aggregate, through November 30, 2013, ARCP has received $1.1 billion of proceeds from the sale of common and convertible preferred stock. As of November 30, 2013, ARCP owned 1,328 buildings, including the properties purchased by ARCT III, freestanding properties and real estate investments, at a purchase price of $5.2 billion. On May 28, 2013, ARCP and CapLease, Inc., or CapLease, entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of CapLease. The merger was approved by both companies’ boards of directors and CapLease’s stockholders and closed on November 5, 2013. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP will acquire all of the outstanding shares of ARCT IV. The merger has been approved by both companies’ boards of directors but is subject to ARCT IV stockholder approval and is expected to close in the fourth quarter of 2013. On October 22, 2013, ARCP entered into an Agreement and Plan of Merger with Cole Real Estate Investments, Inc., or Cole, under which ARCP will acquire all of the outstanding shares of Cole. The merger has been approved by both companies’ boards of directors but is subject to stockholder approval of both companies and is expected to close in the first half of 2014. On January 7, 2014, the closing price per share of common stock of ARCP was $12.84.

American Realty Capital Global Trust, Inc.

American Realty Capital Global Trust, Inc., or ARC Global, a Maryland corporation, is the ninth publicly offered REIT sponsored by American Realty Capital. ARC Global was incorporated on July 13, 2011 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC Global filed its registration statement with the SEC on October 27, 2011, which was declared effective by the SEC on April 20, 2012. As of November 30, 2013, ARC Global received aggregate gross proceeds of $118.8 million which includes the sale of 12.0 million shares in its public offering and $1.0 million from its distribution reinvestment plan. As of November 30, 2013, ARC Global had acquired 17 properties with an aggregate base purchase price of $101.6 million. As of September 30, 2013, ARC Global had incurred, cumulatively to that date, $12.2 million in offering costs for the sale of its common stock and $4.8 million for acquisition costs related to its property acquisitions.

American Realty Capital Trust IV, Inc.

American Realty Capital Trust IV, Inc., or ARCT IV, a Maryland corporation, is the tenth publicly offered REIT sponsored by American Realty Capital. ARCT IV was incorporated on February 14, 2012 and qualified as a REIT beginning with the taxable year ended December 31, 2012. ARCT IV filed its registration statement with the SEC on March 22, 2012, which was declared effective by the SEC on June 8, 2012. As of November 30, 2013, ARCT IV received aggregate gross proceeds of $1.8 billion which includes the sale of 70.2 million shares in its public offering and $21.0 million under its distribution reinvestment plan. As of November 30, 2013, ARCT IV owned 1,227 freestanding properties at an aggregate purchase price of $2.2 billion. As of September 30, 2013, ARCT IV had incurred, cumulatively to that date, $197.3 million in offering costs for the sale of its common stock and $54.9 million for acquisition costs related to its portfolio of properties. On July 1, 2013, ARCT IV and ARCP entered into an Agreement and Plan of Merger under which ARCP acquired all of the outstanding shares of ARCT IV. The merger was approved by both companies’ boards of directors and was subsequently approved by ARCT IV’s stockholders on January 3, 2014. The merger closed on January 3, 2014, pursuant to which ARCT IV merged with and into a subsidiary of ARCP. On January 3, 2014, ARCT stockholders received their respective cash and stock consideration from ARCP pursuant to the terms of the Agreement and Plan of Merger, as amended.

American Realty Capital Healthcare Trust II, Inc.

American Realty Capital Healthcare Trust II, Inc., or ARC HT II, a Maryland corporation, is the eleventh publicly offered REIT sponsored by American Realty Capital. ARC HT II was incorporated on October 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC HT II filed its registration statement with the SEC on October 31, 2012, which was declared effective by the SEC on February 14, 2013. As of November 30, 2013, ARC HT II received aggregate gross proceeds of $151.3 million from the sale of 6.1 million shares in its public offering and $0.9 million from its distribution reinvestment plan. As of November 30, 2013, ARC HT II had acquired seven properties with a purchase price of $46.2 million. As of September 30, 2013, ARC HT II had incurred, cumulatively to that date, $11.8 million in offering costs for the sale of its common stock and $0.7 million for acquisition costs related to its portfolio of properties.

ARC Realty Finance Trust, Inc.

ARC Realty Finance Trust, Inc., or ARC RFT, a Maryland corporation, is the twelfth publicly offered REIT sponsored by American Realty Capital. ARC RFT was incorporated on November 15, 2012 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARC RFT filed its registration statement publicly with the SEC on January 22, 2013, which was declared effective by the SEC on February 12, 2013. As of November 30, 2013, ARC RFT received aggregate gross proceeds of $26.7 million from the sale of 1.1 million shares in its public offering and $0.1 million from its distribution reinvestment plan. As of November 30, 2013, ARC RFT’s investments, at original cost, were $23.1 million. As of September 30, 2013, ARC RFT had incurred, cumulatively to that date, $3.7 million in offering costs for the sale of its common stock.

American Realty Capital Trust V, Inc.

American Realty Capital Trust V, Inc., or ARCT V, a Maryland corporation, is the thirteenth publicly offered REIT sponsored by American Realty Capital. ARCT V was incorporated on January 22, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. ARCT V filed its registration statement publicly with the SEC on March 6, 2013, which was declared effective by the SEC on April 4, 2013. As of November 30, 2013, ARCT V received aggregate gross proceeds of $1.6 billion from the sale of 62.1 million shares in its public offering and $15.5 million from its distribution reinvestment plan. As of November 30, 2013, ARCT V owned 223 freestanding properties at an aggregate purchase price of $1.1 billion. As of September 30, 2013, ARCT V had incurred, cumulatively to that date, $165.4 million in offering costs for the sale of its common stock and $18.3 million for acquisition costs related to its portfolio of properties.

Phillips Edison — ARC Grocery Center REIT II, Inc.

Phillips Edison — ARC Grocery Center REIT II, Inc., or PE-ARC II, a Maryland corporation, is the fourteenth publicly offered REIT sponsored by American Realty Capital. PE-ARC II was incorporated on June 5, 2013 and intends to qualify as a REIT beginning with the taxable year ending December 31, 2013. PE-ARC II filed its registration statement with the SEC on August 13, 2013, which was declared effective by the SEC on November 25, 2013. As of November 30, 2013, PE-ARC II received aggregate gross proceeds of $0.2 million from the sale of 8,888 shares in a private placement. As of November 30, 2013, PE-ARC II had not acquired any properties. As of July 1, 2013, PE-ARC II had incurred, cumulatively to that date, approximately $11,000 in offering costs for the sale of its common stock.

Business Development Corporation of America

The American Realty Capital group of companies also has sponsored Business Development Corporation of America, or BDCA, a Maryland corporation. BDCA was organized on May 5, 2010 and is a publicly offered specialty finance company which has elected to be treated as a business development company under the Investment Company Act. As of November 30, 2013, BDCA had raised gross proceeds of $618.1 million which includes the sale of 56.7 million shares in its public offering and $11.3 million from its distribution reinvestment plan. As of November 30, 2013, BDCA’s investments, at original cost, were $825.4 million. As of September 30, 2013, BDCA had incurred, cumulatively to that date, $9.3 million in offering costs for the sale of its common stock.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by American Realty Capital, our sponsor, which for this purpose excludes ARCP, a REIT that is and always has been listed on a national securities exchange, commencing with the NASDAQ Capital Market and, subsequently, the NASDAQ Global Select Market. American Realty Capital has sponsored the following other public programs (excluding ARCP): ARCT, NYRR, PE-ARC, ARC HT, ARC DNAV, ARCT III, ARC Global, ARCT IV, ARC HT II, ARCT V, ARC RFT and BDCA. ARCT was a non-traded REIT until March 1, 2012, when it listed its shares of common stock on The NASDAQ Global Select Market. ARCT’s prospectus for its initial public offering provided that it would seek to consummate a listing of shares of its common stock on a national securities exchange by the tenth anniversary of the commencement of its initial public offering. By listing its common stock on The NASDAQ Global Select Market, ARCT achieved a listing on a national securities exchange within the time it contemplated to do so. Additionally, ARCT III was a non-traded REIT until February 28, 2013, when it merged with and into ARCP. ARCT III’s prospectus for its initial public offering provided that ARCT III would seek to consummate a sale or merger by the fifth anniversary of the termination of its initial public offering. By merging with and into ARCP, ARCT III achieved a sale or merger within the time it contemplated to do so. As discussed in further detail above, ARC HT intends to file an application to list its common stock on a national stock exchange under the symbol “HCT” and anticipates that its common stock will be listed on such exchange in the first quarter of 2014.

The prospectus for each of these other public programs states a date or time period by which it may be liquidated or engage in another liquidity event. Further, NYRR, PE-ARC, ARC HT, ARC DNAV, ARC Global, ARCT IV, ARC RFT, ARC HT II, ARCT V and BDCA are in their offering and acquisition stages. Other than ARCT and ARCT III, none of these public programs have reached the stated date or time period by which they may be liquidated or engage in another liquidity event.

Private Note Programs

ARC Income Properties, LLC implemented a note program that raised aggregate gross proceeds of $19.5 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 65 bank branch properties triple-net leased to RBS Citizens, N.A. and Citizens Bank of Pennsylvania. The purchase price for those bank branch properties also was funded with proceeds received from mortgage loans, as well as equity capital invested by AR Capital, LLC. Such properties contain approximately 323,000 square feet with a purchase price of approximately $98.8 million. The properties are triple-net leased for a primary term of five years and include extension provisions. The notes issued under this note program by ARC Income Properties, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid, the properties were contributed to ARCP as part of its formation transaction, and the mortgage loans were repaid.

ARC Income Properties II, LLC implemented a note program that raised aggregate gross proceeds of $13.0 million. The net proceeds were used to acquire, and pay related expenses in connection with, a portfolio of 50 bank branch properties triple-net leased to PNC Bank. The purchase price for those bank branch properties also was funded with proceeds received from a mortgage loan, as well as equity capital raised by ARCT in connection with its public offering of equity securities. The properties are triple-net leased with a primary term of ten years with a 10% rent increase after five years. The notes issued under this note program by ARC Income Properties II, LLC were sold by our dealer manager through participating broker-dealers. In May 2011, the notes were repaid in full including accrued interest and the program was closed.

ARC Income Properties III, LLC implemented a note program that raised aggregate gross proceeds of $11.2 million. The net proceeds were used to acquire, and pay related expenses in connection with the acquisition of a distribution facility triple-net leased to Home Depot. The purchase price for the property was also funded with proceeds received from a mortgage loan. The property has a primary lease term of twenty years which commenced on January 30, 2010 with a 2% escalation each year. The notes issued under this note program by ARC Income Properties III, LLC were sold by our dealer manager through participating broker-dealers. On September 7, 2011, the note holders were repaid and the property was contributed to ARCP as part of its formation transaction.

ARC Income Properties IV, LLC implemented a note program that raised gross proceeds of $5.4 million. The proceeds were used to acquire and pay related expenses in connection with the acquisition of six retail stores triple net leased to Tractor Supply stores for $21.2 million. An existing mortgage loan of $16.5 million was assumed in connection with the acquisition. The properties had a remaining average lease term of 11.8 years with a 6.25% rental escalation every 5 years. The notes issued under this program by ARC Income Properties IV, LLC were sold by our dealer manager through participating broker-dealers.

ARC Growth Fund, LLC

ARC Growth Fund, LLC is a non-public real estate program formed to acquire vacant bank branch properties and opportunistically sell such properties, either vacant or subsequent to leasing the bank branch to a financial institution or other third-party tenant. Total gross proceeds of approximately $7.9 million were used to acquire, and pay related expenses in connection with, a portfolio of vacant bank branches. The purchase price of the properties also was funded with proceeds received from a one-year revolving warehouse facility. The purchase price for each bank branch is derived from a formulated price contract entered into with a financial institution. During the period from July 2008 to January 2009, ARC Growth Fund, LLC acquired 54 vacant bank branches from Wachovia Bank, N.A., under nine separate transactions. Such properties contain approximately 230,000 square feet with a gross purchase price of approximately $63.6 million. As of December 31, 2010, all properties were sold, 28 of which were acquired and simultaneously sold, resulting in an aggregate gain of approximately $4.8 million.

Section 1031 Exchange Programs

American Realty Capital Exchange, LLC, or ARCX, an affiliate of American Realty Capital, developed a program pursuant to which persons selling real estate held for investment can reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Code, or a Section 1031 Exchange Program. ARCX acquires real estate to be owned in co-tenancy arrangements with persons desiring to engage in such like-kind exchanges. ARCX acquires the subject property or portfolio of properties and, either concurrently with or following such acquisition, prepares and markets a private placement memorandum for the sale of co-tenancy interests in that property. ARCX has engaged in four Section 1031 Exchange Programs raising aggregate gross proceeds of $10.1 million.

American Realty Capital Operating Partnership, L.P. purchased a Walgreens property in Sealy, TX under a tenant in common structure with an unaffiliated third party, a Section 1031 Exchange Program. The third party’s investment of $1.1 million represented a 44.0% ownership interest in the property. The remaining interest of 56% will be retained by American Realty Capital Operating Partnership, L.P. To date, $1.1 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In November 2012, the third party’s interest was purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P., an affiliate of American Realty Capital, previously had transferred 49% of its ownership interest in a Federal Express distribution facility, located in Snowshoe, Pennsylvania, and a PNC Bank branch, located in Palm Coast, Florida, to American Realty Capital DST I, or ARC DST I, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $2.6 million, in ARC DST I to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $2.6 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October through November 2012, the third party’s interests in the properties were purchased by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 35.2% of its ownership interest in a PNC Bank branch location, located in Pompano Beach, Florida, to American Realty Capital DST II, or ARC DST II, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of 35.2%, or $0.5 million, in ARC DST II to investors in a private offering. The remaining interests of no less than 64.8% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $0.5 million have been accepted by American Realty Capital Operating Partnership, L.P pursuant to this program. In October 2012, the third party’s interest in the properties was purchase by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. also has transferred 49% of its ownership interest in three CVS properties, located in Smyrna, Georgia, Chicago, Illinois and Visalia, California, to American Realty Capital DST III, or ARC DST III, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $3.1 million, in ARC DST III to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $3.1 million have been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchase by American Realty Capital Operating Partnership, L.P.

American Realty Capital Operating Partnership, L.P. has transferred 49% of its ownership interest in six Bridgestone Firestone properties, located in Texas and New Mexico, to American Realty Capital DST IV, or ARC DST IV, a Section 1031 Exchange Program. Realty Capital Securities, LLC, our dealer manager, has offered membership interests of up to 49%, or $7.3 million, in ARC DST IV to investors in a private offering. The remaining interests of no less than 51% will be retained by American Realty Capital Operating Partnership, L.P. To date, cash payments of $7.3 million had been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. American Realty Capital Operating Partnership, L.P. also has sold 24.9% of its ownership interest in a Jared Jewelry property located in Lake Grove, NY, under a tenant-in-common structure with an affiliated third party. The remaining interest of 75.1% will be retained by American Realty Capital Operating Partnership, L.P. To date cash payments of $0.6 million has been accepted by American Realty Capital Operating Partnership, L.P. pursuant to this program. In October 2012, the third party’s interests in the properties were purchase by American Realty Capital Operating Partnership, L.P.

Adverse Business Developments and Conditions

The net losses incurred by the public and non-public programs are primarily attributable to non-cash items and acquisition expenses incurred for the purchases of properties which are not ongoing expenses for the operation of the properties and not the impairment of the programs’ real estate assets. With respect to ARCT, our sponsor’s largest program to date, for the years ended December 31, 2012, 2011, 2010 and 2009, the entire net loss was attributable to depreciation and amortization expenses incurred on the properties during the ownership period; and for the year ended December 31, 2008, 71% of the net losses were attributable to depreciation and amortization, and the remaining 29% of the net losses was attributable to the fair market valuation of certain derivative investments held.

Additionally, each of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Income Properties IV, LLC is an offering of debt securities. Despite incurring net losses during certain periods, all anticipated distributions to investors have been paid on these programs through interest payments on the debt securities. The equity interests in each of these entities are owned by Nicholas Schorsch and William Kahane and their respective families. Any losses pursuant to a reduction in value of the equity in any of these entities (which did not occur), will be borne by Messrs. Schorsch and Kahane and their respective families. On September 7, 2011, the note-holders in ARC Income Properties, LLC and ARC Income Properties III, LLC were repaid and the properties were contributed to ARCP as part of its formation transaction. Additionally, the mortgage loans in ARC Income Properties, LLC were repaid.

ARC Growth Fund, LLC was different from our other programs in that all of the properties were vacant when the portfolio was purchased and the properties were purchased with the intention of reselling them. Losses from operations represent carrying costs on the properties as well as acquisition and disposition costs in addition to non-cash depreciation and amortization costs. Upon final distribution in 2010, all investors received their entire investment plus an incremental return based on a percentage of their initial investment and the sponsor retained the remaining available funds and four properties which were unsold at the end of the program.

From 2008 to 2012, our sponsor’s programs referenced above have experienced a non-renewal of eight leases, five units of which have been leased to new tenants. Further, none of these programs have been subject to mortgage foreclosure or significant losses on the sales of properties during the same period of time.

Other than as disclosed above, there have been no major adverse business developments or conditions experienced by any program or non-program property that would be material to investors, including as a result of recent general economic conditions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our shares of common stock. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This summary does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our common stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2014. Furthermore, we intend to continue operating as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) commencing with our taxable year ending December 31, 2014, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation for U.S. federal income tax purposes beginning with its first taxable year. This opinion is filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws.

Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”
•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.

•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset for up to a 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a taxable REIT subsidiary, will generally be subject to U.S. federal corporate income tax.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

Organizational Requirements.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for its qualification as a REIT;
(4)	that is neither a financial institution nor an insurance company;
(5)	that meets the gross income, asset and annual distribution requirements;
(6)	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
(7)	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
(8)	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
(9)	that uses a calendar year for U.S. federal income tax purposes.

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while conditions (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying condition (9).

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a taxable REIT subsidiary, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we intend to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership.

We may from time to time own certain assets through entities that we wholly own and which are disregarded as separate from us for U.S. federal income tax purposes. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.  We currently own an interest in one taxable REIT subsidiary and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio are not satisfied, a taxable REIT subsidiary generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the taxable REIT subsidiary’s adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset tests described below. However, no more than 25% of the gross value of a REIT’s assets may be comprised of securities of one or more taxable REIT subsidiaries. See “— Asset Tests.”

Share Ownership Requirements

The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our charter contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset)

attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to the DRIP) or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets generally may be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate related debt investments, provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Pursuant to IRS guidance, the IRS has stated that it will not challenge a REIT's treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of this guidance, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. While we intend to make such investments in such a manner as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, however, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

95% Gross Income Test.  At least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (1) sources which satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from taxable REIT subsidiaries we have formed or may form to facilitate our acquisition of lodging facilities will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a taxable REIT subsidiary. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). Our board of directors intends to hire qualifying independent contractors or to utilize our taxable REIT subsidiaries to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rules described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements, and if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Generally, amounts received by us from our taxable REIT subsidiaries with respect to any lodging facilities we own will be considered rents from real property only if the following conditions are met:

•	Each lodging facility must not be managed or operated by us or the taxable REIT subsidiary to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or the taxable REIT subsidiary. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the taxable REIT subsidiary to operate the lodging facility;
•	The lodging facility is a (i) hotel, (ii) motel or (iii) other establishment, more than one-half of the dwelling units in which are used on a transient basis. A dwelling unit is generally understood to be used on a transient basis if, for more than one half of the days in which such unit is used on a rental basis during a taxable year, it is used by a tenant or series of tenants each of whom uses the unit for less than thirty days;
•	The taxable REIT subsidiary may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and
•	No wagering activities may be conducted at or in connection with our lodging facilities by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all lodging facilities we acquire and lease to a taxable REIT subsidiary will be operated in accordance with these requirements with the result that amounts received from a taxable REIT subsidiary will be considered rents from real property. The taxable REIT subsidiaries will pay regular corporate tax rates on any income they earn from the lease of our lodging facilities, as well as any other income they earn. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test, provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant's investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans that we believe qualify for purposes of the 75% Asset Test, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% Gross Income Test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

We may acquire commercial mortgage backed securities, or CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% Gross Income Test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% Gross Income Test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% Gross Income and 95% Gross Income Tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% Gross Income Test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT Gross Income Tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% Gross Income Test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% Gross Income Test.

Dividend Income.  We may receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests.  Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences. As described above, we may establish one or more taxable REIT subsidiaries with which we could enter into leases for any properties in which we may invest. The gross income generated by our taxable REIT subsidiaries would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our taxable REIT subsidiary to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (1) the failure was due to reasonable cause and not due to willful neglect, (2) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (3) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify

If we fail to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, or to the extent we fail to distribute 100% of our REIT taxable income, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions

As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “— Ownership of Interests in Taxable REIT Subsidiaries.”

Characterization of Property Leases

We intend to acquire and own commercial properties subject to net leases. We currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;
•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;
•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;
•	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;
•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;
•	in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;
•	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;
•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;
•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;
•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and
•	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. For a description of allocations by the operating partnership to the partners, see the section entitled “Summary of Our Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its common stock by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain, provided that the U.S. Stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiaries);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any taxable REIT subsidiaries, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our common stock held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the common stock sold. However, any loss from a sale or exchange of common stock by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

Currently, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares is 20%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above with respect to “qualified dividend income,” this reduced tax rate will not apply to dividends paid by us.

Cost Basis Reporting.  U.S. federal income tax information reporting rules may apply to certain transactions in our shares. Where such rules apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased including those purchased through the DRIP. For “cost basis” reporting purposes, you may identify by lot the shares that you transfer or that are redeemed, but if you do not timely notify us of your election, we will identify the shares that are transferred or redeemed on a “first in/first out” basis. The shares in the DRIP are also eligible for the “average cost” basis method, should you so elect.

Information reporting (transfer statements) on other transactions may also be required under these rules. Generally, these reports are made for certain transactions. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders should consult their tax advisors regarding the consequences of these rules.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its shares of common stock, or the shares of common stock are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership, concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our shares of common stock may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of USRPIs and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the shares of common stock is treated as effectively connected with the Non-U.S.

Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we generally will withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (2) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our shares of common stock are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding shares of common stock at any time during the five-year period ending on the date of the sale.

We believe, but cannot assure you, that we will qualify as “domestically controlled”. However, if we were not domestically controlled, a Non-U.S. Stockholder’s sale of shares of common stock would be subject to tax, unless the shares of common stock were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our shares of common stock. However, it is not anticipated that our shares of common stock will be “regularly traded” on an established securities market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such shares of common stock may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of common stock paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (1) a “controlled foreign corporation” for U.S. federal income tax purposes, (2) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (3) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (4) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts for taxable years beginning after December 31, 2012 is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of stock. Holders of shares of our common stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to (a) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Applicable Treasury Regulations and other IRS guidance provide that these rules generally will apply to payments of dividends on our common stock made after June 30, 2014 and generally will apply to payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

Distribution Reinvestment Plan.  Stockholders who participate in the DRIP will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See the section entitled “— Taxation of U.S. Stockholders” above. Stock received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A repurchase of our shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the repurchase satisfies certain tests set forth in Code Section 302(b) enabling the repurchase to be treated as a sale or exchange of our shares. The repurchase will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) are satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances existing at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a repurchase of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our common stock.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of shares of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan subject to ERISA must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors —  U.S. Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See the section entitled “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Commencing with our NAV pricing date, our advisor will be responsible for calculating our quarterly NAV on each business day on which we make a quarterly financial filing. Our board of directors will review the NAV calculation quarterly. To calculate our quarterly per share NAV, our advisor will start with the fair value of our real estate and real estate-related assets, which will be determined taking into consideration the estimate of market value by the independent valuer, and the fair value of our other assets and subtract the fair value of our liabilities, including accrued fees and expenses and accrued distributions. Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data. We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans subject to ERISA be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA for purposes of ERISA and/or Code Section 4975, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans subject to ERISA would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in an entity in which equity participation by “benefit plan investors” is not “significant.”

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exception

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exception, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must generally be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct contractual management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to ensure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate which is managed or developed and over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under current Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SECURITIES

We were incorporated under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 350,000,000 shares of stock, of which 300,000,000 shares are classified as common stock at $0.01 par value per share and 50,000,000 shares are classified as preferred stock at $0.01 par value per share. As of the date of this prospectus, 8,888 shares of our common stock were issued and outstanding, held by one stockholder, and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue.

Our charter also contains a provision permitting our board of directors, by resolution, to classify or reclassify any unissued shares of common stock or preferred stock into one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. Our charter requires that the voting rights per share (other than any publicly held share) sold in any private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the section entitled “Risk Factors — Risks Related to an Investment in American Realty Capital Hospitality Trust, Inc.” in this prospectus.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of stock, the holders of shares of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of common stock issued in the offering will be fully paid and non-assessable. Holders of shares of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of common stock will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of each class of shares so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment if we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, tender offer, or proxy contest;
•	the assumption of control by a holder of a large block of our securities; or
•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common stock. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast.

An annual meeting of our stockholders will be held each year, upon reasonable notice on a date that is within a reasonable period of time following the distribution of our annual report to stockholders, at least 30 days after delivery of our annual report to our stockholders. The directors, including the independent directors, shall take reasonable steps to ensure that such notice is provided. The purpose of each annual meeting will be to elect directors and transact any other business that may properly come before the meeting. Special meetings of stockholders may be called upon the request of a majority of our directors, a majority of the independent directors, the chairman of our board of directors, the president or a co-president or the chief executive officer and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than 10% of the votes entitled to be cast on such matter at the meeting. Within 10 days of the receipt of a written request from such stockholders stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting. Simultaneously with the receipt of the request, we shall inform the stockholders requesting the special meeting of the reasonably estimated cost of preparing and mailing a notice of the proposed meeting and request payment accordingly. The meeting must be held at the time and place specified in the notice not less than 15 nor more than 60 days after the distribution of the notice. The presence of stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

If we do not begin the process of achieving a liquidity event by the sixth anniversary of the termination of our primary offering, our charter requires our board of directors to adopt a resolution declaring that a plan of liquidation of our company is advisable and direct that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless extended by a majority of our board of directors and a majority of the independent directors. If the adoption of a plan of liquidation is postponed, our board of directors will reconsider whether liquidation is in the best interests of our stockholders at least annually. Further postponement of the adoption of a plan of liquidation will only be permitted if a majority of the directors, including a majority of independent directors, determine that liquidation would not be in the best interests of our stockholders. If our stockholders do not approve the proposal, we will resubmit the proposal by proxy statement to our stockholders up to once every two years upon the written request of stockholders owning in the aggregate at least 10% of our then outstanding common stock.

Inspection of Books and Records; Stockholder Lists

Any stockholder or his or her designated representative will be permitted, at all reasonable times, to inspect and obtain copies of our corporate records to which he or she is entitled under applicable law, subject to the limits contained in our charter. Under Maryland law, these records include: our bylaws; minutes of the proceedings of our stockholders; an annual statement of affairs; and voting trust agreements deposited with us at our principal office. To the extent that one of our current stockholders makes a request for a record that does not fit within the items listed here, we will consult with our board of directors to determine whether the stockholder shall receive the requested record. After such consultation, we will notify the stockholder of the acceptance or rejection of their request for the record within a reasonable time of their request.

For example, a stockholder may, subject to the limits described above, in person or by agent during normal business hours, inspect and obtain copies of our books of account and our stock ledger. Any stockholder also may present to any officer or its resident agent a written request for a statement of our affairs or our stockholder list, an alphabetical list of names and addresses and telephone numbers of our stockholders along with the number of shares of stock held by each of them. Our stockholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size, in no event smaller than 10-point type.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. The purposes for which a stockholder may request a copy of the stockholders list include matters relating to stockholders’ voting rights and the exercise of stockholders’ rights under federal proxy laws. Specifically, the request cannot be made to secure a copy of our stockholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list and records will not be used for a commercial purpose unrelated to the stockholder’s interest in us.

If our advisor or our directors neglect or refuse to produce or mail a copy of the stockholder list requested by a stockholder, then in accordance with applicable law and our charter, our advisor and our directors will be liable to the stockholder for the costs, including reasonable attorneys’ fees, incurred by the stockholder in compelling production of the list and actual damages suffered by the stockholder because of the refusal or neglect. The remedies provided hereunder to stockholders requesting copies of the stockholder list are in addition to, and will not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and
•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock.

Our board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors, including certain representations and undertakings required by our charter, is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT or that compliance is no longer necessary for REIT qualification.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our being “closely held” within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year);
•	result in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or
•	otherwise result in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will not acquire any rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Code Section 856(h), (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” If the transfer of Excess Securities to a beneficial trust would not be effective for any reason to prevent any of the above violations, then the transfer of that number of shares that would otherwise cause the violation will be null and void and the proposed transferee will not acquire any rights in the shares. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all dividends and other distributions authorized by our board of directors and declared by us on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to exercise all voting rights of the Excess Securities. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions that have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances, including certain representations and undertakings required by our charter, that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver written notice stating the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

Distribution Policy and Distributions

When we have sufficient cash flow available to pay distributions, we intend to pay regular distributions to our stockholders. As of the date of this prospectus, we have no real estate investments. We currently own no properties and have not identified any properties to acquire, other than the six hotel properties identified under “Description of Potential Real Estate Investments.” We will not make any additional real estate investments until we identify additional investment opportunities and raise sufficient capital pursuant to this offering to do so. We cannot predict when we will begin to generate sufficient cash flow from these investments to pay distributions as a result of such investments; however, we expect that these will begin no later than the first calendar month after the calendar month in which we make our first real estate investment. Because all of our operations will be performed indirectly through our operating partnership, our ability to pay distributions depends on our operating partnership’s ability to pay distributions to its partners, including to us. If we do not have enough cash from operations to fund the distributions, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus, unless our charter provides otherwise, senior liquidation preferences, if any.

In addition, the fees, distributions and reimbursements payable to our advisor depend on various factors, including the assets we acquire, indebtedness incurred, and sales prices of investments sold, and therefore cannot be quantified or reserved for until such fees have been earned. See “Management Compensation” in this prospectus. We are required to pay these amounts to our advisor regardless of the amount of cash we distribute to our stockholders and therefore our ability to make distributions from cash flow, as well as cash flow available for investment, to our stockholders may be negatively impacted.

Distributions will be paid to our stockholders when and if authorized by our board of directors and declared by us out of legally available funds. We expect to declare and pay distributions on a regular basis as of daily record dates beginning no later than the first calendar month after the calendar month in which we make our initial real estate investment unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. Distributions will be authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code. We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources; and (e) for those investors participating in the DRIP, a statement that a distribution statement will be provided in lieu of a check. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;
•	our operating and interest expenses;
•	operating results of our properties;
•	the amount of distributions or dividends received by us from our indirect real estate investments;
•	our ability to keep our properties occupied;
•	our ability to maintain or increase rental rates when renewing or replacing current leases;
•	capital expenditures and reserves for such expenditures;
•	the issuance of additional shares; and
•	financings and refinancings.

We must annually distribute at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, in order to meet the requirements for qualification as a REIT under the Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements” section of this prospectus. Our board of directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the section entitled “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests” in this prospectus.

Stockholder Liability

The MGCL provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and
•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor, including other REITs sponsored by affiliates of our sponsor. As a result, our advisor or any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to such shares except to the extent approved by the affirmative vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;
•	owned by our officers; and
•	owned by our employees who are also directors.

“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more, but less than one-third of all voting power;
•	one-third or more, but less than a majority of all voting power; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, we may acquire any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by MGCL, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,
•	a two-thirds vote requirement for removing a director,
•	a requirement that the number of directors be fixed only by vote of the directors,
•	a requirement that a vacancy on our board of directors be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred, and
•	a majority requirement for the calling of a special meeting of stockholders.

We have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not fewer than three.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity, or Roll-up Entity that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving securities of a company that have been listed on a national securities exchange for at least 12 months; or
•	a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act, and comparable provisions under state laws for any material misrepresentations or omissions in the appraisal. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(2)	one of the following:
(a)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously, or
(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that would result in the common stockholders having voting rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;
•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the common stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act. If the offeror does not comply with the provisions set forth above, such non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance and no stockholder may transfer any shares to such non-complying offeror without first offering such shares to us at the greater of the (i) non-compliant tender offer price and (ii) following price, as applicable: (A) if we have an effective share repurchase program at the time of such non-compliant tender offer, the price at which such shares would be able to be repurchased pursuant to the share repurchase program, (B) if we do not have an effective share repurchase program at the time of such non-compliant tender offer and our board of directors has not yet determined a net asset value per share, the price at which such shares would have been able to be repurchased pursuant to the share repurchase program immediately prior to the suspension or termination of the share repurchase program, or (C) if we do not have an effective share repurchase program at the time of such non-compliant tender offer and our board of directors has determined a net asset value per share, a price equal to net asset value per share at such time as determined by our board of directors.

Rights of Objecting Stockholders

Under Maryland law, dissenting stockholders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the MGCL, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an “objecting stockholder” unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without stockholder approval, our charter may be amended, after approval by our board, by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at a meeting of our board of directors.

Dissolution or Termination of the Company

As a Maryland corporation, we may be dissolved at any time after a determination by a majority of the entire board that dissolution is advisable and the approval of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. Our board will determine when, and if, to:

•	have our shares of common stock listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and
•	commence subsequent offerings of common stock after completing this offering.

Our board of directors, in consultation with management, may determine that it is in our best interests to begin the process of engaging advisors (including an entity under common ownership with the parent of our sponsor) to consider alternatives with respect to a liquidity event at such time during our offering stage that it can reasonably determine that all of the securities in this offering will be sold within a reasonable period (i.e., three to six months) after the termination of the offering. Our board may decide, among other things, to:

•	list our shares of common stock on a national securities exchange;

•	sell our assets individually including seeking stockholder approval if the action would constitute the sale of all or substantially all of our assets;
•	continue our business and evaluate a listing of our shares of common stock at a future date; or
•	adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Our bylaws also provide that nominations of individuals for election to our board of directors and the proposal of other business may be made at an annual meeting, but only:

•	in accordance with the notice of the meeting;
•	by or at the direction of our board; or
•	by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:

•	not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of release of the proxy statement for the previous year’s annual meeting; or
•	if the date of the meeting is advanced or delayed by more than 30 days from the anniversary date or of the previous year’s annual meeting if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the annual meeting or the tenth day following our first public announcement of the date of such meeting.

Nominations of individuals for election to our board of directors may be made at a special meeting, but only:

•	by or at the direction of our board; or
•	if the meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:

•	not earlier than 120 days prior to the special meeting; and
•	not later than 5:00 p.m., Eastern Time, on the later of either:
º	90 days prior to the special meeting; or
º	10 days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

DISTRIBUTION REINVESTMENT PLAN

We have adopted the distribution reinvestment plan, or DRIP. The following is a summary of the DRIP. A complete copy of our form of DRIP is included in this prospectus as Appendix B.

Investment of Distributions

We have adopted a DRIP pursuant to which our stockholders, and, subject to certain conditions set forth in the DRIP, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by AR Capital, LLC or its affiliates, may elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under the DRIP beyond the termination of our primary offering until we have sold all the shares allocated to the DRIP. We also may offer shares under the DRIP pursuant to a new registration statement. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP. Any shares issued pursuant to the DRIP are subject to registration and renewal in any state in which such shares are offered and the offering of such shares is not exempt under applicable laws and regulations. Until the NAV pricing date, we will offer shares under our DRIP at $23.75 per share, which is 95% of the primary offering price. Thereafter, we will offer shares under our DRIP at per share NAV.

No dealer manager fees or selling commissions will be paid with respect to shares purchased pursuant to the DRIP; therefore, we will retain all of the proceeds from the reinvestment of distributions.

Pursuant to the terms of the DRIP, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the DRIP may purchase fractional shares. If sufficient shares are not available for issuance under the DRIP, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to the DRIP will have the same rights as stockholders with respect to shares purchased under the DRIP and will be treated in the same manner as if such shares were issued pursuant to the primary offering.

After the termination of the offering of our shares registered for sale pursuant to the DRIP under this prospectus, we may determine to allow participants to reinvest cash distributions from us in shares issued by another program sponsored by AR Capital, LLC only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in such subsequent program and such prospectus allows investments pursuant to a distribution reinvestment plan;
•	a registration statement covering the interests in such subsequent program has been declared effective under the Securities Act;
•	the offer and sale of such interests are qualified for sale under applicable state securities laws;
•	the participant executes the subscription agreement included with the prospectus for such subsequent program;
•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for such subsequent program; and
•	the subsequent program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

Stockholders who invest in subsequent programs sponsored by AR Capital, LLC pursuant to the DRIP will become investors in such subsequent program and, as such, will receive the same reports as other investors in such subsequent program.

Election to Participate or Terminate Participation

A stockholder may become a participant in the DRIP by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the DRIP may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in the DRIP will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in the DRIP. Any prospective investor who wishes to participate in the DRIP should consult with his or her broker as to the broker’s position regarding participation in the DRIP.

We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in the DRIP if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the section entitled “Investment by Tax-Exempt Entities and ERISA Considerations” in this prospectus. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the stockholder to fail to meet the suitability standards set forth in this prospectus for the stockholders initial purchase of shares of common stock.

Each stockholder electing to participate in the DRIP shall notify the reinvestment agent if any time during his or her participation in the DRIP, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in the DRIP. A withdrawal from participation in the DRIP will be effective with respect to distributions for a distribution period only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the DRIP with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the DRIP by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the DRIP must be registered in every state in which such offers and sales are made and the offering of such shares is not exempt under applicable laws and regulations. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the DRIP in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to the DRIP.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under the DRIP, or Excluded Distributions. Accordingly, if proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to the DRIP. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our REIT taxable income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution an Excluded Distribution. In that event, the amount distributed to participants in the DRIP will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through the DRIP. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Material U.S. Federal Income Tax Considerations

Taxable participants will incur tax liability even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under the DRIP. See the section entitled “Risk Factors — U.S. Federal Income Tax Risks” in this prospectus. In addition, to the extent you purchase shares through the DRIP at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Until such time as we calculate NAV, we will sell shares pursuant to the DRIP at $23.75 per share and expect our board of directors to estimate the fair value of a share of our common stock to be $25.00, the offering price in the primary offering. Additionally, at least until our offering stage is complete, we expect that no secondary trading market for our shares will develop. Therefore, at least until we calculate NAV, participants in the DRIP will be treated as having received a distribution of $25.00 for each $23.75 reinvested by them under the DRIP. You will be taxed on the amount of such distribution (including the discount from fair market value) as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the DRIP will be provided to each participant at least annually.

The IRS has provided guidance that a discount on the price of stock purchased under a distribution reinvestment program will not result in the payment of a preferential dividend if such discount does not exceed 5% of the fair market value of the stock. However, the fair market value of our share of common stock for U.S. federal income tax purposes is unclear. Initially, the per share price for our common stock pursuant to our DRIP will be $23.75, which is 95% of the primary offering price of $25.00 (which includes the maximum selling commissions and dealer manager fee). It is unclear whether the fair market value of a share of our common stock for U.S. federal income tax purposes is equal to the $25.00 offering price or some lesser amount. It is our intention that the per share price of $23.75 pursuant to our DRIP does not result in a discount of more than 5% from the fair market value of a share of our common stock. In fact, it is possible that a participant in our DRIP who pays $23.75 per share could be paying more than fair market value for a share. Further, after the NAV pricing date, the per share price for our common stock pursuant to our DRIP will be equal to the per share NAV (and does not include selling commissions or the dealer manager fee). It is our position that the per share NAV is intended to reflect the fair market value per share for U.S. federal income tax purposes. However, shares offered in our primary offering following such time as we calculate NAV will be offered at the per share NAV plus selling commissions and the dealer manager fee. If the IRS were to take a position contrary to our position that the per share NAV reflects the fair market value per share, it is possible that we may be treated as offering our stock under our DRIP at a discount greater than 5% of its fair market value resulting in the payment of a preferential dividend. See “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements” for a discussion of preferential dividends.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of, suspend, or terminate the DRIP for any reason at any time upon ten days’ written notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the DRIP (without terminating the DRIP generally), by sending ten days’ prior written notice of termination to the terminated participant. Notices to a DRIP participant may be given by letter addressed to the participant at the participant’s last address of record with the reinvestment agent or by providing the relevant information in a press release or a report filed by the company with the SEC.

SHARE REPURCHASE PROGRAM

Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law, if such repurchases do not impair our capital or operations. Specifically, state securities regulators impose investor suitability standards that establish specific financial thresholds that must be met by any investor in certain illiquid, long-term investments, including REIT shares.

Until the NAV pricing date and except as set forth below, a stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through our share repurchase program, although if a stockholder sells back all of its shares, our board of directors has the discretion to exempt shares purchased pursuant to the DRIP from this one-year requirement. In addition, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement as discussed below. Once we begin calculating NAV, no holding period would be required. The purchase price for shares repurchased under our share repurchase program will be as set forth below, including with respect to any shares of our common stock repurchased in connection with a stockholder’s death or disability. We do not currently anticipate obtaining appraisals for our investments (other than in connection with our NAV calculation or investments in transactions with our sponsor, our advisor, our directors or their respective affiliates). The NAV of our investments will not represent the amount of net proceeds that would result from an immediate sale of our assets. Beginning with the NAV pricing date, our advisor will begin calculating NAV, upon which the purchase price for shares under our share repurchase program will be based. In connection with the NAV calculation, our independent valuer will perform appraisals of our properties as set forth in. Only those stockholders who purchased their shares from us or received their shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our shares are transferred for value by a stockholder, the transferee and all subsequent holders of the shares are not eligible to participate in the share repurchase program. We will repurchase shares on the last business day prior to the filing of each quarterly financial filing (and in all events on a date other than a dividend payment date).

Share Repurchase Program Prior to our Calculation of NAV

Prior to our calculation of NAV, the price per share that we will pay to repurchase shares of our common stock, in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock, will be as follows:

•	the lower of $23.13 and 92.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least one year;
•	the lower of $23.75 and 95.0% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least two years;
•	the lower of $24.38 and 97.5% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least three years; and
•	the lower of $25.00 and 100% of the price paid to acquire the shares from us for stockholders who have continuously held their shares for at least four years.

Pursuant to the terms of our share repurchase program, we intend to make repurchases, if requested, at least once quarterly. Each stockholder whose repurchase request is granted will receive the repurchase amount within 30 days after the fiscal quarter in which we grant the repurchase request. Subject to the limitations described in this prospectus, we also will repurchase shares upon the request of the estate, heir or beneficiary, as applicable, of a deceased stockholder. We will limit the number of shares repurchased pursuant to our share repurchase program in any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. In addition, funds available for our share repurchase program are limited or described below and may not be sufficient to accommodate all requests. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Funding for the share repurchase program will be derived from proceeds we maintain from the sale of shares under the DRIP and other operating funds, if any, as our board of directors, in its sole discretion, may reserve for this purpose. We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. However, a stockholder may withdraw its request at any time or ask that we honor the request when funds are available. Pending repurchase requests will be honored on a pro rata basis.

Share Repurchase Program Following our Calculation of NAV

Commencing with the NAV pricing date, our advisor will be responsible for calculating our quarterly NAV at the end of each day on which we make a quarterly financial filing. Our board of directors will review the NAV calculation quarterly. To calculate our quarterly per share NAV, our advisor will start with the fair value of real estate and real estate-related assets, which will be determined taking into consideration the appraisal by the independent valuer, and the fair value of our other assets and liabilities, including accrued fees and expenses and accrued distributions. Our advisor will estimate these amounts based on factors such as (1) quarterly operating budgets for the assets; (2) estimated management fees payable to our advisor; (3) quarterly budgets for all other expenses; and (4) year-to-date actual performance data.

Once our advisor begins calculating NAV, the terms of the share repurchase program will be as described below.

Generally, we will pay repurchase proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the third business day following each quarterly financial filing. The repurchase price per share will be our then-current per share NAV. Subject to limited exceptions, stockholders whose shares of our common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate per share NAV of the shares of common stock received.

If a stockholder’s repurchase request is received after 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing, such shares will be redeemed on the last business day prior to the next quarterly financial filing at a price equal to the next quarterly per share NAV, calculated after the close of business on each day on which we make our quarterly financial filing. Although such stockholder may not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, 1-866-532-4743. The line is open on each business day between the hours of 9:00 a.m. and 7:00 p.m. Eastern time. Repurchase requests submitted before 4:00 p.m. Eastern time on the last business day prior to a quarterly financial filing must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on the last business day prior to a quarterly financial filing, must be cancelled before 4:00 p.m. Eastern time on the second to last business day prior to the next quarterly financial filing. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

We will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. We intend to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: 5% of our NAV in excess of $1 billion. However, our stockholders should not expect that we will maintain liquid assets at or above this level. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund repurchases. Our board of directors will review the amount and sources of liquid assets on a quarterly basis.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-selling stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be repurchased in such quarter; provided that we will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year.

Once we begin calculating NAV, there is no minimum holding period for shares of our common stock and stockholders can submit their shares for repurchase at any time; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment. In order to offset any incremental costs in holding liquid investments, keeping borrowing capacity available, drawing funds under a line of credit and selling assets we would not otherwise have sold and to protect the interests of long-term stockholders and to reduce the possible impact of short-term trading on our performance, stockholders whose shares are repurchased within four months of purchasing them will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock repurchased. For purposes of determining whether the short-term trading fee applies, we will repurchase the shares that were held the longest first. The short-term trading fee will not apply in circumstances involving a stockholder’s death, post-purchase disability or divorce decree, repurchases made as part of a systematic withdrawal plan, repurchases in connection with periodic portfolio rebalancings of certain wrap or fee-based accounts, repurchases of shares acquired through the DRIP and the cancellation of a purchase of shares within the five-day period after the investor executes a subscription agreement and in other circumstances at our discretion.

Death and Disability of a Stockholder

Prior to the time that we begin calculating NAV, upon the death or disability of a stockholder, upon request, we will waive the one-year holding requirement. Once our advisor begins calculating NAV, no holding period would be required. Shares repurchased in connection with the death or disability of a stockholder will be repurchased at a purchase price equal to the price actually paid for the shares during the offering, or if not engaged in the offering, the per share purchase price will be based on the greater of the price paid for such shares or the then-current NAV of the shares as determined by our board of directors (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

Share Repurchase Program Generally

Regardless of whether we are calculating NAV or not, our share repurchase program is subject to the terms and conditions described below.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors may also amend, suspend or terminate the program upon 30 days’ notice or reject any request for repurchase if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.

Our sponsor, our advisor, our property manager, our sub-property manager, our directors and our affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	waive the one year holding period requirement before the NAV pricing date in the event of the death or disability of a stockholder, other involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;
•	reject any request for repurchase;
•	change the purchase price for repurchases; or
•	otherwise amend, suspend or terminate the terms of our share repurchase program.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death of a stockholder; (ii) next, pro rata as to repurchases to stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for repurchase, except that the minimum number of shares that must be presented for repurchase shall be at least 25% of the holder’s shares. However, if the repurchase request is made within six months of the event giving rise to the special circumstances described in this sentence, where repurchase is being requested (i) on behalf of the estate, heirs or beneficiaries, as applicable, of a deceased stockholder; (ii) by a stockholder due to another involuntary exigent circumstance, such as bankruptcy; or (iii) by a stockholder due to a mandatory distribution under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining shares.

A stockholder who wishes to have shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

The share repurchase program immediately will terminate if our shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly in reports we file with the SEC, a press release and/or via our website.

Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase program will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Neither the special limited partner nor any of its affiliates may request that we may submit any of its shares for repurchase (excluding the sponsor’s initial capital contribution of $200,000) until we have raised $20,000,000 in offering proceeds in our primary offering. Furthermore, such parties’ repurchase requests will only be accepted (1) on the last business day of a calendar quarter, (2) after all other stockholders’ repurchase requests for such quarter have been accepted, and (3) if such repurchases do not cause total repurchases for a calendar year to exceed 5% of the weighted average number of shares of common stock outstanding during the previous calendar year.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT

The following is a summary of the material terms of the agreement of limited partnership of our operating partnership. This summary and the descriptions of the operating partnership agreement provisions elsewhere in this prospectus are qualified by such agreement itself, which is filed as an exhibit to our registration statement, of which this prospectus is a part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Conducting our operations through the operating partnership allows the sellers of properties to contribute their property interests to the operating partnership in exchange for OP Units rather than for cash or our common stock. This enables the seller to defer some or all of the potential taxable gain on the transfer. From the seller’s perspective, there are also differences between the ownership of common stock and partnership units, some of which may be material because they impact the business organization form, distribution rights, voting rights, transferability of equity interests received and U.S. federal income taxation.

Description of Partnership Units

Partnership interests in the operating partnership, other than the special limited partner interest, are divided into “units.” The operating partnership has three classes of units: (a) GP Units; (b) OP Units; and (c) Class B Units.

GP Units

GP Units represent an interest as a general partner in the operating partnership and we, as general partner, will hold all such units. In return for the initial capital contribution of $200,000 we made, the operating partnership issued to us 8,888 general partnership units that were subsequently redesignated as 8,888 GP Units.

In our capacity as general partner, we manage the operating partnership and are liable for certain unpaid debts and liabilities of the operating partnership.

Limited Partnership Units Generally

Limited partnership units represent an interest as a limited partner in the operating partnership. The operating partnership may issue additional partnership units and classes of partnership units with rights different from, and superior to, those of limited partnership units of any class, without the consent of the limited partners. Holders of limited partnership units do not have any preemptive rights with respect to the issuance of additional units.

Limited partners of any class do not have the right to participate in the management of the operating partnership. Limited partners of any class who do not participate in the management of the operating partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the operating partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the operating partnership agreement. With respect to such amendments, each OP Unit has one vote. See the section entitled “— Management of the Operating Partnership” below for a more detailed discussion of this subject.

In general, each OP Unit and Class B Unit (and GP Unit) will share equally in distributions from the operating partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the operating partnership’s liquidation, OP Units and Class B Units (and GP Units) also will share equally on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the special limited partner. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each limited partnership common unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.

Under certain circumstances, holders of limited partnership units of any class may be restricted from transferring their interests without the consent of the general partner. See the section entitled “— Transferability of Interests” below for a discussion of certain restrictions imposed by the operating partnership agreement on such transfers.

OP Units

For each OP Unit received, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the operating partnership. Further, such holders will not have the right to make additional capital contributions to the operating partnership or to purchase additional OP Units without our consent as general partner. For further information on capital contributions, see the section entitled “— Capital Contributions” below.

After owning an OP Unit for one year, OP Unit holders generally may, subject to certain restrictions, exchange OP Units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock. See the section entitled “— Limited Partner Exchange Rights” below for a description of these rights and the amount and types of consideration a limited partner is entitled to receive upon exercise of such rights. These exchange rights are accelerated in the case of some extraordinary transactions. See the section entitled “— Extraordinary Transactions” below for an explanation of the exchange rights under such circumstances.

Class B Units

Subject to the approval of our board of directors, asset management subordinated participation interests to the advisor are paid in the form of Class B Units. Class B Units represent limited partnership interests in the operating partnership intended to be profits interests. We, as the general partner, shall cause the operating partnership to issue Class B Units to our advisor in connection with the services provided by our advisor under the advisory agreement to manage the assets of the operating partnership. The Class B Units shall be issuable quarterly in arrears subject to the approval of the general partner’s board of directors. The number of Class B Units issuable to the advisor quarterly is determined by dividing 0.25% of the cost of our assets (or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.25%, once we begin calculating NAV) by the value of one share of common stock as of the end of such quarter (which will be based on NAV once we begin calculating NAV).

Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

After a Class B Unit is no longer subject to forfeiture as described in the previous paragraph, if the capital account attributable to such Class B Unit has been sufficiently adjusted pursuant to the special allocations described below in “— Allocations”, the Class B Unit will automatically convert into an OP Unit.

The holder of Class B Units has the right to make capital contributions to the operating partnership in exchange for OP Units, subject to the approval of the general partner, in order to trigger a revaluation of the operating partnership’s assets and a corresponding allocation of any unrealized gain in the event of a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement.

Management of the Operating Partnership

The operating partnership is organized as a Delaware limited partnership pursuant to the terms of the operating partnership agreement. We are the general partner of the operating partnership and conduct substantially all of our business through it. Pursuant to the operating partnership agreement, we, as the general partner, have full, exclusive and complete responsibility and discretion in the management and control of the partnership, including the ability to enter into major transactions, such as acquisitions, dispositions and refinancings, and to cause changes in the operating partnership’s business and distribution policies. Further, we may, without the consent of the limited partners:

•	file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the partnership’s debts under Title 11 of the United States Bankruptcy Code, or any other federal or state insolvency law, or corresponding provisions of future laws, or file an answer consenting to or acquiescing in any such petition; or
•	cause the operating partnership to make an assignment for the benefit of its creditors or admit in writing its inability to pay its debts as they mature.

The limited partners, in their capacities as such, will have no authority to transact business for, or participate in the management or decisions of, the operating partnership, except as provided in the operating partnership agreement and as required by applicable law. Further, the limited partners have no right to remove us as the general partner.

As general partner, we also may amend the operating partnership agreement without the consent of the limited partners. However, the following amendments will require the unanimous written consent of the affected limited partners or the consent of limited partners holding more than 50% of the voting power in the operating partnership:

•	any amendment that alters or changes the distribution rights of limited partners, subject to the exceptions discussed below under the “— Distributions” portion of this section;
•	any amendment that alters or changes the limited partner’s exchange rights;
•	any amendment that imposes on limited partners any obligation to make additional capital contributions; or
•	any amendment that alters the terms of the operating partnership agreement regarding the rights of the limited partners with respect to extraordinary transactions.

Indemnification

To the extent permitted by law, the operating partnership agreement provides for indemnification of us when acting in our capacity as general partner. It also provides for indemnification of directors, officers and other persons that we may designate under the same conditions, and subject to the same restrictions, applicable to the indemnification of officers, directors, employees and stockholders under our charter. See the section entitled “Management — General — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” in this prospectus.

Transferability of Interests

Under the operating partnership agreement, we may not withdraw from the partnership or transfer or assign all of our general partnership interest without the consent of holders of two-thirds of the limited partnership units, except in connection with the sale of all or substantially all of our assets. Under certain circumstances and with the prior written consent of the general partner and satisfaction of other conditions set forth in the operating partnership agreement, holders of limited partnership units may withdraw from the partnership and transfer and/or encumber all or any part of their units.

In addition, limited partnership units will not be registered under the federal or state securities laws. As a result, the ability of a holder to transfer its units may be restricted under such laws.

Extraordinary Transactions

The operating partnership agreement generally permits us and/or the operating partnership to engage in any authorized business combination without the consent of the limited partners. A business combination is any merger, consolidation or other combination with or into another entity, or the sale of all or substantially all the assets of any entity, or any liquidation, reclassification, recapitalization or change in the terms of the equity stock into which a unit may be converted. We are required to send to each limited partner notice of a proposed business combination at least 15 days prior to the record date for the stockholder vote on the combination, if any.

Any limited partners who timely exchange their units prior to the record date for the stockholder vote on a business combination shall be entitled to vote their shares in any stockholder vote on the business combination. Limited partners who exchange their units after the record date may not vote their shares in any stockholder vote on the proposed business combination.

We cannot consummate a business combination (other than one in which we are the surviving entity) unless all limited partners receive, or have the right to election to receive, for each OP Unit or Class B Unit they own, an amount of cash, securities or other property equal to the amount of cash, securities or other property or value paid in the combination to a holder of a share of common stock. If, in connection with a business combination, a tender or similar offer has been accepted by holders of more than 50% of the outstanding common stock, then each limited partner will have the option to exchange its OP Units or Class B Units for the amount of cash, securities or other property which the limited partner would have received had it exercised its exchange rights under the operating partnership agreement, and tendered the shares of common stock received upon exercise of the exchange rights immediately prior to the expiration of the offer.

However, we may merge into or consolidate with another entity without adhering to these limitations if, immediately after the merger or consolidation, substantially all the assets of the surviving entity, other than the partnership units held by us, are contributed to the operating partnership as a capital contribution in exchange for partnership units with a fair market value equal to the value of the assets contributed as determined by the surviving entity’s general partner in good faith and the surviving entity’s general partner expressly agrees to assume all of our obligations as general partner under the operating partnership agreement.

Issuance of Additional Units

As general partner of the operating partnership, we will be able to cause, without the consent of the limited partners, the operating partnership to issue additional units representing general and/or limited partnership interests. A new issuance may include preferred units, which may have rights which are different than, and/or superior to, those of GP Units, OP Units and Class B Units. Furthermore, the operating partnership agreement requires the issuance of additional units to us corresponding with any issuance of stock by us pursuant to the distribution reinvestment program or as a result of our distributing stock in order to meet our annual distribution requirement to maintain our status as a REIT.

Capital Contributions

The operating partnership agreement provides that, if the operating partnership requires additional funds at any time, or from time to time, in excess of funds available to it from prior borrowings or capital contributions, we, as general partner, have the right to raise additional funds required by the operating partnership by causing it to borrow the necessary funds from third parties on such terms and conditions as we deem appropriate. As an alternative to borrowing funds required by the operating partnership, we may contribute the amount of such required funds as an additional capital contribution. The operating partnership agreement also provides that we must contribute cash or other property received in exchange for the issuance of equity stock to the operating partnership in exchange for units. Upon the contribution of cash or other property received in exchange for the issuance of common shares, we will receive one OP Unit for each share issued by us. Upon the contribution of the cash or other property received in exchange for the issuance of each share of equity stock other than shares of common stock, we will receive one unit with rights and preferences respecting distributions corresponding to the rights and preferences of the equity stock that we issued. If we contribute additional capital to the operating partnership, our partnership interest will be increased on a proportionate basis. Conversely, the partnership interests of the limited partners will be decreased on a proportionate basis if we contribute any additional capital.

Distributions

The operating partnership agreement sets forth the manner in which distributions from the partnership will be made to partners. Distributions from the partnership are made at the times and in the amounts determined by us, as the general partner. Under the operating partnership agreement, preferred units, if any, may entitle their holders to distributions prior to the payment of distributions for the other units.

The operating partnership agreement provides that cash available for distribution, excluding net proceeds from any sale or other disposition of properties of the operating partnership, or net sales proceeds, will be distributed to the partners holding GP Units, OP Units and/or Class B Units based on their percentage interests. Net sales proceeds will be distributed to partners as follows:

•	first, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders’ and such OP Unit holders’ “net investment” balance is zero;
•	second, 100% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units entitled to such distributions in proportion to each such partner’s percentage interests, until our stockholders and such OP Unit holders have received a cumulative, pre-tax, non-compounded return of 6% per year on their average “net investment” balance; and
•	thereafter, 15% to the special limited partner, and 85% to us as holder of GP Units and OP Units (which we will distribute to the holders of our common stock) and any other holder of OP Units and/or Class B Units entitled to such distributions in accordance with each such partner’s percentage interests.

The return calculation described above applies to all distributions received and not just distributions of net sales proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we will then distribute to our stockholders. As it relates to our stockholders, “net investment” means the excess of gross proceeds raised in all offerings over all prior distributions of net sales proceeds and any amounts paid by us to repurchase shares of our stock pursuant to our share repurchase program or otherwise. As it relates to the limited partners, “net investment” means the excess of capital contributions made by limited partners over all prior distributions to the limited partners of net sales proceeds (other than distributions on limited partner interests held directly or indirectly by us as the general partner) and any proceeds or property used to redeem limited partner interests (except those held directly or indirectly by us as the general partner).

The special limited partner also will be entitled to defer distributions under some circumstances and to receive subordinated distributions from the operating partnership upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

The operating partnership agreement also provides that, as general partner, we have the right to amend the distribution provisions of the operating partnership agreement to reflect the issuance of additional classes of units. The operating partnership agreement further provides that, as general partner, we shall use our best efforts to ensure sufficient distributions are made to meet the annual REIT distribution requirements and to avoid U.S. federal income and excise taxes on our earnings.

Liquidation

Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the partnership will be distributed to partners pro rata in accordance with their positive capital accounts.

Allocations

The operating partnership agreement provides that net income, net loss and any other individual items of income, gain, loss or deduction of the operating partnership (other than net gain or net loss from the sale of property of the operating partnership) will be allocated among the partners in accordance with their percentage interests. Net gain, net loss and items of income, gain, loss or deduction of the operating partnership from the sale of property of the operating partnership shall be allocated among the partners in such a manner that (after giving effect to the allocation pursuant to the first sentence of this paragraph) the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, proportionately equal to the distributions of net sales proceeds that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash. Such calculation shall also assume that all operating partnership liabilities were satisfied and the net sales proceeds of the operating partnership were distributed to the partners immediately after making such allocation.

Notwithstanding the previous paragraph, the operating partnership agreement provides that the following special allocations shall be made prior to the allocations in the prior paragraph. Net gain and items of income and gain of the operating partnership from the sale of property of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the holders of Class B Units until their capital account balances attributable to their holdings of Class B Units are equal to the average capital account balance of holders of OP Units attributable to such OP Units, and such allocations shall be made on a unit-by-unit basis in order to allow for the greatest number of Class B Units to convert into OP Units at any one time. Furthermore, after the allocations made in the previous sentence, net gain and items of income and gain of the operating partnership from the sale of assets of the operating partnership, and unrealized gain from the revaluation of the operating partnership’s assets, shall be allocated to the special limited partner until the special limited partner has received aggregate allocations of income for all fiscal years equal to the aggregate amount of distributions the special limited partner is entitled to receive or has received for such fiscal year and all prior fiscal years. If the special limited partner is entitled to received distributions pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, unrealized gain from the revaluation of the operating partnership’s assets shall be allocated to the special limited partner until it has received aggregate allocations equal to the amount of distributions our advisor is entitled to receive pursuant to such promissory note.

Operations

The operating partnership agreement requires that the partnership be operated in a manner that will:

•	satisfy the requirements for our classification as a REIT;
•	avoid any U.S. federal income or excise tax liability, unless we otherwise cease to qualify as a REIT; and
•	ensure that the operating partnership will not be classified as a publicly traded partnership under the Code.

Pursuant to the operating partnership agreement, the operating partnership will assume and pay when due, or reimburse us for, payment of all administrative and operating costs and expenses incurred by the operating partnership and the administrative costs and expenses that we incur on behalf, or for the benefit, of the operating partnership.

Limited Partner Exchange Rights

Pursuant to the operating partnership agreement, each holder of an OP Unit has the right, but not the obligation, to exchange all or a portion of their OP Units for cash or, at the operating partnership’s option, for shares of our common stock on such terms and subject to such conditions and restriction as will be contained in one or more exchange rights agreements among us, as the general partner, the operating partnership and one or more limited partner, provided, that such OP Units shall have been outstanding for at least one year. The form of the exchange rights agreement shall be provided by the general partner.

Exercise of exchange rights will be a taxable transaction in which gain or loss will be recognized by the limited partner exercising its right to exchange its units for the cash value of a corresponding number of shares of our common stock or, at the option of the operating partnership, a corresponding number of shares of our common stock, to the extent that the amount realized exceeds the limited partner’s adjusted basis in the units exchanged.

Special Limited Partner

The special limited partner, an entity which is owned by our sponsor, is a Delaware limited liability company formed on July 23, 2013 and is the special limited partner of our operating partnership. Except as described below, the special limited partner does not hold any general partnership interests or limited partnership interests and does not have any voting rights, approval rights, rights to distributions or any other rights under the partnership agreement. The special limited partner is entitled to receive subordinated distributions of net proceeds in connection with the sale of the assets of our operating partnership, upon a listing of our common stock on a national securities exchange, other liquidity events and the termination of the advisory agreement. Any such subordinated distribution to the special limited partner is related to our successful performance. Such distribution is calculated as 15% of the excess of (a) an amount equal to the value of our stock or assets determined as of the listing of our common stock, termination of the advisory agreement or other liquidity event, as applicable, plus the amount of all distributions made to investors prior to such time over (b) the amount the investors would receive as a return of their net capital contributions plus payment to investors of an annual 6% cumulative, pre-tax, non-compounded return on the capital contributed by investors. If the special limited partner is entitled to receive a subordinated distribution, other than pursuant to a promissory note issued to it in connection with the listing of our common stock or the termination of the advisory agreement, the special limited partner shall be entitled to contribute the right to receive such subordinated distribution to the operating partnership in exchange for OP Units in an amount equal to the value of such subordinated distribution right. If the special limited partner obtains OP Units in this manner, the special limited partner shall have all the rights of any holder of OP Units, including the limited partner exchange right described herein. For a more detailed discussion of such distributions, see the section entitled “Management Compensation” in this prospectus.

Tax Matters

Pursuant to the operating partnership agreement, we will be the tax matters partner of the operating partnership, and as such, will have authority to make tax decisions under the Code on behalf of the operating partnership. Tax income and loss generally will be allocated in a manner that reflects the entitlement of the general partner, limited partners and special limited partner to receive distributions from the operating partnership. We will file a U.S. federal income tax return annually on behalf of the operating partnership on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required. To the extent that any special purpose entity is not wholly owned by the operating partnership or is a taxable REIT subsidiary, we will arrange for the preparation and filing of the appropriate tax returns for such special purpose entity for U.S. federal income tax purposes. For a description of other tax consequences stemming from our investment in the operating partnership, see the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” in this prospectus.

Duties and Conflicts

Except as otherwise set forth under the sections entitled “Conflicts of Interest” and “Management” in this prospectus, any limited partner may engage in other business activities outside the operating partnership, including business activities that directly compete with the operating partnership.

Term

The operating partnership will continue in full force and effect until December 31, 2099 or until sooner dissolved and terminated (i) upon our dissolution, bankruptcy, insolvency or termination, (ii) an election made by us, as the general partner, with the consent of the limited partners holding at least a majority of the percentage interest of the limited partners (including limited partner interests held by the general partner), (iii) an event of withdrawal by us, as the general partner (as defined in the Delaware Revised Uniform Limited Partnership Act), other than an event of bankruptcy, unless, within ninety days after such event of withdrawal, a majority in interest of the remaining limited partners consent to continuing the business of the operating partnership and to the appointment of a successor general partner, (iv) upon the sale or other disposition of all or substantially all the assets of the operating partnership unless we, as general partner, elect to continue the business of the operating partnership to collect the indebtedness or other consideration to be received in exchange for the assets of the operating partnership, or (v) by operation of law.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 80,000,000 shares of our common stock to the public through our dealer manager, a registered broker-dealer affiliated with our advisor, in our primary offering at a price of up to $25.00 per share (which includes the maximum allowed to be charged for commission and fees, subject to certain discounts as described below), except as provided below.

The shares are being offered on a “reasonable best efforts” basis. We also are offering up to 21,052,631 shares of common stock under our DRIP, initially at $23.75 per share, which is 95% of the primary offering price, until the NAV pricing date. On and after the NAV pricing date, the per share purchase price for our shares in our primary offering will vary quarterly and will be equal to our NAV, divided by the number of shares outstanding as of the end of the business day preceding the day on which we file our quarterly financial filing, plus applicable commissions and fees. On and after the NAV pricing date, we will offer shares under our DRIP at per share NAV, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We reserve the right to reallocate the shares of our common stock we are offering between our primary offering and the DRIP.

The offering of shares of our common stock will terminate on or before January 7, 2016, which is two years after the effective date of this offering. If we have not sold all the shares within two years, we may continue our primary offering for an additional year until January 7, 2017. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to the DRIP until we have sold all shares allocated to the DRIP in which case participants in the DRIP will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

Our dealer manager was organized in August 2007 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by American Realty Capital, its affiliates and its predecessors and other issuers. For additional information about our dealer manager, including information relating to our dealer manager’s affiliation with us, please refer to the section of this prospectus captioned “Management —  General — Dealer Manager.”

Our board of directors has arbitrarily determined the initial selling price of the shares, which will be the purchase price of our shares until such time as we calculate NAV, which is consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because such initial offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Commencing with the NAV pricing date, the total of the selling commissions and dealer manager fees paid will equal 10.0% of NAV and the public offering price in our primary offering will be the per share NAV plus 10.0% of such per share NAV, subject to certain discounts described below. After the close of business on each day on which we make a quarterly financial filing, we will file a pricing supplement with the SEC, which will set forth the calculation of NAV for such quarter, and we will also post that pricing supplement on our website at www.archospitalityreit.com. After the close of business on the day of each such quarterly financial filing, we will also post the per share NAV for that quarter on our website at www.archospitalityreit.com. You may also obtain the quarterly determination of our per share NAV by calling our toll-free, automated telephone line at 1-866-532-4743. In addition to the quarterly pricing supplements, we will provide more frequent pricing supplements if there is a change in the NAV by more than 5% from the per share NAV disclosed in the last filed prospectus or pricing supplement. In such event, we will, after the close of business on the day on which there is such a change in the NAV, file a pricing supplement which would show the calculation of the quarterly NAV and will provide an explanation as to the reason for the change. Commencing on the NAV pricing date, any purchase orders that we receive prior to 4:00 p.m. Eastern time on the last business day prior to each quarterly financial filing will be executed at a price equal to our per share NAV for that quarter. Subscriptions that we receive after 4:00 p.m. Eastern time or thereafter on the last business day prior to each quarterly financial filing will be held for five business days before execution, during which time a subscriber may withdraw his or her subscription which will be executed at a price equal to our per share NAV as calculated by our advisor after the close of business on the day on which we make our quarterly financial filing. If, in that circumstance, the investor does not withdraw his or her subscription within five business days of the original subscription date, the subscription will be processed by us. An investor’s subscription agreement and funds will be submitted to the transfer agent by our dealer manager and/or the broker dealers participating in the offering for settlement of the transaction within three business days of placing an order, but the investor’s share price will always be the per share NAV for such quarter that we received the order, as described above, except in such case where a subscription shall be held for five business days, as described above. Investors submitting a purchase order after 4:00 p.m. Eastern time on the last business day of a quarter will not know the per share NAV at which they will purchase shares at the time that they submit an order. No selling commissions or dealer manager fee will be paid for shares sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross proceeds from this offering. Our dealer manager will also receive a dealer manager fee in the amount of 3.0% of the gross proceeds from this offering as compensation for acting as the dealer manager. Our dealer manager anticipates that, of its 3.0% fee, a maximum of 1.5% of the gross proceeds from shares sold in this offering may be reallowed to participating broker dealers for non-accounting marketing support. However, based on its past experience, our dealer manager does not expect to reallow more than 1.0% of the gross proceeds for such support. Our dealer manager will reallow all selling commissions to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the dealer manager fee will be reallowed such that the combined selling commission and dealer manager fee do not exceed 10.0% of gross proceeds of our primary offering. If the selected broker-dealer receives a 7.5% sales commission, then the dealer manager will receive a 2.5% dealer manager fee. The total amount of all items of compensation from any source, payable to our dealer manager or the soliciting dealers, including non-cash compensation, will not exceed an amount that equals 10.0% of the gross proceeds of the offering (excluding securities purchased through the DRIP). See the section entitled “Management Compensation” in this prospectus.

We will reimburse the dealer manager and any selected broker-dealers for reasonable bona fide due diligence expenses incurred by the dealer manager or any selected broker-dealer which are supported by a detailed itemized invoice. These due diligence reimbursements are not considered a part of the 10% underwriting compensation under FINRA Rule 2310(b)(4)(B)(vii) so long as they are included in a detailed and itemized invoice, although they are considered an organization and offering expense and organization and offering expenses cannot exceed 15% of the offering proceeds.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

	Per Share		Total Maximum
Primary offering:
Price to public	$25.00		$2,000,000,000
Selling commissions	1.75		140,000,000
Dealer manager fees	0.75		60,000,000
Proceeds to us	$22.50		$1,800,000,000	(1)
Distribution reinvestment plan:
Price to public	$23.75	(2)	$499,999,986
Distribution selling commissions	—
Dealer manager fees	—
Proceeds to us	$23.75		$499,999,986

(1)	Until the NAV pricing date the per share purchase price for our shares in our primary offering will be $25.00 (including the maximum allowed to be charged for commissions and fees, subject to certain discounts as described in this prospectus). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of 80,000,000 shares at a purchase price of $25.00 per share.
(2)	The purchase price per share pursuant to the DRIP shown above is 95% of the primary offering price and will apply until such time as we calculate NAV, at which point it will be the per share NAV.

No selling commissions or dealer manager fees are payable in connection with the DRIP or the share repurchase program.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

No selling commissions will be paid, but dealer manager fees will be paid, in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services with their broker/dealer include a fixed or “wrap” fee feature. If the investor has either engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department, or collectively, an RIA sale, then the investor may agree with his participating broker/dealer to reduce the amount of selling commissions payable with respect to the sale of his shares down to zero. If no other broker/dealer is involved in connection with an RIA sale, then our dealer manager will act as the broker/dealer of record and execute the sale presented to us by the RIA. Our dealer manager may be paid the dealer manager fees associated with the sale, however, the net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Any reduction in the amount of the selling commissions for these sales will be credited to the investor in the form of additional shares. Fractional shares will be issued. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.

Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. However, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our common stock, the method by which we developed such value and the date of the data we used to estimate such value. FINRA rules currently do not provide guidance on the methodology that an issuer must use to determine its per-share estimated value of common stock.

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap.

In connection with the minimum offering and FINRA’s 10% cap, our dealer manager will advance all the fixed expenses, including, but not limited to, wholesaling salaries, salaries of dual employees allocated to wholesaling activities, and other fixed expenses (including, but not limited to wholesaling expense reimbursements and the dealer manager’s legal costs associated with filing the offering with FINRA), that are required to be included within FINRA’s 10% cap to ensure that the aggregate underwriting compensation paid in connection with this offering does not exceed FINRA’s 10% cap.

Also, our dealer manager will repay to us any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Shares Purchased by Affiliates and Participating Broker Dealers

Our executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and “Friends,” may purchase shares offered in this offering at a discount. The purchase price for such shares will be $22.50 per share, reflecting no selling commission or dealer manager fees will be paid in connection with such sale and, once we calculate NAV, at per share NAV. “Friends” means those individuals who have prior business and/or personal relationships with our executive officers, directors or sponsor, including, without limitation, any service provider. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by our dealer manager or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates. With the exception of the 8,888 shares initially sold to the special limited partner in connection with our organization, no director, officer or advisor or any affiliate may own more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock.

Purchases by participating broker-dealers, including their registered representatives and their immediate family, will be less the selling commission.

Volume Discounts

We will offer a reduced share purchase price to “single purchasers” on orders of more than $500,000 and selling commissions paid to our dealer manager and participating broker-dealers will be reduced by the amount of the share purchase price discount.

Prior to the time we begin calculating NAV, the per share purchase price will apply to the specific range of each share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase Price per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range
$1,000 – $500,000	$25.00	$1.75
500,001 – 1,000,000	24.75	1.50
1,000,001 – 4,999,999+	23.88	0.63
5,000,000+	23.88	0.63
	(subject to reduction as described below)	(subject to reduction as described below)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares will be issued.

As an example, a single purchaser would receive 40,202.02 shares rather than 40,000 shares for an investment of $1,000,000 and the selling commission would be $65,303.03. The discount would be calculated as follows: the purchaser would acquire 20,000 shares at a cost of $25.00 and 20,202.02 at a cost of $24.75 per share and would pay commissions of $1.75 per share for 20,000 shares and $1.50 per share for 20,202.20 shares. The dealer manager fee of $0.75 per share would still be payable out of the purchase price per share. In no event will the proceeds to us be less than $22.50 per share.

For purchases of $5,000,000 or more, in our sole discretion, selling commission may be reduced from $0.63 per share or less and the dealer manager fee may be reduced from 3% of the purchase price, but in no event will the proceeds to us be less than $22.50 per share. In the event of a sale of $5,000,000 or more with reduced selling commissions or dealer manager fees, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) will pay no more per share than the purchaser described in clause (b).

Commencing with the NAV pricing date, we will offer shares with reduced selling commissions to “single purchasers” of shares on orders of more than $500,000 and selling commissions paid to our dealer manager and participating broker dealers will be reduced by the amount of the share purchase price discount. Our per share purchase price will be calculated quarterly. The per share purchase price will apply to the specific range of each share purchased. For purchases of shares of (i) $500,001 to $1,000,000, the applicable selling commission will equal 6% of the quarterly NAV price for the shares and the aggregate selling commission and dealer manager fee per share will equal 9% of the quarterly NAV price for the shares; and (ii) $1,000,001 to $5,000,000+, the applicable selling commission will equal 2.5% of the quarterly NAV price for the shares and the aggregate selling commission and dealer manager fee per share will equal 5.5% of the quarterly NAV price for the shares. For illustrative purposes only, the following chart describes the applicable volume discounts based on a $22.50 share purchase price. The reduced purchase price will not affect the amount we receive for investment.

For a “Single Purchaser”	Purchase to Public per Share in Volume Discount Range	Selling Commission per Share in Volume Discount Range	Aggregate Consideration per Share (consisting of purchase price, selling commissions and dealer manager fees) in Volume Discount Range
$1,000 – $500,000	$22.50	$1.58	$24.75
500,001 – 1,000,000	22.50	1.35	24.53
1,000,001 – 4,999,999	22.50	0.56	23.74
5,000,000+	22.50	0.56	23.74
		(subject to reduction as described below)	(subject to reduction as described below)

Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional shares. Fractional shares will be issued. As an example, a single purchaser would receive 40,577.1 shares rather than 40,387.7 shares for an investment of $1,000,000 and the selling commission would be $59,423.68. The discount would be calculated as follows: the purchaser would acquire 20,193.9 shares at a purchase price of $22.50 per share, plus selling commissions of

$1.58 per share and dealer manager fee of $0.68 resulting in an aggregate cost of $24.76 and as a result of the volume discount receive 20,383.2 shares at a purchase price of $22.50 per share, plus selling commissions of $1.35 per share and dealer manager fee of $0.68 per share for an aggregate cost of $24.53 per share.

For purchases of $5,000,000 or more, in our sole discretion, selling commissions may be reduced from $0.56 per share or less, and the dealer manager fee may be reduced from 3% of the purchase price but in no event will the proceeds to us be less than $22.50 per share. In the event of a sale of $5,000,000 or more, with reduced selling commission or dealer manager fee, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the price per share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in clause (a) will pay no more per share than the purchaser described in clause (b) above.

Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a “single purchaser,” so long as all the combined purchases are made through the same soliciting dealer. The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

In the event a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90 day period will not qualify to be combined for a volume discount as described herein.

Notwithstanding the above, our dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer, whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from such participating broker-dealer. Additionally, our dealer manager may, at its sole discretion, aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions and marketing support fees to as low as 1.0%, provided that any such aggregate group of subscriptions must be received from our dealer manager. Any reduction in selling commissions and marketing support fees would be prorated among the separate subscribers.

Unless investors indicate that orders are to be combined and provide all other requested information, we will not be held responsible for failing to combine orders.

Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay federal income tax on their combined purchases.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;
•	all purchasers of the shares must be informed of the availability of quantity discounts;
•	the same volume discounts must be allowed to all purchasers of shares which are part of the offering;
•	the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;
•	the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and
•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix C. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus and any supplements thereto;
•	accept the terms of our charter and bylaws;
•	meet the minimum income and net worth requirements described in this prospectus;
•	are purchasing the shares for your own account;
•	acknowledge that there is no public market for our shares; and
•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus and any supplements thereto. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s subscription agreement and check on the business day following receipt of the subscriber’s subscription agreement and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act and any supplements thereto. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

We will appoint one or more IRA custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of such IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay the fees related to the establishment of investor accounts with such IRA custodian(s), and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of $2,000,000 of our common stock have been received and accepted by us. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account. Any purchase of shares by our sponsor, directors, officers and other affiliates will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold. If subscriptions for at least the minimum offering have not been received and accepted by January 7, 2015, which is one year after the effective date of this offering, our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of common stock. See the page following the cover page of this prospectus for the suitability standards. Investors who want to purchase shares should proceed as follows:

•	Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.
•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C.
•	Deliver a check to our dealer manager, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “UMB Bank, Escrow Agent for American Realty Capital Hospitality Trust, Inc.” along with the completed subscription agreement. The name of the soliciting dealer appears on the subscription agreement. Certain dealers who have “net capital” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us for the purchase price of your subscription.
•	By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth standards as stated in the subscription agreement and accepts the terms of our charter and bylaws.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

An approved trustee must process through and forward us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an individual retirement account, Keogh plan or 401(k) plan, we intend to appoint one or more IRA custodians for such purpose, who we expect will provide this service to our stockholders with annual maintenance fees charged at a discounted rate.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. This option, however, is not available to residents of Louisiana, Puerto Rico or Texas. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form included as Appendix D to this prospectus in order to effect the designation.

You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of direction in the form attached as Appendix E to this prospectus. The letter of direction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of direction will be irrevocable and we will continue to pay business management and advisor fees payable from your account until such time as you provide us with a notice of revocation in the form of Appendix F to this prospectus of your election to terminate deductions from your account for the purposes of such business management and advisor fees.

An investor may participate in our Automatic Purchase Plan, or APP, if the investor initials their subscription agreement, indicating that the investor is opting in to the APP and by executing the American Realty Capital Hospitality Trust, Inc. Automatic Purchase Plan Authorization Form which can be requested from us. The APP allows an investor to make additional investments in us by authorizing automatic debits from their financial institution to be made on a monthly, quarterly, semi-annual or annual basis at the same price and on the same other terms as shares are then being sold in our primary offering. At such time as you choose to discontinue your participation in the APP, please notify us in writing. For the appropriate contact information, see the section entitled “Prospectus Summary — What is American Realty Capital Hospitality Trust, Inc.?”

SALES LITERATURE

In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing our advisor and its affiliates and our company and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material also may include audiovisual materials and recorded presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials.

This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

REPORTS TO STOCKHOLDERS

Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

Our advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements;
•	the ratio of the costs of raising capital during the period to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of fees paid to our advisor and any affiliate of our advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;
•	our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income for the most recently completed fiscal year;
•	a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and
•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

Except to the extent set forth in our charter, certain of our investment policies and objectives, including borrowing policies, may be changed without stockholder approval as described in “Investment Objectives and

Criteria.” Should any such investment policies or objectives change, we will disclose such change in the quarterly financial filing immediately following such change. We will additionally file a prospectus supplement reflecting such change in our investment policy and objectives.

In connection with our distributions, we will disclose in our quarterly and annual reports filed with the SEC the sources of the funds distributed. If the information is not available at such time, we will provide a statement setting forth the reasons for why the information is not available. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340 (or any successor rule).

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisitions to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, will reflect each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share and commencing on the NAV pricing date, the per share NAV. See the section entitled “Valuation Policies — Calculation of Per Share NAV by Our Advisor,” for a description of how the per share NAV is calculated. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including an IRS Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the DRIP. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

LITIGATION

We are not subject to any material pending legal proceedings.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix G to this prospectus. This notice describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Proskauer Rose LLP, New York, New York, will pass upon the legal matters in connection with our status as a REIT. Proskauer Rose LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Proskauer Rose LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Proskauer Rose LLP also provides legal services to our advisor and its affiliates.

EXPERTS

The audited financial statements of American Realty Capital Hospitality Trust, Inc. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The audited financial statements of the Barceló Portfolio included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual, quarterly and other reports, proxy statements, distribution notices and other information, or documents, electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless otherwise provided in this prospectus or you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at:

American Realty Capital Hospitality Trust, Inc.
405 Park Avenue
New York, New York 10022
(212) 415-6500
Attn: Investor Services

One of our affiliates maintains an Internet site at www.americanrealtycap.com, at which there is additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2013
(In thousands)

The following Unaudited Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Hospitality Trust, Inc. (“ARC Hospitality” or the “Company”) acquired the fee simple interest in three hotel properties, one hotel property subject to an operating lease, and equity interests in joint ventures that own two hotels (the “Barceló Portfolio”) as of September 30, 2013. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the Unaudited Pro Forma Consolidated Statement of Operations and ARC Hospitality's historical financial statements and notes thereto for the period from July 25, 2013 (date of inception) to September 30, 2013 and the Barceló Portfolio’s historical financial statements and notes thereto for the period ending September 30, 2013 in ARC Hospitality's Registration Statement on Form S-11. Land, buildings and improvements, furniture, fixtures and equipment and acquired intangible lease assets total $104.6 million, which are comprised of $10.4 million, $76.8 million, $8.4 million and $9.0 million that have been provisionally assigned to land, buildings and improvements, furniture, fixtures and equipment and acquired intangible lease assets of the Barceló Portfolio, respectively, pending management's final analysis of the classification of the acquired assets. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had ARC Hospitality acquired the Barceló Portfolio as of September 30, 2013, nor does it purport to present the future financial position of ARC Hospitality.

(In thousands)	Consolidated American Realty Capital Hospitality Trust, Inc.(1)	The Barceló Portfolio(2) (Predecessor)	Pro Forma Adjustments		Pro Forma American Realty Capital Hospitality Trust, Inc.
Assets
Real estate investments, at cost:
Land	$—	$15,878	$(5,468	)(4)	$10,410
Buildings and improvements	—	118,331	(41,512	)(4)	76,819
Furniture, fixtures, and equipment	—	13,276	(4,870	)(4)	8,406
Acquired intangible lease assets	—	—	9,000	(4)	9,000
Total real estate investments, at cost	—	147,485	(42,850)		104,635
Less: accumulated depreciation and amortization	—	(30,074)	30,074	(4)	—
Total real estate investments, net	—	117,411	(12,776)		104,635
Cash and cash equivalents	—	9,187	(9,187	)(3)	—
Restricted cash	—	3,068	(3,068	)(3)	—
Investment in unconsolidated affiliates	—	4,607	393	(4)	5,000
Prepaid expenses and other assets	48	3,095	(3,095	)(3)	48
Deferred costs	887	883	(883	)(3)	887
Total assets	$935	$138,251	$(28,616)		$110,570
Liabilities and Stockholder’s Equity
Mortgage notes payable	$—	$41,586	$67,260 (4)(5)		$108,846
Accounts payable and accrued expenses	801	6,155	(3,761	)(3)(4)	3,195
Total liabilities	801	47,741	63,499		112,041
Common stock/members’ equity	—	90,510	(90,510	)(3)	—
Additional paid-in capital	200	—	—		200
Accumulated deficit	(66)	—	(1,605	)(6)	(1,671)
Total stockholder's equity	134	90,510	(92,115)		(1,471)
Total liabilities and stockholder’s equity	$935	$138,251	$(28,616)		$110,570

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2013:

(1)	Reflects ARC Hospitality's historical Consolidated Balance Sheet as of September 30, 2013.
(2)	Reflects the Barceló Portfolio (Predecessor) historical Combined Balance Sheet as of September 30, 2013.
(3)	Reflects the elimination of the historical balances of the Barceló Portfolio not purchased in connection with the acquisition by ARC Hospitality as follows:

Debit (Credit)
Cash and cash equivalents	(9,187)
Restricted cash	(3,068)
Prepaid expenses and other assets	(3,095)
Deferred costs	(883)
Accounts payable and accrued expenses	6,155
Members’ equity	90,510
(4)	Reflects the net effect of elimination of the Barceló Portfolio (Predecessor) real estate investments and the acquisition of the Barceló Portfolio for a contract purchase price, excluding acquisition costs, of $107.0 million, which includes $41.5 million of mortgage notes assumed from Barceló Crestline Corporation (“BCC”) and $65.5 million of cash consideration to be paid to BCC. The cash consideration to be paid to BCC, together with $1.6 million of estimated acquisition costs, will be funded by executing a promissory note in favor of BCC. The fair value of the purchase price of $109.6 million, which includes approximately $0.2 million of fair value adjustments to the assumed mortgage notes, and $2.4 million of contingent consideration BCC is entitled to for earnout payments based upon an earnings target for hotel operations during the second year following ARC Hospitality’s acquisition of the fee simple interest in three hotel properties, have been allocated to the value of the purchased assets. The contract purchase price is subject to adjustments set forth in the purchase and sale agreement.
ARC Hospitality allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, furniture, fixtures and equipment. Estimates of value are made using discounted cash flow analysis that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. Amounts allocated to land, land improvements, buildings and furniture, fixtures and equipment are based on cost segregation studies performed by independent third parties or on the Company’s analysis of comparable properties. Identifiable intangible assets and liabilities, as applicable, include amounts allocated to acquired leases for above and below market lease rates, the value of in-place leases, and the value of customer relationships, as applicable. In addition, the Company recorded its investment in unconsolidated affiliates at fair value using similar methods to those previously described.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company will also consider information obtained about each property as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

(5)	Represents the promissory note simultaneously entered into, in favor of BCC, at fair value, bearing interest at an annualized rate of 6.0%.
(6)	Represents estimated one-time acquisition costs primarily including legal fees and deed transfer fees for the acquisition of the Barceló Portfolio.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

The following Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2013 is presented as if ARC Hospitality had acquired the Barceló Portfolio as of the beginning of the fiscal year presented and carried through the interim period presented. ARC Hospitality was formed on July 25, 2013 (date of inception) and, accordingly, the Company's historical operating results reflect the period from the date of inception to September 30, 2013. This Unaudited Pro Forma Consolidated Statement of Operations should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and ARC Hospitality’s historical financial statements and notes thereto for the period from July 25, 2013 (date of inception) to September 30, 2013 and the Barceló Portfolio’s historical financial statements and notes thereto for the period ending September 30, 2013 in ARC Hospitality's Registration Statement on Form S-11. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had ARC Hospitality acquired the Barceló Portfolio at the beginning of the period presented, nor does it purport to present the future results of operations of ARC Hospitality.

(In thousands)	Consolidated American Realty Capital Hospitality Trust, Inc.(1)	Barceló Portfolio(2) (Predecessor)	Pro Forma Adjustments		Pro Forma American Realty Capital Hospitality Trust, Inc.
Revenues:
Rooms	$—	$23,326	$—		$23,326
Food and beverage	—	4,540	—		4,540
Other	—	2,311	—		2,311
Total revenues	—	30,177	—		30,177
Operating expenses:
Rooms	—	4,782	—		4,782
Food and beverage	—	3,349	—		3,349
Management fees – related party	—	1,085	—		1,085
Other property-level operating costs	—	11,810	—		11,810
Depreciation and amortization	—	3,846	(764	)(3)	3,082
Lease expense	—	3,234	—		3,234
Transaction costs	48	—	(48	)(5)	—
General and administrative	18	—	—		18
Total operating expenses	66	28,106	(812)		27,360
Operating (loss) income	(66)	2,071	812		2,817
Other income (expense):
Interest expense	—	(1,694)	(2,898	)(4)	(4,592)
Equity in gains (losses) on unconsolidated affiliates	—	102	—		102
Other (expense) income	—	(4)	—		(4)
Total other expense	—	(1,596)	(2,898)		(4,494)
Net (loss) income	$(66)	$475	$(2,086)		$(1,677)

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2013:

(1)	Reflects ARC Hospitality’s historical Consolidated Statement of Operations for the nine months ended September 30, 2013.
(2)	Reflects the Barceló Portfolio (Predecessor) historical Combined Statement of Operations for the nine months ended September 30, 2013.
(3)	Represents the adjustment needed to reflect the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented. Depreciation is computed using the straight-line method over the estimated lives of 15 years for land improvements, 40 years for buildings and five years for fixtures. Intangible assets are amortized to expense over the estimated remaining lease term of 18 years.
(4)	Represents estimated interest expense for $108.8 million of mortgage notes which will be assumed upon closing and the promissory note simultaneously entered into, in favor of BCC, at fair value, bearing interest at annualized rates between 5.0% and 6.0%.
(5)	Reflects the elimination of one time acquisition costs recorded in ARC Hospitality’s historical Consolidated Statement of Operations.

Note: Pro forma adjustments exclude estimated one-time acquisition costs of approximately $1.6 million primarily representing legal fees and deed transfer fees for the acquisition of the Barceló Portfolio.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholder

American Realty Capital Hospitality Trust, Inc.

We have audited the accompanying consolidated balance sheet of American Realty Capital Hospitality Trust, Inc. (a Maryland Corporation in the Development Stage) (the “Company”) and subsidiary as of August 7, 2013, and the related consolidated statements of stockholder’s equity and cash flows for the period from July 25, 2013 (date of inception) to August 7, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Realty Capital Hospitality Trust, Inc. and subsidiary as of August 7, 2013 and their cash flows for the period from July 25, 2013 (date of inception) to August 7, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
August 16, 2013

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEET
August 7, 2013

ASSETS
Cash	$200,000
Deferred costs	596,750
Total assets	$796,750
LIABILITIES AND STOCKHOLDER’S EQUITY
Accrued expenses	$596,750
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none outstanding	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 8,888 issued and outstanding	89
Additional paid-in capital	199,911
Total stockholder’s equity	200,000
Total liabilities and stockholder’s equity	$796,750

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

For the Period from July 25, 2013 (date of inception) to August 7, 2013

	Common stock		Additional Paid-in Capital
	Number of Shares	Par Value		Total
Balance, July 25, 2013	—	$—	$—	$—
Issuance of common stock	8,888	89	199,911	200,000
Balance, August 7, 2013	8,888	$89	$199,911	$200,000

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from July 25, 2013 (date of inception) to August 7, 2013

Cash flows from financing activities:
Proceeds from issuance of common stock	$200,000
Net cash provided by financing activities	200,000
Net change in cash	200,000
Cash, beginning of period	—
Cash, end of period	$200,000

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 1 — Organization and Proposed Business Operations

American Realty Capital Hospitality Trust, Inc. (the “Company”) was incorporated on July 25, 2013 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2013. The Company intends to offer for sale a maximum of $2.0 billion of common stock, $0.01 par value per share, at a price of $25.00 per share (including the maximum allowed to be charged for commissions and fees), on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Offering also covers up to approximately 21.0 million shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Until the NAV pricing date (described below), the per share price in the Offering will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be $23.75 per share, which is 95.0% of the primary offering price. Beginning with the filing of the Company’s second Quarterly Report on Form 10-Q (or the Company’s Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, following the earlier to occur of (i) the Company’s acquisition of $2.0 billion in total portfolio assets and (ii) two years from the effective date of this Offering (collectively, the “NAV pricing date”), the per share purchase price in the Company’s primary offering and pursuant to the Company’s DRIP will vary quarterly and will be equal to the net asset value (“NAV”) as determined by American Realty Capital Hospitality Advisors, LLC (the “Advisor”) divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the prior quarter, or per share NAV. Additionally, applicable commissions and fees will be added to the per share purchase price for shares offered in the primary offering but not the DRIP. The Company reserves the right to reallocate shares covered in the Registation Statement in its offering between the primary offering and the DRIP.

The Company was formed to primarily acquire a diversified portfolio of income producing real estate properties, focusing predominantly on lodging properties in the midscale limited service, extended stay, select-service, upscale select-service, and upper-upscale full-service segments within the hospitality sector. The Company will have no limitation as to the brand of franchise or license with which the Company’s hotels will be associated. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. As of August 7, 2013, the Company has not acquired any real estate investments.

The Company sold 8,888 shares of common stock to American Realty Capital Hospitality Special Limited Partner, LLC (the “Special Limited Partner”), an entity wholly owned by American Realty Capital IX, LLC (the “Sponsor”) on August 6, 2013, at $22.50 per share for $0.2 million. Substantially all of the Company’s business will be conducted through American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Special Limited Partner expects to contribute $2,020 to the OP in exchange for 90 OP Units, which will represent a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock of the Company in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 1 — Organization and Proposed Business Operations  – (continued)

The Company has no paid employees. The Company has retained the Advisor to manage certain aspects of its affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC (the “Property Manager”) serves as the Company’s property manager and the Property Manager will retain Crestline Hotels & Resorts, LLC (the “Sub-Property Manager”) to provide services, including locating investments, negotiating financing and operating certain of the Company’s lodging properties. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common ownership with the Sponsor, serves as the dealer manager of the offering. The Advisor, Special Limited Partner, Property Manager, Sub-Property Manager and Dealer Manager are related parties and will receive fees, distributions and other compensation for services related to the Offering and the investment and management of the Company’s assets. The Advisor, Special Limited Partner, Property Manager, Sub-Property Manager and Dealer Manager will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Development Stage Company

The Company complies with the reporting requirements of development stage enterprises. Pursuant to the terms of the Offering, the Company must receive proceeds of $2.0 million in connection with the sale of common stock in order to break escrow and commence operations. As of August 7, 2013, the Company had not reached such threshold, purchased any properties or earned any income. Accordingly, a statement of operations is not presented and earnings per share has not been computed as it is deemed not meaningful.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and the OP. All inter-company accounts and transactions will be eliminated in consolidation. In determining whether the Company has a controlling financial interest in a joint venture and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the other partners or members as well as whether the entity is a variable interest entity for which the Company is the primary beneficiary.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. When the Company commences active real estate operations, management may make significant estimates regarding revenue recognition, purchase price allocations to record investments in real estate, and derivative financial instruments and hedging activities, as applicable.

Organizational Costs

Organizational costs include accounting, legal and regulatory fees incurred related to the formation of the Company. Organizational costs are expensed as incurred.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 2 — Summary of Significant Accounting Policies  – (continued)

Real Estate Investments

Investments in real estate are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of up to 40 years for buildings, 15 years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements and leasehold interests.

The Company is required to make subjective assessments as to the useful lives of the Company’s properties for purposes of determining the amount of depreciation to record on an annual basis with respect to the Company’s investments in real estate. These assessments have a direct impact on the Company’s net income because if the Company were to shorten the expected useful lives of the Company’s investments in real estate, the Company would depreciate these investments over fewer years, resulting in more depreciation expense and lower net income on an annual basis.

The Company is required to present the operations related to properties that have been sold or properties that are intended to be sold as discontinued operations in the statement of operations for all periods presented. Properties that are intended to be sold are to be designated as “held for sale” on the balance sheet.

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments can have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Purchase Price Allocation

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Amounts allocated to land, land improvements, buildings and fixtures are based on cost segregation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio. Identifiable intangible assets and liabilities, as applicable, include amounts allocated to acquire leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships, as applicable.

In making estimates of fair values for purposes of allocating purchase price, the Company will utilize a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company will also consider information obtained about each property as a result of the Company’s pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 2 — Summary of Significant Accounting Policies  – (continued)

Cash

Cash includes cash in bank accounts. The Company deposits cash with high quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Company up to an insurance limit.

Restricted Cash

Restricted cash may primarily consist of reserves related to lease expirations as well as maintenance, structural, and debt service reserves.

Deferred Costs

Deferred costs may consist of deferred financing costs, deferred offering costs and deferred leasing costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of the Company’s common stock. As of August 7, 2013, such costs totaled $0.6 million. On the day the Company commences its offering, deferred offering costs will be reclassified to stockholder’s equity.

Share Repurchase Program

The Company will have a Share Repurchase Program (“SRP”) that enables stockholders to sell their shares to the Company. Under the SRP, stockholders may request that the Company redeem all or any portion, subject to certain minimum conditions described below, if such repurchase does not impair the Company’s capital or operations.

Except in connection with a stockholder’s death, disability, bankruptcy or other involuntary exigent circumstance, prior to the time that the Company’s shares are listed on a national securities exchange and until the Company begins to calculate its NAV, the repurchase price per share will depend on the length of time investors have held such shares as follows: after one year from the purchase date — the lower of $23.13 or 92.5% of the amount they actually paid for each share; after two years from the purchase date — the lower of $23.75 or 95.0% of the amount they actually paid for each share; after three years from the purchase date —  the lower of $24.38 or 97.5% of the amount they actually paid for each share; and after four years from the purchase date — the lower of $25.00 or 100% of the amount they actually paid for each share (in each case, as adjusted for any stock distributions, combinations, splits and recapitalizations).

Once the Company begins to calculate its NAV, the price per share that the Company will pay to repurchase the Company’s shares of common stock on the last day of each quarter, will be the Company’s per share NAV of common stock for the quarter, calculated after the close of business on each day the Company makes its quarterly financial filing. Subject to limited exceptions, stockholders whose shares of the Company’s common stock are repurchased within the first four months from the date of purchase will be subject to a short-term trading fee of 2.0% of the aggregate per share NAV of the shares of common stock repurchased.

Until the Company begins to calculate its NAV, the Company is only authorized to repurchase shares pursuant to the SRP using the proceeds received from the DRIP and will limit the amount spent to repurchase shares in a given quarter to the amount of proceeds received from the DRIP in that same quarter. In addition, the board of directors may reject a request for repurchase, at any time. Due to these limitations, the Company

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 2 — Summary of Significant Accounting Policies  – (continued)

cannot guarantee that it will be able to accommodate all repurchase requests. Purchases under the SRP by the Company will be limited in any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year.

When a stockholder requests a repurchase and the repurchase is approved, the Company will reclassify such obligation from equity to a liability based on the settlement value of the obligation. Shares purchased under the SRP will have the status of authorized but unissued shares. At August 7, 2013, no shares had been repurchased.

Distribution Reinvestment Plan

Pursuant to the DRIP, stockholders may elect to reinvest distributions by purchasing shares of common stock in lieu of receiving cash. No dealer manager fees or selling commissions are paid with respect to shares purchased pursuant to the DRIP. Participants purchasing shares pursuant to the DRIP have the same rights and are treated in the same manner as if such shares were issued pursuant to the primary Offering. The board of directors may designate that certain cash or other distributions be excluded from the DRIP. The Company has the right to amend or suspend any aspect of the DRIP or terminate the DRIP with ten days’ notice to participants. Shares issued under the DRIP are recorded to equity in the accompanying balance sheets in the period distributions are declared. There have been no shares issued under the DRIP as of August 7, 2013.

Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

The Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

The accounting for subsequent changes in the fair value of these derivatives depends on whether each has been designed and qualifies for hedge accounting treatment. If the Company elects not to apply hedge accounting treatment, any changes in the fair value of these derivative instruments is recognized immediately in gains (losses) on derivative instruments in the consolidated statement of operations. If the derivative is designated and qualifies for hedge accounting treatment the change in the estimated fair value of the derivative is recorded in other comprehensive income (loss) to the extent that it is effective. Any ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. The Company has not entered into any derivative instruments as of August 7, 2013.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 2 — Summary of Significant Accounting Policies  – (continued)

Revenue Recognition

Hotel revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Offering and Related Costs

Offering and related costs include all expenses incurred in connection with the Company’s Offering. Offering costs (other than selling commissions and the dealer manager fee) of the Company may be paid by the Advisor, the Dealer Manager or their affiliates on behalf of the Company.

Offering costs will be reclassified from deferred costs to stockholders’ equity when the Company commences its Offering, and will include all expenses incurred by the Company in connection with its Offering as of such date. These costs include but are not limited to (i) legal, accounting, printing, mailing, and filing fees; (ii) escrow service related fees; (iii) reimbursement of the Dealer Manager for amounts it may pay to reimburse the bona fide diligence expenses of broker-dealers; and (iv) reimbursement to the Advisor for a portion of the costs of its employees and other costs in connection with preparing supplemental sales materials and related offering activities. The Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company, provided that the Advisor is obligated to reimburse the Company to the extent organization and offering costs (excluding selling commissions and the dealer manager fee) incurred by the Company in its offering exceed 2.0% of gross offering proceeds. As a result, these costs are only a liability of the Company to the extent aggregate selling commissions, the dealer manager fees and other organization and offering costs do not exceed 12.0% of the gross proceeds determined at the end of offering (See Note 4 — Related Party Transactions and Arrangements).

Share-Based Compensation

The Company expects to have a stock-based incentive award plan, which is accounted for under the guidance for share based payments. The expense for such awards will be included in general and administrative expenses and is recognized over the vesting period or when the requirements for exercise of the award have been met (See Note 6 — Share-Based Compensation).

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with the taxable year ending December 31, 2013. If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax as long as it distributes at least 90% of its REIT taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Per Share Data

The Company will calculate basic income per share by dividing net income for the period by weighted-average shares of its common stock outstanding for a respective period. Diluted income per share takes into account the effect of dilutive instruments, such as stock options and unvested restricted stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. For the period from July 25, 2013 (date of inception) to August 7, 2013, the calculation of net income per share is not presented because it is not a meaningful measure of the Company’s performance as the Company has not commenced operations.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 2 — Summary of Significant Accounting Policies  – (continued)

Reportable Segments

The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the operation of the properties, which will comprise 100% of total consolidated revenues. Management evaluates the operating performance of the Company’s investments in real estate on an individual property level.

Note 3 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company does not own any properties, has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 4 — Related Party Transactions and Arrangements

As of August 7, 2013, the Special Limited Partner owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. As of August 7, 2013, the Company did not have any payables to affiliated entities.

Fees Paid in Connection with the Offering

The Dealer Manager will receive fees and compensation in connection with the sale of the Company’s common stock in the Offering. The Dealer Manager will receive a selling commission of up to 7.0% of the per share purchase price of the Company’s offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, it’s expected that the Dealer Manager will receive up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, it’s expected that the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). No such fees have been incurred from the Dealer Manager during the period from July 25, 2013 (date of inception) to August 7, 2013.

The Advisor and its affiliates may receive compensation and reimbursement for services relating to the Offering. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying consolidated balance sheet upon commencement of operations. As a development stage company, any such costs incurred are charged to deferred costs. During the period from July 25, 2013 (date of inception) to August 7, 2013, the Company has not incurred any offering costs reimbursements from the Advisor and Dealer Manager. The Company is responsible for offering and related costs from the ongoing offering, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds from its ongoing offering of common stock, measured at the end of the Offering. Offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 4 — Related Party Transactions and Arrangements  – (continued)

responsibility. As of August 7, 2013, offering and related costs exceeded 2.0% of gross proceeds received from the Offering by $0.6 million due to the on-going nature of the offering process and that the Offering has not yet commenced.

The Company had no accrued expenses payable to the Advisor and the Dealer Manager at August 7, 2013 for services performed related to the Offering or other cost reimbursements.

Fees Paid in Connection With the Operations of the Company

The Advisor will receive an acquisition fee of 1.5% of the contract purchase price of each acquired property and 1.5% of the amount advanced for a loan or other investment. The Advisor may also be reimbursed for expenses incurred in the process of acquiring properties, in addition to third party costs the Company may pay directly to, or reimburse the Advisor for. Additionally, the Company may reimburse the Advisor for legal expenses it or its affiliates directly incur in the process of acquiring properties in an amount not to exceed 0.1% of the contract purchase price of the Company’s assets acquired. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment for all the assets acquired. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to a particular investment exceed 4.5% of the contract purchase price or 4.5% of the amount advanced for a loan or other investment. No acquisition fees were incurred or forgiven during the period from July 25, 2013 (date of inception) to August 7, 2013.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations. No financing coordination fees were incurred during the period from July 25, 2013 (date of inception) to August 7, 2013.

For its asset management services, the Company expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP (“Class B Units”) on a quarterly basis in an amount equal to the excess of the cost of the Company’s assets multiplied by 0.1875% or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875%, once the Company begins calculating NAV, divided by the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the Offering price minus selling commissions and dealer manager fees) and, at such time as the Company calculates NAV, to per share NAV. The Advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock; such distributions will be in addition to the incentive fees the Advisor and its affiliates may receive from the Company, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable. The restricted Class B Units shall not be convertible into unrestricted Class B Units until such time as the adjusted market value of the OP’s assets plus applicable distributions equals the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors and only at such time as the capital account associated with a restricted Class B Unit equals the capital account of an unrestricted Class B Unit. No such asset management services were performed by the Advisor during the period from July 25, 2013 (date of inception) to August 7, 2013 and no Class B Units were issued.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 4 — Related Party Transactions and Arrangements  – (continued)

The Company will pay a property management fee of approximately 4.0% of the monthly gross receipts from the properties managed by the Company’s Sub-Property Manager or a third-party sub-property manager, as applicable and as negotiated with each such sub-property manager. The Company will also reimburse the Sub-Property Manager or a third-party sub-property manager for property level expenses, as well as fees and expenses of such sub-property manager. However, the Company will not reimburse such sub-property managers for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers, other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of the Company’s properties. No property management fees were incurred during the period from July 25, 2013 (date of inception) to August 7, 2013.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage; however, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions. No reimbursement expenses were incurred from the Advisor during the period from July 25, 2013 (date of inception) to August 7, 2013.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the Company’s general and administrative costs. No expenses were absorbed by the Advisor during the period from July 25, 2013 (date of inception) to August 7, 2013.

The Advisor at its election may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the Advisor. Further, any capital contributions are made without any corresponding issuance of common or preferred shares. There were no contributions from the Advisor during the period from July 25, 2013 (date of inception) to August 7, 2013.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, other disposition or refinancing of such assets, which results in the return on stockholders’ capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the period from July 25, 2013 (date of inception) to August 7, 2013.

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 4 — Related Party Transactions and Arrangements  – (continued)

amount of services in connection with the sale. No such fees were incurred during the period from July 25, 2013 (date of inception) to August 7, 2013.

If the Company is not simultaneously listed on an exchange, the Company intends to pay the Special Limited Partner a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded annual return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6.0% cumulative non-compounded return on their capital contributions. No such fees were incurred during the period from July 25, 2013 (date of inception) to August 7, 2013.

If the common stock of the Company is listed on a national exchange, the Company expects to pay the Special Limited Partner a subordinated incentive listing distribution of 15.0% of the amount by which the Company’s market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated incentive listing fee unless investors have received a 6.0% cumulative, pre-tax non-compounded return on their capital contributions. No such distributions were incurred during the period from July 25, 2013 (date of inception) to August 7, 2013. Neither the Special Limited Partner nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 5 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 6 — Share-Based Compensation

Restricted Share Plan

The Company expects to have an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees),

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
August 7, 2013

Note 6 — Share-Based Compensation  – (continued)

employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 4.4 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. The fair value of the shares will be expensed over the vesting period of five years. There have been no restricted shares granted for the period from July 25, 2013 (date of inception) to August 7, 2013 and therefore, no restricted stock expense has been recorded in the Company’s consolidated financial statements.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for services performed. There were no such shares of common stock issued in lieu of cash during the period from July 25, 2013 (date of inception) to August 7, 2013.

Note 7 — Subsequent Events

The Company has evaluated subsequent events through August 16, 2013, the date which these consolidated financial statements were available to be issued, and has determined that there have not been any events that have occurred that would require adjustments to, or disclosures in, the consolidated financial statements.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED BALANCE SHEET
September 30, 2013
(Unaudited)

ASSETS
Prepaid expenses and other assets	$48,112
Deferred costs	886,982
Total assets	$935,094
LIABILITIES AND STOCKHOLDER’S EQUITY
Accounts payable and accrued expenses	$800,779
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized, none outstanding
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 8,888 issued and outstanding	89
Additional paid-in capital	199,911
Accumulated deficit during the development stage	(65,685)
Total stockholder’s equity	134,315
Total liabilities and stockholder’s equity	$935,094

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF OPERATIONS
For the Period from July 25, 2013 (date of inception) to September 30, 2013
(Unaudited)

Revenues	$—
Expenses:
Transaction costs	48,112
General and administrative	17,573
Total expenses	65,685
Net loss	$(65,685)

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY
For the Period from July 25, 2013 (date of inception) to September 30, 2013
(Unaudited)

	Common stock		Additional Paid-in Capital	Accumulated Deficit During the Development Stage
	Number of Shares	Par Value			Total
Balance, July 25, 2013	—	$—	$—	$—	$—
Issuance of common stock	8,888	89	199,911	—	200,000
Net loss	—	—	—	(65,685)	(65,685)
Balance, September 30, 2013	8,888	$89	$199,911	$(65,685)	$134,315

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period from July 25, 2013 (date of inception) to September 30, 2013
(unaudited)

Cash flows from operating activities:
Net loss	$(65,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Prepaid expense and other assets	(48,112)
Accounts payable and accrued expenses	113,797
Net cash used in operating activities	—
Cash flows from financing activities:
Proceeds from issuance of common stock	$200,000
Payments of offering cost	(753,000)
Advances from affiliate	553,000
Net cash provided by financing activities	—
Net change in cash	—
Cash, beginning of period	—
Cash, end of period	$—

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 (UNAUDITED)

Note 1 — Organization and Proposed Business Operations

American Realty Capital Hospitality Trust, Inc. (the “Company”) was incorporated on July 25, 2013 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with the taxable year ending December 31, 2013. The Company intends to offer for sale a maximum of $2.0 billion of common stock, $0.01 par value per share, at a price of $25.00 per share (including the maximum allowed to be charged for commissions and fees), on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 (the “Offering”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended. The Offering also covers up to approximately 21.0 million shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”) under which common stockholders may elect to have their distributions reinvested in additional shares of common stock.

Until the NAV pricing date (described below), the per share price in the Offering will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees) and shares issued under the DRIP will be $23.75 per share, which is 95.0% of the primary offering price. Beginning with the filing of the Company’s second Quarterly Report on Form 10-Q (or the Company’s Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the SEC, pursuant to the Securities Exchange Act of 1934, as amended, following the earlier to occur of (i) the Company’s acquisition of $2.0 billion in total portfolio assets and (ii) two years from the effective date of this Offering (collectively, the “NAV pricing date”), the per share purchase price in the Company’s primary offering and pursuant to the Company’s DRIP will vary quarterly and will be equal to the net asset value (“NAV”) as determined by American Realty Capital Hospitality Advisors, LLC (the “Advisor”) divided by the number of shares outstanding as of the end of business on the first day of each fiscal quarter after giving effect to any share purchases or repurchases effected in the prior quarter, or per share NAV. Additionally, applicable commissions and fees will be added to the per share purchase price for shares offered in the primary offering but not the DRIP. The Company reserves the right to reallocate shares covered in the Registation Statement in its offering between the primary offering and the DRIP.

The Company was formed to primarily acquire a diversified portfolio of income producing real estate properties, focusing predominantly on lodging properties in the midscale limited service, extended stay, select-service, upscale select-service, and upper-upscale full-service segments within the hospitality sector. The Company will have no limitation as to the brand of franchise or license with which the Company’s hotels will be associated. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate. As of September 30, 2013, the Company has not acquired any real estate investments.

The Company sold a total of 8,888 shares of common stock to American Realty Capital Hospitality Special Limited Partner, LLC (the “Special Limited Partner”), an entity wholly owned by American Realty Capital IX, LLC (the “Sponsor”) at $22.50 per share for $0.2 million. Substantially all of the Company’s business will be conducted through American Realty Capital Hospitality Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. The Company is the sole general partner and holds substantially all of the units of limited partner interests in the OP (“OP Units”). Additionally, the Special Limited Partner expects to contribute $2,020 to the OP in exchange for 90 OP Units, which will represent a nominal percentage of the aggregate OP ownership. The holders of OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of common stock of the Company in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP’s assets.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 (UNAUDITED)

Note 1 — Organization and Proposed Business Operations  – (continued)

The Company has no paid employees. The Company has retained the Advisor to manage certain aspects of its affairs on a day-to-day basis. American Realty Capital Hospitality Properties, LLC (the “Property Manager”) serves as the Company’s property manager and the Property Manager will retain Crestline Hotels & Resorts, LLC (the “Sub-Property Manager”) to provide services, including locating investments, negotiating financing and operating certain of the Company’s lodging properties. Realty Capital Securities, LLC (the “Dealer Manager”), an entity under common ownership with the Sponsor, serves as the dealer manager of the offering. The Advisor, Special Limited Partner, Property Manager, Sub-Property Manager and Dealer Manager are related parties and will receive fees, distributions and other compensation for services related to the Offering and the investment and management of the Company’s assets. The Advisor, Special Limited Partner, Property Manager, Sub-Property Manager and Dealer Manager will receive fees, distributions and other compensation during the offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

The Company’s significant accounting policies are described in Note 2 to the financial statements as of August 7, 2013 and for the period from July 25, 2013 (date of inception) to August 7, 2013, which are included in the Company’s registration statement. There have been no significant changes to these policies other than the updates described below.

Deferred Costs

Deferred costs may consist of deferred financing costs, deferred offering costs and deferred leasing costs. Deferred financing costs represent commitment fees, legal fees, and other costs associated with obtaining commitments for financing. These costs are amortized over the terms of the respective financing agreements using the effective interest method. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financial transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Deferred offering costs represent professional fees, fees paid to various regulatory agencies, and other costs incurred in connection with registering to sell shares of the Company’s common stock. As of September 30, 2013, such costs totaled $0.9 million. On the day the Company commences its offering, deferred offering costs will be reclassified to stockholder’s equity.

Note 3 — Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company does not own any properties, has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

Note 4 — Related Party Transactions and Arrangements

As of September 30, 2013, the Special Limited Partner owned 8,888 shares of the Company’s outstanding common stock. The Advisor and its affiliates may incur and pay costs and fees on behalf of the Company. The Company had a payable to affiliates related to funding offering costs paid by the Company of $553,000 as of September 30, 2013.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 (UNAUDITED)

Note 4 — Related Party Transactions and Arrangements  – (continued)

Fees Paid in Connection with the Offering

The Dealer Manager will receive fees and compensation in connection with the sale of the Company’s common stock in the Offering. The Dealer Manager will receive a selling commission of up to 7.0% of the per share purchase price of the Company’s offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, it’s expected that the Dealer Manager will receive up to 3.0% of the gross proceeds from the sale of shares, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers. A participating broker dealer may elect to receive a fee equal to 7.5% of the gross proceeds from the sale of shares (not including selling commissions and dealer manager fees) by such participating broker dealer, with 2.5% thereof paid at the time of such sale and 1.0% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale. If this option is elected, it’s expected that the dealer manager fee will be reduced to 2.5% of gross proceeds (not including selling commissions and dealer manager fees). No such fees have been incurred from the Dealer Manager during the period from July 25, 2013 (date of inception) to September 30, 2013.

The Advisor and its affiliates may receive compensation and reimbursement for services relating to the Offering. All offering costs incurred by the Company or its affiliated entities on behalf of the Company are charged to additional paid-in capital on the accompanying consolidated balance sheet upon commencement of operations. As a development stage company, any such costs incurred are charged to deferred costs. During the period from July 25, 2013 (date of inception) to September 30, 2013, the Company has not incurred any offering costs reimbursements from the Advisor and Dealer Manager. The Company is responsible for offering and related costs from the ongoing offering, excluding commissions and dealer manager fees, up to a maximum of 2.0% of gross proceeds from its ongoing offering of common stock, measured at the end of the Offering. Offering costs in excess of the 2.0% cap as of the end of the Offering are the Advisor’s responsibility. As of September 30, 2013, offering and related costs exceeded 2.0% of gross proceeds received from the Offering by $0.9 million due to the on-going nature of the offering process and that the Offering has not yet commenced.

The Company had no accrued expenses payable to the Advisor and the Dealer Manager at September 30, 2013 for services performed related to the Offering or other cost reimbursements.

Fees Paid in Connection With the Operations of the Company

The Advisor will receive an acquisition fee of 1.5% of the contract purchase price of each acquired property and 1.5% of the amount advanced for a loan or other investment. The Advisor may also be reimbursed for expenses incurred in the process of acquiring properties, in addition to third party costs the Company may pay directly to, or reimburse the Advisor for. Additionally, the Company may reimburse the Advisor for legal expenses it or its affiliates directly incur in the process of acquiring properties in an amount not to exceed 0.1% of the contract purchase price of the Company’s assets acquired. Once the proceeds from the Offering have been fully invested, the aggregate amount of acquisition fees and financing coordination fees (as described below) shall not exceed 1.9% of the contract purchase price and the amount advanced for a loan or other investment for all the assets acquired. In no event will the total of all acquisition fees, acquisition expenses and any financing coordination fees (as described below) payable with respect to a particular investment exceed 4.5% of the contract purchase price or 4.5% of the amount advanced for a loan or other investment. No acquisition fees were incurred or forgiven during the period from July 25, 2013 (date of inception) to September 30, 2013.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor or its assignees a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 (UNAUDITED)

Note 4 — Related Party Transactions and Arrangements  – (continued)

financing, subject to certain limitations. No financing coordination fees were incurred during the period from July 25, 2013 (date of inception) to September 30, 2013.

For its asset management services, the Company expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP (“Class B Units”) on a quarterly basis in an amount equal to the excess of the cost of the Company’s assets multiplied by 0.1875% or the lower of the cost of assets and the applicable quarterly NAV multiplied by 0.1875%, once the Company begins calculating NAV, divided by the value of one share of common stock as of the last day of such calendar quarter, which is equal initially to $22.50 (the Offering price minus selling commissions and dealer manager fees) and, at such time as the Company calculates NAV, to per share NAV. The Advisor will be entitled to receive distributions on the vested and unvested Class B Units it receives in connection with its asset management subordinated participation at the same rate as distributions received on the Company’s common stock; such distributions will be in addition to the incentive fees the Advisor and its affiliates may receive from the Company, including, without limitation, the annual subordinated performance fee and the subordinated participation in net sales proceeds, the subordinated incentive listing distribution or the subordinated distribution upon termination of the advisory agreement, as applicable. The restricted Class B Units shall not be convertible into unrestricted Class B Units until such time as the adjusted market value of the OP’s assets plus applicable distributions equals the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors and only at such time as the capital account associated with a restricted Class B Unit equals the capital account of an unrestricted Class B Unit. No such asset management services were performed by the Advisor during the period from July 25, 2013 (date of inception) to September 30, 2013 and no Class B Units were issued.

The Company will pay a property management fee of approximately 4.0% of the monthly gross receipts from the properties managed by the Company’s Sub-Property Manager or a third-party sub-property manager, as applicable and as negotiated with each such sub-property manager. The Company will also reimburse the Sub-Property Manager or a third-party sub-property manager for property level expenses, as well as fees and expenses of such sub-property manager. However, the Company will not reimburse such sub-property managers for general overhead costs or for the wages and salaries and other employee-related expenses of employees of such sub-property managers, other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of the Company’s properties. No property management fees were incurred during the period from July 25, 2013 (date of inception) to September 30, 2013.

The Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor for any amount by which the Company’s operating expenses at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets and (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt, impairments or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services during the operational stage; however, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees, acquisition expenses or real estate commissions. No reimbursement expenses were incurred from the Advisor during the period from July 25, 2013 (date of inception) to September 30, 2013.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor. In certain instances, to improve the Company’s working capital, the Advisor may elect to absorb a portion of the

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 (UNAUDITED)

Note 4 — Related Party Transactions and Arrangements  – (continued)

Company’s general and administrative costs. No expenses were absorbed by the Advisor during the period from July 25, 2013 (date of inception) to September 30, 2013.

The Advisor at its election may also contribute capital to enhance the Company’s cash position for working capital and distribution purposes. Any contributed capital amounts are not reimbursable to the Advisor. Further, any capital contributions are made without any corresponding issuance of common or preferred shares. There were no contributions from the Advisor during the period from July 25, 2013 (date of inception) to September 30, 2013.

Fees Paid in Connection with the Liquidation or Listing of the Company’s Real Estate Assets

The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which investors receive a return of capital contributions plus payment of a 6.0% annual cumulative, pretax, non-compounded return on the capital contributed by investors, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year. This fee will be payable only upon the sale of assets, other disposition or refinancing of such assets, which results in the return on stockholders’ capital exceeding such 6.0% per annum return. No subordinated performance fees were incurred during the period from July 25, 2013 (date of inception) to September 30, 2013.

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and 50.0% of the total brokerage commission paid if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6.0% of the contract sales price and a reasonable, customary and competitive real estate commission, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. No such fees were incurred during the period from July 25, 2013 (date of inception) to September 30, 2013.

If the Company is not simultaneously listed on an exchange, the Company intends to pay the Special Limited Partner a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of a 6.0% cumulative, pre-tax non-compounded annual return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated participation in net sale proceeds unless the Company’s investors have received a 6.0% cumulative non-compounded return on their capital contributions. No such fees were incurred during the period from July 25, 2013 (date of inception) to September 30, 2013.

If the common stock of the Company is listed on a national exchange, the Company expects to pay the Special Limited Partner a subordinated incentive listing distribution of 15.0% of the amount by which the Company’s market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% return but the Special Limited Partner will not be entitled to the subordinated incentive listing fee unless investors have received a 6.0% cumulative, pre-tax non-compounded return on their capital contributions. No such distributions were incurred during the period from July 25, 2013 (date of inception) to September 30, 2013. Neither the Special Limited Partner nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement with the Advisor, with or without cause, the Special Limited Partner, through its controlling interest in the Advisor, will be entitled to receive distributions from the OP equal to 15.0% of the amount by which the sum of the Company’s market value plus

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 (UNAUDITED)

Note 4 — Related Party Transactions and Arrangements  – (continued)

distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to a 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Special Limited Partner may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 5 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 6 — Share-Based Compensation

Restricted Share Plan

The Company has adopted an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company’s board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company’s directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The total number of common shares granted under the RSP shall not exceed 5.0% of the Company’s outstanding shares of common stock on a fully diluted basis at any time and in any event will not exceed 4.4 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. The fair value of the shares will be expensed over the vesting period of five years. There have been no restricted shares granted for the period from July 25, 2013 (date of inception) to September 30, 2013 and therefore, no restricted stock expense has been recorded in the Company’s consolidated financial statements.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued since these payments in lieu of cash relate to fees earned for

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
(A Maryland Corporation in the Development Stage)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013 (UNAUDITED)

Note 6 — Share-Based Compensation  – (continued)

services performed. There were no such shares of common stock issued in lieu of cash during the period from July 25, 2013 (date of inception) to September 30, 2013.

Note 7 — Subsequent Events

The Company has evaluated subsequent events through November 14, 2013, the date which these consolidated financial statements were available to be issued, and has determined that there have not been any events that have occurred that would require adjustments to, or disclosures in, the consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of American Realty Capital Hospitality Trust, Inc.

We have audited the accompanying combined balance sheets of the Barceló Portfolio (the “Company”) as of December 31, 2012 and 2011, and the related combined statements of operations, equity, and cash flows for the years then ended. Our audits of the basic combined financial statements included the financial statement schedule included on pages F-49 and F-50. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Barceló Portfolio as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1, the combined financial statements of the Company include allocation of certain corporate overhead costs. These costs may not be reflective of the actual level of costs which would have been incurred had the Company operated as a separate entity.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
November 14, 2013

BARCELO PORTFOLIO (Predecessor)

COMBINED BALANCE SHEETS
(In thousands)

	December 31, 2012	December 31, 2011
ASSETS
Real estate assets, at cost:
Land	$15,878	$15,878
Buildings and improvements	116,217	115,624
Furniture, fixtures, and equipment	12,748	12,522
Total real estate investments, at cost	144,843	144,024
Less: accumulated depreciation and amortization	(26,959)	(21,791)
Total real estate assets, net	117,884	122,233
Cash and cash equivalents	7,652	5,886
Restricted cash	2,685	1,987
Investments in unconsolidated affiliates	4,490	2,697
Prepaid expenses and other assets	2,285	2,073
Deferred financing costs, net	1,013	467
Total assets	$136,009	$135,343
LIABILITIES & MEMBERS' EQUITY
Mortgage notes payable	$38,400	$46,553
Accounts payable and accrued expenses	5,479	5,697
Interest rate swap liability	—	3,822
Total liabilities	43,879	56,072
Members' equity	92,130	79,271
Total liabilities and members' equity	$136,009	$135,343

The accompanying notes are an integral part of these combined financial statements.

BARCELO PORTFOLIO (Predecessor)

COMBINED STATEMENTS OF OPERATIONS
(In thousands)

	Years Ended December 31,
	2012	2011
Revenues:
Rooms	$29,689	$28,511
Food and beverage	6,834	6,743
Other	3,262	3,174
Total revenues	39,785	38,428
Operating expenses
Rooms	6,092	5,694
Food and beverage	4,500	4,361
Management fees – related party	1,419	1,207
Other property-level operating costs	15,437	15,357
Depreciation and amortization	5,170	5,132
Lease expense	4,312	4,312
Total operating expenses	36,930	36,063
Income from operations	2,855	2,365
Other (expense) income
Interest expense	(2,884)	(3,004)
Loss on change in fair value of interest rate swaps	(400)	(1,841)
Equity in losses of unconsolidated affiliates	(442)	(768)
Other income	1	1
Net loss	$(870)	$(3,247)

The accompanying notes are an integral part of these combined financial statements.

BARCELO PORTFOLIO (Predecessor)

COMBINED STATEMENTS OF MEMBERS' EQUITY
(In thousands)

Balance, January 1, 2011	$85,361
Net contributions from members	6,110
Net distributions to members	(8,953)
Net loss	(3,247)
Balance, December 31, 2011	79,271
Net contributions from members	52,269
Net distributions to members	(38,540)
Net loss	(870)
Balance, December 31, 2012	$92,130

The accompanying notes are an integral part of these combined financial statements.

BARCELO PORTFOLIO (Predecessor)

COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(870)	$(3,247)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,169	5,127
Amortization of deferred financing costs	469	106
Loss on disposal of property and equipment	1	5
Equity in losses of unconsolidated affiliates	442	768
Loss on change in fair value of interest rate swaps	400	1,840
Changes in assets and liabilities
Other assets	(181)	(238)
Accounts payable and accrued expenses	445	336
Net cash provided by operating activities	5,875	4,697
Cash flows from investing activities:
Purchases of property and equipment	(822)	(479)
Decrease/(increase) in restricted cash	27	(276)
Net cash used in investing activities	(795)	(755)
Cash flows from financing activities:
Contributions from members	45,811	6,110
Distributions to members	(38,541)	(8,832)
Payments of mortgage notes payable	(16,376)	(3,260)
Proceeds from mortgage notes payable	6,011	—
Deferred financing costs	(219)	—
Net cash used in financing activities	(3,314)	(5,982)
Net increase (decrease) in cash and cash equivalents	1,766	(2,040)
Cash and cash equivalents, beginning	5,886	7,926
Cash and cash equivalents, end	$7,652	$5,886
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$3,711	$2,507
Cash paid to affiliate for loan guarantee fees	$776	$—
Non-cash investing and financing activities:
Transfer of swap liability to Parent Company	$4,223	$—
Additional investment in unconsolidated affiliate	$2,235	$—
Deferred financing costs funded through loan closing	$797	$—
Restricted cash funded through loan closing	$726	$—
Charges paid at loan settlement, excluding deferred financing costs & interest	$689	$—
Distribution to member by unconsolidated affiliate	$—	$120

The accompanying notes are an integral part of these combined financial statements.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

1. Description of Business and Basis of Presentation

The Barceló Portfolio (the “Company”) represents the hospitality assets and operations owned by Barceló Crestline Corporation and its consolidated subsidiaries (“BCE-BCC”) which historically have been maintained in various legal entities. The accompanying combined financial statements include BCE-BCC’s controlling and non-controlling interest in:

•	The Courtyard Inner Harbor Hotel (the “Baltimore Courtyard”) located in Baltimore, Maryland, a wholly owned property
•	The Courtyard Providence Downtown Hotel (the “Providence Courtyard” located in Providence, Rhode Island, a wholly owned property
•	The Homewood Suites (the “Stratford Homewood Suites”) located in Stratford, Connecticut, a wholly owned property
•	Georgia Tech Hotel & Conference Center (the “Georgia Tech Hotel”) located in Atlanta, Georgia, a leased hotel and conference center
•	The Westin Virginia Beach, located in Virginia Beach, Virginia, an equity investment
•	The Hilton Garden Inn located in Blacksburg, Virginia, an equity investment

American Realty Capital Hospitality Trust, Inc. (ARC Hospitality) is a newly organized Maryland corporation, sponsored by a wholly owned subsidiary of AR Capital, LLC. ARC Hospitality was incorporated on July 25, 2013 and intends to qualify as a REIT commencing with its taxable year ending December 31, 2013. ARC Hospitality intends to offer for sale a maximum of $2.0 billion of common stock, $0.01 par value per share, at a price of $25.00 per share, on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and expects to use substantially all of the net proceeds of its offering to acquire, own and seek to enhance the value of primarily interests in lodging properties which are located throughout the United States, Canada and Mexico.

ARC Hospitality intends to enter into two asset purchase agreements with Barceló Crestline Corporation, following the effectiveness of its offering. One asset purchase agreement relates to the acquisition of the three wholly-owned hospitality assets; the Baltimore Courtyard, the Providence Courtyard, the Stratford Homewood Suites, and the Georgia Tech Hotel which is subject to an operating lease. The second asset purchase agreement relates to the acquisition of Barceló Crestline Corporation’s equity interests in joint ventures that own two hotels; the Westin Virginia Beach and the Hilton Garden Inn.

The Company’s wholly owned properties, leased properties and properties owned by its equity investments are managed by Crestline Hotels & Resorts, Inc. (CHR), a subsidiary of Barceló Crestline Corporation. On July 18, 2013, AR Capital, LLC, entered into a membership interest purchase agreement to acquire 60% of the membership interests in CHR, which was converted prior to the close of such membership interest purchase into a Delaware limited liability company known as Crestline Hotels & Resorts, LLC.

The accompanying combined financial statements of the Company have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States (“GAAP”) and in accordance with the rules and regulations of the SEC.

Historically, financial statements have not been prepared for the Company as a discrete stand-alone entity during the periods covered by the accompanying combined financial statements. The accompanying combined financial statements have been derived from the historical accounting records of BCE-BCC and reflect the assets, liabilities, revenue and expenses directly attributable to the Company, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in equity, and cash flows of the Company on a stand-alone basis. These allocations relate specifically to the Company’s

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

1. Description of Business and Basis of Presentation  – (continued)

mortage notes payable and interest rate swap agreements. The allocation methodologies have been described within the notes to the combined financial statements (see Notes 5 and 6). No amounts related to general or administrative expenses have been allocated in these financial statements as such costs are covered within the arms-length management agreements between the Company and CHR. The financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in equity and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

2. Summary of Significant Accounting Policies

Use of estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements. Such estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Restricted cash

Restricted cash consists of amounts required under loan covenants and franchise agreements for future capital improvements to owned assets.

Revenues

The Company’s revenues are derived from lodging, food and beverage, and related services provided to hotel customers such as telephone and minibar. Revenue is recognized when the amounts are earned and can reasonably be estimated. These revenues are recorded net of taxes collected from customers and remitted to government authorities and are recognized as the related services are delivered.

Property and equipment

Property and equipment is recorded at cost. Replacements and improvements that extend the useful life of property and equipment are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to ten years for furniture, fixtures and equipment and thirty-nine-and-a-half years for buildings. Land is recorded at cost, and is not depreciated or amortized.

Impairment of long-lived assets

The Company accounts for the valuation of long-lived assets under ASC Topic 360, Property, Plant & Equipment (ASC 360), which requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the assets. When events or changes of circumstances indicate that an asset’s carrying value may not be recoverable, the Company tests for impairment by reference to the applicable asset’s estimated future cash flows. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. For the years ended December 31, 2012 and 2011, no impairment losses were recorded.

Variable interest entities

ASC Topic 810, Consolidation contains the guidance surrounding the definition of variable interest entities (“VIEs”), the definition of variable interests, and the consolidation rules surrounding VIEs. In general,

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

2. Summary of Significant Accounting Policies  – (continued)

VIEs are entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The Company has variable interests in VIEs through its investments in entities which own The Westin Virginia Beach and The Hilton Garden Inn.

Once it is determined that the Company holds a variable interest in an entity the guidance requires that the Company perform a qualitative analysis to determine (i) which entity has the power to direct the matters that most significantly impact the VIE’s financial performance; and (ii) if the Company has the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The entity that has both of these characteristics is deemed to be the primary beneficiary and is required to consolidate the VIE.

Investments in unconsolidated affiliates

Investments in affiliates over which the Company has the ability to exercise significant influence, but does not have control, are accounted for using the equity method. The Company includes in the combined financial statements the operation of entities in which it owns a controlling interest (typically over 50% of the voting shares) and investments when it owns a general partnership or managing member interest unless non-controlling shareholders substantively participate in or have the right to block management decisions.

Impairment of investments in unconsolidated affiliates

A loss in the value of an investment that is determined to be other than temporary is recognized in the period in which the loss occurs. No such impairment losses were recorded for the years ended December 31, 2012 and 2011.

Derivative instruments

ASC Topic 815, Derivatives and Hedging requires entities to recognize all derivatives as either assets or liabilities in the combined balance sheets and measure those instruments at fair value. The guidance also requires that changes in the derivative’s fair value be recognized in earnings unless specific hedge-accounting criteria are met.

Guarantees

The Company evaluates the fair value of each guarantee in accordance with ASC 820, Fair Value Measurements and Disclosures (ASC 820). The fair value of a guarantee is the estimated amount at which the liability could be settled in a current transaction between willing unrelated parties. At December 31, 2012 and 2011, the Company was a guarantor on mortgage notes payable held by the entities which own The Westin Virginia Beach and The Hilton Garden Inn. As of and for the years ended December 31, 2012 and 2011, the fair value of the Company’s potential obligations for performance under this guarantee was not significant to the combined financial statements, and therefore no liability is reflected herein.

Concentrations of credit risk

The Company’s assets that are exposed to credit risk consist primarily of cash and restricted cash. Cash and restricted cash are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has not experienced any losses related to these balances. All non-interest-bearing cash balances were fully insured at December 31, 2012 and 2011 due to a temporary federal program in effect from December 31, 2010 through December 31, 2012. Under the program, there was no limit to the amount of insurance for eligible accounts. Beginning in 2013, insurance coverage will revert to $0.25 million per depositor at each financial institution, and the Company’s non-interest-bearing cash balances may exceed federally insured limits.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

2. Summary of Significant Accounting Policies  – (continued)

Inventories

Inventories of food and beverage are valued using the first-in, first-out (FIFO) method.

Advertising costs

The Company expenses advertising costs as incurred. These costs were $0.4 million for the years ended December 31, 2012 and 2011.

Allowance for doubtful accounts

Receivables consist principally of trade receivables from customers, are generally unsecured and are due within 30 to 90 days and are included as a component of prepaid expenses and other assets in the accompanying combined balance sheets. The Company records bad debt using the allowance method. Expected credit losses associated with trade receivables are recorded as an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based upon historic patterns of credit losses for aged receivables as well as specific provisions for certain identifiable, potentially uncollectible balances. When internal collection efforts on accounts have been exhausted, the accounts are written off and the associated allowance for doubtful accounts is reduced. Trade receivable balances, net of the allowance for doubtful accounts, are included in prepaid expenses and other assets in the accompanying combined financial statement, and are as follows:

	December 31, 2012	December 31, 2011
	(In thousands)	(In thousands)
Trade receivable	$517	$742
Allowance for doubtful accounts	(20)	(28)
Trade receivable, net of allowance	$497	$714

Income Taxes

The Company is included in BCE-BCC’s consolidated tax returns in various jurisdictions. In the accompanying combined financial statements, the Company has accounted for income taxes as if the Company was a separate stand-alone company, the operations of the Company were conducted through various entities structured as a limited liability company, and therefore are treated as a pass-through entities for federal and state tax purposes and as a result incurs no entity level taxes.

Recently adopted authoritative guidance

In May 2011, the FASB issued guidance to amend the accounting and disclosure requirements on fair value measurements. The new guidance limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts. Additionally, the new guidance expands the disclosures on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. Adoption of this new guidance did not have a material impact on the combined financial statements.

Recent accounting guidance not yet adopted

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

2. Summary of Significant Accounting Policies  – (continued)

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company does not expect the adoption of this guidance to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The guidance is effective for annual and interim periods beginning after December 15, 2012 with early adoption permitted. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance clarifying the accounting and disclosure requirements for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

3. Variable Interest Entities and Investments in Unconsolidated Affiliates

The combined financial statements include an investment in an entity that owns The Westin Virginia Beach and an entity that owns The Hilton Garden Inn Blacksburg.

At December 31, 2012 and 2011, the Company has a 24.00% equity interest in BSE/AH Blacksburg Hotel, LLC (Blacksburg), an entity established to own the assets of and operate a select-service hotel in Blacksburg, Virginia. In addition, the Company was a party to a payment guaranty dated April 17, 2008. This guarantee was provided in connection with a loan made by an unaffiliated lender to BSE/AH Blacksburg Hotel, LLC. The outstanding balance of the loan was $11.3 million and $11.8 million as of December 31, 2012 and 2011, respectively.

At December 31, 2012 and 2011, the Company has a 30.5323% equity interest in TCA Block 7, LLC (TCA), an entity established to own the assets of and operate a full service hotel in Virginia Beach, Virginia. In addition, the Company was a party to a payment guaranty and a guaranty of non-recourse carve-out obligations. These guarantees were provided in connection with a loan made by an unaffiliated lender to TCA Block 7, LLC. The outstanding balance of the loan was $27.0 million and $34.6 million as of December 31, 2012 and 2011, respectively.

Westin Virginia Beach guarantee: Under the Guaranty of Recourse Obligations, BCE-BCC is jointly and severally liable, along with one other party, to the lender for repayment of the loan upon occurrence of events triggering non-recourse carve-out liability. And under the Payment Guaranty, BCE-BCC is jointly and severally liable, along with two other parties, for loan payment of any loan deficiencies, up to $7 million. On January 5, 2012, the aforementioned debt was restructured and as a result (due to a $7 million paydown of the loan in connection with the restructuring), the lender agreed to a subsequent release of the payment guaranty; the Guaranty of Recourse Obligations (non-recourse carve-out) remains in effect. Pursuant to the Permanent Loan Cross Indemnity (12/21/07), each of the joint venture partners was (and remains) obligated to pay its pro rata share of any losses incurred by the parties to both of the aforementioned Guarantees, except to the extent that any such loss is caused by one of those parties, in which case that party is responsible for 100% of the

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

3. Variable Interest Entities and Investments in Unconsolidated Affiliates  – (continued)

losses. Therefore, so long as each of the other parties remains solvent, BCE-BCC should never be liable for anything more than its pro rata share of losses, or 100% of the losses it caused. The guarantees remain in place until the liabilities have been paid, as is now the case with respect to the Payment Guaranty, or until the loan is repaid.

Hilton Garden Inn Blacksburg guarantee: Under the First Amended and Restated Guaranty of Payment, BCE-BCC is jointly liable to the lender, along with four other parties, for payment of any loan deficiencies. The guarantee remains in effect until the loan is repaid. Under the Construction Loan Indemnity, each of the joint venture owners of the hotel agrees, from and after the substantial completion of the hotel (which has occurred), to be responsible for its pro rata share of any liabilities under the guarantee described above, and to be 100% responsible for any liabilities caused by it. Thus, so long as each of the other parties remains solvent, BCE-BCC should never be liable for anything more than it pro rata share of losses, or 100% of the losses it caused.

The Company considers these entities to be VIEs. The Company has concluded it is not the primary beneficiary with the power to direct activities that most significantly impact economic performance of the entity, and accordingly, has not consolidated the entities. The Company has accounted for them under the equity method of accounting and included them in investments in unconsolidated affiliates in the accompanying combined balance sheets.

The Company’s investments in unconsolidated affiliates at December 31, 2012 and 2011 consist of the following:

		Investment in Partnership		Income (loss)
Partnership	Ownership Interest	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
		(In thousands)	(In thousands)	(In thousands)	(In thousands)
TCA Block 7, LLC	30.5323%	$3,676	$1,913	$(472)	$(760)
BSE/AH Blacksburg Hotel, LLC	24.0000%	814	784	30	(8)
		$4,490	$2,697	$(442)	$(768)

In 2012, BCE-BCC contributed $2.23 million to TCA Block 7, LLC, which is reflected as a non-cash capital contribution in these combined financial statements.

The maximum exposure to loss as a result of the Company’s involvement with these VIEs at December 31, 2012 and 2011 is as follows:

	Partnership Loan Balance		Investment in Partnership		Maximum Exposure to Loss
Partnership	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(In thousands)	(In thousands)	(In thousands)	(In thousands)	(In thousands)	(In thousands)
TCA Block 7, LLC	$27,047	$34,551	$3,676	$1,913	$30,723	$36,464
BSE/AH Blacksburg Hotel, LLC	11,263	11,782	814	784	12,077	12,566
	$38,310	$46,333	$4,490	$2,697	$42,800	$49,030

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

3. Variable Interest Entities and Investments in Unconsolidated Affiliates  – (continued)

Below is the condensed statements of operations for TCA Block 7, LLC for the years ended December 31, 2012 and 2011:

TCA BLOCK 7, LLC
CONDENSED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2012 AND 2011
(in thousands)

	2012	2011
Hotel revenue	$11,249	$10,931
Hotel departmental expenses	(7,674)	(9,103)
Depreciation and amortization	(2,184)	(1,907)
Insurances, taxes, fees and owners’ expense	(1,214)	(1,320)
Operating income/(loss)	177	(1,399)
Interest income	4	7
Interest expense	(1,455)	(825)
Net loss	$(1,274)	$(2,217)
Company’s share of net loss	$(389)	$(677)
Additional amortization expense(1)	(83)	(83)
Company’s loss from investment	$(472)	$(760)

(1)	Amortization of the purchase price of the Company’s original interest in TCA Block 7, LLC, less the Company’s share of the partnership’s accumulated deficit, which resulted in a basis difference of $3.4 million.

Below is the condensed statements of operations for BSE/AH Blacksburg Hotel, LLC for the years ended December 31, 2012 and 2011:

BSE/AH BLACKSBURG HOTEL, LLC
CONDENSED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2012 AND 2011
(in thousands)

	2012	2011
Hotel revenue	$4,190	$3,694
Hotel departmental expenses	(2,508)	(2,209)
Depreciation and amortization	(690)	(716)
Insurances, taxes, fees and owners’ expense	(343)	(290)
Operating income	649	479
Interest expense	(522)	(513)
Net income/(loss)	$127	$(34)
Company’s share of net income/(loss)	$30	$(8)
Company’s gain/(loss) from investment	$30	$(8)

4. Leases

In October 2001, the Company, through the Lessee, CC Technology Square LLC, entered into an operating lease agreement to lease the Georgia Tech Hotel and Conference Center, which opened in August 2003. The lease term has an initial term of 30 years from the opening date, with a 10-year extension option. The lease requires Lessee to pay rent equal to (i) a fixed minimum rent plus (ii) an additional rent

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

4. Leases  – (continued)

based upon a specified percentage of revenues to the extent they exceed a specified threshold. BCE-BCC guarantees Lessee’s payment of base rent under the lease up to a maximum of $8.20 million over the life of the lease agreement. Once the guaranty cap is reached, the guaranty terminates and BCE-BCC has no further liability under the guaranty. The Lessee is responsible for paying all of the hotel operating expenses including all personnel costs, impositions, utility charges, insurance premiums, and payments for funding furniture, fixtures and equipment reserves. Rent expense for the Georgia Tech Hotel and Conference Center for the years ended December 31, 2012 and 2011 was $4.31 million each year.

The future minimum rental commitments for the Georgia Tech Hotel and Conference Center are as follows:

Years ending December 31,	Minimum Rental Commitments
(In thousands)
2013	$4,300
2014	4,400
2015	4,400
2016	4,400
2017	4,400
Thereafter	68,993
$90,893

5. Mortgage Notes Payable

In December 2008, BCE-BCC entered into loan agreements with Banco Bilbao Vizcaya Argentaria, S.A. (BBVA) and La Caixa (the “2008 Mortgage Notes Payable”), collateralized by several properties, including the Baltimore Courtyard and Providence Courtyard hotel. The mortgage liability and the interest expense associated with the Baltimore Courtyard and Providence Courtyard hotel has been allocated to the Company based on the relative values assigned to the collateralized properties. In 2012, the 2008 Mortgage Notes Payable were refinanced with General Electric Capital Corporation. The Company’s mortgage notes payable as of December 31, 2012 and 2011 consist of the following:

	Outstanding Mortgage Notes Payable
Encumbered Property	December 31, 2012	December 31, 2011	Interest Rate	Payment	Maturity
	(In thousands)	(In thousands)
Baltimore Courtyard & Providence Courtyard(1)	$38,400	$—	4.55% plus the greater of (i) three-month LIBOR or (ii) a LIBOR floor of 0.50%(2)	Principal and Interest	December 2016(3)
Baltimore Courtyard, Providence Courtyard and HGI Chicago, another BCE-BCC hotel(4)	—	46,553	1.25% plus three-month LIBOR	Principal and Interest	January 2019; repaid in 2012
	$38,400	$46,553

(1)	Cross-collateralized and guaranteed by the Company
(2)	5.05% at December 31, 2012
(3)	Extendable for two 12-month terms subject to criteria outlined in the loan agreement
(4)	Cross-collateralized and guaranteed by the Company and the parent of BCE-BCC; subject to financial covenant

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

5. Mortgage Notes Payable  – (continued)

Interest expense related to mortgage notes payable was $2.41 million and $2.90 million for the years ended December 31, 2012 and 2011, respectively. Total interest expense included loan guarantee fees expense of $0.35 million and $0.43 million for the years ended December 31, 2012 and 2011, respectively (see Note 10).

Principal payments under the mortgage note payable for 2013, 2014, 2015 and 2016 are $0.30 million, $0.33 million, $0.33 million and $37.44 million, respectively.

Accumulated amortization for deferred loan costs was $0.0 million and $0.3 million as of December 31, 2012 and 2011, respectively. Upon loan refinancing in December 2012, deferred loan costs associated with the repaid loan were recognized within interest expense; costs of $1.0 million associated with the new debt were capitalized.

6. Interest Rate Swap Agreements

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company's operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

The Company's objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate swaps and caps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate caps designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract.

Under the terms of the two loan agreements entered into in 2008 and repaid in full during the year ended December 31, 2012, BCE-BCC was required to establish interest rate protection. BCE-BCC, entered into two interest rate swap contracts with each of the financial institutions on February 27, 2009, to be effective on January 12, 2010. Under the 2008 Mortgage Notes Payable, interest was based on a variable interest rate equal to three-month LIBOR plus a spread of 1.25%; under the interest rate swap agreements, LIBOR was fixed at 2.95%, resulting in an effective rate of 4.20%.

The original notional value of each swap was $75 million, or one half of the related loan origination amount of $151 million. The fair value of the interest rate swaps, the resulting change in their fair value and payments under their arrangements have been allocated in the combined financial statements based on the amount of debt allocated to the Baltimore Courtyard and Providence Courtyard hotels. Within these combined financial statements, the swaps are not considered to be effective hedges of the underlying debt and therefore the change in fair value of these instruments has been recorded in the Statement of Operations.

The Company transferred 67.5% of the notional amount of the interest rate swap liability to BCE-BCC’s parent for an agreed upon amount of $1.3 million in October 2012. In December 2012, in connection with the refinancing of the 2008 Mortgage Notes Payable, the Company transferred the remaining 32.5% of the interest

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

6. Interest Rate Swap Agreements  – (continued)

rate swap notional amount to BCE-BCC’s parent for an agreed upon amount of $2.9 million. The transfers were accounted for as non-cash contributions from BCE-BCC’s parent.

7. Accounts payable and accrued expenses

The following is a summary of the components of accounts payable and accrued expenses:

	December 31, 2012	December 31, 2011
	(In thousands)	(In thousands)
Accounts payable and accrued expenses	$2,623	$3,026
Accrued salaries and related liabilities	1,144	1,022
Georgia Tech lease obligation	1,712	1,649
	$5,479	$5,697

8. Members’ Equity

Transactions with BCE-BCC have been considered to be capital contributions or distributions accordingly.

The allocated fair value of the two interest rate swap transfers has been treated as a capital contribution totaling $4.22 million (see Note 6).

In 2012, BCE-BCC contributed $2.23 million to TCA Block 7, LLC, which was treated as a capital contribution.

9. Fair Value Measurements

In accordance with ASC 820, certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

The Company’s financial instruments recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

•	Level 1 — Inputs that are based upon quoted prices for identical instruments traded in active markets. The Company’s Level 1 instruments primarily include investments.
•	Level 2 — Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

9. Fair Value Measurements  – (continued)

•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The Company’s interest rate swaps are Level 2 instruments, as fair value is determined by modeling market-based inputs, including contractual terms, yield curves and prepayment rates.

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market inputs, include interest rate curves and implied volatilities.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of December 31, 2012 and 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Financial instruments measured at fair value on a recurring basis are summarized below:

As of December 31, 2012:	Instruments Measured at Fair Value	Fair Value Hierarchy Level
Description		Level 1	Level 2	Level 3
	(In thousands)	(In thousands)	(In thousands)	(In thousands)
Liability
Interest rate cap	$—	$—	$—	$—

As of December 31, 2011:	Instruments Measured at Fair Value	Fair Value Hierarchy Level
Description		Level 1	Level 2	Level 3
	(In thousands)	(In thousands)	(In thousands)	(In thousands)
Liability
Interest rate swaps	$3,822	$—	$3,822	$—

The Company is required to disclose the fair value of financial instruments which it is practicable to estimate. The fair value of cash, accounts receivable and accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity of these items. The following table shows the carrying values and the fair values of material non-current liabilities that qualify as financial instruments, determined in accordance with the authoritative guidance for disclosures about fair value of financial instruments:

	December 31, 2012		December 31, 2011
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)	(In thousands)	(In thousands)	(In thousands)
Mortgage notes payable	$38,400	$38,400	$46,553	$44,279

The fair value of the notes payable was determined using the discounted cash flow method and applying current market rates and is classified as level 3 under the fair value hierarchy.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
December 31, 2012 and 2011

10. Related Party Transactions

The following is a summary of related party transactions:

	Year ended December 31, 2012	Year ended December 31, 2011
	(In thousands)	(In thousands)
Management fee expense	$1,419	$1,207
Reimbursable expenses	1,156	983
Loan guarantee fees expense	345	431
Total related party expense	$2,920	$2,621

	December 31, 2012	December 31, 2011
	(In thousands)	(In thousands)
Management fee payable	$81	$70
Reimbursable payable	52	35
Loan guarantee fees payable	0	431
Total related party payable	$133	$536

The Company has entered into property management contracts with CHR to manage the Company’s wholly owned properties and the Company’s leased hotel and conference center. Management fees generally equal approximately 3.0% – 4.0% of the monthly gross receipts from the properties managed by CHR. The Company reimburses the costs and expenses incurred by CHR on the Company’s behalf, including legal, travel and other out-of pocket expenses that are directly related to the management of specific properties.

Loan guarantee fees are payable to the parent company of BCE-BCC, LLC.

11. Subsequent Events

The Company has evaluated subsequent events through November 14, 2013, the date that the combined financial statements were available to be issued. All subsequent events requiring recognition or disclosure as of that date have been incorporated into these combined financial statements.

BARCELO PORTFOLIO (Predecessor) SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 2012 (In thousands)

				Initial Cost			Cost Capitalized Subsequent to Acquisitions	Gross Amount Carried at End of Period(2)				Accumulated Depreciation 12/31/2012	Date of Construction or Acquisition	Depreciation life (years)
Property	Location	Encumbrances		Land	Building	FF&E		Land and Improvements	Building and Improvements	FF&E	Total 12/31/12
Baltimore CY	Baltimore, MD	$—	(1)	$7,050	$52,200	$4,100	$806	$7,050	$52,615	$4,491	$64,156	$10,964	2007	N/A
Providence CY	Providence, RI	—	(1)	6,546	44,439	4,320	4,680	6,546	47,128	6,311	59,985	12,232	2007	N/A
Homewood Suites Stratford	Stratford, CT	—		2,223	9,314	243	8,922	2,282	16,474	1,946	20,702	3,763	2007	N/A
Encumbrances allocated based on note below		38,400
Total		$38,400		$15,819	$105,953	$8,663	$14,408	$15,878	$116,217	$12,748	$144,843	$26,959

(1)	These properties collateralize a $38.4 million mortgage note payable of which $38.4 million was outstanding as of December 31, 2012.
(2)	The aggregate cost of land, building and improvements, and FF&E for federal income tax purposes as of December 31, 2012 is $122.3 million.

SCHEDULE III

BARCELO PORTFOLIO (Predecessor)
REAL ESTATE AND ACCUMULATED DEPRECIATION
(In thousands)

A summary of activity for real estate and accumulated depreciation is as follows:

	Year Ended December 31,
	2012	2011
REAL ESTATE:
Balance at beginning of year	$144,024	$143,554
Additions	822	505
Disposition of property	(3)	(35)
Balance at end of year	$144,843	$144,024
ACCUMULATED DEPRECIATION:
Balance at beginning of year	$21,791	$16,696
Depreciation expense	5,169	5,125
Disposition of property	(1)	(30)
Balance at end of year	$26,959	$21,791

BARCELO PORTFOLIO (Predecessor)

COMBINED BALANCE SHEETS
(In thousands)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Real estate assets:
Land	$15,878	$15,878
Buildings and improvements	118,331	116,217
Furniture, fixtures, and equipment	13,276	12,748
Total real estate investments at cost	147,485	144,843
Less: accumulated depreciation and amortization	(30,074)	(26,959)
Total real estate assets, net	117,411	117,884
Cash and cash equivalents	9,187	7,652
Restricted cash	3,068	2,685
Investments in unconsolidated affiliates	4,607	4,490
Prepaid expenses and other assets	3,095	2,285
Deferred financing costs, net	883	1,013
Total assets	$138,251	$136,009
LIABILITIES & MEMBERS' EQUITY
Mortgage notes payable	$41,586	$38,400
Accounts payable and accrued expenses	6,155	5,479
Total liabilities	47,741	43,879
Members' equity	90,510	92,130
Total liabilities and members' equity	$138,251	$136,009

The accompanying notes are an integral part of these combined financial statements.

BARCELO PORTFOLIO (Predecessor)

COMBINED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Revenues:
Rooms	$23,326	$22,741
Food and beverage	4,540	5,157
Other	2,311	2,425
Total revenues	30,177	30,323
Operating Expenses:
Rooms	4,782	4,514
Food and beverage	3,349	3,341
Management fees – related party	1,085	1,083
Other property-level operating costs	11,810	11,778
Depreciation and amortization	3,846	3,468
Lease expense	3,234	3,234
Total operating expenses	28,106	27,418
Income from operations	2,071	2,905
Other (expense) income
Interest expense	(1,694)	(2,139)
Loss on change in fair value of interest rate swaps	—	(585)
Equity in gains (losses) of unconsolidated affiliates	102	(209)
Other (expense) income	(4)	1
Net income (loss)	$475	$(27)

The accompanying notes are an integral part of these combined financial statements.

BARCELO PORTFOLIO (Predecessor)

COMBINED STATEMENT OF MEMBERS’ EQUITY
(In thousands)
(Unaudited)

Balance, December 31, 2012 (audited)	$92,130
Net contributions from members	286
Net distributions to members	(2,381)
Net income	475
Balance, September 30, 2013	$90,510

The accompanying notes are an integral part of these combined financial statements.

BARCELO PORTFOLIO (Predecessor)

COMBINED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30
	2013	2012
Cash flows from operating activities:
Net income (loss)	$475	$(27)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,774	3,468
Amortization of deferred financing costs	161	95
Loss on disposal of property and equipment	72	—
Equity in (income) losses of unconsolidated affiliates	(102)	209
Loss on change in fair value of interest rate swaps	—	585
Changes in assets and liabilities:
Other assets	(841)	(874)
Accounts payable and accrued expenses	676	416
Net cash provided by operating activities	4,215	3,872
Cash flows from investing activities:
Purchases of property and equipment	(3,373)	(374)
Increase in restricted cash	(383)	(198)
Net cash used in investing activities	(3,756)	(572)
Cash flows from financing activities:
Contributions from members	226	45,768
Distributions to members	(2,336)	(31,795)
Repayments of mortgage notes payable	(254)	(15,666)
Borrowings under mortgage notes payable	3,440	—
Net cash provided by (used in) financing activities	1,076	(1,693)
Net increase in cash and cash equivalents	1,535	1,607
Cash and cash equivalents, beginning	7,652	5,886
Cash and cash equivalents, end	$9,187	$7,493
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$1,442	$2,316
Portion paid to affiliate for loan guarantee fees	$—	$655
Non-cash investing and financing activities:
Additional investment in unconsolidated affiliate	$—	$2,235

The accompanying notes are an integral part of these combined financial statements.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 1. — Description of Business and Basis of Presentation

The Barceló Portfolio (the “Company”) represents the hospitality assets and operations owned by Barceló Crestline Corporation and its consolidated subsidiaries (“BCE-BCC”) which historically have been maintained in various legal entities. The accompanying combined financial statements include BCE-BCC’s controlling and non-controlling interest in:

•	The Courtyard Inner Harbor Hotel (the “Baltimore Courtyard”) located in Baltimore, Maryland, a wholly owned property
•	The Courtyard Providence Downtown Hotel (the “Providence Courtyard” located in Providence, Rhode Island, a wholly owned property
•	The Homewood Suites (the “Stratford Homewood Suites”) located in Stratford, Connecticut, a wholly owned property
•	Georgia Tech Hotel & Conference Center (the “Georgia Tech Hotel”) located in Atlanta, Georgia, a leased hotel and conference center
•	The Westin Virginia Beach, located in Virginia Beach, Virginia, an equity investment
•	The Hilton Garden Inn located in Blacksburg, Virginia, an equity investment

American Realty Capital Hospitality Trust, Inc. (ARC Hospitality) is a newly organized Maryland corporation, sponsored by a wholly owned subsidiary of AR Capital, LLC. ARC Hospitality was incorporated on July 25, 2013 and intends to qualify as a REIT commencing with its taxable year ending December 31, 2013. ARC Hospitality intends to offer for sale a maximum of $2.0 billion of common stock, $0.01 par value per share, at a price of $25.00 per share, on a “reasonable best efforts” basis, pursuant to a registration statement on Form S-11 filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and expects to use substantially all of the net proceeds of its offering to acquire, own and seek to enhance the value of primarily interests in lodging properties which are located throughout the United States, Canada and Mexico.

ARC Hospitality intends to enter into two asset purchase agreements with Barceló Crestline Corporation, following the effectiveness of its offering. One asset purchase agreement relates to the acquisition of the three wholly-owned hospitality assets; the Baltimore Courtyard, the Providence Courtyard, the Stratford Homewood Suites, and the Georgia Tech Hotel which is subject to an operating lease. The second asset purchase agreement relates to the acquisition of Barceló Crestline Corporation’s equity interests in joint ventures that own two hotels; the Westin Virginia Beach and the Hilton Garden Inn.

The Company’s wholly owned properties, leased properties and properties owned by its equity investments are managed by Crestline Hotels & Resorts, Inc. (CHR), a subsidiary of Barceló Crestline Corporation. On July 18, 2013, AR Capital, LLC, entered into a membership interest purchase agreement to acquire 60% of the membership interests in CHR, which was converted prior to the close of such membership interest purchase into a Delaware limited liability company known as Crestline Hotels & Resorts, LLC.

The accompanying combined financial statements of the Company have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States (“GAAP”) and in accordance with the rules and regulations of the SEC.

Historically, financial statements have not been prepared for the Company as a discrete stand-alone entity during the periods covered by the accompanying combined financial statements. The accompanying combined financial statements have been derived from the historical accounting records of BCE-BCC and reflect the assets, liabilities, revenue and expenses directly attributable to the Company, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in equity,

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 1. — Description of Business and Basis of Presentation – (continued)

and cash flows of the Company on a stand-alone basis. These allocations relate specifically to the Company’s mortgage notes payable and interest rate swap agreements. The allocation methodologies have been described within the notes to the combined financial statements (see Notes 5 and 6). No amounts related to general or administrative expenses have been allocated in these financial statements as such costs are covered within the arms-length management agreements between the Company and CHR. The financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in equity and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

Note 2. — Summary of Significant Accounting Policies

Use of estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements. Such estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results may differ from estimates under different assumptions or conditions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Restricted cash

Restricted cash consists of amounts required under loan covenants and franchise agreements for future capital improvements to owned assets.

Revenues

The Company’s revenues are derived from lodging, food and beverage, and related services provided to hotel customers such as telephone and minibar. Revenue is recognized when the amounts are earned and can reasonably be estimated. These revenues are recorded net of taxes collected from customers and remitted to government authorities and are recognized as the related services are delivered.

Property and equipment

Property and equipment is recorded at cost. Replacements and improvements that extend the useful life of property and equipment are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three to ten years for furniture, fixtures and equipment and thirty-nine-and-a-half years for buildings. Land is recorded at cost, and is not depreciated or amortized.

Impairment of long-lived assets

The Company accounts for the valuation of long-lived assets under ASC Topic 360, Property, Plant & Equipment (ASC 360), which requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived assets is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the assets. When events or changes of circumstances indicate that an asset’s carrying value may not be recoverable, the Company tests for impairment by reference to the applicable asset’s estimated future cash flows. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. For the nine months ended September 30, 2013 and 2012, no impairment losses were recorded.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 2. — Summary of Significant Accounting Policies – (continued)

Variable interest entities

ASC Topic 810, Consolidation contains the guidance surrounding the definition of variable interest entities (“VIEs”), the definition of variable interests, and the consolidation rules surrounding VIEs. In general, VIEs are entities in which equity investors lack the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The Company has variable interests in VIEs through its investments in entities which own The Westin Virginia Beach and The Hilton Garden Inn.

Once it is determined that the Company holds a variable interest in an entity the guidance requires that the Company perform a qualitative analysis to determine (i) which entity has the power to direct the matters that most significantly impact the VIE’s financial performance; and (ii) if the Company has the obligation to absorb the losses of the VIE that could potentially be significant to the VIE or the right to receive the benefits of the VIE that could potentially be significant to the VIE. The entity that has both of these characteristics is deemed to be the primary beneficiary and is required to consolidate the VIE.

Investments in unconsolidated affiliates

Investments in affiliates over which the Company has the ability to exercise significant influence, but does not have control, are accounted for using the equity method. The Company includes in the combined financial statements the operations of entities in which it owns a controlling interest (typically over 50% of the voting shares) and investments when it owns a general partnership or managing member interest unless non-controlling shareholders substantively participate in or have the right to block management decisions.

Impairment of investments in unconsolidated affiliates

A loss in the value of an investment that is determined to be other than temporary is recognized in the period in which the loss occurs. No such impairment losses were recorded for the nine months ended September 30, 2013 and 2012.

Derivative instruments

ASC Topic 815, Derivatives and Hedging requires entities to recognize all derivatives as either assets or liabilities in the combined balance sheets and measure those instruments at fair value. The guidance also requires that changes in the derivative’s fair value be recognized in earnings unless specific hedge-accounting criteria are met.

Guarantees

The Company evaluates the fair value of each guarantee in accordance with ASC 820, Fair Value Measurements and Disclosures (ASC 820). The fair value of a guarantee is the estimated amount at which the liability could be settled in a current transaction between willing unrelated parties. At September 30, 2013 and December 31, 2012, the Company was a guarantor on mortgage notes payable held by the entities which own The Westin Virginia Beach and The Hilton Garden Inn. As of and for the nine months ended September 30, 2013 and the year ended December 31, 2012, the fair value of the Company’s potential obligations for performance under this guarantee was not significant to the combined financial statements, and therefore no liability is reflected herein.

Concentrations of credit risk

The Company’s assets that are exposed to credit risk consist primarily of cash and restricted cash. Cash and restricted cash are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has not experienced any losses related to these balances.

Inventories

Inventories of food and beverage are valued using the first-in, first-out (FIFO) method.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 2. — Summary of Significant Accounting Policies – (continued)

Advertising costs

The Company expenses advertising costs as incurred. These costs were $0.3 million for the nine months ended September 30, 2013 and 2012.

Allowance for doubtful accounts

Receivables consist principally of trade receivables from customers, are generally unsecured and are due within 30 to 90 days and are included as a component of prepaid expenses and other assets in the accompanying combined balance sheets. The Company records bad debt using the allowance method. Expected credit losses associated with trade receivables are recorded as an allowance for doubtful accounts. The allowance for doubtful accounts is estimated based upon historic patterns of credit losses for aged receivables as well as specific provisions for certain identifiable, potentially uncollectible balances. When internal collection efforts on accounts have been exhausted, the accounts are written off and the associated allowance for doubtful accounts is reduced. Trade receivable balances, net of the allowance for doubtful accounts, are included in prepaid expenses and other assets in the accompanying combined financial statements, and are as follows:

	September 30, 2013 (unaudited)	September 30, 2012
	(In thousands)	(In thousands)
Trade receivable	$592	$517
Allowance for doubtful accounts	(9)	(20)
Trade receivable, net of allowance	$583	$497

Income Taxes

The Company is included in BCE-BCC’s consolidated tax returns in various jurisdictions. In the accompanying combined financial statements, the Company has accounted for income taxes as if the Company was a separate stand-alone company, the operations of the Company were conducted through various entities structured as a limited liability company, and therefore are treated as a pass-through entities for federal and state tax purposes and as a result incurs no entity level taxes.

Recently adopted authoritative guidance

In May 2011, the FASB issued guidance to amend the accounting and disclosure requirements on fair value measurements. The new guidance limits the highest-and-best-use measure to nonfinancial assets, permits certain financial assets and liabilities with offsetting positions in market or counterparty credit risks to be measured at a net basis, and provides guidance on the applicability of premiums and discounts. Additionally, the new guidance expands the disclosures on Level 3 inputs by requiring quantitative disclosure of the unobservable inputs and assumptions, as well as description of the valuation processes and the sensitivity of the fair value to changes in unobservable inputs. Adoption of this new guidance did not have a material impact on the combined financial statements.

Recent accounting guidance not yet adopted

In December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 2. — Summary of Significant Accounting Policies – (continued)

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The Company does not expect the adoption of this guidance to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The guidance is effective for annual and interim periods beginning after December 15, 2012 with early adoption permitted. The adoption of this guidance, which is related to disclosure only, is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance clarifying the accounting and disclosure requirements for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

Note 3. — Variable Interest Entities and Investments in Unconsolidated Affiliates

The combined financial statements include an investment in an entity that owns The Westin Virginia Beach and an entity that owns The Hilton Garden Inn Blacksburg.

At September 30, 2013 and December 31, 2012, the Company has a 24.00% equity interest in BSE/AH Blacksburg Hotel, LLC (Blacksburg), an entity established to own the assets of and operate a select-service hotel in Blacksburg, Virginia. In addition, the Company was a party to a payment guaranty dated April 17, 2008. This guarantee was provided in connection with a loan made by an unaffiliated lender to BSE/AH Blacksburg Hotel, LLC. The outstanding balance of the loan was $10.8 million and $11.3 million as of September 30, 2013 and December 31, 2012, respectively.

At September 30, 2013 and December 31, 2012, the Company has a 30.5323% equity interest in TCA Block 7, LLC (TCA), an entity established to own the assets of and operate a full service hotel in Virginia Beach, Virginia. In addition, the Company was a party to a payment guaranty and a guaranty of non-recourse carve-out obligations. These guarantees were provided in connection with a loan made by an unaffiliated lender to TCA Block 7, LLC. The outstanding balance of the loan was $26.7 million and $27.0 million as of September 30, 2013 and December 31, 2012, respectively.

Westin Virginia Beach guarantee: Under the Guaranty of Recourse Obligations, BCE-BCC is jointly and severally liable, along with one other party, to the lender for repayment of the loan upon occurrence of events triggering non-recourse carve-out liability. And under the Payment Guaranty, BCE-BCC is jointly and severally liable, along with two other parties, for loan payment of any loan deficiencies, up to $7 million. On January 5, 2012, the aforementioned debt was restructured and as a result (due to a $7 million paydown of the loan in connection with the restructuring), the lender agreed to a subsequent release of the payment guaranty; the Guaranty of Recourse Obligations (non-recourse carve-out) remains in effect. Pursuant to the Permanent Loan Cross Indemnity (12/21/07), each of the joint venture partners was (and remains) obligated to pay its pro rata share of any losses incurred by the parties to both of the aforementioned Guarantees, except to the extent

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 3. — Variable Interest Entities and Investments in Unconsolidated Affiliates  – (continued)

that any such loss is caused by one of those parties, in which case that party is responsible for 100% of the losses. Therefore, so long as each of the other parties remains solvent, BCE-BCC should never be liable for anything more than its pro rata share of losses, or 100% of the losses it caused. The guarantees remain in place until the liabilities have been paid, as is now the case with respect to the Payment Guaranty, or until the loan is repaid.

Hilton Garden Inn Blacksburg guarantee: Under the First Amended and Restated Guaranty of Payment, BCE-BCC is jointly liable to the lender, along with four other parties, for payment of any loan deficiencies. The guarantee remains in effect until the loan is repaid. Under the Construction Loan Indemnity, each of the joint venture owners of the hotel agrees, from and after the substantial completion of the hotel (which has occurred), to be responsible for its pro rata share of any liabilities under the guarantee described above, and to be 100% responsible for any liabilities caused by it. Thus, so long as each of the other parties remains solvent, BCE-BCC should never be liable for anything more than it pro rata share of losses, or 100% of the losses it caused.

The Company considers these entities to be VIEs. The Company has concluded it is not the primary beneficiary with the power to direct activities that most significantly impact economic performance of the entity, and accordingly, has not consolidated the entities. The Company has accounted for them under the equity method of accounting and included them in investments in unconsolidated affiliates in the accompanying combined balance sheets.

The Company’s investments in unconsolidated affiliates at September 30, 2013 and December 31, 2012 consist of the following:

		Investment in Partnership		Income (loss)
				Nine months ended September 30,
Unconsolidated Affiliate	Ownership Interest	September 30, 2013 (unaudited)	December 31, 2012	2013 (unaudited)	2012 (unaudited)
		(In thousands)	(In thousands)	(In thousands)	(In thousands)
TCA Block 7, LLC	30.5323%	$3,751	$3,676	$59	$(246)
BSE/AH Blacksburg Hotel, LLC	24.0000%	856	814	43	37
		$4,607	$4,490	$102	$(209)

In 2012, BCE-BCC contributed $2.23 million to TCA Block 7, LLC, which is reflected as a non-cash capital contribution in these combined financial statements.

The maximum exposure to loss as a result of the Company’s involvement with these VIEs at September 30, 2013 and December 31, 2012 is as follows:

	Partnership Loan Balance		Investment in Partnership		Maximum Exposure to Loss
Partnership	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012	September 30, 2013	December 31, 2012
	(In thousands)	(In thousands)	(In thousands)	(In thousands)	(In thousands)	(In thousands)
TCA Block 7, LLC	$26,712	$27,047	$3,751	$3,676	$30,463	$30,723
BSE/AH Blacksburg Hotel, LLC	10,813	11,263	856	814	11,669	12,077
	$37,525	$38,310	$4,607	$4,490	$42,132	$42,800

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 3. — Variable Interest Entities and Investments in Unconsolidated Affiliates  – (continued)

Below is the condensed statements of operations for TCA Block 7, LLC for the nine months ended September 30, 2013 and 2012:

TCA BLOCK 7, LLC
CONDENSED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands)

	2013	2012
Hotel revenue	$8,616	$8,685
Hotel departmental expenses	(5,704)	(5,760)
Depreciation and amortization	(618)	(1,430)
Insurances, taxes, fees and owners’ expense	(824)	(1,008)
Operating income	1,470	487
Interest income	2	3
Interest expense	(1,074)	(1,093)
Net income/(loss)	$398	$(603)
Company’s share of net income/(loss)	$121	$(184)
Additional amortization expense(1)	(62)	(62)
Company’s gain/(loss) from investment	$59	$(246)

(1)	Amortization of the purchase price of the Company’s original interest in TCA Block 7, LLC, less the Company’s share of the partnership’s accumulated deficit, which resulted in a basis difference of $3.4 million.

Below is the condensed statements of operations for BSE/AH Blacksburg Hotel, LLC for the nine months ended September 30, 2013 and 2012:

BSE/AH BLACKSBURG HOTEL, LLC
CONDENSED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(in thousands)

	2013	2012
Hotel revenue	$3,424	$3,214
Hotel departmental expenses	(2,020)	(1,882)
Depreciation and amortization	(537)	(537)
Insurances, taxes, fees and owners’ expense	(280)	(240)
Operating income	587	555
Interest expense	(409)	(400)
Net income	$178	$155
Company’s share of net income	$43	$37
Company’s gain from investment	$43	$37

Note 4. — Leases

In October 2001, the Company, through the Lessee, CC Technology Square LLC, entered into an operating lease agreement to lease the Georgia Tech Hotel and Conference Center, which opened in August 2003. The lease term has an initial term of 30 years from the opening date, with a 10-year extension option. The lease requires Lessee to pay rent equal to (i) a fixed minimum rent plus (ii) an additional rent based upon

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 4. — Leases – (continued)

a specified percentage of revenues to the extent they exceed a specified threshold. BCE-BCC guarantees Lessee’s payment of base rent under the lease up to a maximum of $8.20 million over the life of the lease agreement. Once the guaranty cap is reached, the guaranty terminates and BCE-BCC has no further liability under the guaranty. The Lessee is responsible for paying all of the hotel operating expenses including all personnel costs, impositions, utility charges, insurance premiums, and payments for funding furniture, fixtures and equipment reserves. Rent expense for the Georgia Tech Hotel and Conference Center for the nine months ended September 30, 2013 and 2012 was $3.23 million.

The future minimum rental commitments for the Georgia Tech Hotel and Conference Center are as follows:

Years ending December 31,	Minimum Rental Commitments
(In thousands)
Oct 1 - Dec 31, 2013	$1,075
2014	4,400
2015	4,400
2016	4,400
2017	4,400
Thereafter	68,993
$87,668

Note 5. — Mortgage Notes Payable

In December 2008, BCE-BCC entered into loan agreements with Banco Bilbao Vizcaya Argentaria, S.A. (BBVA) and La Caixa (the “2008 Mortgage Notes Payable”), collateralized by several properties, including the Baltimore Courtyard and Providence Courtyard hotel. The mortgage liability and the interest expense associated with the Baltimore Courtyard and Providence Courtyard hotel has been allocated to the Company based on the relative values assigned to the collateralized properties. In 2012, the 2008 Mortgage Notes Payable were refinanced with General Electric Capital Corporation. The Company’s mortgage notes payable as of September 30, 2013 and December 31, 2012 consist of the following:

	Outstanding Mortgage Notes Payable
Encumbered Property	September 30, 2013 (unaudited)	December 31, 2012	Interest Rate	Payment	Maturity
	(In thousands)	(In thousands)
Baltimore Courtyard & Providence Courtyard(1)	$41,586	$38,400	4.55% plus the greater of (i) three-month LIBOR or (ii) a LIBOR floor of 0.50%(2)	Principal and Interest	January 2016(3)

(1)	Cross-collateralized and guaranteed by the Company
(2)	5.05% at September 30, 2013 and December 31, 2012
(3)	Extendable for two 12-month terms subject to criteria outlined in the loan agreement

Interest expense related to mortgage notes payable was $1.53 million and $2.05 million for the nine months ended September 30, 2013 and 2012, respectively. During the nine month period ended September 30, 2012, total interest expense included loan guarantee fees expense of $0.28 million; no loan guarantee fees

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 5. — Mortgage Notes Payable – (continued)

were expensed during the nine month period ended September 30, 2013 (see Note 10). The effective rate of interest, excluding loan guarantee fees and based on an average unpaid principal balance, was approximately 3.8% during 2013 and 6.4% during 2012.

Principal payments under the mortgage note payable for the three months ended December 31, 2013 and the years ended 2014, 2015 and 2016 are approximately $0.14 million, $0.55 million, $0.55 million and $40.35 million, respectively.

Accumulated amortization for deferred loan costs was $0.16 million and $0.0 million as of September 30, 2013 and December 31, 2012, respectively. Upon loan refinancing in December 2012, deferred loan costs associated with the repaid loan were recognized within interest expense; costs of $1.0 million associated with the new debt were capitalized.

Note 6. — Interest Rate Swap Agreements

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company's operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

The Company's objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate swaps and caps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate caps designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract.

Under the terms of the two loan agreements entered into in 2008 and repaid in full during the year ended December 31, 2012, BCE-BCC was required to establish interest rate protection. BCE-BCC, entered into two interest rate swap contracts with each of the financial institutions on February 27, 2009, to be effective on January 12, 2010. Under the 2008 Mortgage Notes Payable, interest was based on a variable interest rate equal to three-month LIBOR plus a spread of 1.25%; under the interest rate swap agreements, LIBOR was fixed at 2.95%, resulting in an effective rate of 4.20%.

The original notional value of each swap was $75 million, or one half of the related loan origination amount of $151 million. The fair value of the interest rate swaps, the resulting change in their fair value and payments under their arrangements have been allocated in the combined financial statements based on the amount of debt allocated to the Baltimore Courtyard and Providence Courtyard hotels. Within these combined financial statements, the swaps are not considered to be effective hedges of the underlying debt and therefore the change in fair value of these instruments has been recorded in the statement of operations.

The Company transferred 67.5% of the notional amount of the interest rate swap liability to BCE-BCC’s parent for an agreed upon amount of $1.3 million in October 2012. In December 2012, in connection with the refinancing of the 2008 Mortgage Notes Payable, the Company transferred the remaining 32.5% of the interest

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 6. — Interest Rate Swap Agreements – (continued)

rate swap notional amount to BCE-BCC’s parent for an agreed upon amount of $2.9 million. The transfers were accounted for as non-cash contributions from BCE-BCC’s parent.

Note 7. — Accounts payable and accrued expenses

The following is a summary of the components of accounts payable and accrued expenses:

	September 30, 2013 (unaudited)	December 31, 2012
	(In thousands)	(In thousands)
Accounts payable and accrued expenses	$3,341	$2,488
Accrued salaries and related liabilities	863	1,144
Georgia Tech lease obligation	1,951	1,847
	$6,155	$5,479

Note 8. — Members’ Equity

Transactions with BCE-BCC have been considered to be capital contributions or distributions accordingly.

The allocated fair value of the two interest rate swap transfers has been treated as a capital contribution totaling $4.22 million (see Note 6).

In 2012, BCE-BCC contributed $2.23 million to TCA Block 7, LLC, which was treated as a capital contribution.

Note 9. — Fair Value Measurements

In accordance with ASC 820, certain assets and liabilities are recorded at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability between market participants in an orderly transaction on the measurement date. The market in which the reporting entity would sell the asset or transfer the liability with the greatest volume and level of activity for the asset or liability is known as the principal market. When no principal market exists, the most advantageous market is used. This is the market in which the reporting entity would sell the asset or transfer the liability with the price that maximizes the amount that would be received or minimizes the amount that would be paid. Fair value is based on assumptions market participants would make in pricing the asset or liability. Generally, fair value is based on observable quoted market prices or derived from observable market data when such market prices or data are available. When such prices or inputs are not available, the reporting entity should use valuation models.

The Company’s financial instruments recorded at fair value on a recurring basis are categorized based on the priority of the inputs used to measure fair value. The inputs used in measuring fair value are categorized into three levels, as follows:

•	Level 1 — Inputs that are based upon quoted prices for identical instruments traded in active markets. The Company’s Level 1 instruments primarily include investments.
•	Level 2 — Inputs that are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar investments in markets that are not active, or models based on valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the investment.

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 9. — Fair Value Measurements – (continued)

•	Level 3 — Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The Company’s interest rate swaps are Level 2 instruments, as fair value is determined by modeling market-based inputs, including contractual terms, yield curves and prepayment rates.

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market inputs, include interest rate curves and implied volatilities.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of December 31, 2012 and 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company’s derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

Financial instruments measured at fair value on a recurring basis are summarized below:

As of September 30, 2013 (unaudited):	Instruments Measured at Fair Value	Fair Value Hierarchy Level
Description		Level 1	Level 2	Level 3
	(In thousands)	(In thousands)	(In thousands)	(In thousands)
Liability
Interest rate cap	$—	$—	$—	$—

As of December 31, 2012:	Instruments Measured at Fair Value	Fair Value Hierarchy Level
Description		Level 1	Level 2	Level 3
	(In thousands)	(In thousands)	(In thousands)	(In thousands)
Liability
Interest rate cap	$—	$—	$—	$—

The Company is required to disclose the fair value of financial instruments which it is practicable to estimate.The fair value of cash, accounts receivable and accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity of these items. The following table shows the carrying values and the fair values of material non-current liabilities that qualify as financial instruments, determined in accordance with the authoritative guidance for disclosures about fair value of financial instruments:

	September 30, 2013 (unaudited)		December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)	(In thousands)	(In thousands)	(In thousands)
Mortgage notes payable	$41,586	$39,730	$38,400	$38,400

BARCELO PORTFOLIO (Predecessor)

NOTES TO THE COMBINED FINANCIAL STATEMENTS
September 30, 2013 and 2012
(Unaudited)

Note 9. — Fair Value Measurements – (continued)

The fair value of the notes payable was determined using the discounted cash flow method and applying current market rates and is classified as level 3 under the fair value hierarchy.

Note 10. — Related Party Transactions

The following is a summary of related party transactions:

	Nine months ended September 30, 2013 (unaudited)	Nine months ended September 30, 2012 (unaudited)
	(In thousands)	(In thousands)
Management fee expense	$1,085	$1,083
Reimbursable expenses	$874	$956
Loan guarantee fees expense	$—	$280
Total related party expense	$1,959	$2,319

	September 30, 2013 (unaudited)	December 31, 2012
	(In thousands)	(In thousands)
Management fee payable	$128	$81
Reimbursable payable	$40	$53
Loan guarantee fees payable	$—	$—
Total related party payable	$168	$134

The Company has entered into property management contracts with CHR to manage the Company’s wholly owned properties and the Company’s leased hotel and conference center. Management fees generally equal approximately 3.0% – 4.0% of the monthly gross receipts from the properties managed by CHR. The Company reimburses the costs and expenses incurred by CHR on the Company’s behalf, including legal, travel and other out-of pocket expenses that are directly related to the management of specific properties.

Loan guarantee fees are payable to the parent company of BCE-BCC, LLC.

Note 11. — Subsequent Events

The Company has evaluated subsequent events through November 14, 2013, the date that the combined financial statements were available to be issued. All subsequent events requiring recognition or disclosure as of that date have been incorporated into these combined financial statements.

APPENDIX A

PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning programs sponsored directly or indirectly by the parent of our sponsor. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the parent of our sponsor and its affiliates. The parent of our sponsor’s prior public programs described in the following tables have investment objectives similar to ours. The parent of our sponsor considers programs that aim to preserve and protect investors' capital, provide stable cash distributions and generate capital appreciation to have investment objectives similar to those of our company. The private note programs implemented by ARC Income Properties, LLC and ARC Income Properties II, LLC are net lease programs focused on providing current income through the payment of cash distributions, while ARC Growth Fund, LLC was formed to acquire vacant bank branch properties and opportunistically sell such properties. For additional information see the section entitled “Prior Performance Summary.”

Certain of the tables below provide information with respect to ARCT. ARCT was a public program sponsored by the parent of our sponsor. On January 22, 2013, ARCT merged with and into a subsidiary of Realty Income Corporation.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE PARENT OF OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the parent of our sponsor and its affiliates in raising and investing funds for ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.			American Realty Capital Trust III, Inc.
			Percentage of total Dollar Amount Raised			Percentage of total Dollar Amount Raised
	(dollars in thousands)			(dollars in thousands)
Dollar amount offered	$1,500,000			$1,500,000
Dollar amount raised	1,695,813			1,750,291
Dollar amount raised from non-public program and private investments	37,460	(1)		—
Total dollar amount raised	$1,733,273		100.00%	$1,750,291		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$168,269		9.71%	170,433		9.74%
Organizational expenses	29,692	(2)	1.71%	26,052		1.49%
Other	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%
Available for investment	$1,535,312		88.58%	$1,553,806		88.77%
Acquisition costs:
Prepaid items related to purchase of property	$—		0.00%	—		0.00%
Cash down payment	2,157,713	(3)	124.49%	1,529,812		87.40%
Acquisition fees	41,320		2.38%	38,646		2.21%
Other	—		0.00%	—		0.00%
Total acquisition costs	$2,199,033		126.87%	$1,568,458		89.61%
Percentage leverage (mortgage financing divided by total acquisition costs)	32.8%			14.6%
Date offering began	3/18/2008			3/31/2011
Number of offerings in the year	1			1
Length of offerings (in months)	39	(4)		18	(5)
Months to invest 90% of amount available for investment (from beginning of the offering)	39			18

A-2

(1)	ARCT sold non-controlling interests in certain properties in nine separate arrangements. The total amount contributed in these arrangements was $24.5 million. In addition, $13.0 million was raised in a private offering of debt securities through ARC Income Properties II, Inc. The structure of these arrangements and program is such that they are required to be consolidated with the results of ARCT and therefore are included with this program. ARC Income Properties II, Inc. is also included as a stand-alone program and is included separately in information about private programs.
(2)	Excludes offering costs from proceeds assumed from the distribution reinvestment plan.
(3)	Includes $12.0 million investment made in joint venture with NYRR for the purchase of real estate and $17.3 million of other investments in common stock.
(4)	ARCT completed its offering in July 2011. The data above includes uses of offering proceeds through December 31, 2011.
(5)	ARCT III completed its offering in September 2012. The data above includes uses of offering proceeds through December 31, 2012.

A-3

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES

Table I provides a summary of the experience of the parent of our sponsor and its affiliates as a sponsor in raising and investing funds in ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011, ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2011 and ARC Growth Fund, LLC from its inception on July 24, 2008 to its termination on December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of this offering and the time period over which the proceeds have been invested.

	ARC Income Properties, LLC			ARC Income Properties II, LLC			ARC Income Properties, III, LLC			ARC Income Properties, IV, LLC			ARC Growth Fund, LLC
(dollars in thousands)			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised			Percentage of Total Dollar Amount Raised
Dollar amount offered	$19,537			$13,000			$11,243			$5,350			$7,850
Dollar amount raised	19,537			13,000			11,243			5,215			5,275
Dollar amount contributed from sponsor and affiliates(1)	1,975			—			—			—			2,575
Total dollar amount raised	$21,512		100.00%	$13,000		100.00%	$11,243		100.00%	$5,215		100.00%	$7,850		100.00%
Less offering expenses:
Selling commissions and discounts retained by affiliates	$1,196		5.56%	$323		2.48%	$666		5.92%	$397		7.61%	$—		0.00%
Organizational expenses	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Reserves	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Available for investment	$20,316		94.44%	$12,677		97.52%	$10,577		94.08%	$4,818		92.39%	$7,850		100.00%
Acquisition costs:
Prepaid items and fees related to purchased property	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%	$—		0.00%
Cash down payment	11,302		52.54%	9,086		69.89%	9,895		88.01%	4,780		91.66%	5,440		69.30%
Acquisition fees	7,693		35.76%	2,328		17.91%	682		6.07%	—		0.00%	2,410		30.70%
Other	—		0.00%	—		0.00%	—		0.00%	—		0.00%	—		0.00%
Total acquisition costs	$18,995	(2)	88.30%	$11,414	(3)	87.80%	$10,577	(4)	94.08%	$4,780	(5)	91.66%	$7,850	(6)	100.00%
Percentage leverage (mortgage financing divided by total acquisition costs)	434.97%			292.61%			141.19%			344.35%			253.20%
Date offering began	6/09/2008			9/17/2008			9/29/2009			6/23/2011			7/24/2008
Number of offerings in the year	1			1			1			1			1
Length of offerings (in months)	7			4			3			4			1
Months to invest 90% of amount available for investment (from the beginning of the offering)	7			4			3			4			1

(1)	Includes separate investment contributed by sponsor and affiliates for purchase of portfolio properties and related expenses.
(2)	Total acquisition costs of properties exclude $82.6 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 83.6% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to American Realty Capital Properties, Inc. on September 6, 2011.

A-4

(3)	Total acquisition costs of properties exclude $33.4 million purchased with mortgage financing. Including borrowings, the total acquisition purchase price was $101.6 million. The leverage ratio was 60.1% at December 31, 2010. This program ended when the notes were repaid on May 16, 2011. The related properties were owned by ARCT on December 31, 2012.
(4)	Total acquisition costs of properties exclude $14.9 million purchased with mortgage financing and $3.5 million related to a final purchase price adjustment which was initially held in escrow until conditions for its release were satisfied in 2010. Including borrowings, the total acquisition purchase price was $25.9 million. The leverage ratio was 59.2% at December 31, 2010. This program ended when it contributed its real estate assets and certain liabilities to ARCP on September 6, 2011.
(5)	Total acquisition costs of properties exclude a $16.5 million purchased with assumed mortgage financing. Including borrowings, the total acquisition purchase price was $21.2 million. The leverage ratio was 77.5% at December 31, 2011.
(6)	Total acquisition costs of properties exclude a $20.0 million purchased with assumed mortgage financing. Including borrowings and $36.3 million purchased with proceeds from the sale of properties, the total acquisition purchase price was $63.6 million. The program was concluded at December 31, 2010.

A-5

TABLE II

COMPENSATION TO SPONSOR FROM PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to the parent of our sponsor and its affiliates for ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination.

(dollars in thousands)	American Realty Capital Trust, Inc.	American Realty Capital Trust III, Inc.
Date offering commenced	3/18/2008	3/31/2011
Dollar amount raised	$1,733,273	$1,750,291
Amount paid to sponsor from proceeds of offering
Underwriting fees	$168,269	$170,433
Acquisition fees:
Real estate commissions	$—	$—
Advisory fees – acquisition fees	21,281	15,298
Other – organizational and offering costs	15,944	20,464
Other – financing coordination fees	9,257	3,029
Other – acquisition expense reimbursements	11,921	10,779
Dollar amount of cash generated from operations before deducting payments to sponsor	60,876	4,365
Actual amount paid to sponsor from operations:
Property management fees	$—	$—
Partnership management fees	—	—
Reimbursements	—	—
Leasing commissions	—	—
Other (asset management fees)	7,071	212
Total amount paid to sponsor from operations	$7,071	$212
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$1,485	$—
Notes	—	—
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	$45	$—
Incentive fees	—	—
Other – Financing coordination fees	$—	$—

A-6

TABLE II

COMPENSATION TO SPONSOR FROM NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to the parent of our sponsor and its affiliates for ARC Income Properties, LLC from its inception on June 5, 2008 to its termination on September 6, 2011, ARC Income Properties II, LLC from its inception on August 12, 2008 to its termination on May 16, 2011, ARC Income Properties III, LLC from its inception on September 29, 2009 to its termination on September 6, 2011. ARC Income Properties IV, LLC from its inception on June 23, 2010 to December 31, 2010 and ARC Growth Fund, LLC. from its inception on July 24, 2008 to its termination on December 31, 2010.

(dollars in thousands)	ARC Income Properties, LLC		ARC Income Properties II, LLC		ARC Income Properties III, LLC		ARC Income Properties IV, LLC		ARC Growth Fund, LLC
Date offering commenced	6/05/2008		8/12/2008		9/29/2009		6/23/2011		7/24/2008
Dollar amount raised	$21,512	(1)	$13,000	(2)	$11,243	(2)	$5,215	(2)	$7,850	(3)
Amount paid to sponsor from proceeds of offering
Underwriting fees	$785		$323		$666		$397		$—
Acquisition fees
Real estate commissions	$—		$—		$—		$—		$—
Advisory fees – acquisition fees	$2,959		$423		$662		$—		$1,316
Other – organizational and offering costs	$—		$—		$—		$—		$—
Other – financing coordination fees	$939		$333		$149		$—		$45
Dollar amount of cash generated from operations before deducting payments to sponsor	$(3,091)		$2,291		$(724)		$(691)		$(5,325)
Actual amount paid to sponsor from operations:
Property management fees	$—		$—		$—		$—		$—
Partnership management fees	—		—		—		—		—
Reimbursements	—		—		—		—		—
Leasing commissions	—		—		—		—		—
Other (explain)	—		—		—		—		—
Total amount paid to sponsor from operations	$—		$—		$—		$—		$—
Dollar amount of property sales and refinancing before deducting payment to sponsor
Cash	$—		$—		$—		$—		$13,560
Notes	—		—		—		—		$18,281
Amount paid to sponsor from property sale and refinancing:
Real estate commissions	—		—		—		—		—
Incentive fees	—		—		—		—		—
Other (disposition fees)	—		—		—		—		$1,169
Other (refinancing fees)	—		—		—		—		$39

(1)	Includes $19.5 million raised from investors and $2.0 million raised from sponsor and affiliates.
(2)	Amounts raised from investors.
(3)	Includes $5.2 million raised from investors and $2.6 million raised from the sponsor and affiliates.

A-7

TABLE III

OPERATING RESULTS OF PUBLIC PROGRAM PROPERTIES

Table III summarizes the operating results of ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

	American Realty Capital Trust, Inc.				American Realty Capital Trust III, Inc.
(dollars in thousands)	Year Ended December 31, 2011	Year Ended December31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2012	Year Ended December 31, 2012	Period From October 15, 2010 (Date of Inception) to December 31, 2010
Gross revenues	$129,982	$45,233	$15,511	$5,549	$49,971	$795	$—
Profit (loss) on sales of properties	(44)	143	—	—	—	—	—
Less:
Operating expenses	45,041	15,265	1,158	2,002	44,202	2,385	—
Interest expense	39,912	18,109	10,352	4,774	6,542	35	—
Depreciation	54,764	17,280	6,581	2,534	25,524	414	—
Amortization	14,176	4,374	1,735	522	5,854	85	—
Net income (loss) before noncontrolling interests – GAAP Basis	(23,955)	(9,652)	(4,315)	(4,283)	(32,151)	(2,124)	—
Loss from discontinued operations	—	—	—	—	—	—	—
Net income (loss) attributable to noncontrolling interests – GAAP Basis	(1,121)	(181)	49	—	30	—	—
Net income (loss) GAAP basis	$(25,076)	$(9,833)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
Taxable income (loss)
From operations	$(25,032)	$(9,976)	$(4,266)	$(4,283)	$(32,121)	$(2,124)	$—
From gain (loss) on sale	(44)	143	—	—	—	—	—
Cash generated from (used by) operations(1)	49,525	9,864	$(2,526)	$4,013	5,542	(1,177)	—
Cash generated from sales	581	900	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	224,300	5,060	—
Cash generated from operations, sales and refinancing	$50,106	$10,764	$(2,526)	$4,013	$229,842	$3,883	$—
Less: Cash distribution to investors
From operating cash flow	$47,524	$9,864	$1,818	$296	$5,542	$—	$—
From sales and refinancing	—	900	—	—	23,285	294	—
From other(2)	—	647	70	—	26,784	271	—
Cash generated after cash distributions	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Less: Special items
Cash generated after cash distributions and special items	$2,582	$(647)	$(4,414)	$3,717	$174,231	$3,318	$—
Tax and distribution data per $1,000 invested
Federal income tax results:(3)(4)
Ordinary income (loss)
from operations	$(19.00)	$(23.55)	$(22.75)	$(0.33)	$(13.96)	$(4.04)	$—
from recapture	—	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—	—

A-8

	American Realty Capital Trust, Inc.				American Realty Capital Trust III, Inc.
(dollars in thousands)	Year Ended December 31, 2011	Year Ended December31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2012	Year Ended December 31, 2012	Period From October 15, 2010 (Date of Inception) to December 31, 2010
Cash distributions to investors
Source (on GAAP Basis)
Investment income	$—	$1.44	$—	$—	$—	$—	$—
Return of capital	43.51	16.78	(13.06)	1.22	31.77	5.52	—
Source (on GAAP basis)
Sales	$—	1.44	$—	$—	$—	$—	$—
Refinancing	—	—	—	—	13.30	2.87	—
Operations	43.51	15.75	12.57	1.22	3.17	—	—
Other	—	—	—	—	15.30	2.65	—

(1)	Includes cash paid for interest and acquisition costs
(2)	Distributions paid from proceeds from the sale of common stock and through distribution reinvestment plans
(3)	Based on amounts raised as of the end of each period.
(4)	Federal tax results for the year ended December 31, 2012 are not available as of the date of this filing. Extensions of time to file tax returns for the year ended December 31, 2012 have been filed for each program, and estimated information is provided for all programs based on preliminary tax returns by outside accountants.

A-9

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the consolidated operating results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC, ARC Income Properties IV, LLC, and ARC Growth Fund, LLC as of the dates indicated.

(table begins on following page)

A-10

	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Period from January 1, 2011 to May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	Period from June 24, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Gross revenues	$4,652	$7,008	$5,347	$1,341	$1,383	$3,507	$3,423	$337	$1,548	$2,237	$341	$1,549	$94	$—	$95	$185	$8
Profit (loss) on sales of properties	—				(44)	143			—			—		—	(251)	(4,682)	9,746
Less:
Operating expenses	122	320	2,847	5	45	113	7	—	51	36	918	86	489	—	234	528	2,004
Interest expense	4,504	6,525	4,993	688	1,690	2,151	2,161	162	1,434	1,359	186	1,134	100	—	—	1,494	597
Interest expense – investors notes	1,323	1,935	1,583	381	430	1,167	1,024	11	671	986	201	446	90	—	—	—	—
Depreciation	2,346	3,519	2,676	909	710	1,748	1,758	200	495	642	127	642	54	—	195	592	344
Amortization	527	976	886	—	268	663	670	—	187	249	42	218	18	—	—	—	—
Net income – GAAP Basis	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,804)	$(2,192)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(657)	$—	$(585)	$(7,111)	$6,809
Taxable income (loss)
From operations	$(4,170)	$(6,267)	$(7,638)	$(642)	$(1,760)	$(2,335)	$(2,197)	$(36)	$(1,290)	$(1,035)	$(1,133)	$(977)	$(443)	$—	$(334)	$(2,429)	$(2,937)
From gain (loss) on sale	$—	$—	$—	$—	$(44)	$143	$—	$—	$—	$—	$—	$—	$—	$—	$(251)	$(4,682)	$9,746
Cash generated from (used by) operations(3)	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$560	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(1,769)	$(3,226)
Cash generated from sales	—	—	—	—	—	246	—	—	—	—	—	—	—	—	—	(447)	11,158
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$(691)	$—	$(330)	$(2,216)	$7,932

A-11

	ARC Income Properties, LLC				ARC Income Properties II, LLC				ARC Income Properties III, LLC			ARC Income Properties IV, LLC		ARC Growth Fund, LLC
(dollars in thousands)	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from June 5, 2008 (Date of Inception) to December 31, 2008	Period from January 1, 2011 to May 16, 2011(2)	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from August 12, 2008 to December 31, 2008	Period from January 1, 2011 to September 6, 2011(1)	Year Ended December 31, 2010	Period from September 29, 2009 to December 31, 2009	Year Ended December 31, 2011	Period from June 24, 2010 (Date of Inception) to December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009	Period from July 25, 2008 to December 31, 2008
Less: Cash interest payments made to investors
From operating cash flow	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From sales and refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
From other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated after cash distributions	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932
Less: Special items
Cash generated after cash distributions and special items	$(1,297)	$(1,896)	$(2,349)	$1,154	$(782)	$806	$(2,282)	$4,013	$(608)	$(33)	$(691)	$(117)	$—	$(691)	$(330)	$(2,216)	$7,932

(1)	On September 6, 2011, the real estate assets and certain liabilities of ARC Income Properties, LLC and ARC Income Properties III, LLC were contributed in the formation transaction of American Realty Capital Properties, Inc.
(2)	The program ended on May 16, 2011, when the notes were repaid. These properties were owned by American Realty Capital Trust, Inc. on December 31, 2012.
(3)	Includes cash paid for interest including interest payments to investors.

Non-public programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.

A-12

TABLE IV

RESULTS OF COMPLETED PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV includes the operations of ARCT, which completed its operations On March 1, 2012 when it listed its common stock on The NASDAQ Global Select Market.

Program name	American Realty Capital Trust, Inc.
Dollar amount raised	$1,733,273
Number of properties purchased	487
Date of closing of offering	7/18/2011
Date of first sale of property	3/1/2012
Date of final sale of property	3/1/2012
Tax and distribution data per $1,000 invested through
Federal income tax results:
Ordinary income (loss)
– from operations	$(46.96)
– from recapture	—
Capital gain (loss)	0.02
Deferred gain	—
Capital	—
Ordinary	—
Cash distributions to investors
Source (on GAAP Basis)
– Investment income	$1.44
– Return of capital	47.74
Source (on cash basis)
– Sales	$1.44
– Refinancing	—
– Operations	47.74
– Other(1)	10.49
Receivable on net purchase money financing	—

(1)	ARCT's price per share was $10.49 on March 1, 2012, at the end of its first day of trading on the NASDAQ Global Select Market.

A-13

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS OF THE SPONSOR AND ITS AFFILIATES

Table IV summarizes the results of ARC Income Properties, LLC, ARC Income Properties II, LLC, ARC Income Properties III, LLC and ARC Growth Fund, LLC, each a completed program of affiliates of our sponsor as of December 31, 2011.

(dollars in thousands) Program name	ARC Income Properties, LLC	ARC Income Properties II, LLC	ARC Income Properties III, LLC	ARC Growth Fund, LLC
Dollar amount raised	$21,512	$13,000	$11,243	$7,850
Number of properties purchased	62	50	1	52
Date of closing of offering	June 2008	September 2008	September 2009	July 2008
Date of first sale of property	September 2011(2)	May 2011(3)	September 2011(2)	July 2008
Date of final sale of property	September 2011(2)	May 2011(3)	September 2011(2)	December 2010
Tax and distribution data per $1,000 investment through 12/31/2010(1)
Federal income tax results:
Ordinary income (loss)
- From operations	$—	$—	$—	$—
- From recapture	$—	$—	$—	$—
Capital gain (loss)	$—	$—	$—	$—
Deferred gain	$—	$—	$—	$—
Capital	$—	$—	$—	$—
Ordinary	$—	$—	$—	$—
Cash distributions to investors
Source (on GAAP basis)
- Investment income	—	—	—	—
- Return of capital	$19,537	$13,000	$11,243	$7,226
Source (on cash basis)
- Sales	$19,537	$13,000	$11,243	$7,226
- Refinancing	$—	$—	$—	$—
- Operations	$—	$—	$—	$—
- Other
Receivable on net purchase money financing	$—	$—	$—	$—

(1)	Programs are combined with other entities for U.S. federal income tax reporting purposes, therefore, U.S. Federal income tax results for these programs are not presented.
(2)	The real estate assets and certain liabilities of these programs were contributed to American Realty Capital Properties, Inc. as part of its formation transaction.
(3)	The notes used to purchase these properties were paid off in May 2011, these properties are still owned by ARCT on December 31, 2012.

A-14

TABLE V

SALES OR DISPOSALS OF PUBLIC PROGRAM PROPERTIES

Table V summarizes the sales or disposals of properties by ARCT from its inception on August 17, 2007 to December 31, 2011, its last year before termination, and ARCT III from its inception on October 15, 2010 to December 31, 2012, its last year before termination. Information is provided as to the manner in which the proceeds of the offering have been applied, the timing and length of this offering and the time period over which the proceeds have been reinvested.

			Selling Price, Net of Closing costs and GAAP Adjustments (dollars in thousands)					Cost of Properties Including Closing and Soft Costs (dollars in thousands)			Excess (deficiency) of Property Operating Cash Receipts Over Cash Expenditures(5)
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale	Purchase money mortgage taken back by program(1)	Adjustments resulting from application of GAAP(2)	Total(3)	Original Mortgage Financing	Total acquisition cost, capital improvement, closing and soft costs(4)	Total
American Realty Capital Trust, Inc.:
PNC Bank Branch – New Jersey	November – 08	September 2010	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November – 08	January 2011	$79	$502	$—	$—	$581	$502	$178	$680	$1,305

ARCT III: Not applicable

(1)	No purchase money mortgages were taken back by program.
(2)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(3)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(4)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions on connection with the acquisition of property.
(5)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

A-15

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES

Table V provides summary information on the results of sales or disposals of properties by non-public prior programs. All figures below are through December 31, 2012.

			Selling Price Net of Closing Costs and GAAP Adjustments (dollars in thousands)					Costs of properties Including Closing Costs and Soft Costs (dollars in thousands)			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
ARC Income Properties, LLC:
Citizens Bank branches(1)	July to August-09	September-11	$23,300	$82,622	$—	$—	$105,922	$96,883	$4,734	$101,617	$6,815
ARC Income Properties II, LLC:
PNC Bank Branch – New Jersey	November-08	September-10	$388	$512	$—	$—	$900	$512	$187	$699	$1,035
PNC Bank Branch – New Jersey	November-08	January-11	79	502	—	—	581	502	178	680	1,305
			$467	$1,014	$—	$—	$1,481	$1,014	$365	$1,379	$2,340
ARC Income Properties III, LLC:
Home Depot(1)	November-09	September-11	$11,325	$13,850	$—	$—	$25,175	$25,925	$20	$25,945	$2,288
ARC Growth Fund, LLC:
Bayonet Point, FL	July-08	July-08	$628	$—	$—	$—	$628	$—	$642	$642	$—
Boca Raton, FL	July-08	July-08	2,434	—	—	—	2,434	—	2,000	2,000	—
Bonita Springs, FL	July-08	May-09	(459)	1,207	—	—	748	1,207	543	1,750	(29)
Clearwater, FL	July-08	September-08	253	539	—	—	792	539	371	910	(3)
Clearwater, FL	July-08	October-08	(223)	582	—	—	359	582	400	982	(3)
Destin, FL	July-08	July-08	1,358	—	—	—	1,358	—	1,183	1,183	—
Englewood, FL	July-08	November-08	138	929	—	—	1,067	929	632	1,561	(13)
Fort Myers, FL	July-08	July-08	2,434	—	—	—	2,434	—	1,566	1,566	—
Naples, FL	July-08	July-08	2,727	—	—	—	2,727	—	1,566	1,566	—
Palm Coast, FL	July-08	September-08	891	1,770	—	—	2,661	1,770	-530	1,240	(8)
Pompano Beach, FL	July-08	October-08	1,206	2,162	—	—	3,368	2,162	-411	1,751	(8)
Port St. Lucie, FL	July-08	August-09	(60)	654	—	—	594	654	648	1,302	(40)
Punta Gorda, FL	July-08	July-08	2,337	—	—	—	2,337	—	2,143	2,143	—
Vero Beach, FL	July-08	February-09	87	830	—	—	917	830	565	1,395	(13)
Cherry Hill, NJ	July-08	July-08	1,946	—	—	—	1,946	—	2,225	2,225	—
Cranford, NJ	July-08	July-08	1,453	—	—	—	1,453	—	725	725	—
Warren, NJ	July-08	July-08	1,375	—	—	—	1,375	—	1,556	1,556	—
Westfield, NJ	July-08	July-08	2,539	—	—	—	2,539	—	2,230	2,230	—
Lehigh Acres, FL	July-08	August-09	(207)	758	—	—	551	758	752	1,510	(28)
Alpharetta, GA	July-08	December-08	98	914	—	—	1,012	914	617	1,531	(9)
Atlanta, GA	July-08	September-08	825	1,282	—	—	2,107	1,282	862	2,144	(27)
Columbus, GA	July-08	December-08	(43)	111	—	—	68	111	85	196	(3)
Duluth, GA	July-08	July-08	1,851	—	—	—	1,851	—	1,457	1,457	—
Oakwood, GA	July-08	September-08	49	898	—	—	947	898	607	1,505	(1)
Riverdale, GA	July-08	August-09	(104)	471	—	—	367	471	286	757	(12)
Laurinburg, NC	July-08	July-08	188	—	—	—	188	—	197	197	—
Haworth, NJ	July-08	July-08	1,781	—	—	—	1,781	—	1,834	1,834	—
Fredericksburg, VA	August-08	August-08	2,432	—	—	—	2,432	—	2,568	2,568	—
Dallas, PA	August-08	August-08	1,539	—	—	—	1,539	—	366	366	—
Virginia Beach, VA	August-08	August-08	1,210	—	—	—	1,210	—	930	930	—
Baytown, TX	August-08	August-08	3,205	—	—	—	3,205	—	1,355	1,355	—
Bradenton, FL	November-08	November-08	778	—	—	—	778	—	748	748	—
Sarasota, FL	November-08	November-08	1,688	—	—	—	1,688	—	867	867	—
Tuscaloosa, AL	November-08	November-08	580	—	—	—	580	—	242	242	—
Palm Harbor, FL	November-08	November-08	1,064	—	—	—	1,064	—	790	790	—
Reading, PA	November-08	November-08	137	—	—	—	137	—	248	248	—
St. Augustine, FL	November-08	November-08	1,936	—	—	—	1,936	—	1,428	1,428	—
Cumming, GA	December-08	December-08	1,227	—	—	—	1,227	—	810	810	—
Suffolk, VA	December-08	February-09	115	172	—	—	287	172	129	301	(1)
A-16

			Selling Price Net of Closing Costs and GAAP Adjustments (dollars in thousands)					Costs of properties Including Closing Costs and Soft Costs (dollars in thousands)			Excess (Deficit) of Property Operating Cash Receipts Over Cash Expenditures(6)
Property	Date Acquired	Date of Sale	Cash Received (cash deficit) Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program(2)	Adjustments Resulting From Application of GAAP(3)	Total(4)	Original Mortgage Financing	Total Acquisition Costs, Capital Improvement Costs, Closing and Soft Costs(5)	Total
Titusville, FL	December-08	December-08	321	—	—	—	321	—	260	260	—
West Caldwell, NJ(1)	December-08	September-09	333	898	—	—	1,231	357	358	715	15
Palm Coast, FL	December-08	December-08	507	—	—	—	507	—	599	599	—
Mableton, GA	December-08	December-08	676	—	—	—	676	—	696	696	—
Warner Robins, GA	January-09	January-09	149	—	—	—	149	—	257	257	—
Philadelphia(1)	January-09	October-09	291	1,474	—	—	1,765	552	1,105	1,657	3
Stockholm, NJ	December-08	November-09	(29)	240	—	—	211	240	438	678	(46)
Sebastian, FL	July-08	December-09	(104)	654	—	—	550	654	1,302	1,956	(102)
Fort Myers, FL	July-08	December-09	(314)	795	—	—	481	795	1,582	2,377	(113)
Seminole, FL	July-08	March-10	—	1,098			1,098	1,098	1,061	2,159	(48)
Port Richey, FL(1)	July-08	December-10	—	544	—	—	544	544	1,086	1,630	(71)
Punta Gorda, FL(1)	July-08	December-10	—	690	—	—	690	690	1,550	2,240	(72)
Lawrenceville, GA(1)	July-08	December-10	—	695	—	—	695	695	1,381	2,076	(73)
Norristown, PA(1)	July-08	December-10	—	471	—	—	471	471	943	1,414	(83)
			$43,243	$20,838	$—	$—	$64,081	$19,375	$47,850	$67,225	$(788)

(1)	Sale of property was to related party.
(2)	No purchase money mortgages were taken back by program.
(3)	Financial information for programs was prepared in accordance with GAAP, therefore GAAP adjustments are not applicable.
(4)	All taxable gains were categorized as capital gains. None of these sales were reported on the installment basis.
(5)	Amounts shown do not include a pro rata share of the offering costs. There were no carried interests received in lieu of commissions on connection with the acquisition of property.
(6)	Amounts exclude the amounts included under “Selling Price Net of Closing Costs and GAAP Adjustments” or “Costs of Properties Including Closing Costs and Soft Costs” and exclude costs incurred in administration of the program not related to the operations of the property.

A-17

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN
AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
EFFECTIVE AS OF JANUARY 7, 2014

American Realty Capital Hospitality Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company, Realty Capital Securities, LLC (the “Dealer Manager”) or an unaffiliated third party (the “Administrator”), in each case as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares or by delivering a completed and executed authorized form to the Administrator, which can be obtained from the Administrator. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by AR Capital, LLC or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions (as defined below)) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. Participants in the Plan generally are required to have the full amount of their cash distributions (other than Excluded Distributions) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan. As used in this Plan, the term (“Excluded Distributions”) shall mean those cash or other distributions designated as “Excluded Distributions” by our board of directors of the Company or the board of directors or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan initially at a price equal to $23.75 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. Beginning with the filing of the Company’s second Quarterly Report on Form 10-Q (or the filing of the Company’s Annual Report on Form 10-K should such filing constitute the second quarterly financial filing) with the Securities and Exchange Commission following the earlier of the Company’s acquisition of at least $2.0 billion in total portfolio assets and January 7, 2016, which is two years from the effective date of the Company’s initial public offering, the Company intends to offer Shares pursuant to the Plan at the net asset value of the Company as determined by American Realty Capital Hospitality Advisors, LLC, divided by the number of shares of common stock outstanding as of the end of business on the business day immediately preceding the day on which the Company determines NAV. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase Shares in a public offering of Shares by the Company pursuant to a prospectus outside of the Plan at prices below $23.75 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer Manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of Company or its transfer agent.

(g) A Participant will not be able to acquire Shares under the Plan to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Company’s Charter. For purposes of this Plan, “Ownership Limit” shall mean the prohibition on beneficial ownership of not more than 9.8% in value of the aggregate outstanding shares of stock of the Company and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of the shares of stock of the Company.

4. Absence of Liability.  The Company, the Dealer Manager and the Administrator shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. The Company, the Dealer Manager and the Administrator shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator if, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Paragraph 5 hereof, the Participant is required to notify the Administrator if there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Shares becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated January 7, 2014, (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by AR Capital, LLC, the parent of the Company’s sponsor, or an Affiliated Program (a “Subsequent Program”). If the

Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program;

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program; and

(vi) the Subsequent Program has accepted an aggregate amount of subscriptions in excess of its minimum offering amount.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through the Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by providing written notice of such termination or modification to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment to, Suspension or Termination of the Plan.

(a) Except for Section 9(a) of the Plan which shall not be amended prior to a listing of the Shares on a national securities exchange, the terms and conditions of the Plan may be amended by the Company at any time, including, but not limited to, an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, upon ten (10) days written notice to the Participants.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate or suspend the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of American Realty Capital Hospitality Operating Partnership, L.P.  For purposes of the Plan, “stockholders” shall be deemed to include limited partners of American Realty Capital Hospitality Operating Partnership, L.P. (the “Partnership”), Participants shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and addressed to DRIP Administrator, c/o DST Systems, Inc., 430 W 7th St., Kansas City, Missouri 64105-1407, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator or by providing the relevant information in a press release or a report filed by the Company with the Securities and Exchange Commission. Each Participant shall notify the Administrator promptly in writing of any changes of address.

15. Certificates.  The ownership of the Shares will be in book-entry form prior to the issuance of certificates. The Company will not issue share certificates except to stockholders who make a written request to the Administrator.

APPENDIX C

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
SUBSCRIPTION AGREEMENT
INSTRUCTION PAGE

(For optional electronic delivery, see page C-6)

In no event may a subscription of shares be accepted until at least five business days after the date the subscriber receives the final prospectus. You will receive a confirmation of your purchase.

PROCEDURES PRIOR TO ESCROW BREAK:

Until we have raised the minimum offering amount, your broker-dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to “UMB Bank, N.A., Escrow Agent for American Realty Capital Hospitality Trust, Inc.” to Realty Capital Securities at the following address:

American Realty Capital Hospitality Trust, Inc.
c/o Realty Capital Securities, LLC
3 Copley Place, Suite 3300
Boston, MA 02116
Phone (877) 373-2522
Fax (857) 207-3397

*	For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

Realty Capital Securities will then forward your check to our escrow agent, UMB Bank, N.A.

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at 1-877-373-2522.

PROCEDURES POST-ESCROW BREAK:

Once we have raised $2,000,000, your broker-dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to “American Realty Capital Hospitality Trust, Inc.” to the following address (except that Pennsylvania and Washington investors should continue to follow the instructions above until $100,000,000 and $20,000,000 has been raised from other jurisdictions, respectively. See “Prospectus Summary” in the prospectus):

American Realty Capital Hospitality Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, Missouri 64105-1407
Phone: (866) 771-2088
Fax: (877) 694-1113

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

American National Stock Transfer, LLC
405 Park Avenue, 12th Floor
New York, NY 10022
Phone: (877) 373-2522
Facsimile: (646) 861-7793

*	For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

If you have any questions, please call your registered representative or Realty Capital Securities, LLC at 1-877-373-2522

Instructions to Subscribers

Section 1:  Indicate investment amount (Make all checks payable as described above.)

Section 2:  Choose type of ownership

Non-Custodial Ownership

Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 7.

Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3:  All names, addresses, Dates of Birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4:  Choose Distribution Allocation option

Section 5:  To be signed and completed by your Financial Advisor (be sure to include CRD number for FA and BD Firm and the Branch Manager’s signature)

Section 6:  Have ALL owners initial and sign where indicated on Page 7

Section 7:  All investors must complete and sign the substitute W9

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC. SUBSCRIPTION AGREEMENT

1. YOUR INITIAL INVESTMENT All subscription payments (other than those from Pennsylvania and Washington residents) will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, and will be released to us only if we have sold a minimum of $2,000,000 of our common stock to the public by January 7, 2015, which is one year from the effective date of this offering. We will not sell any shares to Pennsylvania and Washington residents unless we raise a minimum of $100,000,000 and $20,000,000 in aggregate gross offering proceeds from all investors pursuant to this offering, respectively, by January 7, 2015, which is one year from the effective date of this offering. Pending a satisfaction of this condition, all subscription payments from Pennsylvania and Washington residents will be placed in an account held by the escrow agent, UMB Bank, N.A., in trust for subscribers’ benefit, pending release to us. Funds in escrow will be invested in short-term investments that mature on or before January 7, 2015, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.

Make all checks payable as described in the foregoing instructions.

Investment Amount $ .	Brokerage Account Number .
The minimum initial investment is 100 shares ($2,500)	(If applicable)

Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

☐	I/WE AM/ARE EMPLOYEE(S) OF REALTY CAPITAL SECURITIES, LLC, AN AFFILIATE, BROKER AND/OR AN IMMEDIATE FAMILY MEMBER OF ONE OF THE ABOVE. I/WE ACKNOWLEDGE THAT NO COMMISSION WILL BE PAID FOR THIS PURCHASE, BUT I/WE WILL RECEIVE ADDITIONAL SHARES OR FRACTIONS THEREOF.
☐	CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

2. FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership	Custodial Ownership
Individual	Third Party
Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated)	Administered Custodial Plan
Tenants in Common
TOD — Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form. You may download the form at www.americanrealtycap.com/materials/)	(new IRA accounts will require an additional application) ☐ IRA ☐ ROTH/IRA ☐ SEP/IRA ☐ SIMPLE ☐ OTHER
Uniform Gift/Transfer to Minors (UGMA/UTMA) Under the UGMA/UTMA of the State of	Name of Custodian Mailing Address
Pension or other Retirement Plan (Include Plan Documents)	City, State Zip
Trust (Include title and signature pages of Trust Documents)	Custodian Information (To be completed by Custodian above)
Corporation or Partnership (Include Corporate Resolution or Partnership Agreement, as applicable)	Custodian Tax ID # Custodian Account # Custodian Phone
Other (Include title and signature pages)

3. INVESTOR INFORMATION (Please print name(s) in which Shares are to be registered).

A. Individual/Trust/Beneficial Owner

First Name:	Middle Name:
Last Name:	Tax ID or SS#:
Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy)     /     /     If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:	U.S. Driver’s License Number (if available):	State of Issue:

Email Address:

CALIFORNIA INVESTORS:  ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

B. Joint Owner/Co-Trustee/Minor

First Name:	Middle Name:
Last Name:	Tax ID or SS#:
Street Address:	City:	State:	Zip:

Date of Birth: (mm/dd/yyyy)     /     /     If Non-U.S. Citizen, specify Country of Citizenship:

Daytime Phone #:

C. Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address:
City:	State:	Zip:

D. Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B) Date of Trust:    /     /

Entity Name/Title of Trust:	Tax ID Number:

E. Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of Birth:
City	State/Providence	Country
Immigration Status: Permanent resident ☐	Non-permanent resident ☐	Non-resident ☐

Check which type of document you are providing:

☐ US Driver’s License	☐ INS Permanent resident alien card	☐ Passport with U.S. Visa

☐ Passport without U.S. Visa Bank Name (required):	Account No. (required):
☐ Foreign national identity documents Bank address (required):	Phone No. required:
Number for the document checked above and country of issuance:

F. Employer: Retired: ☐

4. DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your dividend distributions.

By electing to participate in the Distribution Reinvestment Plan you agree that, there is any material change in your financial condition or inaccuracy of any representation under this Subscription Agreement, you will promptly notify the reinvestment agent, which is currently us, in writing of that fact, at the below address.

American Realty Capital Hospitality Trust, Inc.
405 Park Avenue
New York, New York 10022

IRA accounts may not direct distributions without the custodian’s approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by us. Any amount of capital returned to you through distributions will be returned after payment of certain fees and reimbursement of expenses to our sponsor or its affiliates.

Stockholders’ ability to sell shares pursuant to our share repurchase program is restricted. Our share repurchase program may be suspended or terminated at any time, and repurchase requests may be rejected for any reason. Stockholders may not be able to sell their shares.

I hereby subscribe for Shares of American Realty Capital Hospitality Trust, Inc. and elect the distribution option indicated below:

A. ☐	Reinvest/Distribution Reinvestment Plan (see the final prospectus for details)
B. ☐	Mail Check to the address of record
C. ☐	Credit Distribution to my IRA or Other Custodian Account
D. ☐	Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only). I American Realty Capital Hospitality Trust, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify American Realty Capital Hospitality Trust, Inc. in writing to cancel it. If American Realty Capital Hospitality Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.)

Name/Entity Name/Financial Institution:
Mailing Address:	City:	State:	Zip:

Account Number:	Your Bank’s ABA/Routing Nbr:

Your Bank’s Account Number:	Checking Acct:	Savings Acct:

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*	The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature	Signature
☐	Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan (“APP”). A separate form is required to be completed to participate in APP.*
☐	Please initial here if you intend to opt into the APP.
*	Alabama, Kansas, Nebraska and Ohio investors cannot participate in the APP.

5. ELECTRONIC DELIVERY

☐ Check the box and sign below if you consent to the electronic delivery of documents including the prospectus, prospectus supplements, annual and quarterly reports, proxy statements, distribution notices and other stockholder communication and reports. E-mail address in Section 3 is required. Please carefully read the following representations before consenting to receive documents electronically. By checking this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from American Realty Capital Hospitality Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday — Friday.

(d) I acknowledge that if the e-mail notification is returned to American Realty Capital Hospitality Trust, Inc. as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Hospitality Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Hospitality Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record.

(e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday — Friday.

Owner Signature	Date (mm/dd/yy)
Co-Owner Signature (if applicable)	Date (mm/dd/yy)

6. BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated at the investor’s legal residence.

BROKER DEALER	Financial Advisor Name/RIA
Advisor Mailing Address
City	Zip
Advisor No.	Telephone No.
Email Address	Fax No.
Broker Dealer CRD Number	Financial Advisor CRD Number

☐ AFFILIATED REGISTERED INVESTMENT ADVISOR (RIA):  All sales of securities must be made through a Broker-Dealer. If an RIA introduces a sale, the sale must be conducted through the RIA in his or her capacity as a Registered Representative of Broker-Dealer (Section 5 must be filled in).

I understand that by checking the above box, I WILL NOT RECEIVE A COMMISSION.

The undersigned FINANCIAL ADVISOR further represents and certifies that in connection with this subscription for Shares, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and/or RIA Signature:	Date:
Branch Manager Signature:	Date:

7. SUBSCRIBER SIGNATURES

Items (a), (b) and (g) do not apply to you if you qualify as an “institutional investor” for the purposes of a state exemption from registration in your state of residence.

The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below).

Owner	Co-Owner	a) I/we have a minimum net worth (not including home, home furnishings and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000; or I/we have a net worth (excluding home, home furnishings and automobiles) of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
Owner	Co-Owner	b) KANSAS INVESTORS: I/we understand and acknowledge that the Office of the Securities Commissioner of the State of Kansas recommends that I/we do not invest more than 10% of my/our liquid net worth, in the aggregate, in shares of American Realty Capital Hospitality Trust, Inc. stock and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Owner	Co-Owner	c) I/we have received the final prospectus and any applicable supplements of American Realty Capital Hospitality Trust, Inc. at least five business days before signing this subscription agreement.
Owner	Co-Owner	d) I/we am/are purchasing shares for my/our own account.
Owner	Co-Owner	e) I/we acknowledge that shares are not liquid.
Owner	Co-Owner	f) If an affiliate of American Realty Capital Hospitality Trust, Inc., I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.
Owner	Co-Owner	g) If an Alabama investor, I/we have met the suitability requirements in a) above and I/we have a liquid net worth of at least ten times the amount of my/our investment in American Realty Capital Hospitality Trust, Inc. and its affiliates.
Owner Signature:		Date:
Co-Owner Signature:		Date:

Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account.

Authorized Signature (Custodian or Trustee):	Date:

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES

Several states have established suitability requirements that are more stringent than the general standards for all investors described below. To the extent that you qualify as an “institutional investor” for the purposes of a state exemption from registration in your state of residence, these suitability standards do not apply to you. Shares in this offering will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	An investor must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Kentucky

•	An investor must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

Massachusetts, Ohio, Oregon and New Mexico

•	An investor must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in us and our affiliates also cannot exceed 10% of the Oregon resident’s net worth. A Massachusetts, New Mexico or Ohio investor’s aggregate investment in our shares, shares of our affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs.

Iowa

•	The maximum investment allowable in us and our affiliates is 10% of an Iowa investor’s liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Pennsylvania and Michigan

•	The maximum investment allowable in us for a Pennsylvania or Michigan investor is 10% of his or her net worth.

New Jersey

•	An investor who resides in the state of New Jersey must have either (i) a minimum liquid net worth of $100,000 and a minimum annual gross income of not less than $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor’s total investment in us, shares of our affiliates and other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

Nebraska

•	An investor must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor’s maximum investment in us and our affiliates cannot exceed 10% of the investor’s net worth.

Maine

•	The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

North Dakota

•	Shares will only be sold to a resident of North Dakota who represents that he or she has a net worth of at least ten times his or her investment in us and that they meet one of the general suitability standards described above.

Kansas

•	In addition to the general suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in us and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri

•	In addition to the general suitability requirements described above, no more than ten percent (10%) of any one Missouri investor’s liquid net worth may be invested in the securities registered by us for this offering with the Missouri Securities Division.

California

•	In addition to the general suitability requirements described above, a California investor’s maximum investment in us will be limited to 10% of his or her net worth (exclusive of home, home furnishings and automobile).

Alabama

•	In addition to the general suitability requirements described above, shares will only be sold to an Alabama resident that represents that he or she has a liquid net worth of at least 10 times the amount of their investment in this real estate investment program and its affiliates. Note that Alabama investors cannot participate in the distribution reinvestment plan feature that reinvests distributions into subsequent affiliated programs and our Automatic Purchase Plan.

Tennessee

•	Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth (exclusive of home, home furnishings and automobile).

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, “ARC HOSPITALITY” REFERS TO AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

8. IRS FORM W-9

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current taxpayer identification number, or TIN (or the TIN of any other payee), and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the guidelines below for instructions provided below with the Form W-9 on how to fill out the Form W-9. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

Form **W-9** (Rev. December 2011) Department of the Treasury Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type See **Specific Instructions** on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

☐ Other (see instructions) ▶

☐ Exempt payee

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 12-2011)

Form W-9 (Rev. 12-2011) Page **2**

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

- The U.S. owner of a disregarded entity and not the entity,
- The U.S. grantor or other owner of a grantor trust and not the trust, and
- The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.
2. The treaty article addressing the income.
3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.
4. The type and amount of income that qualifies for the exemption from tax.
5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,
2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),
3. The IRS tells the requester that you furnished an incorrect TIN,
4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or
5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see *Special rules for partnerships* on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Form W-9 (Rev. 12-2011) Page 3

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the "Business name/disregarded entity name," sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	**THEN the payment is exempt for . . .**
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt Payee* on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 12-2011) Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

APPENDIX D

TRANSFER ON DEATH DESIGNATION

American Realty Capital Hospitality Trust, Inc.
TRANSFER ON DEATH FORM (TOD)
This form is NOT VALID for Trust or IRA accounts.
Both pages of this form must accompany the subscription agreement.

As our transfer agent, American National Stock Transfer, LLC, is located in New York and a Transfer on Death, or TOD, designation pursuant to this form and all rights related thereto shall be governed by the laws of the State of New York. Any beneficiary wanting to purchase additional shares of common stock of American Realty Capital Hospitality Trust, Inc. must meet applicable suitability standards.

PLEASE REVIEW THE FOLLOWING IN ITS ENTIRETY BEFORE COMPLETING THE TRANSFER ON DEATH FORM:

1.	Eligible accounts: Individual accounts and joint accounts with rights of survivorship are eligible. A TOD designation will not be accepted from residents of Louisiana, Puerto Rio or Texas.
2.	Designation of beneficiaries: The account owner may designate one or more beneficiaries of the TOD account. Beneficiaries are not “account owners” as the term is used herein.
3.	Primary and contingent beneficiaries: The account owner may designate primary and contingent beneficiaries of the TOD account. Primary beneficiaries are the first in line to receive the account upon the death of the account owner. Contingent beneficiaries, if any are designated, receive the account upon the death of the account owner if, and only if, there are no surviving primary beneficiaries.
4.	Minors as beneficiaries: Minors may be beneficiaries of a TOD account only if a custodian, trustee, or guardian is set forth for the minor on the transfer on death form. By not providing a custodian, trustee, or guardian, the account owner is representing that all of the named beneficiaries are not minors.
5.	Status of beneficiaries: Beneficiaries have no rights to the account until the death of the account owner or last surviving joint owner.
6.	Joint owners: If more than one person is the owner of an account registered or to be registered TOD, the joint owners of the account must own the account as joint tenants with rights of survivorship.
7.	Transfer to designated beneficiaries upon the owner’s death:
a.	Percentage designation: Unless the account owner designates otherwise by providing a percentage for each beneficiary on the Transfer on Death Form, all surviving beneficiaries will receive equal portions of the account upon the death of the account owner.
b.	Form of ownership: Multiple beneficiaries will be treated as tenants in common unless the account owner expressly indicates otherwise.
c.	Predeceasing beneficiaries: If the account owner wishes to have the account pass to the children of the designated beneficiaries if the designated beneficiaries predecease the account owner, the account owner must check the box labeled Lineal Descendants per Stirpes, or LDPS, in Section B of this form. If the box is not checked, the children of beneficiaries who die before you will not receive a portion of your account. If the account is registered LDPS and has contingent beneficiaries, LDPS takes precedence. If a TOD account with multiple beneficiaries is registered LDPS, the LDPS registration must apply to all beneficiaries. If the account is not registered LDPS, a beneficiary must survive the account owner to take the account or his or her part of the account. In the case of multiple beneficiaries, if one of the beneficiaries does not survive the account owner, the deceased beneficiary’s share of the account will be divided equally among the remaining beneficiaries upon the death of the account owner. If no beneficiary survives the account owner, the account will be treated as part of the estate of the account owner.
d.	Notice of dispute: Should the transfer agent receive written notice of a dispute over the disposition of a TOD account, re-registration of the account to the beneficiaries may be delayed.
8.	Revocation or changes: An account owner or all joint owners may revoke or change a beneficiary designation. The Change of Transfer on Death (TOD) Form is available for this purpose on our website www.americanrealtycap.com/materials/ or from your registered representative.
9.	Controlling terms: The language as set forth in the TOD account registration shall control at all times. Unless the transfer agent is expressly instructed by the account owner to change the status of the account or the beneficiary designation prior to the account owner’s death, the person or persons set forth as the beneficiaries of the account shall remain the beneficiaries of the account, and events subsequent to the registration of the account as a TOD account shall not change either the rights of the persons designated as beneficiaries or the status of the account as a TOD account.
a.	Divorce: If the account owner designated his or her spouse as a TOD beneficiary of the account, and subsequently the account owner and the beneficiary are divorced, the fact of the divorce will not automatically revoke the beneficiary designation. If the account owner wishes to revoke the beneficiary designation, the account owner must notify American Realty Capital Hospitality Trust, Inc. of the desired change in writing as specified in paragraph 8 above.
b.	Will or other testamentary document: The beneficiary designation may not be revoked by the account owner by the provisions of a will or a codicil to a will.
c.	Dividends, interest, capital gains, and other distributions after the account owner’s death:
i.	Accruals to the account which occur after the death of the account owner or last surviving joint owner, and are still in the account when it is re-registered to the beneficiaries, stay with the account and pass to the beneficiaries.
ii.	Where the account has been coded for cash distributions, and such distributions have actually been paid out prior to notice to the transfer agent of the death of the account owner, such distributions are deemed to be the property of the estate of the original account owner and do not pass with the account to the designated beneficiaries.
10.	TOD registrations may not be made irrevocable.

A — STOCKHOLDER INFORMATION

Name of stockholder(s) exactly as indicated on subscription agreement:

Stockholder Name	Mr. ☐	Mrs. ☐	Ms. ☐	______________ First	______________ Middle	______________ Last
Co-Stockholder Name (if applicable)	Mr. ☐	Mrs. ☐	Ms. ☐	______________ First	______________ Middle	______________ Last

Social Security Number(s) of Stockholder(s)
				Stockholder		Co-Stockholder
Daytime Telephone				State of Residence (Not accepted from residents of Louisiana, Puerto Rico or Texas)

B — TRANSFER ON DEATH (Not permitted in Louisiana, Puerto Rico or Texas)

I (we) authorize American Realty Capital Hospitality Trust, Inc. to register the percentage of shares of common stock set forth below in beneficiary form, assigning investorship on my (our) death to the TOD beneficiary(ies) named below. Use an additional sheet of paper if space is needed to designate more TOD beneficiaries. Complete information must be provided for all TOD beneficiaries.

PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
PRIMARY Beneficiary Name
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
Contingent Beneficiary Name (Optional)
TOD Share Percentage %
Social Security or Tax ID #	Birth Date / /	Relationship
☐	LDPS: Check if you wish to have the account pass to children of the above-designated beneficiary(ies) if the designated beneficiary(ies) predeceases the stockholder. The LDPS designation will apply to all designated beneficiaries.

C — SIGNATURE

By signing below, I (we) authorize American Realty Capital Hospitality Trust, Inc. to register the shares in beneficiary form as designated above. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless American Realty Capital Hospitality Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liabilities, damages, actions and expenses arising directly or indirectly relating to this TOD designation or the transfer of my (our) shares in accordance with this TOD designation. If any claims are made or disputes are raised in connection with this TOD designation or account, American Realty Capital Hospitality Trust, Inc. reserves the right to require the claimants or parties in interest to arrive at a final resolution by adjudication, arbitration, or other acceptable method, prior to transferring any TOD account assets. I (we) have reviewed all the information set forth on pages 1 and 2 of this form.

I (we) further understand that American Realty Capital Hospitality Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that any TOD designation is consistent with my (our) estate and tax planning and is valid. Sign exactly as the name(s) appear(s) on the statement of account. All investors must sign. This TOD is effective subject to the acceptance of American Realty Capital Hospitality Trust, Inc.

Signature — Investor (Required) Date	Signature — Co-Investor (If Applicable) Date

APPENDIX E

LETTER OF DIRECTION

           , 20
American Realty Capital Hospitality Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, Missouri 64105-1407
Phone: (866) 771-2088
Fax: (877) 694-1113

Re:	Registered Investment Advisory Fees Account No. (“Account”)

Ladies and Gentlemen:

You are hereby instructed and authorized by me to deduct advisory fees payable to, my registered investment advisor, in the following amount from my Account, and to pay such amount by check to my registered investment advisor, upon each distribution by American Realty Capital Hospitality Trust, Inc. (the “Company”) on my Account, as payment for my registered investment advisor’s advisory fees (select only one):

$     ; or

    % of Asset Value (calculated on a 365-day calendar year basis) to be paid by the Company on my Account.

I acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

*	This election is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans, or Alabama, Maryland, North Dakota or Ohio investors.

E-1

APPENDIX F

NOTICE OF REVOCATION

          , 20
American Realty Capital Hospitality Trust, Inc.
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, Missouri 64105-1407
Phone: (866) 771-2088
Fax: (877) 694-1113

Re:	Revocation of Instruction Account No. (“Account”)

Ladies and Gentlemen:

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account and pay such fees directly to, my registered investment advisor, pursuant to my letter to you dated.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

F-1

APPENDIX G

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
PRIVACY POLICY NOTICE

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Non-Public Personal Information”). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This Privacy Policy Notice (the “ Policy ”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

Information We May Collect.  We may collect Non-Public Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms. This category may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license, citizenship, number of dependents, assets, income, employment history, beneficiary information and personal bank account information.
•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances, transactional history and payment history.
•	Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

Why We Collect Non-Public Personal Information.  We collect information from and about you:

•	in order to identify you as a customer;
•	in order to establish and maintain your customer accounts;
•	in order to complete your customer transactions;
•	in order to market investment products or services that may meet your particular financial and investing circumstances;
•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and
•	in order to meet our obligations under the laws and regulations that govern us.

Persons to Whom We May Disclose Information.  We may disclose all types of Non-Public Personal Information about you to the following third parties and in the circumstances described below, as permitted by applicable laws and regulations.

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Non-Public Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.
•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Non-Public Personal Information we collect as described above to such companies. However, before we disclose Non-Public Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Non-Public Personal Information confidential and secure and to use it only as authorized by us.

•	Other Nonaffiliated Third Parties. We do not sell or share your Non-Public Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we also may use and disclose all of the Non-Public Personal Information we collect about you to the extent permitted by law. For example, to:
•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;
•	protect the security and integrity of our records, website and customer service center;
•	protect our rights and property and the rights and property of others;
•	take precautions against liability;
•	respond to claims that your information violates the rights and interests of third parties;
•	take actions required by law or to respond to judicial process;
•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and
•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

Protecting Your Information.  Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Non-Public Personal Information to persons with a legitimate business need to know the information in order to service your account.
•	Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.
•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.
•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

Former Customers.  We treat information concerning our former customers the same way we treat information about our current customers.

Keeping You Informed.  We will send you a copy of this Policy annually. We also will send you all changes to this Policy as they occur. You have the right to “opt out” of this Policy by notifying us in writing.

QUESTIONS?

If you have any questions about this Policy,
please do not hesitate to call Amy B. Boyle at (212) 415-6500.

Your Right to Limit our Information Sharing with Affiliates

This Privacy Policy applies to American Realty Capital Hospitality Trust, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit our affiliates, such as our securities affiliates, from marketing their products or services to you based on your personal information that we collect and share with them. This information includes your account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:
By telephone at:
By mail: Mark your choices below, fill in and send to:
AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
405 Park Avenue
New York, NY 10022

☐	Do not share information about my creditworthiness with your affiliates for their everyday business purposes.
☐	Do not allow your affiliates to use my personal information to market to me.

Name:
Signature:

Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

American Realty Capital Hospitality Trust, Inc.

Common Stock

80,000 Shares of Common Stock — Minimum Offering
80,000,000 Shares of Common Stock — Maximum Offering

PROSPECTUS

January 7, 2014

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by American Realty Capital Hospitality Trust, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until April 7, 2014 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution (assuming sale of maximum offering)

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.

Item	Amount
SEC registration fee	$341,000	(1)
FINRA filing fee	225,500	(1)
Legal fees and expenses	6,750,000
Blue sky fees and expenses	1,000,000
Accounting fees and expenses	2,500,000
Sales and advertising expenses	3,500,000
Sponsor costs regarding bona fide training and education meetings and retail seminars	4,000,000
Printing	4,500,000
Stockholder relations, transfer agent and fulfillment costs	5,500,000
Due diligence expenses (retailing)	5,000,000
Legal fees – underwriter portion	250,000
Telephone and Internet	1,000,000
Miscellaneous expenses(2)	5,683,500
Total	$40,000,000

(1)	Previously paid.
(2)	Miscellaneous expenses include costs related to non-transaction based compensation of the dual employees, office rent and utilities; office equipment, furniture and supplies; industry sponsorships and membership fees; computer hardware and software; and repairs and maintenance.

Item 32. Sales to Special Parties

The advisor and its assignees will receive certain distributions from our operating partnership. The special limited partner will receive a special limited partner interest of our operating partnership. Stockholders will be allowed to purchase shares pursuant to the DRIP at a price of $23.75 per share and, once we calculate NAV, at per share NAV. Subscribers to shares which are entitled to volume discounts will pay reduced selling commissions. Our executive officers and directors, as well as officers and employees of our dealer manager and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates and Friends, may purchase shares offered in this offering at a discount. The purchase price will be $22.50 per share, reflecting no selling commission or dealer manager fees will be paid in connection with such sale and, once we calculate NAV, at per share NAV. See the sections entitled “Plan of Distribution — Volume Discounts” and “Plan of Distribution — Shares Purchased by Affiliates and Participating Broker-Dealers” in the prospectus that is part of this registration statement.

Item 33. Recent Sales of Unregistered Securities

In connection with our organization, the special limited partner purchased from us 8,888 shares of common stock for $22.50 per share, reflecting no selling commission or dealer manager fees paid in connection with such sale, for an aggregate purchase price of $200,000 on August 6, 2013. We made a capital contribution to our operating partnership in the amount of $200,000 in exchange for 8,888 general partner units of the operating partnership. We expect that our advisor also will make a capital contribution to our operating partnership in the amount of $2,020 in exchange for 90 limited partner units of the operating partnership. The 90 limited partner units that will be issued to our advisor may be exchanged for the cash value of a corresponding number of shares of our common stock or, at our option, a corresponding number of shares of our common stock. No sales commission or other consideration will be paid in connection with such sales, which will be consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

Item 34. Indemnification of Directors and Officers

We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents, to the extent permitted by Maryland law and the NASAA REIT Guidelines. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of their affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

However, our charter further limits our ability to indemnify our directors, our advisor and their affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that the following additional conditions are met: (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; (iii) the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct; and (iv) the indemnification or agreement to indemnify is recoverable only out of our net assets and not from the assets of our stockholders.

In addition, we will not indemnify any director, our advisor or any of their affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered and sold as to indemnification for securities law violations.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, which may include litigation or losses arising in connection with the acquisition of real estate, coordinating the management of real estate or during the performance of other duties for us. However, such indemnification will be limited by our charter, as discussed above. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

Finally, our charter provides that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of their affiliates in advance of final disposition of a proceeding only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; (iii) the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (iv) the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

Financial Statements:

The following documents are filed as part of this registration statement:

Unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 and an unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013.

Exhibits:

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37. Undertakings

The registrant undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section (10)(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

For purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-05 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

The registrant also undertakes to file after the distribution period a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-05 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Pre-Effective Amendment No. 3 to Post-Effective Amendment No. 2 to the registrant’s registration statement on Form S-11 and has duly caused such amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, the State of New York, on September 18, 2014.

American Realty Capital Hospitality Trust, Inc.

By:	/s/ William M. Kahane William M. Kahane Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 3 to Post-Effective Amendment No. 2 to the registrant’s Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	CAPACITY	DATE
/s/ William M. Kahane William M. Kahane	Chief Executive Officer and President (principal executive officer)	September 18, 2014
/s/ Jonathan P. Mehlman Jonathan P. Mehlman	Executive Vice President and Chief Investment Officer	September 18, 2014
/s/ Nicholas Radesca Nicholas Radesca	Interim Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)	September 18, 2014
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Chairman of the Board of Directors	September 18, 2014
* Stanley R. Perla	Independent Director	September 18, 2014
* Abby M. Wenzel	Independent Director	September 18, 2014
* P. Sue Perrotty	Independent Director	September 18, 2014
*By: /s/ Nicholas S. Schorsch Nicholas S. Schorsch Attorney-in-Fact

EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this registration statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1(2)	Form of Dealer Manager Agreement among the Company, American Realty Capital Hospitality Advisors, LLC and Realty Capital Securities, LLC.
1.2(2)	Form of Soliciting Dealer Agreement between Realty Capital Securities, LLC and the Soliciting Dealers.
3.1(3)	Articles of Amendment and Restatement for the Company.
3.2(1)	Bylaws of the Company.
4.1(4)	Form of Agreement of Limited Partnership of American Realty Capital Hospitality Operating Partnership, L.P.
5.1(4)	Opinion of Venable LLP.
8.1(5)	Opinion of Proskauer Rose LLP as to tax matters.
10.1(4)	Form of Escrow Agreement among the Company, UMB Bank, N.A. and Realty Capital Securities, LLC.
10.2(3)	Form of Advisory Agreement, by and among the Company, American Realty Capital Hospitality Operating Partnership, L.P. and American Realty Capital Hospitality Advisors, LLC.
10.3(4)	Form of Management Agreement by and between Taxable REIT Subsidiary and American Realty Capital Hospitality Properties, LLC.
10.4(3)	Form of the Company’s Restricted Share Plan.
10.5(3)	Form of Restricted Share Award Agreement Pursuant to the Employee and Director Incentive Restricted Share Plan of the Company.
10.6(4)	Form of Sub-Property Management Agreement among American Realty Capital Hospitality Properties, LLC and Crestline Hotels & Resorts, LLC.
10.7(2)	Form Operating Lease Agreement between the Company and the Company’s taxable REIT subsidiaries.
10.8(2)	Form of Agreement of Purchase and Sale by and between Barceló Crestline Corporation and to be formed subsidiaries of American Realty Capital Hospitality Operating Partnership, L.P.
10.9(2)	Form of Agreement of Purchase and Sale by and between HFP Hotel Owner II, LLC, CSB Stratford, LLC, CC Technology Square, LLC and to be formed subsidiaries of American Realty Capital Hospitality Operating Partnership, L.P.
23.1(6)	Consent of Grant Thornton LLP.
23.2(6)	Consent of Ernst & Young LLP.
23.3(6)	Consent of KPMG LLP.
23.4(4)	Consent of Venable LLP (included in Exhibit 5.1).
23.5(5)	Consent of Proskauer Rose LLP (included in Exhibit 8.1).
24(1)	Power of Attorney.

(1)	Filed as an exhibit to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11/A with the SEC on October 4, 2013.
(2)	Filed as an exhibit to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11/A with the SEC on November 14, 2013.
(3)	Filed as an exhibit to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11/A with the SEC on December 9, 2013.
(4)	Filed as an exhibit to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11/A with the SEC on December 13, 2013.

(5)	Filed as an exhibit to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11/A with the SEC on January 3, 2014.
(6)	Filed herewith.